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As filed with the Securities and Exchange Commission on September 22, 2008

Registration No. 333-152781

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Bunge Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	2070 (Primary Standard Industrial Classification Code Number)	98-0231912 (I.R.S. Employer Identification Number)
50 Main Street White Plains, New York 10606 (914) 684-2800 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Carla L. Heiss, Esq.
Assistant General Counsel and Assistant Secretary
Bunge Limited
50 Main Street
White Plains, New York 10606
(914) 684-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

John J. Madden, Esq. Clare O'Brien, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000	Mary Ann Hynes, Esq. Corn Products International, Inc. 5 Westbrook Corporate Center Westchester, Illinois 60154 (708) 551-2600	John M. O'Hare, Esq. Robert L. Verigan, Esq. Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

           Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement and the effective time of the merger of Bleecker Acquisition Corp., a direct, wholly owned subsidiary of the Registrant, with and into Corn Products International, Inc., as described in the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, as amended, included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Shares, par value $0.01 per share	40,973,192	N/A	$3,630,365,590	$142,674(5)

(1)
This Registration Statement relates to common shares, par value $0.01 per share (the "Registrant Common Shares"), of the Registrant issuable to holders of common stock, par value $0.01 per share ("Corn Products Common Stock"), of Corn Products International, Inc. ("Corn Products"), in the proposed merger (the "Merger") of Bleecker Acquisition Corp., a direct, wholly owned subsidiary of the Registrant, with and into Corn Products.

(2)
Based on the maximum number of Registrant Common Shares to be issued in connection with the Merger, calculated as the product of (a) 79,683,178, the aggregate number of shares of Corn Products Common Stock outstanding as of June 19, 2008 (other than shares owned by Corn Products, the Registrant or any direct or indirect wholly owned subsidiary of the Registrant, including Bleecker Acquisition Corp.) and issuable pursuant to the exercise of options and settlement of other stock-based awards outstanding as of June 19, 2008 and (b) an exchange ratio of 0.5142 Registrant Common Shares for each share of Corn Products Common Stock, representing the maximum share consideration issuable in the Merger.

(3)
Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and solely for purposes of calculating this registration fee, the proposed maximum aggregate offering price is equal to the market value of shares of Corn Products Common Stock (the securities to be cancelled in the Merger) in accordance with Rule 457(c) under the Securities Act calculated as follows: (a) $45.56, the average of the high and low prices per share of Corn Products Common Stock on August 4, 2008, as reported on the New York Stock Exchange, multiplied by (b) 79,683,178, the aggregate number of shares of Corn Products Common Stock outstanding as of June 19, 2008 (other than shares owned by Corn Products, the Registrant or any direct or indirect wholly owned subsidiary of the Registrant, including Bleecker Acquisition Corp.) and issuable pursuant to the exercise of options and settlement of other stock-based awards outstanding as of June 19, 2008.

(4)
Reflects the product of (a) 0.0000393 multiplied by (b) the proposed maximum aggregate offering price for Corn Products Common Stock.

(5)
Previously paid.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. Bunge may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities, and Bunge is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED SEPTEMBER 22, 2008

JOINT PROXY STATEMENT/PROSPECTUS

Dear Shareholders:

         We are pleased to report that the boards of directors of Bunge Limited and Corn Products International, Inc. have approved a merger of Corn Products with Bunge. Before the merger can be completed, the shareholders of Bunge must vote to approve the issuance of Bunge common shares to Corn Products stockholders on the terms and conditions set out in the merger agreement, and the stockholders of Corn Products must vote to adopt the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge, Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge, and Corn Products, as amended. Bunge and Corn Products are sending you this joint proxy statement/prospectus to ask you to vote in favor of these matters.

         In the merger, Bleecker Acquisition Corp. will merge with and into Corn Products and Corn Products will become a wholly owned subsidiary of Bunge. As a result of the merger, Corn Products stockholders will be entitled to receive in exchange for each of their shares of Corn Products common stock a fraction of a Bunge common share determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting, provided that if this average closing price is equal to or greater than $133.10, each share of Corn Products common stock will be exchanged for 0.4207 of a Bunge common share, and if this average closing price is equal to or less than $108.90, each share of Corn Products common stock will be exchanged for 0.5142 of a Bunge common share. Based on the number of shares of Corn Products common stock and shares issuable upon exercise of stock options and settlement of other stock-based awards outstanding as of                        , 2008, a maximum of            , and a minimum of            , Bunge common shares will be issued in the merger.

         The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, and Corn Products stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Corn Products common stock for Bunge common shares in the merger, except with respect to any cash received in lieu of fractional Bunge common shares.

         Bunge common shares are listed on the New York Stock Exchange under the symbol "BG". On                        , 2008, the last trading day before the date of this joint proxy statement/prospectus, Bunge's closing price was $            per share. Corn Products common stock is listed on the New York Stock Exchange under the symbol "CPO". On                        , 2008, the last trading day before the date of this joint proxy statement/prospectus, Corn Products' closing price was $            per share. You should obtain current market quotations for Bunge common shares and Corn Products common stock.

         Bunge will hold a special general meeting of its shareholders on November                         , 2008 at the time and place indicated in the Bunge notice of special general meeting to consider and vote on the issuance of Bunge common shares to Corn Products stockholders. Corn Products will hold a special meeting of its stockholders on November                         , 2008 at the time and place indicated in the Corn Products notice of special meeting of stockholders to consider and vote on adoption of the merger agreement. The merger is conditioned upon, among other things, the approval of Bunge shareholders and Corn Products stockholders.

         YOUR VOTE IS VERY IMPORTANT.    We cannot complete the merger unless (i) Bunge shareholders approve the issuance of Bunge common shares to Corn Products stockholders and (ii) Corn Products stockholders adopt the merger agreement. Whether or not you plan to attend your special meeting, please take the time to vote by completing, signing, dating and returning the accompanying proxy card or appoint your proxy by telephone or the Internet as soon as possible. If you hold your shares in "street name", you should instruct your broker how to vote in accordance with your voting instruction form. If you are a Corn Products stockholder and you do not submit your proxy card, instruct your broker how to vote your shares, or vote in person at the Corn Products special meeting, it will have the same effect as a vote against the adoption of the merger agreement. Returning the proxy does NOT deprive you of your right to attend your special meeting and to vote your shares in person.

         This joint proxy statement/prospectus provides detailed information concerning the merger, the proposals to be considered at the special meetings and the special meetings. Additional information regarding Bunge and Corn Products has been filed with the Securities and Exchange Commission and is publicly available. We encourage you to read carefully this entire joint proxy statement/prospectus, including all of its annexes, and we especially encourage you to read the section entitled "Risk Factors" beginning on page 26.

         We enthusiastically support the proposed combination of Bunge and Corn Products. The Bunge board of directors, by unanimous vote of those present at a meeting duly called, approved the merger agreement and declared its advisability and recommends that Bunge shareholders vote "FOR" the issuance of Bunge common shares to Corn Products stockholders on the terms and conditions set out in the merger agreement. The Corn Products board of directors, by unanimous vote, has determined that the merger is in the best interests of Corn Products and its stockholders, approved the merger agreement and declared its advisability and recommends that Corn Products stockholders vote "FOR" the adoption of the merger agreement.

Alberto Weisser	Samuel C. Scott III
Chairman of the Board of Directors	Chairman, President
and Chief Executive Officer	and Chief Executive Officer

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Bunge common shares to be issued by Bunge under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated                        , 2008 and is first being mailed to
Bunge shareholders and Corn Products stockholders on or about                        , 2008.

 BUNGE LIMITED
NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER                         , 2008

Bunge Limited
50 Main Street
White Plains, New York 10606
U.S.A.
                        , 2008

To the shareholders of Bunge Limited:

        A special general meeting of shareholders of Bunge Limited will be held on November                        , 2008, at                        , Eastern Time, at                        for the following purposes:

  •
  to consider and vote upon a proposal to approve the issuance of Bunge common shares to stockholders of Corn Products on the terms and conditions set out in the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge, Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge, and Corn Products, as amended, pursuant to which Bleecker Acquisition Corp. will merge with and into Corn Products, with Corn Products becoming a wholly owned subsidiary of Bunge, and each outstanding share of Corn Products common stock will be converted into the right to receive a fraction of a Bunge common share determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting, provided that if this average closing price is equal to or greater than $133.10, each share of Corn Products common stock will be exchanged for 0.4207 of a Bunge common share, and if this average closing price is equal to or less than $108.90, each share of Corn Products common stock will be exchanged for 0.5142 of a Bunge common share; and

  •
  to consider and vote upon a proposal to adjourn the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Bunge special general meeting to approve the issuance of Bunge common shares to Corn Products stockholders.

        September 29, 2008 is the record date for determining which shareholders are entitled to notice of, and to vote at, the Bunge special general meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Bunge special general meeting.

        We cannot complete the merger unless the proposed issuance of Bunge common shares to Corn Products stockholders is approved by a majority of votes cast by Bunge shareholders at the Bunge special general meeting, and the total number of votes cast at the Bunge special general meeting represents over 50% of all outstanding Bunge common shares. The joint proxy statement/prospectus accompanying this notice explains the merger, the merger agreement and the proposals to be considered at the Bunge special general meeting. Please review this document carefully.

        The Bunge board of directors, by unanimous vote of those present at a meeting duly called, approved the merger agreement and declared its advisability and recommends that shareholders vote "FOR" the approval of the proposal to issue Bunge common shares to Corn Products stockholders on the terms and conditions set out in the merger agreement and "FOR" the approval of the proposal to adjourn the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies.

        So that your shares will be represented whether or not you attend the Bunge special general meeting, please sign, date and mail the enclosed proxy card in the postage-paid envelope provided at your earliest convenience. Record holders may also vote by telephone or the Internet by following the instructions printed on your proxy card.

        You will be required to bring certain documents with you to be admitted to the Bunge special general meeting. Please read carefully the sections in the joint proxy statement/prospectus on attending and voting at the Bunge special general meeting to ensure that you comply with these requirements.

By order of the Board of Directors.

James Macdonald Secretary

 CORN PRODUCTS INTERNATIONAL, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER                         , 2008

To the stockholders of Corn Products International, Inc.:

        A special meeting of stockholders of Corn Products International, Inc. will be held on November                         , 2008, at                , local time, at                , for the following purposes:

  •
  to consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge, Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge, and Corn Products, as amended, pursuant to which Bleecker Acquisition Corp. will merge with and into Corn Products, with Corn Products becoming a wholly owned subsidiary of Bunge, and each outstanding share of Corn Products common stock will be converted into the right to receive a fraction of a Bunge common share determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting, provided that if this average closing price is equal to or greater than $133.10, each share of Corn Products common stock will be exchanged for 0.4207 of a Bunge common share, and if this average closing price is equal to or less than $108.90, each share of Corn Products common stock will be exchanged for 0.5142 of a Bunge common share; and

  •
  to consider and vote upon a proposal to adjourn the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Corn Products special meeting to adopt the merger agreement.

        Only stockholders who owned shares of Corn Products common stock at the close of business on September 29, 2008, the record date for the Corn Products special meeting, are entitled to notice of, and to attend and vote at, the Corn Products special meeting and any adjournment or postponement of it.

        We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Corn Products common stock entitled to vote at the Corn Products special meeting. Corn Products stockholders have no dissenters' rights under Delaware law in connection with the merger. The joint proxy statement/prospectus accompanying this notice explains the merger and the merger agreement and provides specific information concerning the Corn Products special meeting. Please review the joint proxy statement/prospectus carefully.

        The Corn Products board of directors, by unanimous vote, determined that the merger is in the best interests of Corn Products and its stockholders, approved the merger agreement and declared its advisability and recommends that the Corn Products stockholders vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies.

        Your vote is important. Whether or not you plan to attend the Corn Products special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope or appoint your proxy by telephone or the Internet as soon as possible. If you hold your shares through a bank, broker or other holder of record, you may vote your shares in accordance with the voting instruction form received from your bank, broker or other holder of record.

        Please do not send any stock certificates at this time.

By order of the board of directors,

Mary Ann Hynes Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Westchester, Illinois , 2008

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about Bunge and Corn Products from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

BUNGE LIMITED 50 Main Street White Plains, New York 10606 Attention: Investor Relations Telephone: (914) 684-2800	CORN PRODUCTS INTERNATIONAL, INC. 5 Westbrook Corporate Center Westchester, Illinois 60154 Attention: Investor Relations Telephone: (708) 551-2600
Or	Or
Innisfree M&A Incorporated 501 Madison Avenue New York, New York 10022 Shareholders Call Toll Free: (877) 750-9496 Banks and Brokers Call Collect: (212) 750-5833	Morrow & Co., LLC 470 West Avenue Stamford, CT 06902 Telephone: (800) 607-0088 (toll-free)

        Investors may also consult Bunge's or Corn Products' websites for more information concerning the merger described in this joint proxy statement/prospectus. Bunge's website is www.bunge.com. Corn Products' website is www.cornproducts.com. Information included on any of these websites is not incorporated by reference into this joint proxy statement/prospectus.

        If you would like to request documents, please do so by November                         , 2008 in order to receive them before the Bunge or Corn Products special meeting.

        For more information, see "Where You Can Find More Information" on page 154.

        You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated                , 2008. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to Bunge shareholders or Corn Products stockholders nor the issuance by Bunge of Bunge common shares in connection with the merger will create any implication to the contrary.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Bunge has been provided by Bunge and information contained in this joint proxy statement/prospectus regarding Corn Products has been provided by Corn Products.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
Bunge Limited, Corn Products International, Inc. and Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge, have entered into the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, as amended (as so amended, the merger agreement), that is described in this joint proxy statement/prospectus. Please see the section entitled "The Merger Agreement" beginning on page 104 of this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

  Under the terms of the merger agreement, Bleecker Acquisition Corp. will be merged with and into Corn Products (the merger), with Corn Products surviving the merger as a wholly owned subsidiary of Bunge. In order to complete the merger, Bunge shareholders must approve the issuance of Bunge common shares to Corn Products stockholders, Corn Products stockholders must adopt the merger agreement and all other conditions to the merger must be satisfied or waived. Bunge will hold a special general meeting of its shareholders (the Bunge special general meeting) to obtain the required approval of Bunge shareholders and Corn Products will hold a special meeting of its stockholders (the Corn Products special meeting) to obtain the required approval of Corn Products stockholders.

Q:
What are Bunge shareholders being asked to vote on?

A:
Bunge shareholders are being asked to vote to approve the issuance of Bunge common shares to Corn Products stockholders on the terms and conditions set out in the merger agreement. The approval of this issuance of Bunge common shares to Corn Products stockholders requires the approval of a majority of votes cast by Bunge shareholders at the Bunge special general meeting, so long as the total number of votes cast at the Bunge special general meeting represents over 50% of all outstanding Bunge common shares.

Q:
What are Corn Products stockholders being asked to vote on?

A:
Corn Products stockholders are being asked to vote to adopt the merger agreement. In accordance with the terms of the merger agreement, Bleecker Acquisition Corp. will be merged with and into Corn Products. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Corn Products common stock entitled to vote at the Corn Products special meeting.

  This joint proxy statement/prospectus contains important information about the merger agreement, the merger and the proposed special meetings. You should read it carefully.

Q:
What will happen in the proposed merger? (see page 38)

A:
If the merger is completed, Corn Products will become a wholly owned subsidiary of Bunge.

Q:
What will Bunge shareholders receive in the merger?

A:
Bunge shareholders will not receive any merger consideration. Each Bunge common share outstanding immediately prior to the merger will remain outstanding as a Bunge common share immediately following the merger.

Q:
What will Corn Products stockholders receive in the merger? (see page 90)

A:
Upon completion of the merger, each Corn Products stockholder will be entitled to receive for each share of Corn Products common stock a fraction of a Bunge common share determined by dividing

  $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting, provided that if this average closing price is equal to or greater than $133.10, each share of Corn Products common stock will be exchanged for 0.4207 of a Bunge common share, and if this average closing price is equal to or less than $108.90, each share of Corn Products common stock will be exchanged for 0.5142 of a Bunge common share.

Q:
Does the Bunge board of directors support the issuance of Bunge common shares?

A:
Yes. The Bunge board of directors, by unanimous vote of those present at a meeting duly called, approved the merger agreement and declared its advisability and recommends that Bunge shareholders vote "FOR" the issuance of Bunge common shares to Corn Products stockholders.

Q:
Does the Corn Products board of directors support the merger?

A:
Yes. The Corn Products board of directors, by unanimous vote, determined that the merger is in the best interests of Corn Products and its stockholders, approved the merger agreement and declared its advisability and recommends that Corn Products stockholders vote "FOR" the adoption of the merger agreement.

Q:
Are there risks involved in undertaking the merger?

A:
Yes. In evaluating the merger, Bunge shareholders and Corn Products stockholders should carefully consider the factors discussed in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 26 and other information about Bunge and Corn Products included in the documents incorporated by reference in this joint proxy statement/prospectus.

Q:
Where and when is the Bunge special general meeting?

A:
The Bunge special general meeting will be held on November                        , 2008 at                        , Eastern Time, at                        . Bunge shareholders may attend the Bunge special general meeting and vote their shares in person, or may appoint a proxy by completing, signing, dating and returning the enclosed proxy card. Bunge shareholders may also follow the instructions on the proxy card or voting instruction form to appoint a proxy by telephone or the Internet.

Q:
Where and when is the special meeting of Corn Products stockholders?

A:
The Corn Products special meeting will be held on November                        , 2008 at                        , local time, at                        . Corn Products stockholders may attend the Corn Products special meeting and vote their shares in person, or may appoint a proxy by completing, signing, dating and returning the enclosed proxy card. Corn Products stockholders may also follow the instructions on the proxy card or voting instruction form to appoint a proxy by telephone or the Internet.

Q:
Who can vote at the Bunge special general meeting?

A:
Bunge shareholders can vote at the Bunge special general meeting if they owned Bunge common shares at the close of business on September 29, 2008, the record date for the Bunge special general meeting. As of the close of business on that day,                        Bunge common shares were outstanding.

Q:
Who can vote at the Corn Products special meeting?

A:
Corn Products stockholders can vote at the Corn Products special meeting if they owned shares of Corn Products common stock at the close of business on September 29, 2008, the record date for the Corn Products special meeting. As of the close of business on that day, shares of Corn Products common stock were outstanding.

Q:
What do Bunge shareholders need to do now?

A:
After carefully reading and considering the information contained, or incorporated by reference, in this joint proxy statement/prospectus, please complete, sign and date your proxy card and return it in the enclosed postage-paid return envelope or appoint your proxy by telephone or the Internet as soon as possible, so that your shares may be represented at the Bunge special general meeting. If you sign and send in your proxy card and do not indicate how you want to vote, Bunge will count your proxy as a vote in favor of the issuance of Bunge common shares to Corn Products stockholders and a vote in favor of the adjournment of the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies.

  Because the required vote of Bunge shareholders to issue Bunge common shares to Corn Products stockholders is based upon the number of shares actually voted, rather than the number of outstanding Bunge common shares, the failure by a Bunge shareholder to appoint a proxy or to vote in person at the Bunge special general meeting, abstentions and broker non-votes will have no effect on the vote, except to make it more difficult to satisfy the requirement that the total number of votes cast exceeds 50% of the number of outstanding Bunge common shares.

  Because the required vote of Bunge shareholders to adjourn the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies is based upon the number of shares actually voted, rather than the number of outstanding Bunge common shares, the failure by a Bunge shareholder to submit a proxy or to vote in person at the Bunge special general meeting, abstentions and broker non-votes will have no effect on the vote.

Q:
What do Corn Products stockholders need to do now?

A:
After carefully reading and considering the information contained, or incorporated by reference, in this joint proxy statement/prospectus, please complete, sign and date your proxy card and return it in the enclosed postage-paid return envelope or vote your shares by telephone or the Internet as soon as possible, so that your shares may be represented at the Corn Products special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, Corn Products will count your proxy as a vote in favor of adoption of the merger agreement and a vote in favor of the adjournment of the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies.

  Because the required vote of Corn Products stockholders to adopt the merger agreement is based upon the number of outstanding shares of Corn Products common stock, rather than upon the number of shares actually voted, the failure by a Corn Products stockholder to appoint a proxy or to vote in person at the Corn Products special meeting, abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

  Because the required vote of Corn Products stockholders to adjourn the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies is based upon the number of shares present or represented at the Corn Products special meeting, rather than upon the outstanding shares of Corn Products common stock entitled to vote, abstentions will have the same effect as a vote against the adjournment of the Corn Products special meeting. The failure by a Corn Products stockholder to appoint a proxy or to vote in person at the Corn Products special meeting and broker non-votes will have no effect with respect to the vote on the adjournment of the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies.

Q:
Can I change my vote after I have mailed my signed proxy?

A:
Yes. You can change your vote at any time before your proxy is voted at the Bunge special general meeting or the Corn Products special meeting, as the case may be. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new valid proxy bearing a later date by Internet, telephone or mail. Third, you can attend the Bunge or Corn Products special meeting, as the case may be, and vote in person. Attendance at the Bunge or Corn Products special meeting will not in and of itself constitute revocation of a proxy.

  If you are a Bunge shareholder and you choose to send a written notice of revocation or to mail a new proxy, you must submit your notice of revocation or your new proxy to Bunge's Assistant Secretary at 50 Main Street, White Plains, New York 10606, or by facsimile to (914) 684-3497, and it must be received by November                        , 2008.

  If you are a Corn Products stockholder and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to Corn Products International, 5 Westbrook Corporate Center, Westchester, Illinois 60154, Attention: Corporate Secretary, or hand deliver your new proxy to Corn Products' Corporate Secretary, and it must be received by November                         , 2008.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which, if you are a Corn Products stockholder, will have the same effect as a vote against the adoption of the merger agreement at the Corn Products special meeting.

Q:
Do the Bunge shareholders have to vote on the merger at the Bunge special general meeting if the Bunge board of directors has changed its recommendation of the merger?

A:
Yes. Unless the merger agreement is terminated before the Bunge special general meeting, Bunge shareholders will be asked to vote on the issuance of Bunge common shares to Corn Products stockholders even if the Bunge board of directors has changed its recommendation of such issuance, consistent with the terms of the merger agreement.

Q:
Do the Corn Products stockholders have to vote on the merger at the Corn Products special meeting if the Corn Products board of directors has changed its recommendation of the merger?

A:
Yes. Unless the merger agreement is terminated before the Corn Products special meeting, Corn Products stockholders will be asked to vote on the adoption of the merger agreement even if the Corn Products board of directors has changed its recommendation of such adoption, consistent with the terms of the merger agreement.

Q:
If my Bunge common shares are held through a Bunge savings plan, how do I vote my shares?

A:
If you have interests in Bunge common shares through participation in the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A, you will receive a proxy card that will also serve as voting instructions for the trustees of these plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions have been provided.

Q:
How do I vote my shares in the Corn Products International Stock Fund of the Corn Products retirement savings plans?

A:
You may instruct the plan trustee on how to vote your shares in the Corn Products International Stock Fund by completing the enclosed proxy card. You may vote all the shares allocated to your account on the record date. However, your shares will not be voted if you do not provide timely directions to the plan trustee. The plan trustee will not vote any shares held in the retirement savings plans as to which it does not receive timely directions.

Q:
If I am a Corn Products stockholder, should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of your Corn Products common stock certificates. Please do not send in your stock certificates with your proxy card.

Q:
Is the merger expected to be taxable to Corn Products stockholders?

A:
Generally, no. The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes and Corn Products stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Corn Products common stock for Bunge common shares in the merger, except with respect to cash received in lieu of fractional Bunge common shares.

  You should read "The Merger—Material United States Federal Income Tax Consequences of the Merger and Ownership of Bunge Common Shares Received by Corn Products Stockholders" beginning on page 92 for a more complete discussion of the U.S. federal income tax consequences of the merger and of owning Bunge common shares. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q:
When do you expect the merger to be completed?

A:
Bunge and Corn Products are working to complete the merger as promptly as practicable. If Bunge shareholders and Corn Products stockholders approve the matters submitted to them for their approval and we receive the necessary governmental clearances, Bunge currently expects that the merger will be completed during the fourth quarter of 2008. However, it is possible that factors outside our control could require us to complete the merger at a later time or not complete it at all.

  For a description of certain matters that could delay or prevent the completion of the merger, please refer to "Risk Factors" beginning on page 26.

Q:
Can I dissent and require appraisal of my shares?

A:
No. Bunge shareholders have no dissenters' rights under Bermuda law in connection with the merger. Corn Products stockholders have no dissenters' rights under Delaware law in connection with the merger.

Q:
Where can I find more information about the companies?

A:
You can obtain more information about Bunge and Corn Products from the various sources described under "Where You Can Find More Information" on page 154.

Q:
Who can help answer my questions?

A:
If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus or the relevant proxy card, you should contact:

For Bunge	For Corn Products
Innisfree M&A Incorporated 501 Madison Avenue New York, New York 10022 Shareholders Call Toll Free: (877) 750-9496 Banks and Brokers Call Collect: (212) 750-5833	Morrow & Co., LLC 470 West Avenue Stamford, CT 06902 Telephone: (800) 607-0088

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus. This summary may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire joint proxy statement/prospectus and the other documents to which we refer you, including in particular the copies of the merger agreement and the opinions of Credit Suisse Securities (USA) LLC (Credit Suisse), Morgan Stanley & Co. Incorporated (Morgan Stanley), Lazard Frères & Co. LLC (Lazard) and J.P. Morgan Securities, Inc. (JPMorgan) that are attached as annexes to this joint proxy statement/prospectus or as exhibits to the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, filed by Bunge with the Securities and Exchange Commission (the SEC). See also "Where You Can Find More Information" on page 154. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

General

The Companies (page 37)

Bunge Limited
50 Main Street
White Plains, New York 10606
(914) 684-2800

        Bunge is a leading global agribusiness and food company operating in the farm-to-consumer food chain. Bunge conducts operations in agribusiness, fertilizer, edible oil products and milling products.

Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, Illinois 60154
(708) 551-2600

        Corn Products is one of the world's largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from wet milling and processing of corn and other starch-based materials. Corn Products and its subsidiaries manufacture and sell a number of ingredients to a wide variety of food and industrial customers.

The Merger (page 38)

        On June 21, 2008, Bunge, Corn Products and Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge, entered into the merger agreement, which is the legal document governing the merger. Under the terms of the merger agreement, Bleecker Acquisition Corp. will be merged with and into Corn Products, with Corn Products continuing as the surviving corporation. Upon completion of the merger, Corn Products will be a wholly owned subsidiary of Bunge and Corn Products common stock will no longer be publicly traded.

What Corn Products Stockholders Will Receive in the Merger (page 90)

        In the merger, Corn Products stockholders will be entitled to receive in exchange for each of their shares of Corn Products common stock a fraction of a Bunge common share determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting (the average closing price), so long as the average closing price is between $108.90 and $133.10. However,

  •
  if the average closing price is equal to or greater than $133.10, each share of Corn Products common stock will be exchanged for 0.4207 of a Bunge common share; and

  •
  if the average closing price is equal to or less than $108.90, each share of Corn Products common stock will be exchanged for 0.5142 of a Bunge common share.

        Based on the number of shares of Corn Products common stock and shares issuable upon exercise of stock options and settlement of other stock-based awards outstanding as of June 19, 2008 and a closing price of $71.18 per Bunge common share on September 15, 2008, Corn Products stockholders would receive Bunge common shares having a market value of approximately $2.9 billion in the merger.

        Set forth below is a table showing a range of hypothetical average closing prices along with the corresponding exchange ratio, the equivalent value of the merger consideration per share of Corn Products common stock, the aggregate number of Bunge common shares to be issued to Corn Products stockholders that would result from the exchange ratio and the percentage of the outstanding Bunge common shares that will be held by former Corn Products stockholders after the consummation of the merger. This table is for illustrative purposes only. The actual prices at which Bunge common shares trade during the average closing price determination period will determine the actual exchange ratio. The actual exchange ratio may differ from the examples below. The actual exchange ratio will not be determinable until two trading days prior to the date of the Corn Products special meeting.

Hypothetical Average Closing Price	Exchange Ratio	Equivalent Price per Share of Corn Products Common Stock(1)	Aggregate Number of Bunge Common Shares to be Issued(2)	Percentage of Outstanding Bunge Common Shares held by Former Corn Products Stockholders(3)
$70.00	0.5142	$35.99	40,973,090	25.20%
$72.00	0.5142	$37.02	40,973,090	25.20%
$74.00	0.5142	$38.05	40,973,090	25.20%
$76.00	0.5142	$39.08	40,973,090	25.20%
$78.00	0.5142	$40.11	40,973,090	25.20%
$80.00	0.5142	$41.14	40,973,090	25.20%
$82.00	0.5142	$42.16	40,973,090	25.20%
$84.00	0.5142	$43.19	40,973,090	25.20%
$86.00	0.5142	$44.22	40,973,090	25.20%
$88.00	0.5142	$45.25	40,973,090	25.20%
$90.00	0.5142	$46.28	40,973,090	25.20%
$92.00	0.5142	$47.31	40,973,090	25.20%
$94.00	0.5142	$48.33	40,973,090	25.20%
$96.00	0.5142	$49.36	40,973,090	25.20%
$98.00	0.5142	$50.39	40,973,090	25.20%
$100.00	0.5142	$51.42	40,973,090	25.20%
$102.00	0.5142	$52.45	40,973,090	25.20%
$104.00	0.5142	$53.48	40,973,090	25.20%
$106.00	0.5142	$54.51	40,973,090	25.20%
$108.00	0.5142	$55.53	40,973,090	25.20%
$108.90	0.5142	$56.00	40,973,090	25.20%
$110.00	0.5091	$56.00	40,566,706	25.02%
$112.00	0.5000	$56.00	39,841,589	24.68%
$114.00	0.4912	$56.00	39,140,377	24.35%
$116.00	0.4828	$56.00	38,471,038	24.03%
$118.00	0.4746	$56.00	37,817,636	23.72%
$120.00	0.4667	$56.00	37,188,139	23.42%
$121.00	0.4628	$56.00	36,878,165	23.27%
$122.00	0.4590	$56.00	36,574,579	23.12%
$124.00	0.4516	$56.00	35,984,923	22.84%
$126.00	0.4444	$56.00	35,411,204	22.55%
$128.00	0.4375	$56.00	34,861,390	22.28%
$130.00	0.4308	$56.00	34,327,513	22.02%
$132.00	0.4242	$56.00	33,801,604	21.75%
$133.10	0.4207	$56.00	33,522,713	21.61%
$134.00	0.4207	$56.37	33,522,713	21.61%
$136.00	0.4207	$57.22	33,522,713	21.61%

$138.00	0.4207	$58.06	33,522,713	21.61%
$140.00	0.4207	$58.90	33,522,713	21.61%
$142.00	0.4207	$59.74	33,522,713	21.61%
$144.00	0.4207	$60.58	33,522,713	21.61%
$146.00	0.4207	$61.42	33,522,713	21.61%
$148.00	0.4207	$62.26	33,522,713	21.61%
$150.00	0.4207	$63.11	33,522,713	21.61%

(1)
Calculated as the market value of the Bunge common shares to be issued in the merger, which is calculated by multiplying the hypothetical average closing price by the exchange ratio.

(2)
The number of Bunge common shares to be issued in the merger is based on 74,352,843 shares of Corn Products common stock outstanding as of June 19, 2008 and 5,330,335 shares of Corn Products common stock issuable upon exercise of stock options and settlement of other stock-based awards outstanding as of June 19, 2008.

(3)
The percentage of the outstanding Bunge common shares to be held by former Corn Products stockholders is based on 121,594,093 Bunge common shares outstanding as of June 19, 2008.

        Each holder of Corn Products common stock who would otherwise have been entitled to receive a fraction of a Bunge common share will receive cash in an amount equal to the amount obtained by multiplying (1) the fractional share interest to which that holder would otherwise be entitled by (2) the average closing price.

        The Bunge common shares to be received in exchange for each share of Corn Products common stock and any cash to be received by Corn Products stockholders in lieu of any fractional Bunge common shares are referred to collectively as the "per share merger consideration" in this joint proxy statement/prospectus.

Treatment of Corn Products Stock Options (page 100)

        Each Corn Products stock option outstanding immediately prior to the completion of the merger will become fully exercisable upon completion of the merger and will be converted into an option to purchase, on the same terms and conditions as were applicable under the related Corn Products stock option, a number of Bunge common shares equal to the number of shares of Corn Products common stock subject to such Corn Products stock option multiplied by the exchange ratio, and the exercise price per share will be an amount equal to the exercise price per share of such Corn Products stock option in effect immediately prior to the completion of the merger divided by the exchange ratio. For a more complete description of the treatment of Corn Products stock options, see "The Merger—Effect on Awards Outstanding Under Corn Products Incentive Plans".

Dissenters' Rights (page 98)

        Under Bermuda law, Bunge shareholders will not have dissenters' rights in connection with the merger.

        Under Delaware law, Corn Products stockholders will not have dissenters' rights in connection with the merger.

Material United States Federal Income Tax Consequences of the Merger (page 92)

        The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes and Corn Products stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of Corn Products common stock for Bunge common shares in the merger, except with respect to any cash received in lieu of fractional Bunge common shares. It is a condition to the completion of the merger that each of Corn Products and Bunge receive written opinions from its respective tax counsel to the effect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code).

        Corn Products stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger as well as the subsequent ownership of Bunge common shares in light of their particular circumstances, including the applicability and effect of U.S. federal, state and local and non-U.S. income and other tax laws.

Recommendation of the Bunge Board of Directors (page 46)

        The Bunge board of directors, by unanimous vote of those present at a meeting duly called, approved the merger agreement and declared its advisability and recommends that Bunge shareholders vote "FOR" the issuance of Bunge common shares to Corn Products stockholders on the terms and conditions set out in the merger agreement.

        To review the background of, and Bunge's reasons for, the merger, as well as certain risks related to the merger, see pages 38 through 49 and pages 26 through 28, respectively.

Recommendation of the Corn Products Board of Directors (page 49)

        The Corn Products board of directors, by unanimous vote, determined that the merger is in the best interests of Corn Products and its stockholders, approved the merger agreement and declared its advisability and recommends that Corn Products stockholders vote "FOR" the adoption of the merger agreement.

        To review the background of, and Corn Products' reasons for, the merger, as well as certain risks related to the merger, see pages 38 through 46, pages 49 through 52 and pages 26 through 28, respectively.

Opinions of Bunge's Financial Advisors

Opinion of Credit Suisse (page 53)

        In connection with the merger, Credit Suisse rendered its oral opinion to Bunge's board of directors, subsequently confirmed by delivery of its written opinion, dated June 21, 2008, to Bunge's board of directors, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth in the written opinion, the exchange ratio was fair to Bunge from a financial point of view.

        The full text of the written opinion of Credit Suisse, dated June 21, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Credit Suisse provided its opinion for the information of Bunge's board of directors in connection with its consideration of the merger. The Credit Suisse opinion does not constitute advice or a recommendation to any holder of Bunge common shares as to how such holder should vote or act on any matter relating to the proposed merger or otherwise.

        Pursuant to Bunge's engagement letter with Credit Suisse, Bunge has agreed to pay Credit Suisse a fee of approximately $12.8 million for its services in connection with the merger, of which approximately $11.6 million is contingent upon consummation of the merger. In addition, Credit Suisse is eligible to receive a discretionary fee of approximately $2.5 million. Credit Suisse and its affiliates have in the past provided, and in the future may provide, investment banking and other financial services to Corn Products, Bunge and their respective affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation.

Opinion of Morgan Stanley (page 62)

        In connection with the merger, Morgan Stanley rendered its oral opinion to Bunge's board of directors, subsequently confirmed by delivery of its written opinion, dated June 21, 2008, to Bunge's board of directors, to the effect that, as of the date thereof, based upon and subject to the various considerations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Bunge.

        The full text of the written opinion of Morgan Stanley, dated June 21, 2008, which sets forth the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Bunge shareholders are urged to read the opinion in its entirety, but should note that the Morgan Stanley opinion is addressed to Bunge's board of directors, and is not a recommendation as to how Bunge shareholders or Corn Products stockholders should vote on, or take any action with respect to, the merger or any other matter.

        Pursuant to Bunge's engagement letter with Morgan Stanley, Bunge has agreed to pay Morgan Stanley a fee of approximately $12.8 million for its services in connection with the merger, of which approximately $11.6 million is contingent upon consummation of the merger. In addition, Morgan Stanley is eligible to receive a discretionary fee of approximately $2.5 million. Morgan Stanley and its affiliates have provided financial advisory and financing services for Bunge and Corn Products and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to Bunge and Corn Products in the future and expects to receive fees for the rendering of these services.

Opinions of Corn Products' Financial Advisors

Opinion of Lazard (page 69)

        In connection with the merger, on June 21, 2008, Corn Products' financial advisor, Lazard, rendered to the Corn Products board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 21, 2008, to the effect that, as of the date of its opinion and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its opinion, the per share merger consideration to be paid to Corn Products stockholders in the merger was fair, from a financial point of view, to such stockholders.

        The full text of Lazard's written opinion, dated June 21, 2008, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this joint proxy statement/prospectus as Annex D and is incorporated into this joint proxy statement/prospectus by reference. The description of Lazard's opinion set forth in this joint proxy statement/prospectus is qualified by reference to the full text of Lazard's written opinion attached as Annex D. We encourage you to read Lazard's opinion and the section beginning on page 69 carefully and in their entirety. Lazard's opinion was directed to the Corn Products board of directors for the information and assistance of the Corn Products board of directors in connection with its evaluation of the merger. Lazard's opinion did not address any other aspect of the merger and was not intended to and does not constitute a recommendation to any Corn Products stockholder as to how such stockholder should vote or act with respect to the merger or any matter relating to the merger.

        Pursuant to an engagement letter dated April 24, 2008, Corn Products agreed to pay Lazard $500,000 upon execution of the letter, $2 million upon rendering its opinion of June 21, 2008 and, if the merger is consummated, a fee of 0.35% of the aggregate consideration, as customarily defined, to be paid in the merger. The payment paid to Lazard in connection with the execution of the engagement letter was credited against the fee paid to Lazard in connection with the delivery of its opinion and the fee paid to Lazard in connection with the delivery of its opinion will be credited against the fee, if any, payable to Lazard upon consummation of the merger. Taking such credits into account, the aggregate fee payable to Lazard upon consummation of the merger was estimated, for illustrative purposes only, to be approximately $9.9 million based on an implied $3.4 billion transaction value as of September 10, 2008. The actual amount of the aggregate fee will be calculated based on the market value of the merger consideration on the date the fee is paid. Lazard in the past has provided investment banking services to Corn Products and certain of its affiliates, for which Lazard has received customary compensation, and Lazard in the future may provide investment banking services to Corn Products and Bunge and certain of their affiliates, for which Lazard would expect to receive customary compensation.

Opinion of JPMorgan (page 78)

        Corn Products retained JPMorgan as its financial advisor for the purpose of rendering a fairness opinion to the Corn Products board of directors in connection with the merger. At the meeting of the Corn Products board of directors on June 21, 2008, JPMorgan rendered its oral opinion, subsequently confirmed in writing on June 21, 2008, to the Corn Products board of directors that, as of such date and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the exchange ratio in the merger is fair, from a financial point of view, to holders of Corn Products common stock.

        The full text of the written opinion of JPMorgan dated June 21, 2008, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the opinion undertaken by JPMorgan in connection with rendering its opinion, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of JPMorgan's opinion included in this joint proxy statement/prospectus is qualified by reference to the full text of the opinion, and Corn Products stockholders are urged to read the opinion in its entirety. JPMorgan provided its opinion to the Corn Products board of directors in connection with and for the purposes of Corn Products' evaluation of the merger. JPMorgan's opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to any matter and should not be relied upon by any stockholder as such.

        Pursuant to its engagement letter, JPMorgan received a fee for its services of $1.5 million from Corn Products payable upon the delivery of its opinion. JPMorgan and its affiliates in the past have had commercial and investment banking relationships with Bunge, for which JPMorgan and its affiliates have received customary compensation, and JPMorgan and its affiliates in the future may have commercial or investment banking relationships with Bunge and Corn Products, for which JPMorgan and its affiliates would expect to receive customary compensation.

Interests of Corn Products Directors and Executive Officers in the Merger (page 84)

        In considering the recommendation of the Corn Products board of directors with respect to the merger, Corn Products stockholders should be aware that the executive officers and non-employee directors of Corn Products have certain interests in the merger that may be different from, or in addition to, the interests of Corn Products stockholders generally. These interests include the following:

  •
  all outstanding options to purchase Corn Products common stock issued under the Corn Products stock incentive plan, including those held by executive officers, will become fully exercisable upon completion of the merger. All options currently held by Corn Products' non-employee directors are fully exercisable. Each outstanding option to purchase Corn Products common stock existing at the time of completion of the merger, including each stock option held by the Corn Products executive officers and non-employee directors, will be converted into an option to purchase the number of Bunge common shares equal to the number of shares of Corn Products common stock subject to such Corn Products stock option multiplied by the exchange ratio, and the exercise price per share will be an amount equal to the exercise price per share of such Corn Products stock option divided by the exchange ratio. Based upon options outstanding as of September 10, 2008, options held by the Corn Products executive officers relating to 382,670 shares of Corn Products common stock will vest and become immediately exercisable upon completion of the merger;

  •
  all restrictions imposed on shares of restricted stock granted under the Corn Products stock incentive plan, including those held by the Corn Products executive officers and non-employee directors, will immediately lapse upon completion of the merger. Each such share of Corn Products restricted stock will be converted into a fraction of an unrestricted Bunge common share equal to the exchange ratio. Based upon grants outstanding as of September 10, 2008, the restrictions on shares of restricted stock held by the Corn Products executive officers and non-employee directors relating to 25,883 shares of Corn Products common stock will lapse upon completion of the merger;

  •
  all performance shares that are unvested and subject to the satisfaction of performance measures under the Corn Products stock incentive plan, including those held by executive officers of Corn Products, will immediately vest at their respective target levels upon completion of the merger. Each such performance share, except performance shares subject to deferral elections, will be converted into a fraction of an unrestricted Bunge common share equal to the exchange ratio. Each performance share subject to a deferral election will be converted into a fraction of a Bunge stock unit equal to the exchange ratio upon completion of the merger and will be paid in Bunge common shares or Bunge stock units in accordance with the deferral election to which it is subject. Based upon target awards outstanding as of September 10, 2008, 281,077 performance shares held by Corn Products executive officers will vest and be payable in Bunge common shares upon completion of the merger. Additionally, Bunge has agreed to negotiate in good faith with Corn Products with a view to agreeing on a mechanism with respect to executive officers of Corn Products who hold performance shares relating to the 2006-2008 performance period and remain employees of Bunge, so that such executive officers are not adversely affected from a financial viewpoint as a result of the completion of the merger;

  •
  each of the Corn Products executive officers is a party to an executive severance agreement that requires Corn Products to make certain payments and provide certain benefits if the executive officer's employment is terminated by Corn Products other than because of death, "Disability" or "Cause" or is terminated by the executive officer for "Good Reason" within two years after a change in control of Corn Products, including the merger; and

  •
  prior to the closing of the merger and effective as of the effective time of the merger, Bunge will appoint Samuel C. Scott III, Chairman, President and Chief Executive of Corn Products, to the class of directors of the Bunge board of directors with its term expiring at the 2011 annual general meeting of Bunge shareholders.

        The Corn Products board of directors was aware of these interests and considered them, among other matters, when approving the merger agreement.

        For a more complete description, see "The Merger—Interests of Corn Products Directors and Executive Officers in the Merger".

Comparison of Rights of Common Stockholders of Bunge and Corn Products (page 136)

        Corn Products stockholders, whose rights are currently governed by the Corn Products Amended and Restated Certificate of Incorporation, the Corn Products By-laws and Delaware law, will, upon completion of the merger, become shareholders of Bunge and their rights will be governed by the Bunge Memorandum of Association, the Bunge Bye-laws and Bermuda law.

The Bunge Special General Meeting

        The special general meeting of Bunge shareholders will be held at                        , at                        , Eastern Time, on November                        , 2008. At the Bunge special general meeting, Bunge shareholders will be asked to approve the issuance of Bunge common shares to Corn Products stockholders on the terms and conditions set out in the merger agreement and to approve the adjournment of the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Bunge special general meeting to approve the issuance of Bunge common shares to Corn Products stockholders.

Record Date; Voting Power (page 31)

        Bunge shareholders are entitled to vote at the Bunge special general meeting if they owned Bunge common shares as of the close of business on September 29, 2008, the Bunge record date.

        On the Bunge record date, there were                        Bunge common shares entitled to vote at the Bunge special general meeting. Shareholders will have one vote at the Bunge special general meeting for each Bunge common share that they owned on the Bunge record date.

Vote Required (page 31)

        The approval of the issuance of Bunge common shares to Corn Products stockholders requires the approval of a majority of votes cast by Bunge shareholders at the Bunge special general meeting, so long as the total number of votes cast at the special meeting represents over 50% of all outstanding Bunge common shares.

        The approval of the adjournment of the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies requires the affirmative vote of a majority of votes cast by Bunge shareholders at the Bunge special general meeting.

Shares Owned by Bunge Directors and Executive Officers (page 32)

        On the Bunge record date, directors and executive officers of Bunge beneficially owned and were entitled to vote                        Bunge common shares, which represented approximately                        % of the Bunge common shares outstanding on that date.

The Corn Products Special Meeting

        The special meeting of Corn Products stockholders will be held at                        , at                        , local time, on November                        , 2008. At the Corn Products special meeting, Corn Products stockholders will be asked to adopt the merger agreement and to adjourn the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Corn Products special meeting to adopt the merger agreement.

Record Date; Voting Power (page 34)

        Corn Products stockholders are entitled to vote at the Corn Products special meeting if they owned shares of Corn Products common stock as of the close of business on September 29, 2008, the Corn Products record date.

        On the Corn Products record date, there were                        shares of Corn Products common stock entitled to vote at the Corn Products special meeting. Stockholders will have one vote at the Corn Products special meeting for each share of Corn Products common stock that they owned on the Corn Products record date.

Vote Required (page 35)

        Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Corn Products common stock entitled to vote at the Corn Products special meeting.

        Adjournment of the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies requires the affirmative vote of a majority of votes cast by Corn Products stockholders at the Corn Products special meeting.

Shares Owned by Corn Products Directors and Executive Officers (page 35)

        On the Corn Products record date, directors and executive officers of Corn Products beneficially owned and were entitled to vote                        shares of Corn Products common stock, which represented approximately                        % of the shares of Corn Products common stock outstanding on that date.

The Merger Agreement

        The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement because it is the principal document governing the merger.

Conditions to the Completion of the Merger (pages 104 through 107)

        Bunge and Corn Products are obligated to complete the merger only if they satisfy or, in some cases, waive, several conditions, including the following:

  •
  the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, has been declared effective by the SEC and no stop order suspending its effectiveness has been issued by the SEC and no proceeding for that purpose has been initiated by the SEC and not concluded or withdrawn;

  •
  the merger agreement has been adopted by holders of a majority of the outstanding shares of Corn Products common stock at the Corn Products special meeting;

  •
  the issuance of Bunge common shares to Corn Products stockholders upon completion of the merger has been approved by a majority of votes cast by Bunge shareholders at the Bunge special general meeting, and the number of such votes cast represents over 50% of all outstanding Bunge common shares;

  •
  no statute, law, ordinance, regulation, rule, code, writ, executive order, injunction, judgment, decree, other order, or award is in effect that makes the merger illegal or otherwise prohibits the consummation of the merger;

  •
  the waiting period under the HSR Act has expired or been terminated and the other requisite antitrust clearances have been obtained; and

  •
  the Bunge common shares to be issued to Corn Products stockholders upon completion of the merger have been authorized for listing on the NYSE, subject to official notice of issuance.

        In addition, Bunge is obligated to complete the merger only if the following additional conditions are satisfied or waived:

  •
  the representations and warranties of Corn Products relating to capitalization are true and correct except for de minimis errors;

  •
  the representations and warranties of Corn Products relating to authority relative to the merger agreement are true and correct;

  •
  all other representations and warranties of Corn Products are true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth in such representations and warranties) except as would not have a material adverse effect, as of the effective time of the merger as though made on and as of the effective time of the merger (except for each representation or warranty that is expressly made as of an earlier date, in which case as of such earlier date);

  •
  Corn Products has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger;

  •
  Corn Products has delivered to Bunge an officer's certificate certifying the satisfaction of conditions relating to Corn Products' representations and warranties and performance of its obligations under the merger agreement;

  •
  No material adverse effect with respect to Corn Products has occurred since the date of the merger agreement; and

  •
  Bunge has received a tax opinion from Shearman & Sterling LLP to the effect that the merger will qualify as a tax-free reorganization under the Code.

        Further, Corn Products is obligated to complete the merger only if the following additional conditions are satisfied or waived:

  •
  the representations and warranties of Bunge relating to capitalization are true and correct except for de minimis errors;

  •
  the representations and warranties of Bunge relating to authority relative to the merger agreement are true and correct;

  •
  all other representations and warranties of Bunge are true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth in such representations and warranties) except as would not have a material adverse effect, as of the effective time of the merger as though made on and as of the effective time of the merger (except for each representation or warranty that is expressly made as of an earlier date, in which case as of such earlier date);

  •
  Bunge has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger;

  •
  Bunge has delivered to Corn Products an officer's certificate certifying the satisfaction of conditions relating to Bunge's representations and warranties and performance of its obligations under the merger agreement;

  •
  Corn Products has received a tax opinion from Sidley Austin LLP to the effect that the merger will qualify as a tax-free reorganization under the Code; and

  •
  No material adverse effect with respect to Bunge has occurred since the date of the merger agreement.

        For a more complete description of the conditions to completion of the merger, see "The Merger Agreement—Conditions to the Completion of the Merger".

Termination of the Merger Agreement; Termination Fee (pages 111 through 114)

        The merger agreement contains provisions addressing the circumstances under which Bunge or Corn Products may terminate the merger agreement. In addition, the merger agreement provides that, in certain circumstances, Corn Products may be required to pay Bunge a termination fee of $110 million.

        In addition, Corn Products must reimburse Bunge for all of Bunge's expenses (up to a $10 million limit) in connection with the merger and the transactions contemplated by the merger agreement in certain circumstances. The amount of any expenses paid by Corn Products to Bunge will be credited against any termination fee to be paid by Corn Products if the termination fee subsequently becomes payable. Bunge also must reimburse Corn Products for all of Corn Products' expenses (up to a $10 million limit) in connection with the merger and the transactions contemplated by the merger agreement in certain circumstances.

        For a more complete description, see "The Merger Agreement—Termination of the Merger Agreement" and "—Payment of Certain Fees and Expenses".

Regulatory Matters (page 98)

        United States antitrust laws prohibit Bunge and Corn Products from completing the merger until each has filed a notification and report form under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the HSR Act) with the Antitrust Division of the United States Department of Justice (the DOJ) and the Federal Trade Commission (the FTC) and the HSR Act waiting period has expired or been terminated. Bunge and Corn Products filed their required notification and report forms with the Antitrust Division of the DOJ and the FTC regarding the merger on August 1, 2008 and the HSR Act waiting period expired at 11:59 p.m., Eastern Time, on September 2, 2008.

        In addition, the relevant laws of Canada, Mexico and Colombia require filings to be made with, and clearances to be obtained from, the relevant competition authorities in those jurisdictions. Bunge and Corn Products have made filings in other jurisdictions, where required, and have either received clearances in such jurisdictions or clearances are not required as a condition to the closing of the merger in such jurisdictions.

Market Prices and Dividend Information

        Bunge common shares and shares of Corn Products common stock are listed on the New York Stock Exchange. The following table presents the last reported sale prices of Bunge common shares and Corn Products common stock, as reported on the New York Stock Exchange on:

  •
  June 20, 2008, the last full trading day prior to the public announcement of the merger agreement; and

  •
  , 2008, the last full trading day prior to mailing this joint proxy statement/prospectus.

        The table also presents the equivalent value of the merger consideration per share of Corn Products common stock on those dates.

	Bunge Common Shares		Corn Products Common Stock		Equivalent Price Per Share of Corn Products Common Stock(1)
June 20, 2008		$122.17		$42.90		$56.00
, 2008	$		$		$

(1)
Calculated as the market value of the per share merger consideration, which will equal $56.00, assuming that the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting is equal to or greater than $108.90 but not greater than $133.10. See also "—What Corn Products Stockholders Will Receive in the Merger" on page 6 for an illustrative table showing a range of hypothetical average closing prices along with the corresponding exchange ratio, the equivalent value of the merger consideration per share of Corn Products common stock, the aggregate number of Bunge common shares to be issued to Corn Products stockholders that would result from the exchange ratio and the percentage of the outstanding Bunge common shares that will be held by former Corn Products stockholders upon the completion of the merger.

        These prices will fluctuate prior to the second trading day prior to the date of the Corn Products special meeting (the date on which the exchange ratio will be fixed), and Bunge shareholders and Corn Products stockholders are urged to obtain current market quotations prior to making any decision with respect to the merger.

        Each of Bunge and Corn Products declares and pays regular quarterly cash dividends. After the completion of the merger, Bunge currently intends to continue to pay cash dividends to holders of its common shares on a quarterly basis; however, there can be no assurance that it will do so or as to the amount of any such dividends. See "Comparative Stock Prices and Dividends".

Comparative Per Share Information

        The following table sets forth for the periods presented certain per share data of each of Bunge and Corn Products on a historical basis, an unaudited pro forma consolidated basis, which gives effect to the merger, and on an unaudited pro forma equivalent basis, which is intended to show how Corn Products common stock would have participated in the net income and book value of Bunge if Bunge and Corn Products had always been consolidated for accounting and financial reporting purposes during all periods presented.

        The historical per share data of Bunge and Corn Products has been derived from, and should be read in conjunction with, the historical financial statements of Bunge and Corn Products incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information". The unaudited pro forma per share data has been derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements included elsewhere in this joint proxy statement/prospectus. See "Unaudited Pro Forma Condensed Consolidated Financial Statements". The unaudited pro forma equivalent data was calculated by multiplying the corresponding unaudited pro forma consolidated data by an assumed exchange ratio of 0.5142, which assumes a volume weighted average closing price for Bunge common shares of $75.86 (the closing price of Bunge common shares on the NYSE on September 12, 2008) for purposes of calculating the exchange ratio pursuant to the terms of the merger agreement. The actual exchange ratio will be based on the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting.

        The unaudited pro forma consolidated information and the unaudited pro forma equivalent information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as of the assumed date, nor is it necessarily indicative of future operating results or the financial position of the combined companies. The pro forma adjustments are based upon available information and certain assumptions that Bunge's management believes are reasonable.

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
BUNGE—HISTORICAL
Net income per common share:
Basic	$8.24	$6.11
Assuming dilution	7.56	5.95
Cash dividends declared per common share	0.36	0.67
Unaudited book value per common share	65.15	52.73
CORN PRODUCTS—HISTORICAL
Net earnings per share of common stock:
Basic	$1.79	$2.65
Assuming dilution	1.75	2.59
Cash dividends declared per share of common stock	0.26	0.40
Unaudited book value per share of common stock	25.83	22.02
UNAUDITED PRO FORMA
Net income per common share:
Basic	$6.94	$5.40
Assuming dilution	6.49	5.29
Cash dividends declared per common share	0.40	0.69
Unaudited book value per common share	68.18
UNAUDITED PRO FORMA EQUIVALENT
Net income per common share:
Basic	$3.57	$2.78
Assuming dilution	3.34	2.72
Cash dividends declared per common share	0.20	0.36
Unaudited book value per common share	35.06

Selected Historical Consolidated Financial Data of Bunge Limited

        The following table sets forth Bunge's selected consolidated financial information for the periods indicated. The consolidated statements of income and cash flow data for each of the three years ended December 31, 2007, 2006 and 2005 and the consolidated balance sheet data as of December 31, 2007 and 2006 are derived from Bunge's audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. The consolidated statements of income and cash flow data for the years ended December 31, 2004 and 2003 and the consolidated balance sheet data as of December 31, 2005, 2004 and 2003 are derived from Bunge's audited historical consolidated financial statements, which are not included or incorporated by reference in this joint proxy statement/prospectus.

        The selected historical financial data as of June 30, 2008 and for the six months ended June 30, 2008 and 2007 are derived from Bunge's unaudited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. The unaudited consolidated financial statements have been prepared on a basis consistent with Bunge's audited consolidated financial statements and, in the opinion of Bunge's management, include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the financial position and results of operations for such period.

        You should read this information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the consolidated financial statements and notes to the consolidated financial statements included in Bunge's Annual Report on Form 10-K for the year ended

December 31, 2007, and Bunge's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2008, which are incorporated by reference in this joint proxy statement/prospectus.

	Six Months Ended June 30,		Year Ended December 31,
	2008	(As Restated) 2007	2007	2006	2005	2004	2003
	(US$ in millions, except per share amounts)
Consolidated Statements of Income Data:
Net sales	$26,834	$15,641	$37,842	$26,274	$24,377	$25,234	$22,195
Cost of goods sold	(24,516)	(14,809)	(35,327)	(24,703)	(22,806)	(23,348)	(20,890)

Gross profit	2,318	832	2,515	1,571	1,571	1,886	1,305
Selling, general and administrative expenses	(862)	(572)	(1,359)	(978)	(956)	(871)	(691)
Gain on sale of soy ingredients business	—	—	—	—	—	—	111
Interest income	102	68	166	119	104	103	102
Interest expense	(188)	(149)	(353)	(280)	(231)	(214)	(215)
Foreign exchange gains (losses)	265	122	217	59	(22)	(31)	92
Other income (expense)—net	(12)	3	15	31	22	18	3

Income from continuing operations before income tax, minority interest and equity in earnings of affiliates	1,623	304	1,201	522	488	891	707
Income tax (expense) benefit	(454)	(76)	(310)	36	82	(289)	(201)

Income from continuing operations after income tax	1,169	228	891	558	570	602	506
Minority interest	(142)	(47)	(146)	(60)	(71)	(146)	(104)
Equity in earnings of affiliates	13	1	33	23	31	13	16

Income from continuing operations	1,040	182	778	521	530	469	418
Discontinued operations, net of tax of $5 (2003)	—	—	—	—	—	—	(7)

Net income	1,040	182	778	521	530	469	411
Convertible preference share dividends	(39)	(17)	(40)	(4)	—	—	—

Net income available to common shareholders	$1,001	$165	$738	$517	$530	$469	$411

Earnings per common share—basic(1):
Income from continuing operations	$8.24	$1.37	$6.11	$4.32	$4.73	$4.42	$4.19
Discontinued operations	—	—	—	—	—	—	(0.07)

Earnings per common share—basic	8.24	1.37	6.11	4.32	4.73	4.42	4.12

Earnings per common share—diluted(2)(3):
Income from continuing operations	7.56	1.35	5.95	4.28	4.43	4.10	3.89
Discontinued operations	—	—	—	—	—	—	(0.06)

Earnings per common share—diluted	7.56	1.35	5.95	4.28	4.43	4.10	3.83

Cash dividends declared per common share	$0.36	$0.32	$0.67	$0.63	$0.56	$0.48	$0.42

Weighted average common shares outstanding—basic	121,431,957	120,481,542	120,718,134	119,566,423	112,131,739	106,015,869	99,745,825
Weighted average common shares outstanding—diluted(2)(3)	137,586,015	121,814,664	130,753,807	120,849,357	120,853,928	115,674,056	108,654,027

	Six Months Ended June 30,	Year Ended December 31,
	2008	2007	2006	2005	2004	2003
	(US$ in millions, except per share amounts)
Consolidated Balance Sheet Data (as of period end):
Cash and cash equivalents	$1,100	$981	$365	$354	$432	$489
Inventories(4)	8,792	5,924	3,684	2,769	2,636	2,867
Working capital	7,219	5,684	3,878	2,947	2,766	2,481
Total assets	27,662	21,991	14,347	11,446	10,907	9,884
Short-term debt, including current portion of long term debt	2,019	1,112	610	589	681	1,017
Long-term debt	3,727	3,435	2,874	2,557	2,600	2,377
Mandatory convertible preference shares(2)	863	863	—	—	—	—
Redeemable preferred stock(5)	—	—	—	—	—	171
Convertible perpetual preference shares(2)	690	690	690	—	—	—
Common shares and additional paid-in-capital, net of receivable from former sole shareholder	2,817	2,761	2,691	2,631	2,362	2,011
Shareholders' equity	$9,475	$7,945	$5,668	$4,226	$3,375	$2,377

(1)
Earnings per common share basic is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period.

(2)
In November 2007, Bunge sold 862,500 shares of 5.125% cumulative mandatory convertible preference shares in a public offering, for which Bunge received net proceeds of approximately $845 million, after underwriting discounts, commissions and expenses. The annual dividend on each mandatory convertible preference share is $51.25 and is payable quarterly. Each mandatory convertible preference share has an initial liquidation preference of $1,000, plus accumulated and unpaid dividends. Each mandatory convertible preference share will automatically convert on December 1, 2010 into between 8.2190 and 9.6984 Bunge common shares. Each mandatory convertible preference share is also convertible at any time before December 1, 2010, at the holder's option, into 8.2190 Bunge common shares. The conversion rates are subject to certain anti-dilutive adjustments. In November 2006, Bunge sold 6,900,000 4.875% cumulative convertible perpetual preference shares in a public offering, for which Bunge received net proceeds of $677 million, after underwriting discounts, commissions and expenses. Each cumulative convertible preference share has an initial liquidation preference of $100 per share plus accumulated and unpaid dividends up to a maximum of an additional $25 per share and is convertible, at the holder's option, at any time, initially into approximately 1.0846 Bunge common shares (7,483,740 Bunge common shares), based on an initial conversion price of $92.20 per share, subject in each case to anti-dilution adjustments. The calculation of diluted earnings per share for the six months ended June 30, 2007 does not include the weighted average common shares that were issuable upon conversion of the convertible perpetual preference shares as they were not dilutive. The calculation of diluted earnings per common share for the year ended December 31, 2006 does not include the weighted average common shares that were issuable upon conversion of the convertible perpetual preference shares as they were not dilutive.

(3)
In October 2005, Bunge announced its intent to redeem on November 22, 2005 for cash the remaining approximately $242 million principal amount outstanding of its 3.75% convertible notes. Substantially all of the then outstanding convertible notes were converted into 7,532,542 common shares of Bunge prior to the redemption date. The calculation of diluted earnings per common share for the year ended December 31, 2005 includes the weighted average common shares that were issuable upon conversion of the convertible notes through the date of redemption. The calculation of diluted earnings per common share for the years ended December 31, 2004 and 2003 includes the weighted average common shares that were issuable upon conversion of the convertible notes during this period.

(4)
Included in inventories were readily marketable inventories of $5,332 million, $3,358 million, $2,325 million, $1,534 million, $1,264 million and $1,846 million at June 30, 2008, December 31, 2007, 2006, 2005, 2004 and 2003, respectively. Readily marketable inventories are agricultural commodity inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms.

(5)
These shares were redeemed in November 2004.

Selected Historical Consolidated Financial Data of Corn Products International, Inc.

        The following selected consolidated financial information of Corn Products as of December 31, 2007 and December 31, 2006 and for each of the three years in the period ended December 31, 2007 has been derived from Corn Products' audited historical financial statements incorporated by reference in this joint proxy statement/prospectus. The consolidated financial statements for those periods were audited by KPMG LLP, an independent registered public accounting firm. The following selected consolidated financial information for the years ended December 31, 2003 and December 31, 2004 and as of December 31, 2003, December 31, 2004, and December 31, 2005 has been derived from Corn Products' audited historical consolidated financial statements, which are not included or incorporated by reference in this joint proxy statement/prospectus. The following selected consolidated financial information of Corn Products as of June 30, 2008 and for the six-month periods ended June 30, 2007 and June 30, 2008 has been derived from the unaudited consolidated financial statements included in Corn Products' quarterly report on Form 10-Q for the three-month period ended June 30, 2008, incorporated by reference in this joint proxy statement/prospectus and, in the opinion of Corn Products management, included all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the interim periods. The operating results for the six months ended June 30, 2008 are not necessarily indicative of the results for the full year ending December 31, 2008. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Corn Products and the consolidated financial statements and notes thereto of Corn Products incorporated by reference into this joint proxy statement/prospectus.

	Unaudited Six Months Ended June 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
	(US$ in millions, except per share amounts)
Operating Data:
Net sales	$1,959.4	$1,618.8	$3,391	$2,621	$2,360	$2,283	$2,102
Gross profit	359.9	301.6	586	416	332	354	324
Operating income	222.6	178.3	347	224	183	179	174
Net income	$132.7	$100.6	$198	$124	$90	$94	$76
Earnings per common share:
Basic	$1.79	$1.35	$2.65	$1.67	$1.20	$1.28	$1.06
Earnings per common share:
Diluted	$1.75	$1.32	$2.59	$1.63	$1.19	$1.25	$1.06
Cash dividends declared per common share	$0.26	$0.18	$0.40	$0.33	$0.28	$0.25	$0.21
Balance Sheet Data (as of period end):
Total assets	$3,592		$3,103	$2,645	$2,389	$2,367	$2,216
Total debt	636		649	554	528	568	550
Redeemable common stock	23		19	44	29	33	67
Total stockholders' equity	$1,898		$1,605	$1,330	$1,210	$1,081	$911

Selected Unaudited Pro Forma Condensed Consolidated Financial Information

        The following selected unaudited pro forma condensed consolidated financial information gives effect to the merger of Bunge and Corn Products. The unaudited pro forma condensed consolidated operating data is presented as if the merger had occurred on January 1, 2007. The unaudited pro forma condensed consolidated balance sheet data combines the historical balance sheets of Bunge and Corn Products giving effect to the merger as if it occurred on June 30, 2008.

        The unaudited pro forma condensed consolidated financial information includes adjustments that are based on preliminary estimates pending the completion of an independent appraisal and other evaluations to reflect the allocation of the purchase price of Corn Products' net assets as of June 30, 2008. The excess of purchase price over the estimated net fair value of assets acquired and liabilities assumed is recognized as goodwill. The final purchase accounting adjustments recorded in connection with the merger may differ from those presented herein. The unaudited pro forma condensed consolidated financial information does not give effect to any anticipated cost savings or any other financial benefits expected to result from the merger.

        The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the merger had been consummated on the dates indicated, nor is it necessarily indicative of the financial position or results of operations of Bunge in the future. The unaudited pro forma condensed consolidated financial information presented below reflects pro forma adjustments that are described in the notes accompanying the unaudited pro forma condensed consolidated financial statements included elsewhere in this joint proxy statement/prospectus and are based upon available information and certain assumptions that Bunge's management believes are reasonable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the section entitled "Unaudited Pro Forma Condensed Consolidated Financial Statements" and other information included in or incorporated by reference into this joint proxy statement/prospectus.

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
	(US$ in millions, except per share amounts)
Operating Data:
Net sales	$28,704	$41,096
Cost of goods sold	26,050	38,088
Gross profit	2,654	3,008
Income from operations before income tax	1,797	1,394
Income from operations after income tax	1,283	1,019
Net income	1,150	901
Net income available to common shareholders	1,111	861
Earnings per common share—basic	6.94	5.40
Earnings per common share—diluted	6.49	5.29
Balance Sheet Data (as of period end):
Total current assets	$21,021
Property, plant and equipment, net	7,051
Intangible assets, net	1,605
Total assets	32,666
Long-term debt	4,241
Total shareholders' equity	12,482

RISK FACTORS

        In addition to the other information included and incorporated by reference in this joint proxy statement/prospectus, Bunge shareholders and Corn Products stockholders should consider carefully the matters described below in determining whether to approve the merger, the merger agreement and the other related matters.

Risks Related to the Merger

        As the market price of Bunge common shares may fluctuate, and the closing date of the merger is not yet ascertainable, Corn Products stockholders cannot be certain of the market value of the Bunge common shares that they will receive in the merger.

        When we complete the merger, Corn Products common stock will be converted into the right to receive a fraction of a Bunge common share, which will be determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting, so long as this average closing price is between $108.90 and $133.10. If this average closing price is equal to or greater than $133.10, each share of Corn Products common stock will be converted into the right to receive 0.4207 of a Bunge common share, and if this average closing price is equal to or less than $108.90, each share of Corn Products common stock will be converted into the right to receive 0.5142 of a Bunge common share. Once the exchange ratio is determined as described above, any subsequent change in the market price of Bunge common shares prior to the completion of the merger will not be reflected in the exchange ratio but will affect the market value of the per share merger consideration that Corn Products stockholders will receive upon completion of the merger. The market price of Bunge common shares may vary as a result of changes in the business, operations or prospects of Bunge or Corn Products, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, the prospects of post-merger operations, regulatory considerations, general market and economic conditions and other factors. Accordingly, at the time of the Corn Products special meeting, although Corn Products stockholders will know the exchange ratio that will be used to calculate the fraction of a Bunge common share that they will receive as merger consideration, Corn Products stockholders will not know or be able to calculate the market value of the per share merger consideration they will receive upon completion of the merger.

        The merger is subject to the receipt of consents and clearances from domestic and foreign regulatory authorities that may impose conditions that could have an adverse effect on Bunge and Corn Products or the combined company or, if not obtained, could prevent completion of the merger.

        Before the merger may be completed, applicable clearances and waiting periods must be obtained or expire under applicable foreign, federal or state antitrust, competition or fair trade laws. In deciding whether to grant antitrust or regulatory clearances, the relevant governmental entities will consider the effect of the merger on competition within their relevant jurisdictions. No assurance can be given that the required consents and clearances will be obtained. The terms and conditions of the clearances that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company's business, any of which could delay completion of the merger or impose additional material costs on, or materially limit the revenues of, the combined company following the merger. In addition, Bunge and Corn Products can provide no assurance that these conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, completion of the merger is conditioned on the absence of certain restraining orders or injunctions by judgment, court order or law that would restrain or prohibit consummation of the merger. For a more detailed description of the regulatory review process, see the sections entitled "The Merger—Regulatory Matters", "The Merger Agreement—Conditions to the Completion of the Merger" and "The Merger Agreement—

Additional Terms". Any delay in completing the merger could cause the combined company not to realize some or all of the benefits that they expect to achieve if the merger is consummated successfully within its expected timeframe.

        Bunge and Corn Products will incur transaction, integration and restructuring costs in connection with the merger.

        Bunge and Corn Products expect to incur significant transaction costs related to the merger. In addition, the combined company will incur integration and restructuring costs following the completion of the merger as the combined company integrates Corn Products' businesses with Bunge's businesses. Although Bunge expects that the realization of benefits and efficiencies related to the integration of the businesses may offset these transaction, integration and restructuring costs over time, no assurances can be made that this net benefit will be achieved in the near term, or at all.

        Termination of the merger agreement could negatively impact Bunge and Corn Products.

        If the merger agreement is terminated, there may be various consequences including:

  •
  Corn Products might have to pay Bunge a termination fee of $110 million;

  •
  Bunge's businesses and Corn Products' businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of each company's management on the merger, without realizing any of the anticipated benefits of completing the merger; and

  •
  the market price of Corn Products common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed.

        If the merger agreement is terminated and Corn Products' board of directors seeks another merger or business combination, Corn Products stockholders cannot be certain that Corn Products will be able to find a party willing to pay an equivalent or more attractive price than the price Bunge has agreed to pay in the merger.

        The directors and executive officers of Corn Products have interests in the merger that may be different from, or in addition to, the interests of Corn Products stockholders.

        In considering the information in this joint proxy statement/prospectus, you should be aware that the Corn Products executive officers and directors have interests in the merger other than their interests as stockholders of Corn Products. Options, restricted stock and performance shares held by directors and executive officers of Corn Products will become exercisable or vested, as the case may be, upon completion of the merger. All of the executive officers of Corn Products have arrangements with Corn Products that provide for severance benefits if their employment is terminated under certain circumstances following the merger, and certain of Corn Products' compensation and benefits plans and arrangements provide for payment or accelerated vesting or distribution of the rights or benefits thereunder upon completion of the merger. Executive officers and directors of Corn Products also have rights to indemnification and directors' and officers' liability insurance that will survive completion of the merger. Additionally, upon completion of the merger, Samuel C. Scott III, Chairman, President and Chief Executive of Corn Products, will join Bunge's board of directors. The Bunge and Corn Products boards of directors were aware of these interests at the time each approved the merger agreement. These interests may cause Corn Products' directors and executive officers to view the merger proposal differently and more favorably than you may view it. See "The Merger—Interests of Corn Products Directors and Executive Officers in the Merger" for more information.

        If Corn Products stockholders immediately sell Bunge common shares received in the merger, they could cause the price of Bunge common shares to decline.

        The Bunge common shares to be issued in the merger will be registered under U.S. federal securities laws. As a result, those shares generally will be immediately available for resale in the public market. See "The Merger—Resale of Bunge Common Shares" on page 101. The number of Bunge common shares to be issued to Corn Products stockholders in connection with the merger, and immediately available for resale, will be as much as 25.20% or as little as 21.61% of the outstanding Bunge common shares. If Corn Products stockholders sell a substantial number of the Bunge common shares they receive in the merger immediately after the merger, the market price of Bunge common shares could decline.

        Pending Corn Products stockholder litigation could delay or prevent the closing of the merger.

        Since the announcement of the proposed merger on June 23, 2008, four purported class action lawsuits have been filed by stockholders of Corn Products in Illinois and Delaware state courts. The plaintiffs assert, among other things, claims of breach of fiduciary duty against Corn Products' directors in connection with the merger. The complaints seek, among other things, injunctive relief against consummation of the merger, declaratory judgments for breach of fiduciary duties, attorneys' fees and damages in an unspecified amount. For a more detailed description, see the section entitled "Certain Litigation" beginning on page 102 of this joint proxy statement/prospectus.

        One of the conditions to the closing of the merger is that no governmental authority shall have issued any judgment, decree, or award that is then in effect and makes the merger illegal or otherwise prohibits the consummation of the merger. There can be no assurance that this litigation will not result in an injunction being issued, which could prevent or delay the closing of the merger, or that the defendants will be successful in defending these lawsuits. It is also possible that additional lawsuits may be filed against Corn Products in connection with the merger asserting similar or different claims.

Risks Related to the Combined Company

        The market price of Bunge common shares after the merger may be affected by factors different from those currently affecting the price of Bunge common shares and Corn Products common stock.

        The businesses of Bunge and Corn Products differ in material respects. As such, many of the factors affecting Bunge's results of operations and stock price are different from those affecting Corn Products' results of operations and stock price. Additionally, Bunge's results of operations and the market price of Bunge common shares after the merger may be affected by factors different from those currently affecting the independent results of operations and stock prices of each of Bunge and Corn Products prior to the merger. For a discussion of Bunge's and Corn Products' businesses and operations and the risks associated therewith, see the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each of Bunge's and Corn Products' Annual Report on Form 10-K for the year ended December 31, 2007 and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each of Bunge's and Corn Products' Quarterly Report on Form 10-Q for the three-month period ended June 30, 2008, each of which is incorporated by reference in this joint proxy statement/prospectus. See also "Where You Can Find More Information".

        Although both Bunge and Corn Products expect that the merger will result in benefits to the combined company, the combined company may not realize those benefits because of various challenges.

        The success of the merger will depend, in part, on Bunge's ability to successfully combine the businesses of two companies that have previously operated as independent public companies. There is no assurance that Bunge will be able to complete the integration process smoothly or successfully.

Bunge's management will face challenges in the coordination of separate and disparate personnel, properties, systems and facilities, and may also need to address differences in business backgrounds and corporate cultures. The success of the combined company after the merger will also depend in part upon the ability of Bunge and Corn Products to retain key employees of both companies both during the period before and after the merger is completed. In addition, the integration process could divert the attention of each company's management, disrupt or interrupt or result in the loss of momentum in each company's ongoing businesses, or cause inconsistencies in standards, controls, procedures and policies, any of which could adversely affect each company's ability to maintain relationships with its customers and employees, or the ability of Bunge and Corn Products to achieve the anticipated benefits of the merger, or could reduce each company's earnings or otherwise adversely affect the business and financial position, operating results and liquidity of the combined company.

        The timing and extent to which the merger will become accretive to Bunge's earnings are uncertain.

        There are a number of factors that will affect when, and to what extent, the merger will become accretive to Bunge's earnings per common share. These factors include the ability of the combined company to realize the benefits from the merger in the amounts and at the times Bunge and Corn Products currently anticipate, and the number of Bunge common shares actually issued to Corn Products stockholders in the merger. The failure of the combined company to realize the expected benefits of the merger in the amounts or at the times anticipated, or the issuance of more, rather than fewer, Bunge common shares to Corn Products stockholders in the merger (depending on the final exchange ratio, which is calculated as described below), could delay or prevent the merger from becoming accretive or reduce the extent to which the merger may become accretive, which could, in turn, result in a decrease in the market price of Bunge common shares.

        If Bunge is unable to retain key Corn Products personnel after the merger is completed, the combined company's business might suffer.

        The success of the merger will depend in part on Bunge's ability to retain key Corn Products employees who continue employment with the combined company after the merger. It is possible that these employees might decide not to remain with Bunge or the combined company after the merger is completed. If these key employees terminate their employment, the combined company's sales, marketing or development activities might be adversely affected, management's attention might be diverted from successfully integrating Corn Products' operations to hiring suitable replacements, and the combined company's business might suffer. In addition, Bunge might not be able to locate suitable replacements for any such key employees that leave Bunge or offer employment to potential replacements on reasonable terms.

        A write-off of a significant portion of the goodwill recorded in connection with the merger would negatively affect the combined company's financial results.

        Based on Bunge's preliminary valuations, Bunge expects to record goodwill of approximately $778 million as a result of the merger. This amount of goodwill assumes that the Bunge common shares received by the Corn Products stockholders in the merger have a market value of $75.86 (the closing price of Bunge common shares on the NYSE on September 12, 2008). The actual amount of goodwill will depend in part on the market value of Bunge common shares as of the closing date of the merger. On at least an annual basis, Bunge assesses whether there has been an impairment in the value of goodwill. If the carrying value of goodwill exceeds its estimated fair value, impairment is deemed to have occurred, and the carrying value of goodwill is written down to fair value. Under current accounting rules, this would result in a charge to the combined company's operating earnings. Accordingly, any determination requiring the write-off of a significant portion of goodwill recorded in connection with the merger would negatively affect the company's results of operations.

        Bunge reported two material weaknesses in its internal control over financial reporting, which if not remedied, could adversely affect the combined company's internal controls and financial reporting and could lead to materially inaccurate financial reports.

        In connection with Bunge's management's assessment of the effectiveness of Bunge's internal control over financial reporting as of December 31, 2007, Bunge identified two material weaknesses in its internal control over financial reporting, relating to the analysis, reconciliation and elimination of intercompany transactions and the analysis and assessment of the presentation and recording of certain sales transactions related to Bunge's trade structured finance activities.

        Although Bunge believes it is taking the steps necessary to remediate the material weaknesses, the processes, procedures and controls it implements may not result in full remediation of the material weaknesses. Any failure by Bunge to implement required new or improved controls or to remediate the material weaknesses, or difficulties encountered in their implementation, could result in material misstatements in Bunge's financial statements or cause Bunge to fail to timely meet its reporting obligations. The occurrence of these events could in turn potentially negatively impact Bunge's stock price.

THE BUNGE SPECIAL GENERAL MEETING

        Bunge is furnishing this joint proxy statement/prospectus to Bunge shareholders as of the Bunge record date as part of the solicitation of proxies by the Bunge board of directors for use at the Bunge special general meeting.

Date, Time and Place

        The special general meeting of Bunge shareholders will be held on November                         , 2008 at                        , Eastern Time, at                        .

Purpose of the Special Meeting

        At the Bunge special general meeting, Bunge shareholders will be asked to consider and vote upon a proposal to approve the issuance of Bunge common shares to Corn Products stockholders on the terms and conditions set out in the merger agreement and a proposal to adjourn the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Bunge special general meeting to approve the issuance of Bunge common shares to Corn Products stockholders. It is currently contemplated that no other matters will be considered at the Bunge special general meeting.

        The Bunge board of directors, by unanimous vote of those present at a meeting duly called, approved the merger agreement and declared its advisability and recommends that shareholders vote "FOR" the issuance of Bunge common shares to Corn Products stockholders and "FOR" the adjournment of the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of Bunge common shares at the close of business on September 29, 2008, the Bunge record date for the Bunge special general meeting, are entitled to notice of, and to vote at, the Bunge special general meeting and any adjournment or postponement of it. On the Bunge record date,                         Bunge common shares were issued and outstanding and held by approximately                        holders of record.

        A quorum is present at the Bunge special general meeting if two or more persons are present in person at the start of the Bunge special general meeting representing (in person or by proxy) more than one-half of the paid up share capital of Bunge entitled to vote at the Bunge special general meeting. Abstentions and broker non-votes (described below) will be treated as present at the Bunge special general meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the Bunge special general meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Bunge common shares on the Bunge record date are entitled to one vote per share on each matter submitted to a vote at the Bunge special general meeting.

Vote Required

        The approval of the issuance of Bunge common shares to Corn Products stockholders requires the affirmative vote of a majority of votes cast by Bunge shareholders at the Bunge special general meeting, so long as the number of such votes cast represents over 50% of all outstanding Bunge common shares. The approval of the adjournment of the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Bunge special general meeting to approve the issuance of Bunge common shares to Corn Products stockholders requires the affirmative vote of a majority of votes cast by Bunge shareholders at the

Bunge special general meeting. Any failure by a shareholder to appoint a proxy or to vote in person at the Bunge special general meeting, abstentions and broker non-votes will have no effect with respect to the votes on the proposals to approve the issuance of Bunge common shares to Corn Products stockholders and the adjournment of the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies. However, such a failure to appoint a proxy or vote in person at the Bunge special general meeting, abstentions and broker non-votes will make it more difficult to satisfy the requirement that the number of votes cast with respect to the proposal to issue Bunge common shares to Corn Products stockholders represents over 50% of all outstanding Bunge common shares.

Shares Owned by Bunge Directors and Executive Officers

        At the close of business on the Bunge record date, directors and executive officers of Bunge beneficially owned and were entitled to vote                        Bunge common shares, which represented approximately                        % of the Bunge common shares outstanding on that date.

Voting of Proxies

        Shareholders of record may vote their shares by attending the Bunge special general meeting and voting their shares in person at the meeting, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed envelope. No postage is required if your proxy card is mailed in the United States. Shareholders also may appoint their proxies/vote by telephone or the Internet by following the instructions provided in the enclosed proxy card. If a proxy card is signed by a shareholder of record and returned without specific voting instructions, the shares represented by the proxy will be voted "FOR" the proposals presented at the Bunge special general meeting. No proxy voted against the proposal to issue Bunge common shares to Corn Products stockholders will be voted in favor of any adjournment or postponement of the Bunge special general meeting.

        Shareholders whose shares are held in "street name" must either instruct the record holder of their shares how to vote their shares or obtain a proxy from the record holder to vote at the Bunge special general meeting. Please check the voting form used by your bank, broker, nominee, fiduciary or other custodian for information on how to submit your instructions to them. Failure to provide voting instructions to your record holder will result in a "broker non-vote" for those shares held in street name. Shares represented by broker non-votes will not be voted "FOR" or "AGAINST" the proposals, but will be counted in determining whether or not a quorum exists.

        Shareholders whose shares are held through participation in the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan—Supplement A will receive a proxy card that will also serve as voting instructions for the trustees of those plans. If such shareholders do not provide voting instructions for shares held in any of those plans, the trustees will vote those shares in the same ratio as the shares for which voting instructions have been provided.

        Bunge does not expect that any matter other than the proposals to approve the issuance of Bunge common shares to Corn Products stockholders and to adjourn the Bunge special general meeting if necessary or appropriate to permit further solicitation of proxies will be brought before the Bunge special general meeting. If, however, other matters are properly brought before the Bunge special general meeting, or any adjourned meeting, the persons named as proxies will vote in accordance with their judgment.

Revocability of Proxies

        Shareholders of record may revoke their proxy at any time prior to the time it is voted at the meeting. Shareholders of record may revoke their proxy by:

  •
  submitting a written notice revoking their earlier vote or providing a properly completed and signed proxy card with a later date to Bunge's Assistant Secretary;

  •
  voting again telephonically or through the Internet (available until 11:59 p.m., Eastern Time, on November                         , 2008); or

  •
  voting in person at the Bunge special general meeting.

        Any written revocation or subsequent proxy card must be sent to the attention of Carla L. Heiss, Bunge's Assistant General Counsel and Assistant Secretary at 50 Main Street, White Plains, New York 10606, or by facsimile to (914) 684-3497.

Solicitation of Proxies

        Bunge is soliciting proxies for the Bunge special general meeting and will bear all expenses in connection with its solicitation of proxies. Upon request, Bunge will pay banks, brokers, nominees, fiduciaries or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold shares.

        Bunge has retained Innisfree M&A Incorporated to assist with the solicitation of proxies. Innisfree will receive customary fees as compensation for its services plus reimbursement for its related out-of-pocket expenses.

        Bunge expects to solicit proxies primarily by mail, but directors, officers and other employees of Bunge or Innisfree may also solicit in person or by Internet, telephone or mail. No additional compensation will be paid to directors, officers or other employees of Bunge in connection with this solicitation.

        Bunge shareholders who receive more than one proxy card or voting instruction form have shares registered in different forms or in more than one account. Please complete, sign, date and return all proxy cards and provide instructions for all voting instruction forms received to ensure that all of your shares are voted.

THE CORN PRODUCTS SPECIAL MEETING

        Corn Products is furnishing this joint proxy statement/prospectus to Corn Products stockholders as of the Corn Products record date as part of the solicitation of proxies by the Corn Products board of directors for use at the Corn Products special meeting.

Date, Time and Place

        The Corn Products special meeting will be held on November                         , 2008, at                        , local time, at                        .

Purpose of the Special Meeting

        At the Corn Products special meeting, Corn Products stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement pursuant to which Bleecker Acquisition Corp. will merge with and into Corn Products, with Corn Products becoming a wholly owned subsidiary of Bunge. Pursuant to the merger agreement, each outstanding share of Corn Products common stock will be converted into the right to receive a fraction of a Bunge common share determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting, provided that if this average closing price is equal to or greater than $133.10, each share of Corn Products common stock will be exchanged for 0.4207 of a Bunge common share, and if this average closing price is equal to or less than $108.90, each share of Corn Products common stock will be exchanged for 0.5142 of a Bunge common share.

        At the Corn Products special meeting, Corn Products stockholders will also be asked to consider and vote upon a proposal to adjourn the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Corn Products special meeting to adopt the merger agreement.

        The Corn Products board of directors, by unanimous vote, determined that the merger is in the best interests of Corn Products and its stockholders, approved the merger agreement and declared its advisability and recommends that Corn Products stockholders vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of Corn Products common stock at the close of business on September 29, 2008, the Corn Products record date for the Corn Products special meeting, are entitled to notice of, and to vote at, the Corn Products special meeting and any adjournment or postponement of it. On the Corn Products record date,                         shares of Corn Products common stock were issued and outstanding and held by approximately                        holders of record.

        A quorum is present at the Corn Products special meeting if a majority of all the shares of Corn Products common stock issued and outstanding on the Corn Products record date and entitled to vote at the Corn Products special meeting are represented at the Corn Products special meeting in person or by a properly executed proxy. Abstentions and broker non-votes (described below) will be treated as present at the Corn Products special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the Corn Products special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Corn Products common stock on the Corn Products record date are entitled to one vote per share on each matter submitted to a vote at the Corn Products special meeting.

Vote Required

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Corn Products common stock entitled to vote at the Corn Products special meeting. Because the required vote of Corn Products stockholders is based upon the number of outstanding shares of Corn Products common stock entitled to vote, rather than upon the shares actually voted, the failure by a Corn Products stockholder to appoint a proxy or to vote in person at the Corn Products special meeting, abstentions and broker non-votes will have the same effect as a vote against the adoption of the merger agreement.

        The approval of the adjournment of the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Corn Products special meeting to adopt the merger agreement requires the affirmative vote of a majority of the voting power present or represented at the Corn Products special meeting. Because the required vote of Corn Products stockholders is based upon the number of shares present or represented at the Corn Products special meeting, rather than upon the outstanding shares of Corn Products common stock entitled to vote, abstentions will have the same effect as a vote against the adjournment of the Corn Products special meeting. The failure by a Corn Products stockholder to appoint a proxy or to vote in person at the Corn Products special meeting and broker non-votes will have no effect with respect to the vote on the adjournment of the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies.

Shares Owned by Corn Products Directors and Executive Officers

        At the close of business on the Corn Products record date, directors and executive officers of Corn Products beneficially owned and were entitled to vote                         shares of Corn Products common stock, which represented approximately                        % of the shares of Corn Products common stock outstanding on that date.

Voting of Proxies

        Stockholders of record may vote their shares by attending the Corn Products special meeting and voting their shares in person at the meeting, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage pre-paid envelope. Stockholders also may appoint their proxies by telephone or the Internet by following the instructions provided in the enclosed proxy card. If a proxy card is signed by a stockholder of record and returned without specific voting instructions, the shares represented by the proxy will be voted "FOR" the proposals presented at the Corn Products special meeting. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment or postponement.

        Stockholders whose shares are held in "street name" must either instruct the record holder of their shares how to vote their shares or obtain a proxy from the record holder to vote at the Corn Products special meeting. Please check the voting form used by your bank, broker, nominee, fiduciary or other custodian for information on how to submit your instructions to them. Failure to provide voting instructions to your record holder will result in a "broker non-vote" for those shares held in street name. Shares represented by broker non-votes will not be voted "FOR" or "AGAINST" the proposals, but will be counted in determining whether or not a quorum exists.

        Stockholders whose shares are held under the Corn Products International Stock Fund in Corn Products' Retirement Savings Plans may instruct the plan trustee on how to vote their shares by completing the enclosed proxy card. The plan trustee may vote all the shares of the stockholder allocated to his or her account on the record date. The plan trustee will not vote shares held in the Retirement Savings Plans as to which it does not receive timely directions.

        Corn Products does not expect that any matter other than the proposals to adopt the merger agreement and to adjourn the Corn Products special meeting if necessary or appropriate to permit further solicitation of proxies will be brought before the Corn Products special meeting. If, however, other matters are properly brought before the Corn Products special meeting, or any adjourned meeting, the persons named as proxies will vote in accordance with their judgment.

Revocability of Proxies

        Stockholders of record may revoke their proxy at any time prior to the time it is voted at the meeting. Stockholders of record may revoke their proxy by:

  •
  submitting a later-dated proxy card relating to the same shares to Corn Products' Corporate Secretary before the taking of the vote at the Corn Products special meeting;

  •
  providing later-dated Internet or telephone voting instructions;

  •
  submitting a written notice of revocation bearing a later date than the proxy card or Internet or telephone voting instructions to Corn Products' Corporate Secretary before the taking of the vote at the Corn Products special meeting; or

  •
  attending the Corn Products special meeting and voting in person (although attendance at the Corn Products special meeting will not, in and of itself, revoke a proxy).

        Any written revocation or subsequent proxy card should be delivered to Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154, Attention: Mary Ann Hynes, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer, or hand delivered to Corn Products' Corporate Secretary or her representative before the taking of the vote at the Corn Products special meeting.

Solicitation of Proxies

        Corn Products is soliciting proxies for the Corn Products special meeting and will bear all expenses in connection with its solicitation of proxies. Corn Products will pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with forwarding the notice or availability to beneficial owners, forwarding paper proxy materials by mail to beneficial owners, and obtaining beneficial owners' voting instructions. In addition to soliciting proxies by the Internet and mail, Corn Products' board members, officers and employees may solicit proxies on the company's behalf, without additional compensation, personally, by e-mail or by telephone.

        Corn Products has retained Morrow & Co., LLC to assist with the solicitation of proxies. Morrow & Co. will receive customary fees as compensation for its services plus reimbursement for its related out-of-pocket expenses.

        Corn Products expects to solicit proxies primarily by mail, but directors, officers and other employees of Corn Products or Morrow & Co. may also solicit in person or by Internet, telephone or mail. No additional compensation will be paid to directors, officers or other employees of Corn Products in connection with this solicitation.

        Corn Products stockholders who receive more than one proxy card or voting instruction form have shares registered in different forms or in more than one account. Please complete, sign, date and return all proxy cards and provide instructions for all voting instruction forms received to ensure that all of your shares are voted.

        Corn Products stockholders should not send stock certificates with their proxies. A transmittal form with instructions for the surrender of Corn Products common stock certificates will be mailed to Corn Products stockholders shortly after completion of the merger.

THE COMPANIES

Bunge

        Bunge is a leading global agribusiness and food company operating in the farm-to-consumer food chain. Bunge conducts operations in three divisions: agribusiness, fertilizer and food products.

        Bunge's agribusiness division is an integrated business principally involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. Bunge's agribusiness operations and assets are primarily located in North and South America, Europe, China and India.

        Bunge's fertilizer division is involved in every stage of the fertilizer business, from mining of raw materials to the sale of fertilizer products. The activities of Bunge's fertilizer division are primarily located in Brazil.

        Bunge's food products division consists of two business segments: edible oil products and milling products. These segments include businesses that produce and sell food products such as edible oils, shortenings, margarines, mayonnaise and milled products such as wheat flours and corn products. The activities of Bunge's food products division are primarily located in North America, Europe, Brazil, China and India.

        Bunge is a limited liability company incorporated under the laws of Bermuda. Bunge's principal executive offices and corporate headquarters are located at 50 Main Street, White Plains, New York, 10606, United States of America and the telephone number at that address is (914) 684-2800. Bunge's registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.

Corn Products

        Corn Products is one of the world's largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from wet milling and processing of corn and other starch-based materials. Corn Products and its subsidiaries manufacture and sell a number of ingredients to a wide variety of food and industrial customers. Its products are derived primarily from the processing of corn and other starch-based materials, such as tapioca.

        Corn Products' sweetener products include high fructose corn syrup, glucose corn syrups, high maltose corn syrups, caramel color, dextrose, polyols, maltodextrins and glucose and corn syrup solids. Its starch-based products include both industrial and food-grade starches.

        Corn Products supplies a broad range of customers in many diverse industries around the world, including the food and beverage, pharmaceutical, paper products, corrugated, laminated paper, textile and brewing industries, as well as the global animal feed and corn oil markets.

        Approximately 61 percent of Corn Products' 2007 net sales were provided from its North American operations, with the remainder coming from South America and Asia/Africa.

        Corn Products was incorporated as a Delaware corporation in 1997 as a wholly owned subsidiary of CPC International, Inc. On December 31, 1997, it became a public company when the stock of Corn Products was distributed in a spin-off to the holders of CPC International. Corn Products' principal executive offices are located at 5 Westbrook Corporate Center, Westchester, Illinois 60154, and its telephone number is (708) 551-2600.

THE MERGER

General

        Pursuant to the merger agreement, Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge, will merge with and into Corn Products. Corn Products will be the surviving corporation and will become a wholly owned subsidiary of Bunge. As a result of the merger, Corn Products stockholders will be entitled to receive in exchange for each of their shares of Corn Products common stock a fraction of a Bunge common share determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting, provided that if this average closing price is equal to or greater than $133.10, each share of Corn Products common stock will be exchanged for 0.4207 of a Bunge common share, and if this average closing price is equal to or less than $108.90, each share of Corn Products common stock will be exchanged for 0.5142 of a Bunge common share.

Background to the Merger

        From time to time, Bunge explores and assesses the various strategic alternatives available to strengthen its existing market positions, establish new growth platforms, extend its global footprint into key geographies and deliver increased value to its shareholders. In late 2007 and early 2008, Bunge retained Credit Suisse and Morgan Stanley as financial advisors to assist it in evaluating potential business combination transactions, including a combination with Corn Products.

        At a regularly scheduled meeting of the Bunge board of directors on December 13 and 14, 2007, Alberto Weisser, Chairman of the Board of Directors and Chief Executive Officer of Bunge, discussed with the Bunge board of directors potential business combination transactions through which Bunge could enter the corn wet milling industry, including a potential business combination transaction with Corn Products. Following discussion, the Bunge board of directors authorized Bunge senior management to proceed with a more in-depth evaluation of opportunities to enter the corn wet milling industry.

        Following this meeting, Bunge senior management concluded that, as a preliminary matter, Bunge should focus on a potential business combination with Corn Products. The factors considered by senior management of Bunge in reaching this conclusion included Corn Products' status as a pure play corn wet miller, its products profile, its size and its geographic footprint. Based on their knowledge of Corn Products and its senior management, Bunge senior management also thought that Corn Products would be a good cultural fit with Bunge.

        In early 2008, Bunge retained Shearman & Sterling LLP as its legal advisor in connection with its consideration of potential business combination transactions, including a combination with Corn Products.

        On January 30, 2008, Mr. Weisser telephoned Samuel C. Scott III, the Chairman, President and Chief Executive Officer of Corn Products, to request a meeting with Mr. Scott. On February 21, 2008, Mr. Weisser and Mr. Scott met and Mr. Weisser inquired about Corn Products' possible interest in a potential strategic transaction between Bunge and Corn Products.

        On February 25, 2008, the Corn Products board of directors met by teleconference. Mr. Scott reported on his conversations with Mr. Weisser and the Corn Products board of directors authorized Mr. Scott to continue his conversations with Mr. Weisser and report back to the board. Following the meeting, representatives of Corn Products contacted its regular outside counsel, Sidley Austin LLP, to inform them of these developments.

        At a regularly scheduled meeting of the Bunge board of directors on February 29, 2008, senior members of Bunge management discussed with the Bunge board of directors various business combination possibilities, including a possible combination with Corn Products. As part of that discussion, the strategic rationale for a business combination transaction with Corn Products was discussed, as well as the likely financial impact on Bunge of such a combination. Following discussion, the Bunge board of directors authorized Bunge senior management to continue discussions with senior management of Corn Products regarding a possible business combination transaction between Corn Products and Bunge.

        On March 4, 2008, Mr. Scott, William Norman, Corn Products' lead director, and Mary Ann Hynes, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of Corn Products, met with representatives of Sidley Austin and discussed the recent conversations between Mr. Scott and Mr. Weisser, as well as the discussion relating thereto among the members of the Corn Products board of directors, including various matters related to the fiduciary duties of the directors and a potential transaction process.

        Later on March 4, 2008, Mr. Weisser telephoned Mr. Scott to confirm Bunge's preliminary interest in exploring a business combination transaction with Corn Products. Mr. Weisser did not indicate any financial terms for such a transaction during this call. At the end of the telephone call, Mr. Scott suggested that he and Mr. Weisser meet in Chicago on March 14, 2008 to continue their discussions regarding the exploration of a possible business combination transaction.

        On March 7, 2008, management of Corn Products and representatives of Sidley Austin met with representatives of Lazard and informed Lazard of the discussions with Bunge (and Lazard was later formally engaged as Corn Products' financial advisor in connection with a potential business combination transaction). Following that meeting, a telephonic meeting of the Corn Products board of directors was held in which members of Corn Products' senior management and representatives of Sidley Austin and Lazard participated. Representatives of Sidley Austin reviewed with the Corn Products board of directors various matters regarding fiduciary duties and other considerations to be taken into account during the transaction process. Mr. Scott presented an update on the events that had occurred since the most recent board meeting and indicated that Lazard would present materials regarding various valuation methodologies for Corn Products at the next regularly scheduled board meeting.

        On March 14, 2008, Mr. Weisser and Jacqualyn A. Fouse, Chief Financial Officer of Bunge, met in Chicago with Mr. Scott and Ms. Hynes to discuss their preliminary views on a business combination transaction between Bunge and Corn Products. At the meeting, Mr. Scott said that while Corn Products was not currently considering strategic alternatives, he would consider and present to the Corn Products board of directors any indication of interest that Mr. Weisser expressed at the meeting. Mr. Weisser stated that, based solely on Bunge's review of publicly available information, including reports of equity research analysts, Bunge might be prepared to pursue an all-stock transaction for Corn Products at a price that valued each share of Corn Products common stock in the "high-$40s", which suggested a premium of 25% to 30% over the then current market price of Corn Products common stock. The meeting concluded by Mr. Scott committing to discuss Bunge's indication of interest with the Corn Products board of directors and to follow up with Mr. Weisser thereafter.

        On March 19, 2008, the Corn Products board of directors met in person at a regularly scheduled meeting. Representatives of Sidley Austin and Lazard and members of senior management also participated in the meeting. Mr. Scott reported on the meeting with Mr. Weisser and Ms. Fouse and stated that he had received an indication of interest from Bunge at that meeting. Representatives of Sidley Austin briefed the Corn Products board of directors on various legal considerations to be taken into account, including the fiduciary duties of the directors and confidentiality. Representatives of Lazard presented a preliminary analysis of Corn Products' recent stock performance, various strategic alternatives and other observations regarding the indication of interest received from Bunge. Following discussion, the Corn Products board of directors authorized Corn Products senior management to continue discussions with Bunge, enter into a mutual confidentiality agreement, exchange high level due diligence information and request Bunge to make a more specific proposal.

        On April 1, 2008, Corn Products and Bunge entered into a mutual confidentiality agreement containing customary confidentiality and standstill provisions, and, on April 2, 2008, Bunge sent a due diligence request list to Corn Products requesting that Corn Products provide Bunge and its representatives with certain business, financial, accounting, legal, regulatory and other information.

        On April 4, 2008, the Bunge board of directors held a telephonic meeting during which Mr. Weisser updated the Bunge board of directors on the status of discussions with Corn Products and answered questions posed by the Bunge directors.

        On April 9, 2008, Mr. Scott, Cheryl K. Beebe, Vice President and Chief Financial Officer of Corn Products, and Ms. Hynes met in New York with Ms. Fouse and Carl Hausmann, President and Chief Executive Officer, Bunge North America. At the meeting, the Corn Products representatives made a presentation and answered questions posed by the Bunge representatives regarding certain aspects of Corn Products' business, including recent trends in commodities prices, tax planning and the status of its arbitration against the federal government of Mexico under the North American Free Trade Agreement. The Corn Products representatives also told the Bunge representatives that they wanted a firmer indication from Bunge as to the price it might be prepared to pay for each share of Corn Products common stock. At the conclusion of the meeting, the Bunge representatives stated that they would consider the information that had been presented by Corn Products and contact Corn Products the following week regarding a per share valuation of Corn Products' common stock.

        On April 15, 2008, Mr. Weisser and Mr. Scott spoke by telephone, and Mr. Weisser indicated that Bunge was prepared to revise its preliminary price indication to a price of up to $50.00 per share and reiterated that Bunge was seeking an all-stock transaction structure. Mr. Scott indicated that, if Corn Products were to enter into a transaction with Bunge with a significant stock component, Corn Products would be seeking some form of price protection for its stockholders in the event of fluctuations in the market price of Bunge common shares.

        On April 17, 2008, the Corn Products board of directors met by teleconference. Representatives of Sidley Austin and Lazard and members of Corn Products senior management also participated in the meeting. Mr. Scott updated the Corn Products board of directors on the discussions with Bunge since the last board meeting, including the execution of a confidentiality agreement and the mutual exchange of certain due diligence information. He also indicated that Bunge had indicated an interest in acquiring Corn Products at a price of $50.00 per share, based on an all-stock transaction structure. Representatives of Lazard presented an updated preliminary analysis of valuation methodologies for Corn Products, which reflected the increased earnings expectations that Corn Products intended to announce to the public at its upcoming earnings call. Following discussion, the Corn Products board of directors authorized management to continue discussions with Bunge and seek an increase in its indicated price per share of Corn Products common stock before proceeding with additional due diligence review.

        On April 18, 2008, Mr. Weisser and Mr. Scott spoke by telephone. Mr. Scott stated that the Corn Products board of directors had authorized Mr. Scott to meet with Mr. Weisser to continue discussing potential transaction terms and structure with Bunge. Mr. Scott also stated that Corn Products would not proceed with due diligence unless Bunge could indicate a price no lower than the "mid-$50s" for each share of Corn Products common stock. Mr. Weisser and Mr. Scott agreed to try to arrange a meeting on either April 25, 2008 in Chicago or April 28, 2008 in New York to continue discussions.

        On April 21, 2008, Mr. Weisser spoke with Mr. Scott about the transaction process and timing issues, including the mutual due diligence information to be exchanged. At this time, Mr. Scott told Mr. Weisser that a price of $50.00 per share of Corn Products common stock was "too low" and that

Bunge would have to propose a higher indicative price in order to initiate a process that could lead to a definitive agreement for a business combination transaction with Corn Products. Mr. Weisser and Mr. Scott discussed potential ranges of valuation that Mr. Scott would be willing to recommend to the Corn Products board of directors but did not agree on an indicative range and decided to allow Bunge's financial advisors and Corn Products' financial advisor to have discussions regarding the views of Bunge and Corn Products, respectively, as to the valuation of Corn Products.

        On April 22, 2008, Bunge's financial advisors and Corn Products' financial advisor spoke by telephone. During the call, the financial advisors discussed the views of Bunge and Corn Products, respectively, as to the valuation considerations for Corn Products and Corn Products' request that Bunge should propose a higher indicative price per share for Corn Products common stock. Corn Products' financial advisor reiterated that while Corn Products was open to an all-stock transaction, some form of price protection would be required.

        Also, on April 22, 2008, Corn Products reported its financial results for the fiscal quarter ended March 31, 2008. On April 24, 2008, Bunge reported its financial results for the fiscal quarter ended March 31, 2008.

        On April 25, 2008, at Bunge's request, Bunge's financial advisors spoke by telephone to Corn Products' financial advisor. Bunge's financial advisors stated that Bunge might be prepared to pay as much as $55.00 per share of Corn Products common stock in an all-stock transaction, but that additional due diligence would be required to determine whether such a price was attainable, and that Bunge was making no commitment on any form of price protection. The financial advisors also discussed the scope of due diligence that Bunge intended to conduct on Corn Products and that Corn Products intended to conduct on Bunge. At the conclusion of the call, Corn Products' financial advisor agreed to respond to Bunge's financial advisors by early the following week.

        On April 28, 2008, the Corn Products board of directors met by teleconference. Representatives of Sidley Austin and Lazard and members of Corn Products senior management also participated in the meeting. Lazard reported on recent discussions with Bunge's financial advisors regarding the price and structure of a proposed transaction. Lazard also reviewed the preliminary valuation analyses that it had previously presented to the Corn Products board of directors. Sidley Austin addressed certain legal matters, including the fiduciary duties of the directors. Following discussion, the Corn Products board of directors authorized Lazard to respond to Bunge's financial advisors to schedule additional due diligence review sessions to provide additional information to support an increase in Bunge's indicated price per share of Corn Products common stock.

        On April 29, 2008, Bunge's financial advisors spoke by telephone with Corn Products' financial advisor regarding the views of Bunge and Corn Products, respectively, on the valuation of Corn Products common stock. On the telephone call, the financial advisors discussed having the senior management of Corn Products give a presentation to Bunge's senior management to assist Bunge and its financial advisors in understanding Corn Products' views on the valuation of Corn Products common stock. Later that afternoon, Mr. Weisser spoke by telephone with Mr. Scott about their respective views on the valuation of Corn Products common stock. Mr. Weisser and Mr. Scott also discussed scheduling a presentation by the senior management of Corn Products to the senior management of Bunge and set the date of such management presentation for May 9, 2008.

        On May 9, 2008, Mr. Scott, Ms. Beebe and Ms. Hynes made a full-day presentation in Chicago to the senior management of Bunge focusing on Corn Products' high-level business plan, its arbitration against the federal government of Mexico under the North American Free Trade Agreement and potential synergy opportunities and answering questions posed by Bunge's senior management. The financial advisors for Bunge and Corn Products also attended the meeting. After the presentation, Mr. Weisser and Mr. Scott discussed potential ranges for the value of shares of Corn Products common stock and Mr. Weisser stated that, based upon the information that had been provided to date, and subject to satisfactory completion by Bunge of its due diligence review, Bunge was prepared to revise its preliminary indication to a price in the range of $54.00 to $56.00 per share of Corn Products common stock.

        On May 12, 2008, the Corn Products board of directors met by teleconference. Representatives of Sidley Austin and Lazard and members of Corn Products senior management also participated in the meeting. Mr. Scott updated the Corn Products board of directors on the recent discussions with Bunge, including the $54.00 to $56.00 price range. Lazard discussed its preliminary views regarding valuation in light of the range proposed by Bunge. The Corn Products board of directors also preliminarily discussed with the representatives of Sidley Austin and Lazard the potential terms for a definitive merger agreement, including the operation of collars in stock-for-stock transactions, deal protection measures, break-up fees and the right to consider competing proposals. Representatives of Sidley Austin again reviewed the fiduciary duties of the directors and other legal matters. Mr. Scott indicated that if the Corn Products board of directors concluded that the proposed price range justified continuing discussions with Bunge, Corn Products management recommended proceeding with mutual in-depth due diligence and described a tentative schedule for proceeding with negotiations. Following further discussion, the Corn Products board of directors authorized continued discussions with Bunge.

        On May 14, 2008, Corn Products provided Bunge and its advisors access to an "electronic dataroom". From May 15, 2008 until June 21, 2008, Bunge and its advisors reviewed the due diligence materials provided to them by Corn Products and its financial advisor. In addition, during such period, Bunge and its advisors convened conference calls from time to time with Corn Products and its advisors to discuss matters relating to Bunge's due diligence review of Corn Products.

        On May 16, 2008, Mr. Scott, Ms. Beebe and Ms. Hynes together with the regional presidents of Corn Products made a full-day presentation to the senior management of Bunge and its financial advisors and representatives of Ernst & Young LLP, Bunge's transactional due diligence advisors, in Chicago. Corn Products' financial advisor was also present at this meeting. During the management presentation, senior management of Corn Products provided business, financial, accounting, legal, regulatory and other information that was more detailed than the information that had previously been provided to representatives of Bunge, including information by individual business region, and answered due diligence questions posed by Bunge's senior management.

        On May 19, 2008, Corn Products' financial advisor sent to Bunge's financial advisors a list of materials and questions that Corn Products and its advisors requested in connection with their due diligence review of Bunge. From May 19, 2008 through June 21, 2008, Corn Products and its advisors reviewed the due diligence materials provided to them by Bunge. In addition, during such period, representatives of Corn Products and its advisors convened conference calls from time to time with representatives of Bunge and its advisors to discuss matters relating to Corn Products' due diligence review of Bunge.

        On May 21, 2008, the Corn Products board of directors met in person at a regularly scheduled meeting of the board following its annual meeting of stockholders. Representatives of Sidley Austin and Lazard and members of Corn Products senior management also participated in the meeting. Mr. Scott updated the Corn Products board of directors on the discussions with Bunge since the last board meeting. The Corn Products board of directors also met separately with representatives of Sidley Austin but without management and discussed various matters, including an illustrative timetable in the event that the board determined to continue to pursue a potential transaction with Bunge. The Corn Products board of directors also discussed the possible retention of a second investment banking firm to act as financial advisor to Corn Products and render a fairness opinion with respect to any potential transaction.

        Later, on May 21, 2008, Bunge sent a draft of a proposed merger agreement to Corn Products.

        On May 22, 2008, the Bunge board of directors held a regularly scheduled meeting in advance of its annual general meeting of shareholders. Representatives of Shearman & Sterling, Credit Suisse and Morgan Stanley attended the meeting. Shearman & Sterling presented an overview of the responsibilities of the Bunge board of directors under Bermuda law in considering the proposed transaction with Corn Products. Then, Bunge senior management made a presentation to the Bunge board of directors regarding the status of their discussions with Corn Products senior management and Bunge's due diligence review of Corn Products. In addition, senior members of Bunge management discussed their preliminary views as to the valuation of Corn Products common stock and the impact of the proposed transaction on Bunge from financial and credit viewpoints. Bunge's senior management also presented to the Bunge board of directors a comparison of various types of exchange ratio mechanisms used in stock-for-stock transactions. Finally, Bunge senior management presented a preliminary transaction timeline and, along with Credit Suisse and Morgan Stanley, answered questions posed by the Bunge directors. At this meeting, Shearman & Sterling also reviewed the principal terms and conditions of the proposed merger agreement. After extended discussion, the Bunge board of directors authorized Bunge senior management to continue to negotiate the proposed transaction with representatives of Corn Products.

        On May 29, 2008, members of senior management of Bunge made a full-day presentation to the senior management of Corn Products and its financial advisor regarding Bunge's operations. Bunge's financial advisors were also present at the meeting. Bunge senior management answered due diligence questions posed by Corn Products' senior management and its financial advisor during the presentation and in the May 19, 2008 due diligence request list sent to Bunge's financial advisors.

        Later on May 29, 2008, the Corn Products board of directors met by teleconference. Representatives of Sidley Austin and members of Corn Products senior management also participated in the meeting. Mr. Scott reported on the progress of discussions with Bunge, and in particular the management presentation by Bunge earlier that day. Mr. Scott and other members of Corn Products senior management reported on potential synergies that could result from a transaction with Bunge and indicated that management would be meeting to identify and consider additional potential synergies. Mr. Norman reported on discussions with investment banking firms to potentially render an additional fairness opinion with respect to any proposed transaction. Following discussion, the Corn Products board of directors approved the retention of a second investment banking firm to act as financial advisor to Corn Products and authorized management to retain JPMorgan for such purpose.

        On June 3, 2008, Mr. Weisser and Mr. Scott met in New York. Mr. Weisser and Mr. Scott discussed valuation ranges for the shares of Corn Products common stock, including a price of $56.00 for each share of Corn Products common stock. Mr. Scott reiterated his position that, while a transaction in which the consideration consisted entirely of Bunge common shares might be acceptable to the Corn Products board of directors, some form of price protection for Corn Products stockholders would be required. They further discussed possible roles for Corn Products senior and business segment management in the Bunge organization following completion of the merger as well as various other integration issues to be addressed in a potential business combination, and agreed that Corn Products would maintain its operational headquarters in Westchester, Illinois, and continue to use the Corn Products brand name following any transaction.

        On June 4, 2008, the Corn Products board of directors met by teleconference. Representatives of Sidley Austin and Lazard and members of Corn Products senior management also participated in the meeting. Representatives of Sidley Austin again reviewed the fiduciary duties of the directors and other legal matters. Mr. Scott reported on his meeting with Mr. Weisser. The directors further discussed with management and the representatives of Lazard and Sidley various matters related to a potential transaction, including valuation of Corn Products and the pricing of any potential transaction, including the operation of various price protection mechanisms used in stock-for-stock transactions, the value of potential synergies and the status of due diligence regarding both parties.

        On June 9, 2008, the Corn Products board of directors met in person. Representatives of Sidley Austin, Lazard and JPMorgan and members of Corn Products senior management also participated in the meeting. Senior management of Corn Products presented Corn Products' internal financial projections and discussed the implications of such projections with respect to the valuation of Corn Products and a potential transaction with Bunge. Management and Lazard reported on the status of due diligence regarding Bunge. Management also discussed their assessment of potential synergies from a combination with Bunge. Representatives of Lazard presented a preliminary valuation report and a preliminary assessment of a combination of Bunge and Corn Products. Lazard also provided an overview of the operation of price protection mechanisms used in stock-for-stock transactions. JPMorgan also presented a preliminary valuation report. Sidley Austin reviewed the terms of the proposed merger agreement with the directors and received guidance with respect to responding to Bunge with respect to various issues in the proposed merger agreement. The discussion that followed included how to respond to Bunge with respect to price and other financial terms, the number of Bunge board seats to be filled with Corn Products directors in a potential transaction and the timing for any transaction, including Corn Products' ability to approach other potential partners for a business combination transaction before and after potentially entering into a transaction with Bunge.

        On June 9, 2008, Mr. Weisser and Mr. Scott spoke by telephone and Mr. Scott updated Mr. Weisser on certain points of discussion among the Corn Products board of directors at their meeting earlier that day. Mr. Scott also told Mr. Weisser that the Corn Products board of directors wanted two or three existing Corn Products directors to be appointed to the Bunge board of directors upon the completion of the proposed merger. Mr. Weisser told Mr. Scott that the Bunge board of directors was prepared to commit to appoint only Mr. Scott to the Bunge board of directors upon the completion of the merger.

        On June 10, 2008, representatives of Lazard spoke by telephone with representatives of Credit Suisse and Morgan Stanley regarding Corn Products' views on the valuation of Corn Products common stock and price protection mechanisms, as well as certain aspects of the proposed merger agreement, including the termination fee provisions. That evening, Corn Products' legal advisor sent to Bunge's legal advisor a revised proposed merger agreement.

        From June 11, 2008 through June 21, 2008, Bunge's legal advisor and Corn Products' legal advisor negotiated the terms of the proposed merger agreement. In connection with these negotiations, the parties exchanged multiple drafts of the proposed merger agreement and comments with respect thereto. Each of Bunge's and Corn Products' senior management teams met regularly with their respective advisors to receive an update on the status of the negotiations and provide direction and instructions to their advisors. Among other terms discussed between the representatives, topics of significant discussion included:

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  the conditions under which either the Bunge or Corn Products board of directors would be permitted to change its recommendation to its stockholders or terminate the merger agreement and the consequences of any such change in recommendation or termination;

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  the non-solicitation provisions applicable to Corn Products and the circumstances under which the Corn Products board of directors would be permitted to solicit or respond to and accept a superior proposal, including Bunge's right to match any such proposal;

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  the mechanism for determining the exchange ratio;

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  the extent of the representations and warranties to be provided by both Bunge and Corn Products and the covenants applicable to the operations of their respective businesses pending consummation of the merger; and

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  certain employee benefit provisions of the merger agreement.

        On June 16, 2008, Mr. Weisser and Mr. Scott spoke by telephone twice regarding the remaining principal issues with respect to the proposed transaction. Mr. Weisser and Mr. Scott discussed valuation and agreed in principle to a price of $56.00 per share of Corn Products common stock, subject to satisfactory completion by both parties of their final due diligence reviews and to the final merger agreement, including the exchange ratio mechanism, being satisfactory to both parties. In addition, Mr. Weisser and Mr. Scott agreed that representatives of Credit Suisse and Morgan Stanley and Lazard would discuss possible price protection mechanisms, including a floating exchange ratio with upper and lower limits of 10% above and below a representative stock price to be agreed at the time of entering into a definitive agreement, and would report back to members of senior management of Bunge and Corn Products, respectively. Mr. Scott reiterated that the Corn Products board of directors wanted two or three existing Corn Products directors to be appointed to the Bunge board of directors upon the completion of the proposed merger, and Mr. Weisser responded that the Bunge board of directors was prepared to commit only to appointing Mr. Scott to the Bunge board of directors upon completion of the proposed merger, but that he would raise with the Bunge board of directors the possibility of appointing one or two additional Corn Products directors.

        On June 16, 2008, the Corn Products board of directors met by teleconference. Representatives of Sidley Austin and Lazard and members of Corn Products senior management also participated in the meeting. Mr. Scott commented on the recent market performance of the Corn Products common stock and reported on his discussions with Mr. Weisser. Representatives of Sidley Austin reported on their discussions with Bunge's legal advisors regarding the terms of the proposed merger agreement. Following discussion, Corn Products management and its advisors were directed to continue to work towards resolving the remaining outstanding issues.

        Mr. Weisser and Mr. Scott spoke several times by telephone from June 17, 2008 through June 20, 2008 regarding certain terms of the proposed merger agreement, as well as their plans regarding the announcement of the transaction were it to be finally agreed.

        On the morning of June 20, 2008, a special meeting of the Bunge board of directors was held. At the meeting, senior members of Bunge management reviewed with the Bunge board of directors the structure of the proposed transaction, the background of the discussions with Corn Products and the results of Bunge's due diligence review of Corn Products. Bunge senior management also presented the principal terms of the proposed transaction. Credit Suisse presented its financial analyses of the transaction and rendered its oral opinion to Bunge's board of directors, subsequently confirmed by delivery of its written opinion, dated June 21, 2008, to the effect that, as of the date thereof, and based upon and subject to the factors and assumptions set forth in the written opinion, the exchange ratio was fair to Bunge from a financial point of view. Morgan Stanley presented its financial analyses of the transaction and rendered its oral opinion to Bunge's board of directors, subsequently confirmed by delivery of its written opinion, dated June 21, 2008, to the effect that, as of the date thereof, based upon and subject to the various considerations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Bunge. Shearman & Sterling then reviewed the principal terms of the proposed merger agreement, including the provisions that had changed over the course of negotiation with Corn Products and its legal advisor. Following extended discussion, and taking into account the factors described below in greater detail under "—Bunge's Reasons for the Merger and Recommendation of the Bunge Board of Directors", the Bunge board of directors, by unanimous vote of those present, approved the merger agreement and declared its advisability and resolved to recommend that Bunge shareholders vote to approve the issuance of Bunge common shares to Corn Products stockholders.

        On June 20, 2008, the Corn Products board of directors also met in person at a special meeting. Representatives of Sidley Austin, Lazard and JPMorgan and members of Corn Products senior management were also present. Representatives of Sidley Austin reviewed the fiduciary duties of the directors and other legal matters. Management presented an update of events since the last meeting of the Corn Products board of directors, including the principal financial terms of the proposed transaction, as well as an update on the status of business and legal due diligence of Bunge. Representatives of Sidley Austin reviewed the principal terms of the proposed merger agreement, including the course of negotiations between the advisors regarding the open terms, relevant tax and regulatory considerations, a comparison of Delaware and Bermuda law, the stockholder approval process and timeline and the interim operation of Corn Products after the proposed execution of the merger agreement. Lazard presented its valuation report and described the fairness opinion that it was prepared to deliver. Following Lazard's report, JPMorgan presented its valuation report and described the fairness opinion that it was prepared to deliver. Extended discussion followed with numerous questions addressed to Corn Products management and its advisors, following which the meeting was scheduled to be reconvened by teleconference the following day.

        On June 21, 2008, the meeting of the Corn Products board of directors was reconvened by telephone. Representatives of Sidley Austin, Lazard and JPMorgan and members of Corn Products senior management also participated. Mr. Scott and representatives of Sidley Austin updated the Corn Products board of directors with respect to discussions that had taken place since the previous day, including final changes to the merger agreement. After responding to questions, Lazard delivered to the Corn Products board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated June 21, 2008, that as of such date and based on and subject to the assumptions, procedures, factors, limitations and qualifications set forth in its respective written opinion, the per share merger consideration to be paid to Corn Products' stockholders in the merger was fair from a financial point of view to the holders of Corn Products common stock. Following the presentation by Lazard and after responding to questions, JPMorgan delivered to the Corn Products board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated June 21, 2008, that as of such date and based on and subject to the assumptions, procedures, factors, limitations and qualifications set forth in its respective written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Corn Products common stock. After additional discussion, and taking into account the factors described below in greater detail under "—Corn Products' Reasons for the Merger and Recommendation of the Corn Products Board of Directors", the Corn Products board of directors unanimously adopted resolutions which, among other things, determined that the merger is in the best interests of Corn Products and its stockholders, approved the merger agreement and declared its advisability, approved the merger and the other transactions contemplated by the merger agreement and resolved to recommend that the Corn Products stockholders vote for the adoption of the merger agreement.

        Following the meeting of the Corn Products board of directors on June 21, 2008, Bunge, Bleecker Acquisition Corp. and Corn Products executed the merger agreement.

        Early in the morning of June 23, 2008, Bunge and Corn Products issued a joint press release announcing their execution of the merger agreement.

Bunge's Reasons for the Merger and Recommendation of the Bunge Board of Directors

        At a special meeting of the Bunge board of directors held on June 20, 2008, the Bunge board of directors, by unanimous vote of those present, approved the merger agreement and declared its advisability and approved a proposal to issue Bunge common shares to Corn Products stockholders on the terms and conditions set out in the merger agreement, and recommends that Bunge shareholders vote "FOR" approval of the proposal.

        In reaching its decision to adopt the proposal and recommend that Bunge shareholders vote to approve the proposal, the Bunge board of directors, at its June 20, 2008 meeting, and at other meetings at which it had considered the proposed acquisition of Corn Products, considered a number of factors, including the following:

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  Market Price.  The Bunge board of directors considered the value of the per share merger consideration to be paid by Bunge in the merger, including the fact that Corn Products stockholders will receive, for each share of Corn Products common stock that they own, per share merger consideration consisting of the right to receive a fraction of a Bunge common share determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting, provided that if this average closing price is equal to or greater than $133.10, each share of Corn Products common stock will be exchanged for 0.4207 of a Bunge common share, and if this average closing price is equal to or less than $108.90, each share of Corn Products common stock will be exchanged for 0.5142 of a Bunge common share. The Bunge board of directors also considered the historical stock prices of Bunge common shares and Corn Products common stock.

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  Form of Per Share Merger Consideration.  The Bunge board of directors considered that the per share merger consideration will have a dilutive effect on the ownership of the current holders of Bunge common shares. The Bunge board of directors noted that because the per share merger consideration is subject to a collar, the dilution to existing Bunge shareholders would be limited.

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  Business, Condition and Prospects.  The Bunge board of directors considered Corn Products' financial condition, results of operations, business, competitive position, reputation and business prospects, as well as current industry, economic, government regulatory and market conditions and trends. The Bunge board of directors also reviewed information with respect to the prospects of the combined company.

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  Strategic Advantages.  The Bunge board of directors considered its assessment of the complementary strengths of each of the companies and the experience of Bunge in integrating acquired companies. The Bunge board of directors also reviewed information with respect to the prospects of the combined company, including the potential to create a larger, more diversified and competitive global provider of agribusiness and food products as a result of the following:

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  through the addition of Corn Products' sweeteners, starches and other products to Bunge's portfolio of products, the combined company is expected to be well positioned to serve growing global demand for a broad array of agribusiness and food products;

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  the merger is expected to bring together the established strengths of the two companies in core geographic regions, including the United States, Brazil and Argentina; it is also expected to provide opportunities to build on each company's assets to expand in high-growth geographic regions, such as China, Mexico, India, South America, Southeast Asia and Africa;

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  through the creation of common and more efficient distribution channels and improved sales and product development capabilities, the combined company is expected to be able to increase its presence in shared customer segments, such as processed food, bakery, animal feed and brewing, while serving a larger and more diverse set of customers overall; and

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  Bunge expects to achieve certain cost synergies through savings in areas such as procurement, logistics and elimination of duplicate costs; additionally, the all-stock transaction is expected to strengthen Bunge's balance sheet for future growth and contribute positively to cash flows.

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  Terms of the Merger Agreement.  The Bunge board of directors, with the assistance of its legal advisors, reviewed the terms of the merger agreement, including the amount of the termination fee payable to Bunge under certain circumstances, the circumstances under which the Corn Products board of directors could change its recommendation to the Corn Products stockholders that they adopt the merger agreement, the March 23, 2009 termination date and the circumstances under which Bunge or Corn Products would have to pay certain fees and expenses of the other up to a $10 million limit.

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  Potential Risks.  The Bunge board of directors considered a number of potential risks, as well as related mitigating factors, in connection with its evaluation of the merger. These risks include the potential diversion of management resources from operational matters and the opportunity costs associated with the merger prior to the completion or abandonment of the merger. Other risks considered by the Bunge board of directors included:

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  the risk that the merger would not be consummated at all, despite the parties' efforts to cause it to occur;

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  the risk that the potential benefits of the merger may not be realized;

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  the restrictions on Bunge contained in the merger agreement to conduct its business between signing and closing in accordance with the terms of the merger agreement;

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  because of the floating exchange ratio between 0.5142 and 0.4207, the possibility that the value of the merger consideration could increase prior to the closing of the merger if the trading price of Bunge common shares increases above $133.10 per share, and the possibility of additional dilution to Bunge shareholders in the event of any decrease in the trading price of Bunge common shares to $108.90 per share or lower;

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  the risks arising from the challenges of integrating the businesses, management teams, strategies, cultures and organizations of the two companies;

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  the risk that the merger might not be consummated on a timely basis despite the parties' efforts and if the merger is not closed by March 23, 2009, the fact that the merger agreement will become terminable;

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  the impact of merger-related costs and expenses, including integration expenses, on the combined company's financial position; and

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  other applicable risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 26.

        In the judgment of the Bunge board of directors, however, these potential risks were favorably offset by the potential benefits of the merger discussed above.

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  Opinion of Credit Suisse.  Credit Suisse rendered its oral opinion to Bunge's board of directors, subsequently confirmed by delivery of its written opinion, dated June 21, 2008, to Bunge's board of directors, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth in the written opinion, the exchange ratio was fair to Bunge from a financial point of view, as described under "—Opinions of Bunge's Financial Advisors—Opinion of Credit Suisse" beginning on page 53. A copy of Credit Suisse's written opinion is attached as Annex B to this joint proxy statement/prospectus.

  •
  Opinion of Morgan Stanley.  Morgan Stanley rendered its oral opinion to Bunge's board of directors, subsequently confirmed by delivery of its written opinion, dated June 21, 2008, to Bunge's board of directors, to the effect that, as of the date thereof and based upon and subject to the various considerations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Bunge, as described under "—

    Opinions of Bunge's Financial Advisors—Opinion of Morgan Stanley" beginning on page 62. A copy of Morgan Stanley's written opinion is attached as Annex C to this joint proxy statement/prospectus.

  •
  Additional Considerations.  In the course of its deliberations on the merger, the Bunge board of directors consulted with members of Bunge management and Bunge's legal and financial advisors on various legal, business, regulatory and financial matters relating to the merger. Additional factors considered by the Bunge board of directors in determining whether to approve the merger agreement and the merger and to adopt the proposal to issue Bunge common shares to Corn Products stockholders and recommend that Bunge shareholders vote to approve this proposal included:

  •
  the fact that Bunge shareholders will have an opportunity to vote on the proposal to issue Bunge common shares to Corn Products stockholders; and

  •
  the fact the Bunge board of directors has the right under the merger agreement to withdraw its recommendation to Bunge shareholders that they approve the issuance of Bunge common shares to Corn Products stockholders if the Bunge board of directors determines, in its good faith judgment prior to the Bunge special general meeting and after consultation with its outside legal counsel, that the failure to withdraw its recommendation of such issuance of Bunge common shares would be inconsistent with the Bunge directors' exercise of their fiduciary obligations to Bunge and its shareholders under applicable law.

        The foregoing discussion is not intended to be exhaustive, but Bunge believes it addresses the material information and factors considered by the Bunge board of directors in its consideration of the merger, including factors that may support the merger, as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the Bunge board of directors did not find it practicable to quantify or otherwise assign relative weights to and did not make specific assessments of the factors considered in reaching its determination. In addition, the Bunge board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Bunge board of directors may have given different weights to different factors.

Corn Products' Reasons for the Merger and Recommendation of the Corn Products Board of Directors

        In reaching its decision to approve the merger agreement and declare its advisability and to recommend adoption of the merger agreement to Corn Products stockholders, the Corn Products board of directors consulted with the Corn Products senior management team, as well as its outside legal and financial advisors, and considered a number of factors, including the following material factors which the Corn Products board of directors viewed as supporting its decision to approve the merger agreement and declare its advisability and to recommend that Corn Products stockholders vote "FOR" the adoption of the merger agreement:

  •
  Value of Merger Consideration.  The Corn Products board of directors considered the value of the per share merger consideration to be received by Corn Products stockholders in the merger, including the fact that, if the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting is between $108.90 and $133.10, Corn Products stockholders will receive, for each share of Corn Products common stock that they own, per share merger consideration with a value of $56.00. The Corn Products board of directors also considered the fact that, because the exchange ratio becomes fixed outside this range, the value of the per share merger consideration to be received by Corn Products stockholders will be less than $56.00 to the extent that the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting falls below $108.90 and will be more than $56.00 to the extent that the volume weighted average of the closing prices of a Bunge common share during that period rises above $133.10. The Corn Products board of directors also considered the course of negotiations between the parties, including that such negotiations resulted in a higher price per share of Corn Products common stock than was initially proposed by Bunge.

  •
  Form of Merger Consideration.  The Corn Products board of directors considered that the merger consideration will permit Corn Products' stockholders to exchange their shares of Corn Products common stock for Bunge common shares and retain an equity interest in the combined enterprise with the related opportunity to share in its future growth. The Corn Products board of directors also reviewed the current and historical trading prices for Bunge common shares as well as the volatility of the price for Bunge common shares compared to the volatility of the Corn Products common stock price.

  •
  Terms of the Merger Agreement.  The Corn Products board of directors, with the assistance of its legal advisors, reviewed the terms of the merger agreement, including:

  •
  the ability of the Corn Products board of directors to respond to and engage in discussions or negotiations regarding unsolicited third party acquisition proposals under certain circumstances and, ultimately, to terminate the merger agreement in order to accept a superior proposal;

  •
  the ability of the Corn Products board of directors to withdraw, modify or amend its recommendation that Corn Products stockholders vote to adopt the merger agreement under certain circumstances;

  •
  Corn Products' right to terminate the merger agreement under certain circumstances; and

  •
  the possibility that Corn Products will be obligated to pay a $110 million termination fee to Bunge or to reimburse Bunge for certain fees and expenses.

  •
  Corn Products' Business Condition and Prospects.  The Corn Products board of directors considered information with respect to Corn Products' financial condition, results of operations, business, competitive position and business prospects and risks, on both a historical and prospective basis, as well as current industry, economic and market conditions and trends. The Corn Products board of directors also took into account the risks involved with succession planning following Samuel C. Scott III's announced retirement as President and Chief Executive Officer of Corn Products as well as Corn Products' prospects for recovering damages in connection with proceedings relating to Corn Products' assertion that the imposition by Mexico of a discriminatory tax on beverages containing high fructose corn syrup breached various obligations of Mexico under North American Free Trade Agreement.

  •
  Bunge's Business Condition and Prospects.  The Corn Products board of directors considered information with respect to Bunge's financial condition, results of operations, business, competitive position and business prospects and risks, on both a historical and prospective basis, as well as current industry, economic and market conditions and trends. In considering Bunge's condition and prospects, the Corn Products board of directors reviewed Bunge's historical performance, public filings made by Bunge, analysts reports about Bunge and reports from Corn Products' senior management team regarding its due diligence review of Bunge's business and legal affairs and Bunge's management. The Corn Products board of directors also took into account the expected effect of the merger on Bunge's earnings per common share and pro forma debt structure.

  •
  Strategic Advantages.  The Corn Products board of directors also considered its assessment of the complementary strengths of each of the companies and the compatibility of the corporate structures. The Corn Products board of directors also reviewed information with respect to the prospects of the combined company, including the potential for the combined company to have a stronger competitive position and greater opportunities for growth than Corn Products would have operating independently. The Corn Products board of directors considered the potential synergies that could be expected to result from the merger as well as the ability of the combined companies to leverage their independent production, operating and distribution infrastructures and further diversify their product offerings.

  •
  Regulatory Matters.  The Corn Products board of directors considered the required regulatory approvals for the merger and the prospects and anticipated timing of obtaining those approvals.

  •
  Tax Treatment.  The Corn Products board of directors noted the expected tax treatment of the merger to Corn Products stockholders, including the fact that the merger is structured as a tax-free reorganization for United States federal income tax purposes which will generally allow Corn Products stockholders to avoid recognizing any gain from the receipt of the merger consideration.

  •
  Potential Negative Considerations.  The Corn Products board of directors considered a number of potentially negative factors, as well as related mitigating factors, in its deliberations concerning the merger agreement and the merger, including:

  •
  the possibility that the merger might not be completed as a result of the failure to receive regulatory approvals or satisfy other closing conditions, including securing approvals from stockholders of Corn Products and shareholders of Bunge, which could result in significant distractions to Corn Products' employees and increased expenses from an unsuccessful attempt to complete the merger;

  •
  the risk that adverse changes to the financial condition, results of operations, business, competitive position, reputation and business prospects of either Corn Products or Bunge could result in fluctuation in the value of the merger consideration to be received by Corn Products stockholders, could adversely affect the value of the combined company or could result in the failure to complete the merger;

  •
  the possibility that the value of the per share merger consideration could decrease prior to the closing of the merger if the trading price of Bunge common shares decreases below $108.90 per share and the inability of Corn Products stockholders to participate in any increase in the trading price of Bunge common shares unless and until it increases above $133.10 per share;

  •
  the potential difficulties of integrating the businesses of Corn Products and Bunge and the risk that the potential benefits of the merger might not be realized;

  •
  under the terms of the merger agreement, prior to the completion or abandonment of the merger, Corn Products is required to conduct its business only in the ordinary course and subject to operational restrictions;

  •
  the expectation, based on the current dividends paid by Corn Products and Bunge, that the dividends to be paid by Bunge to its shareholders may be less than the dividends currently paid by Corn Products to its stockholders;

  •
  the differences between rights of stockholders under Delaware and Bermuda law;

  •
  the fact that there are no dissenters' rights applicable to the proposed merger;

    •
    the fact that the uncertainties involved in a change of control environment impose difficulties in retaining key management and sales personnel and motivating employees facing uncertainties about the future ownership and direction of Corn Products; and

    •
    Corn Products' inability to solicit competing acquisition proposals and the possibility that the $110 million termination fee payable by Corn Products upon the termination of the merger agreement could discourage other potential bidders from making a competing bid.

        In the judgment of the Corn Products board of directors, however, these potential risks were more than offset by the potential benefits of the merger discussed above.

  •
  Opinions of Financial Advisors.  The Corn Products board of directors considered the presentations given by Lazard and JPMorgan at several meetings of the Corn Products board of directors during the course of its evaluation of the merger. The Corn Products Board of Directors also considered the oral opinions delivered by Lazard and JPMorgan on June 21, 2008, which opinions were subsequently confirmed in writing, to the effect that, as of the date of the opinions and based on and subject to the matters set forth in the respective opinions, the merger consideration was fair, from a financial point of view, to Corn Products stockholders, and the analyses, methodologies and conclusions underlying such determinations, as described under "—Opinions of Corn Products' Financial Advisors" beginning on page 69. A copy of Lazard's written opinion is attached as Annex D to this joint proxy statement/prospectus and a copy of JPMorgan's written opinion is attached as Annex E to this joint proxy statement/prospectus.

  •
  Additional Considerations.  In the course of its deliberations on the merger, the Corn Products board of directors consulted with members of Corn Products' management and Corn Products' legal, financial, accounting and tax advisors on various legal, business and financial matters. Additional factors considered by the Corn Products board of directors in determining whether to approve the merger agreement and declare its advisability and recommend that Corn Products stockholders vote to adopt the merger agreement included:

  •
  the existence of severance benefits under Corn Products severance arrangements for certain employees whose employment may terminate under certain circumstances following the execution of the merger agreement; and

  •
  the fact that Corn Products stockholders will have an opportunity to vote on the merger on the terms provided in the merger agreement.

        The foregoing discussion is not intended to be exhaustive, but Corn Products believes it addresses the material information and factors considered by the Corn Products board of directors in its consideration of the merger, including factors that may support the merger as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the Corn Products board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, the Corn Products board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Corn Products board of directors may have given different weights to different factors.

        In considering the recommendation of the Corn Products board of directors to adopt the merger agreement, Corn Products stockholders should be aware that the executive officers and directors of Corn Products have certain interests in the merger that may be different from, or in addition to, the interests of Corn Products stockholders generally. The Corn Products board of directors was aware of these interests and considered them when adopting the merger agreement and recommending that Corn Products stockholders vote to adopt the merger agreement. See "—Interests of Corn Products Directors and Executive Officers in the Merger".

Opinions of Bunge's Financial Advisors

Opinion of Credit Suisse

        Bunge retained Credit Suisse to act as its financial advisor in connection with the merger. In connection with its review of the merger, Bunge's board of directors requested that Credit Suisse advise it with respect to the fairness of the exchange ratio to Bunge from a financial point of view. On June 20, 2008, Bunge's board of directors met to review the merger and the terms of the merger agreement. During this meeting, Credit Suisse reviewed with Bunge's board of directors certain financial analyses with respect to the merger and rendered its oral opinion, subsequently confirmed by delivery of its written opinion, dated June 21, 2008, to Bunge's board of directors, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth in the written opinion, the exchange ratio was fair to Bunge from a financial point of view.

        The full text of Credit Suisse's written opinion, dated June 21, 2008, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Holders of Bunge common shares are encouraged to read the opinion carefully in its entirety. Credit Suisse provided its opinion for the information of Bunge's board of directors in connection with its consideration of the merger and Credit Suisse's opinion does not constitute advice or a recommendation to any holder of Bunge common shares as to how such holder should vote or act on any matter relating to the merger or otherwise. Credit Suisse's opinion addresses only the fairness, from a financial point of view, to Bunge of the exchange ratio and does not address any other aspect or implication of the merger, or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The following is a summary of Credit Suisse's opinion and is qualified by reference to the full text of the opinion attached as Annex B to this joint proxy statement/prospectus.

        In arriving at its opinion, Credit Suisse, among other things:

  •
  reviewed the merger agreement and certain related agreements;

  •
  reviewed certain publicly available business and financial information relating to Corn Products and Bunge;

  •
  reviewed certain other information relating to Corn Products and Bunge, including financial forecasts relating to Corn Products and certain publicly available financial forecasts relating to Bunge, as well as certain limited forecasts relating to Bunge for calendar year 2008, provided to or discussed with Credit Suisse by Corn Products and Bunge;

  •
  met with the managements of Corn Products and Bunge to discuss the business and prospects of Corn Products and Bunge, respectively;

  •
  considered certain financial and stock market data of Corn Products and Bunge, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to those of Corn Products and Bunge;

  •
  considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had recently been effected or announced; and

  •
  considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

        In connection with its review, Credit Suisse did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Corn Products that Credit Suisse reviewed, Bunge's management advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Bunge's management as to the future financial performance of Corn Products. Credit Suisse was not provided with, and did not have access to, financial forecasts for Bunge prepared by Bunge's management, other than the limited financial forecasts for Bunge referred to above for calendar year 2008. Accordingly, with respect to the limited financial forecasts for Bunge that Credit Suisse reviewed, Bunge's management advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Bunge's management as to the future financial performance of Bunge. In addition, with respect to the publicly available financial forecasts for Bunge referred to above, Credit Suisse reviewed and discussed such forecasts with Bunge's management and assumed, with the consent of Bunge's board of directors, that such forecasts (other than for calendar year 2008) represented reasonable estimates and judgments relating to the future financial performance of Bunge. With respect to the estimates provided to Credit Suisse by Bunge's management relating to the cost savings and synergies anticipated to result from the merger, Bunge's management advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Bunge's management as to such cost savings and synergies and will be realized in the amounts and the times indicated thereby.

        Credit Suisse assumed, with the consent of Bunge's board of directors, that the merger would be treated as a tax-free reorganization for federal income tax purposes. Credit Suisse also assumed, with the consent of Bunge's board of directors, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Corn Products, Bunge or the contemplated benefits of the merger and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Bunge or Corn Products, nor was Credit Suisse furnished with any such evaluations or appraisals. Credit Suisse's opinion addressed only the fairness, from a financial point of view, to Bunge of the exchange ratio and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the amounts to be received by any party in the merger or otherwise. The issuance of Credit Suisse's opinion was approved by its authorized internal committee. Credit Suisse's opinion was necessarily based upon information made available to it as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on such date. Credit Suisse did not express any opinion as to what the value of Bunge common shares actually will be when issued to the holders of Corn Products common stock pursuant to the merger or the prices at which Bunge common shares will trade at any time. Credit Suisse's opinion did not address the relative merits of the merger as compared to alternative transactions or strategies that may be available to Bunge, nor did it address Bunge's underlying business decision to proceed with the merger.

        In preparing its opinion to Bunge's board of directors, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of the analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly,

Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In performing its analyses, Credit Suisse considered financial, economic, market and other conditions as they existed on, and could be evaluated as of, June 21, 2008. No company, transaction or business used in Credit Suisse's analyses for comparative purposes is identical to Bunge, Corn Products or the merger. An evaluation of the results of Credit Suisse's analyses is not entirely mathematical. Rather, Credit Suisse's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, transactions or businesses analyzed. The estimates contained in Credit Suisse's analyses and the implied reference ranges indicated by Credit Suisse's analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Bunge, Corn Products and Credit Suisse. Much of the information used in, and accordingly the results of, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse's opinion and analyses were provided to Bunge's board of directors in connection with its consideration of the merger and were among many factors considered by Bunge's board of directors in evaluating the merger. Neither Credit Suisse's opinion nor its analyses were determinative of the exchange ratio or of the views of Bunge's board of directors or management with respect to the merger or the exchange ratio. The exchange ratio was determined through arm's-length negotiations between Bunge and Corn Products and was approved by Bunge's board of directors. Credit Suisse was not requested to, and it did not, recommend any specific exchange ratio to Bunge or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

        The following is a summary of the material financial analyses performed by Credit Suisse in connection with the preparation of its opinion and reviewed with Bunge's board of directors. The analyses summarized below include information presented in tabular format. To understand the analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying and the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Credit Suisse's analyses.

Corn Products Discounted Cash Flow Analysis

        Credit Suisse calculated the estimated present value of the unlevered, free cash flows that Corn Products could generate during the period from March 31, 2008 through December 31, 2015, based on financial forecasts for Corn Products provided by Bunge's management. Credit Suisse then calculated a range of estimated terminal values by multiplying calendar year 2015 estimated earnings before interest, taxes, depreciation and amortization (EBITDA) by selected EBITDA multiples ranging from 7.5x to 9.0x. The estimated free cash flows and terminal values were then discounted to present value using discount rates ranging from 8.0% to 9.5%. Based on this analysis, Credit Suisse derived an implied per share equity value reference range for Corn Products common stock. Credit Suisse compared the results of this analysis to the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement. See "—Merger Consideration" for a description of the exchange ratio and the related collar mechanism.

        Credit Suisse also derived an implied exchange ratio reference range by dividing the implied per share equity value reference range for Corn Products common stock by the closing price for Bunge common shares of $122.17 on June 20, 2008, the last trading date prior to Credit Suisse's opinion. To illustrate the sensitivity of the implied exchange ratio reference range to changes in the price for Bunge common shares, Credit Suisse also derived implied exchange ratio reference ranges by dividing the implied per share equity value reference range for Corn Products common stock by reference prices for Bunge common shares of $108.90 and $133.10, respectively, which would result in the exchange ratio collars of 0.5142x and 0.4207x, respectively, becoming effective pursuant to the merger agreement. Credit Suisse compared the results of these analyses to the exchange ratios implied by the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement relative to the applicable reference prices for Bunge common shares. The following table summarizes the results of these analyses:

	Implied Reference Ranges		Per Share Value of Merger Consideration and Related Implied Exchange Ratios
Implied Corn Products Per Share Equity Value	$47.27 – $60.12		$56.00
Implied Exchange Ratio
At Current Bunge Share Price ($122.17)	0.3869x – 0.4921	x	0.4584	x
At Bunge Share Price Implied by High End of Exchange Ratio Collar ($108.90)	0.4341x – 0.5521	x	0.5142	x
At Bunge Share Price Implied by Low End of Exchange Ratio Collar ($133.10)	0.3551x – 0.4517	x	0.4207	x

        Credit Suisse also calculated an implied per share equity value reference range for Corn Products common stock after giving effect to the estimates of potential cost savings and synergies anticipated by Bunge's management to result from the merger. Credit Suisse calculated this implied per share equity value reference range by adding 100% of the net present value per share of the potential cost savings and synergies (based on the midpoint of the estimates provided by Bunge's management and using discount rates ranging from 8.0% to 9.5%) to the implied per share equity value reference range for Corn Products common stock derived above. Credit Suisse then derived an implied exchange ratio reference range, as well as implied exchange ratio reference range sensitivities, by dividing the implied per share equity value reference range for Corn Products common stock (including the potential cost savings and synergies) by the applicable prices for Bunge common shares. The following table summarizes the results of these analyses:

	Implied Reference Ranges (Including Cost Savings and Synergies)		Per Share Value of Merger Consideration and Related Implied Exchange Ratios
Implied Corn Products Per Share Equity Value	$55.46 – $70.21		$56.00
Implied Exchange Ratio
At Current Bunge Share Price ($122.17)	0.4540x – 0.5747	x	0.4584	x
At Bunge Share Price Implied by High End of Exchange Ratio Collar ($108.90)	0.5093x – 0.6447	x	0.5142	x
At Bunge Share Price Implied by Low End of Exchange Ratio Collar ($133.10)	0.4167x – 0.5275	x	0.4207	x

Corn Products Selected Companies Analysis

        Using publicly available information, Credit Suisse reviewed certain financial and stock market information for the following publicly traded corporations in the agribusiness industry:

  Tier 1

  •
  Archer Daniels Midland Company

  •
  Bunge

  •
  Tate & Lyle PLC

  •
  Viterra Inc.

  Tier 2

  •
  Südzucker AG

  •
  Cosan S.A. Indústria e Comércio

  •
  CSR Limited

  •
  The Andersons, Inc.

        The selected companies were chosen because they are publicly traded companies that operate in a similar industry to Corn Products and have lines of business and financial and operating characteristics similar to Corn Products. The selected companies had an enterprise value of between approximately $1.4 billion and $29.7 billion. Credit Suisse determined using its professional judgment that these selected companies were the most appropriate for purposes of this analysis and Credit Suisse did not identify any other companies for this purpose.

        With respect to the selected companies, Credit Suisse reviewed, among other things, enterprise values as multiples of calendar years 2008 and 2009 estimated EBITDA. Credit Suisse then applied a range of selected multiples of such financial data derived from the selected companies to corresponding financial data for Corn Products. Credit Suisse calculated the multiples and ratios of the selected companies using closing stock prices as of June 20, 2008, and information it obtained from public filings, publicly available research analyst estimates and other publicly available information. Corn Products' estimated EBITDA for calendar years 2008 and 2009 was based on estimates provided by Bunge's management. Based on this analysis, Credit Suisse derived an implied per share equity value reference range for Corn Products common stock. Credit Suisse compared the results of this analysis to the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement.

        Credit Suisse also derived an implied exchange ratio reference range, as well as implied exchange ratio reference range sensitivities as described under "—Corn Products Discounted Cash Flow Analysis" above, by dividing the implied per share equity value reference range for Corn Products common stock by the applicable prices for Bunge common shares. Credit Suisse compared the results of these analyses to the exchange ratios implied by the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement relative to the applicable prices for Bunge common shares. The following table summarizes the results of these analyses:

	Implied Reference Ranges		Per Share Value of Merger Consideration and Related Implied Exchange Ratios
Implied Corn Products Per Share Equity Value	$42.37 – $53.63		$56.00
Implied Exchange Ratio
At Current Bunge Share Price ($122.17)	0.3468x – 0.4390	x	0.4584	x
At Bunge Share Price Implied by High End of Exchange Ratio Collar ($108.90)	0.3890x – 0.4925	x	0.5142	x
At Bunge Share Price Implied by Low End of Exchange Ratio Collar ($133.10)	0.3183x – 0.4030	x	0.4207	x

Corn Products Selected Transactions Analysis

        Credit Suisse reviewed certain transaction values and multiples in the following selected publicly-announced transactions, which involved companies with businesses in the grain, sugar and ingredients industries:

  Transactions in Grain Industry

Target	Acquiror
Sadia Concórdia Indústria e Comércio S.A.—four facilities	ADM Exportadora e Importadora S.A.
Arancia-CPC S.A. de C.V.	Corn Products
Cerestar USA, Inc.	Cargill, Inc.
Minnesota Corn Processors LLC	Archer Daniels Midland Company
Cereol S.A.	Bunge
Delta & Pine Land Company	Monsanto Company
Agricore United, Inc.	Saskatchewan Wheat Pool Inc. (n/k/a Viterra Inc.)

  Transactions in Sugar Industry

Target	Acquiror
Compagnie Française de Sucrerie	Eridania Beghin-Say, Union SDA, Saint Louis Sucre S.A.
Société de Fabriques de Sucre	Cristal Development
Saint Louis Sucre S.A.	Albert Frère
Saint Louis Sucre S.A.	Südzucker AG
Beghin-Say	Origny-Naples Consortium
Illovo Sugar Limited	Associated British Foods plc

  Transactions in Ingredients Industry

Target	Acquiror
CP Kelco ApS	Hercules Incorporated
Germantown International Limited	Danisco A/S
Quest International's Food Ingredients Business	Kerry Group plc
Rhodia S.A.'s Food Ingredients Business	Danisco A/S
Burns, Philp & Company Limited	Associated British Foods plc
Degussa Food Ingredients	Cargill, Inc.
Cesalpinia Food	Tate & Lyle PLC
Tate & Lyle PLC, Food & Industrial Ingredients, Europe	Syral SAS

        The selected transactions were chosen because the target companies operate in similar industries to Corn Products and have lines of business and financial and operating characteristics similar to Corn Products. Credit Suisse determined using its professional judgment that these selected transactions were the most appropriate for purposes of this analysis and Credit Suisse did not identify any other transactions for this purpose.

        For each of the selected transactions, Credit Suisse reviewed, among other things, enterprise value of the target company or business as a multiple of the target company's or business' LTM EBITDA. Credit Suisse then applied a range of selected multiples derived from the selected transactions to Corn Products' actual LTM EBITDA as of March 31, 2008 and calendar year 2008 estimated EBITDA. Credit Suisse calculated multiples for the selected transactions based on publicly available financial information with respect to the target companies and businesses and the selected transactions. Corn Products' estimated EBITDA for calendar year 2008 was based on estimates provided by Bunge's management. Based on this analysis, Credit Suisse derived an implied per share equity value reference range for Corn Products common stock. Credit Suisse compared the results of this analysis to the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement.

        Credit Suisse also derived an implied exchange ratio reference range, as well as implied exchange ratio reference range sensitivities as described under "—Corn Products Discounted Cash Flow Analysis" above, by dividing the implied per share equity value reference range for Corn Products common stock by the applicable prices for Bunge common shares. Credit Suisse compared the results of these analyses to the exchange ratios implied by the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement relative to the applicable prices for Bunge common shares. The following table summarizes the results of these analyses:

	Implied Reference Ranges		Per Share Value of Merger Consideration and Related Implied Exchange Ratios
Implied Corn Products Per Share Equity Value	$46.12 – $58.64		$56.00
Implied Exchange Ratio
At Current Bunge Share Price ($122.17)	0.3775x – 0.4800	x	0.4584	x
At Bunge Share Price Implied by High End of Exchange Ratio Collar ($108.90)	0.4235x – 0.5385	x	0.5142	x
At Bunge Share Price Implied by Low End of Exchange Ratio Collar ($133.10)	0.3465x – 0.4406	x	0.4207	x

Bunge Selected Companies Analysis

        Using publicly available information, Credit Suisse reviewed certain financial and stock market information for the following publicly traded corporations in the grain/agribusiness and fertilizer industries, respectively:

  Grain/Agribusiness

  •
  Archer Daniels Midland Company

  •
  Tate & Lyle PLC

  •
  Corn Products

  •
  Viterra Inc.

  Fertilizer

  •
  Potash Corporation of Saskatchewan Inc.

  •
  The Mosaic Company

  •
  Agrium Inc.

        With respect to the selected companies, Credit Suisse reviewed, among other things, enterprise values as multiples of estimated EBITDA for calendar years 2008 and 2009. Credit Suisse then compared the multiples derived for the selected companies with corresponding multiples implied for Bunge. Credit Suisse calculated the multiples and ratios of the selected companies using closing stock prices as of June 20, 2008, and information it obtained from public filings, publicly available research analyst estimates and other publicly available information. Bunge's estimated EBITDA for calendar years 2008 and 2009 was based on publicly available research analyst estimates and, for calendar year 2008, estimates provided by Bunge's management. Credit Suisse did not derive an implied per share equity value reference range for Bunge common shares from this analysis.

Relative Contribution Analysis

        Credit Suisse reviewed the relative contributions of Bunge and Corn Products to pro forma equity value as of June 20, 2008, pro forma LTM EBITDA and net income as of March 31, 2008, and pro forma estimated EBITDA and net income for calendar years 2008 and 2009, in each case, for the pro forma combined company, excluding any cost savings or synergies that may result from the merger. Credit Suisse derived implied exchange ratios and fully diluted equity ownership of Corn Products' stockholders in Bunge implied by such relative contributions for each financial measure observed, adjusted for Bunge's and Corn Products' net debt and certain other corporate-level adjustments. This analysis was based on publicly available financial forecasts for Corn Products and Bunge. The following table shows the results of this analysis:

	Implied Exchange Ratio		Corn Products Implied Ownership
Equity Value	0.3512	x	16.4%
EBITDA
LTM (3/31/08)	0.4581	x	20.4%
CY2008E	0.4698	x	20.8%
CY2009E	0.4633	x	20.6%
Net Income
LTM (3/31/08)	0.3595	x	16.8%
CY2008E	0.4135	x	18.8%
CY2009E	0.3891	x	17.9%

Pro Forma Impact on Bunge

        Credit Suisse analyzed certain pro forma effects estimated to result from the merger, including the illustrative effect of the merger on Bunge's estimated earnings per common share (EPS) for calendar years 2009 and 2010, with and without giving effect to estimates of potential cost savings and synergies anticipated by Bunge's management to result from the merger. Credit Suisse's analysis did not take into account one-time costs related to implementation of any potential cost savings and synergies. Credit Suisse performed this analysis using the exchange ratio implied by the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement relative to an illustrative current price for Bunge common shares of $121.00 over the measurement period for establishing the exchange ratio pursuant to the merger agreement. Credit Suisse also performed this analysis using the exchange ratios implied by the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement relative to reference prices for Bunge common shares of $108.90 and $133.10, respectively, which would result in the exchange ratio collars of 0.5142x and 0.4207x, respectively, becoming effective pursuant to the merger agreement. This analysis was based on financial forecasts for Corn Products provided by Bunge's management and publicly available financial forecasts relating to Bunge.

        This analysis suggested that the merger would be dilutive to Bunge's estimated calendar year 2009 EPS using the exchange ratios implied by the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement relative to the illustrative current price and reference prices for Bunge common shares of $121.00, $108.90 and $133.10, respectively, in each case with and without giving effect to potential cost savings and synergies. This analysis also suggested that the merger would be dilutive to Bunge's estimated calendar year 2010 EPS using the exchange ratios implied by the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement relative to the illustrative current price and reference prices for Bunge common shares of $121.00, $108.90 and $133.10, respectively, in each case without giving effect to potential cost savings and synergies and, in the case of the $108.90 reference price for Bunge common shares, with giving effect to potential cost savings and synergies. Finally, this analysis suggested that the merger would be accretive to Bunge's estimated calendar year 2010 EPS using the exchange ratios implied by the $56.00 per share value of the merger consideration for Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement relative to the illustrative current price and reference price for Bunge common shares of $121.00 and $133.10, respectively, in each case with giving effect to potential cost savings and synergies.

Miscellaneous

        Bunge engaged Credit Suisse to act as its financial advisor in connection with the merger. Bunge selected Credit Suisse based on Credit Suisse's qualifications, experience and reputation, and its familiarity with Bunge and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Pursuant to Bunge's engagement letter with Credit Suisse, Bunge has agreed to pay Credit Suisse a fee of approximately $12.8 million for its services in connection with the merger, of which approximately $11.6 million is contingent upon consummation of the merger. In addition, Credit Suisse is eligible to receive a discretionary fee of approximately $2.5 million. Bunge has also agreed to reimburse Credit Suisse for certain expenses and to indemnify Credit Suisse and certain related parties for certain liabilities and other items arising out of or relating to Credit Suisse's engagement.

        Credit Suisse and its affiliates have in the past provided, and in the future may provide, investment banking and other financial services to Corn Products and its affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. Credit Suisse and its affiliates also have in the past provided, and are currently providing and in the future may provide, investment banking and other financial services to Bunge and its affiliates, including having acted as financial advisor to Bunge in connection with the sale of a controlling stake in Seara Alimentos S.A. and as placement agent in connection with the placement of Bunge's 4.875% cumulative convertible perpetual preference shares. In the past three years, Bunge has paid Credit Suisse approximately $15.5 million for those services. Credit Suisse and its affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to Corn Products, Bunge and their respective affiliates for which Credit Suisse and its affiliates have received, and would expect to receive, compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Corn Products, Bunge and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

Opinion of Morgan Stanley

        Bunge retained Morgan Stanley to provide financial advisory services and a financial opinion to Bunge's board of directors in connection with the proposed merger. Bunge's board of directors selected Morgan Stanley to act as Bunge's financial advisor based on Morgan Stanley's qualifications, expertise, reputation and knowledge of Bunge's business and affairs. At the special meeting of Bunge's board of directors on June 20, 2008, Morgan Stanley reviewed with Bunge's board of directors certain financial analyses with respect to the merger and rendered its oral opinion, subsequently confirmed by delivery of its written opinion, dated June 21, 2008, to Bunge's board of directors, to the effect that, as of the date thereof, based upon and subject to the various considerations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Bunge.

        The full text of Morgan Stanley's written opinion, dated as of June 21, 2008, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the opinion and the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of Morgan Stanley's fairness opinion set forth in this joint proxy statement/prospectus is qualified by reference to the full text of the opinion. Bunge shareholders should read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the board of directors of Bunge, addresses only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to Bunge as of the date of the opinion, and does not address any other aspect of the merger. Morgan Stanley's opinion does not constitute a recommendation to any Bunge shareholder or Corn Products stockholder as to how such shareholder or stockholder should vote on, or take any action with respect to, the merger or any other matter. In addition, the opinion does not in any manner address the prices at which Bunge common shares will trade following the consummation of the merger.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Corn Products and Bunge, respectively;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Corn Products and Bunge, respectively;

  •
  reviewed certain financial projections concerning Corn Products prepared by the managements of Bunge and Corn Products, respectively;

  •
  reviewed certain publicly available financial projections concerning Bunge, as well as certain limited financial projections for calendar year 2008 concerning Bunge prepared by Bunge's management;

  •
  reviewed information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of Bunge and Corn Products, respectively;

  •
  discussed the past and current operations and financial condition and the prospects of Bunge, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Bunge;

  •
  discussed the past and current operations and financial condition and the prospects of Corn Products, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Corn Products and Bunge;

  •
  reviewed the pro forma impact of the merger on the earnings per share of Bunge;

  •
  reviewed the reported prices and trading activity for Bunge common shares and Corn Products common stock;

  •
  compared the financial performance of Corn Products and Bunge and the prices and trading activity of Corn Products common stock and Bunge common shares with that of certain other publicly-traded companies comparable with Corn Products and Bunge, respectively, and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain acquisition transactions with comparable characteristics;

  •
  participated in discussions and negotiations among representatives of Corn Products and Bunge and their financial and legal advisors;

  •
  reviewed the merger agreement and certain related documents; and

  •
  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Bunge and Corn Products, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Bunge and Corn Products of the future financial performance of Bunge and Corn Products. Morgan Stanley relied, at Bunge's direction, on the financial projections concerning Corn Products prepared by Bunge's management for purposes of its opinion. In addition, Morgan Stanley was not provided with, and it did not have access to, financial projections concerning Bunge prepared by Bunge's management other than the limited financial projections provided to Morgan Stanley for calendar year 2008. Accordingly, Morgan Stanley was advised by Bunge's management and assumed that the publicly available financial projections concerning Bunge (other than for calendar year 2008), and the limited financial projections for calendar year 2008 concerning Bunge prepared by Bunge's management, were a reasonable basis upon which to evaluate the future financial performance of Bunge, and Morgan Stanley relied, at Bunge's direction, on these financial projections for purposes of its opinion. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Code. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger.

        Morgan Stanley relied upon, without independent verification, the assessment by Bunge's management of: (i) the strategic, financial and other benefits expected to result from the merger; (ii) the timing and risks associated with the integration of Bunge and Corn Products; (iii) their ability to retain key employees of Bunge and Corn Products, respectively; and (iv) the validity of, and risks associated with, Bunge's and Corn Products' existing and future intellectual property, products, services and business models. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Bunge and Corn Products and their legal, tax or regulatory advisors with respect to such matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Bunge's or Corn Products' officers, directors or employees, or any class of such persons, relative to the consideration to be paid to the holders of shares of Corn Products common stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Corn Products or Bunge, nor was it furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, June 21, 2008. Events occurring after June 21, 2008 may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

        The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with the preparation of its written opinion letter of June 21, 2008.

Historical Share Price Analysis

        Morgan Stanley reviewed the stock and share price performance, as applicable, and trading volumes of Corn Products and Bunge during various periods ending on June 20, 2008.

        Morgan Stanley noted that the range of low and high closing prices of shares of Corn Products common stock during the 52-week period ending June 20, 2008 was from approximately $32 to $49 per share. Morgan Stanley noted that the closing price for shares of Corn Products common stock as of June 20, 2008 was $42.90 per share. Morgan Stanley also noted that the implied merger consideration value of shares of Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement was $56 per share.

        Morgan Stanley noted that the range of low and high closing prices of Bunge common shares during the 52-week period ending June 20, 2008 was from approximately $80 to $133 per share. Morgan Stanley noted that the closing price for Bunge common shares as of June 20, 2008 was $122.17 per share.

        Morgan Stanley calculated the range of exchange ratios implied by calculating the lowest and the highest exchange ratios actually realized during the 52-week period ending June 20, 2008 by dividing the closing prices of shares of Corn Products common stock by the closing prices of Bunge common shares. This analysis implied a range of exchange ratios from 0.2798x to 0.5629x as compared to the exchange ratio range of 0.4207x (at the top of the exchange ratio collar) to 0.5142x (at the bottom of the exchange ratio collar) pursuant to the merger agreement.

Equity Research Analyst Price Targets

        Morgan Stanley reviewed selected public market trading price targets for Corn Products common stock prepared and published by equity research analysts prior to June 20, 2008. These targets reflect each analyst's estimate of the future public market trading price of Corn Products common stock at the time the price target was published. For the period ending June 20, 2008, the range of selected equity analyst price targets for Corn Products common stock was from approximately $48 to $54 per share. Morgan Stanley also calculated the one year present value of the selected equity analyst price targets for Corn Products common stock using a discount rate of 9%. The range of present values of selected equity analyst price targets for Corn Products common stock was from approximately $45 to $51 per share. Morgan Stanley noted that the closing price for shares of Corn Products common stock as of

June 20, 2008 was $42.90 per share. Morgan Stanley also noted that the implied merger consideration value of shares of Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement was $56 per share.

        Morgan Stanley also reviewed selected public market trading price targets for Bunge common shares prepared and published by equity research analysts prior to June 20, 2008. These targets reflect each analyst's estimate of the future public market trading price of Bunge common shares at the time the price target was published. For the period ending June 20, 2008, the range of selected equity analyst price targets for Bunge common shares was from approximately $118 to $150 per share. Morgan Stanley also calculated the one year present value of the selected equity analyst price targets for Bunge common shares using a discount rate of 9%. The range of present values of selected equity analyst price targets for Bunge common shares was from approximately $112 to $143 per share. Morgan Stanley noted that the closing price for Bunge common shares as of June 20, 2008 was $122.17 per share.

        Morgan Stanley calculated the exchange ratio implied by selected analyst's price targets for Corn Products and Bunge by dividing the Corn Products price target by the Bunge price target. This analysis implied a range of exchange ratios from 0.3333x to 0.4320x based on price targets during the period prior to June 20, 2008, as compared to the exchange ratio range of 0.4207x (at the top of the exchange ratio collar) to 0.5142x (at the bottom of the exchange ratio collar) pursuant to the merger agreement.

        The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for Corn Products common stock or Bunge common shares and these estimates are subject to uncertainties, including the future financial performance of Corn Products and Bunge and future financial market conditions.

Comparable Company Analysis

        Morgan Stanley compared certain financial information of Corn Products and Bunge with publicly available consensus earnings estimates for other companies that shared similar business characteristics to Corn Products and Bunge, respectively. The companies used in this comparison included the following companies:

  •
  Archer Daniels Midland Company

  •
  Bunge

  •
  Corn Products

  •
  Tate & Lyle PLC

  •
  Viterra Inc.

        Morgan Stanley selected these companies for its comparable company analysis based on its experience with companies in the agribusiness industry and their relative similarity in size and business mix to that of Corn Products and Bunge, respectively. Morgan Stanley did not identify any other companies for purposes of this analysis.

        For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value, defined as equity value plus the sum of gross debt and minority interests less cash and cash equivalents, to estimated calendar years 2008 and 2009 consensus EBITDA (based on Wall Street research consensus estimates and defined as earnings before interest expense, taxes, depreciation and amortization) of each of these companies.

        Based on an analysis of the relevant metrics for each of the comparable companies for Corn Products, Morgan Stanley selected a reference range of calendar year 2008 EBITDA multiples of 7.0x to 9.0x for the comparable companies and a reference range of calendar year 2009 EBITDA multiples of 6.5x to 8.5x for the comparable companies, then applied these ranges of multiples to the relevant projected financial statistics of Corn Products for calendar years 2008 and 2009, respectively. For purposes of estimated calendar years 2008 and 2009 EBITDA, Morgan Stanley utilized publicly available equity research estimates for Corn Products.

        Based on publicly available equity research estimates for calendar year 2008 EBITDA of Corn Products, Morgan Stanley calculated an implied value range for shares of Corn Products common stock of approximately $43 to $56 per share. Based on publicly available equity research estimates for calendar year 2009 EBITDA of Corn Products, Morgan Stanley calculated an implied value range for shares of Corn Products common stock of approximately $42 to $57 per share. Morgan Stanley noted that the closing price for shares of Corn Products common stock as of June 20, 2008 was $42.90 per share. Morgan Stanley also noted that the implied merger consideration value of shares of Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement was $56 per share.

        Based on an analysis of the relevant metrics for each of the comparable companies for Bunge, Morgan Stanley selected a reference range of calendar year 2008 EBITDA multiples of 8.5x to 10.0x for the comparable companies and a reference range of calendar year 2009 EBITDA multiples of 8.0x to 9.5x for the comparable companies, then applied these ranges of multiples to the relevant financial statistics of Bunge for calendar years 2008 and 2009, respectively. For purposes of estimated calendar years 2008 and 2009 EBITDA, Morgan Stanley utilized publicly available equity research estimates for Bunge and the limited financial projections for calendar year 2008 concerning Bunge prepared by Bunge's management.

        Based on publicly available equity research estimates for calendar year 2008 EBITDA of Bunge, Morgan Stanley calculated an implied value range for Bunge common shares of approximately $105 to $130 per share. Based on publicly available equity research estimates for calendar year 2009 EBITDA of Bunge, Morgan Stanley calculated an implied value range for Bunge common shares of approximately $102 to $128 per share. Based on estimates for calendar year 2008 EBITDA of Bunge prepared by Bunge's management, Morgan Stanley calculated an implied value range for Bunge common shares of approximately $125 to $153 per share, which Morgan Stanley noted assumed there would be no change in calendar year 2008 EBITDA multiples for Bunge following public announcement of Bunge's revised estimates for calendar year 2008. Morgan Stanley noted that the closing price for Bunge common shares as of June 20, 2008 was $122.17 per share.

        Morgan Stanley calculated the exchange ratios implied by dividing the implied value range for shares of Corn Products common stock by the implied value range for Bunge common shares. Morgan Stanley noted that such analyses indicated a range of implied exchange ratios of 0.4032x to 0.4281x based on publicly available equity research estimates for calendar year 2008, 0.4131x to 0.4406x based on publicly available equity research estimates for calendar year 2009, and 0.3402x to 0.3639x based on 2008 financial forecasts for Bunge prepared by Bunge's management and 2008 financial forecasts for Corn Products based on publicly available equity research estimates. Morgan Stanley then compared these ranges of implied exchange ratios to the exchange ratio range of 0.4207x (at the top of the exchange ratio collar) to 0.5142x (at the bottom of the exchange ratio collar) pursuant to the merger agreement.

        No company utilized in the comparable company analysis is identical to Corn Products or Bunge. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Corn Products and Bunge, such as the impact of competition on the businesses of Corn Products and Bunge and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Corn Products and Bunge or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Cash Flow Analysis

        Morgan Stanley calculated a range of equity values per share of Corn Products common stock based on an eight year discounted cash flow analysis for calendar years 2008 through 2015, and Morgan Stanley calculated a range of equity values per Bunge common share based on a five year discounted cash flow analysis for calendar years 2008 through 2012. In preparing its analysis for Corn Products, Morgan Stanley relied upon Bunge management's projections with respect to the projected future financial performance of Corn Products, both with and without giving effect to certain strategic, financial and operational benefits anticipated from the merger, which are referred to as "synergies". In preparing its analysis for Bunge, Morgan Stanley relied upon the limited financial projections for calendar year 2008 concerning Bunge prepared by Bunge's management, publicly available equity research estimates with respect to the projected future financial performance of Bunge for calendar years 2009 and 2010, and extrapolations by Morgan Stanley of those projections for calendar years 2011 and 2012. Morgan Stanley refers to this scenario for Bunge as the "illustrative street research case".

        In arriving at the estimated equity values per share of Corn Products common stock, Morgan Stanley calculated Corn Products' projected annual after-tax unlevered free cash flows for the calendar years 2008 through 2015, both with and without giving effect to synergies. Morgan Stanley then estimated terminal values in 2015 by applying a nominal perpetual growth rate of 2.5% to the projected unlevered free cash flows in 2015. Morgan Stanley then discounted Corn Products' projected unlevered free cash flow streams and the estimated terminal value to a present value using a range of discount rates from 7.5% to 8.5%. Morgan Stanley also considered the impact of the net present value, using a 9% discount rate, of a potential after-tax benefit to Corn Products from the assumed receipt of proceeds of a litigation judgment against the Mexican (federal) government, assuming that this benefit was received at the end of calendar year 2008. Based on the foregoing analysis, the discounted cash flow analysis of Corn Products yielded an implied valuation range for Corn Products common stock of approximately $50 to $61 per share, without giving effect to any synergies, and an implied valuation range for Corn Products common stock of approximately $50 to $64 per share, without giving effect to any synergies and including the potential after-tax benefit of the judgment against Mexico. Based on the foregoing analysis, the discounted cash flow analysis of Corn Products yielded an implied valuation range for Corn Products common stock of approximately $64 to $78 per share, giving effect to synergies, and an implied valuation range for Corn Products common stock of approximately $64 to $81 per share, giving effect to synergies and including the potential after-tax benefit of the judgment against Mexico. Morgan Stanley noted that the closing price for shares of Corn Products common stock as of June 20, 2008 was $42.90 per share. Morgan Stanley also noted that the implied merger consideration value of shares of Corn Products common stock established within the exchange ratio collar pursuant to the merger agreement was $56 per share

        In arriving at the estimated equity values per Bunge common share, Morgan Stanley calculated Bunge's projected annual after-tax unlevered free cash flows for the calendar years 2008 through 2012 using the illustrative street research case. Morgan Stanley then estimated a terminal value in 2012 by applying a nominal perpetual growth rate of 2.5% to the projected unlevered free cash flows in 2012. Morgan Stanley then discounted Bunge's projected unlevered free cash flow streams and the estimated terminal value to a present value using a range of discount rates from 7.5% to 8.5%. Based on the foregoing analysis, the discounted cash flow analysis of Bunge yielded an implied valuation range for Bunge common shares of approximately $116 to $150 per share. Morgan Stanley noted that the Bunge closing price as of June 20, 2008 was $122.17.

        Morgan Stanley calculated the exchange ratios implied by dividing the implied valuation range for Corn Products common stock by the implied valuation range for Bunge common shares. Morgan Stanley noted that such discounted cash flow analysis for Corn Products and Bunge and indicated a range of implied exchange ratios of 0.4104x to 0.4284x, without giving effect to synergies at Corn Products, and 0.5240x to 0.5468x, after giving effect to synergies at Corn Products, as compared to the exchange ratio range of 0.4207x (at the top of the exchange ratio collar) to 0.5142x (at the bottom of the exchange ratio collar) pursuant to the merger agreement.

        In connection with the review of the merger by Bunge's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of the analyses as a whole, would create an incomplete view of the process underlying Morgan Stanley's analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of Corn Products or Bunge, their respective shares of capital stock or the value of the combined company.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, and economic conditions and other matters, many of which are beyond the control of Morgan Stanley. Any estimates contained in the analyses of Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point to Bunge and in connection with the delivery of its opinion to Bunge's board of directors. These analyses do not purport to be appraisals or to reflect the prices at which Bunge common shares or Corn Products common stock might actually trade.

        The exchange ratio was determined through arm's-length negotiations between Bunge and Corn Products and was approved by Bunge's board of directors. Morgan Stanley provided advice to Bunge during these negotiations. Morgan Stanley did not, however, recommend any specific exchange ratio to Bunge or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

        Morgan Stanley's opinion and its presentation to Bunge's board of directors was one of many factors taken into consideration by Bunge's board of directors in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Bunge's board of directors with respect to the exchange ratio or of whether Bunge's board of directors would have been willing to agree to a different exchange ratio. Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Bunge, Corn

Products, or any other company, or any currency or commodity, that may be involved in the merger transaction, or any related derivative instrument.

        In the past two years, Morgan Stanley and its affiliates have provided financial advisory and financing services for Bunge and Corn Products and have received fees in connection with such services. In the past two years, Bunge has paid Morgan Stanley approximately $800,000 for such services. Morgan Stanley may also seek to provide such services to Bunge and Corn Products in the future and expects to receive fees for the rendering of these services. Under the terms of its engagement letter with Bunge, Morgan Stanley provided Bunge with financial advisory services and a financial opinion in connection with the merger, and Bunge has agreed to pay Morgan Stanley a fee of approximately $12.8 million, of which approximately $11.6 million is contingent upon consummation of the merger. In addition, Morgan Stanley is eligible to receive a discretionary fee of approximately $2.5 million. Bunge has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Bunge has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

Opinions of Corn Products' Financial Advisors

Opinion of Lazard

        Lazard acted as Corn Products' financial advisor in connection with the merger. In connection with Lazard's engagement, the Corn Products board of directors requested that Lazard evaluate the fairness, from a financial point of view, to Corn Products stockholders of the merger consideration. On June 21, 2008, at a meeting of the Corn Products board of directors, Lazard rendered to the Corn Products board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 21, 2008, to the effect that, as of the date of its opinion and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its opinion, the merger consideration to be paid to Corn Products stockholders in the merger was fair, from a financial point of view, to such stockholders.

        The full text of Lazard's written opinion, dated June 21, 2008, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion is attached to this joint proxy statement/prospectus as Annex D and is incorporated into this joint proxy statement/prospectus by reference. The description of Lazard's opinion set forth in this joint proxy statement/prospectus is qualified by reference to the full text of Lazard's written opinion attached as Annex D to this joint proxy statement/prospectus. We encourage you to read Lazard's opinion and this section carefully and in their entirety.

        In connection with its opinion, Lazard:

  •
  reviewed the financial terms and conditions of a draft, dated June 20, 2008, of the merger agreement;

  •
  analyzed certain publicly available historical business and financial information relating to Corn Products and Bunge;

  •
  reviewed various financial forecasts and other data relating to the business of Corn Products and anticipated synergies from the merger, in each case provided to Lazard by Corn Products, and certain publicly available financial forecasts and other data relating to the business of Bunge;

  •
  held discussions with members of the senior managements of Corn Products and Bunge with respect to the businesses and prospects of Corn Products and Bunge, respectively;

  •
  reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Corn Products and Bunge, respectively;

  •
  reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of Corn Products and Bunge, respectively;

  •
  reviewed historical stock prices and trading volumes of Corn Products common stock and Bunge common shares; and

  •
  conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

        Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Corn Products or Bunge or concerning the solvency or fair value of Corn Products or Bunge, and was not furnished with such valuation or appraisal. With respect to the financial forecasts and anticipated synergies referred to above provided by Corn Products, Lazard assumed, with the consent of Corn Products, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Corn Products as to the future financial performance of Corn Products and the combined company. With respect to the publicly available financial forecasts referred to above relating to Bunge, Lazard was advised by Bunge and assumed, with the consent of Corn Products, that they were a reasonable basis upon which to evaluate the future financial performance of Bunge, and were appropriate for Lazard to utilize in its analyses. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based. In addition, Lazard expressed no view as to the timing with respect to, or value of the ultimate award, if any, with respect to, outcome or settlement of, the dispute pending between Corn Products and the government of Mexico and at Corn Products' direction did not include it in its valuation of Corn Products.

        Further, Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Lazard assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Lazard expressed no opinion as to the prices at which shares of Corn Products common stock or Bunge common shares would trade at any time subsequent to the announcement of the merger.

        In rendering its opinion, Lazard assumed, with the consent of Corn Products, that the merger will be consummated on the terms described in the draft of the merger agreement dated June 20, 2008, without any waiver or modification of any material terms or conditions. Representatives of Corn Products advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of Corn Products, that obtaining the necessary regulatory or third party approvals and consents for the merger would not have an adverse effect on Corn Products, Bunge or the combined company. Lazard further assumed that the merger would qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understands that Corn Products obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion). In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise.

        In rendering its opinion, Lazard was not authorized to, and it did not, solicit indications of interest from third parties regarding a potential transaction with Corn Products, nor was Lazard requested to consider, and its opinion does not address the relative merits of the merger as compared to any other transaction or business strategy in which Corn Products might engage or the merits of the underlying decision by Corn Products to engage in the merger.

        Lazard's engagement and its opinion were for the benefit of the Corn Products board of directors and its opinion is rendered to the Corn Products board of directors in connection with its evaluation of the merger. Lazard's opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any matter relating thereto.

        The following is a brief summary of the material financial analyses and reviews that Lazard deemed appropriate in connection with rendering its opinion. The brief summary of Lazard's analyses and reviews provided below is not a complete description of the analyses and reviews underlying Lazard's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description. Considering selected portions of the analyses and reviews or the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard's opinion.

        In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any factor, analysis or review considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.

        For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Corn Products and Bunge. No company, business or transaction used in Lazard's analyses and reviews as a comparison is identical to Corn Products, Bunge or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard's analyses and reviews. The estimates contained in Lazard's analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard's analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard's analyses and reviews are inherently subject to substantial uncertainty.

        The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard's analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard's analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard's analyses and reviews.

        Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 21, 2008 and is not necessarily indicative of current market conditions.

Corn Products Comparable Public Companies Analysis

        Lazard reviewed and analyzed selected public companies that it viewed as operating businesses reasonably comparable to that of Corn Products, namely mid- and large-cap companies participating in the global agriculture processing industry. Lazard selected these companies on the basis of similarity of the companies' products, size, scale, market capitalization, growth prospects, geographic presence and end markets to those of Corn Products. In performing this analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for Corn Products' business. This analysis was designed to assess how the market values shares of reasonably comparable publicly traded companies and provide a range of implied equity values per share of Corn Products common stock.

        Lazard compared Corn Products' business to the following three companies:

  •
  Archer Daniels Midland Company

  •
  Bunge Limited

  •
  Tate & Lyle PLC

        For each of these companies, Lazard calculated enterprise value as a multiple of projected 2008 EBITDA and price as a multiple of projected 2008 earnings per share using equity analyst research reports as of June 20, 2008. As used in this analysis, EBITDA means net earnings (loss) before interest expense (income), income tax expense (benefit) and depreciation, amortization and depletion expense and is before the cumulative effect of a change in accounting principle, if applicable. The following table summarizes the results of this review:

	Multiple of Enterprise Value Projected 2008 EBITDA		Multiple of Price to Projected 2008 EPS
Archer Daniels Midland Company	7.8	x	10.7	x
Bunge Limited	9.4	x	15.6	x
Tate & Lyle PLC	6.4	x	9.7	x

        Lazard then calculated implied per share equity values for Corn Products common stock by applying EBITDA multiples ranging from 7.0x to 9.0x to Corn Products' base case projected 2008 EBITDA. Based on this analysis, Lazard calculated an implied equity value range per share of Corn Products common stock of $41.73 to $54.75. Lazard also calculated implied per share equity values for Corn Products common stock by applying PE multiples ranging from 12.0x to 16.0x to Corn Products' base case projected 2008 EPS. Based on this analysis, Lazard calculated an implied equity value range per share of Corn Products common stock of $36.12 to $48.16. Lazard noted that the per share merger consideration of $56.00 (based on the closing price of Bunge common shares on June 20, 2008) was above both of the ranges described above.

Precedent Merger Transactions Analysis

        Lazard also performed a precedent merger transaction analysis, which was designed to provide a valuation of Corn Products based on publicly available financial terms of selected transactions in the starch and food ingredients industry with transaction values greater than $50 million. Lazard selected merger transactions involving companies in the starch industry since 1988, as well as additional merger transactions involving companies in the food ingredients industry since 1994, on the basis of similarity of the targets' products, size, scale, growth prospects, geographic presence and end markets to those of Corn Products in order to obtain a broad set of meaningful and relevant transactions to benchmark. The precedent transactions selected by Lazard were (listed by date publicly announced followed by the acquiror and the target company):

Date Publicly Announced	Acquiror	Target
Starch Transactions
7/11/02	Archer Daniels Midland	Minnesota Corn Processors
10/30/01	Cargill	Cerestar
8/29/00	Penford	Starch Australasia
3/1/99	Danisco	Cultor
10/21/98	Corn Products	Aracorn
9/1/95	Eridana Beghin-Say	American Maize
9/9/92	American Maize	American Fructose
4/8/88	Tate & Lyle	Staley Continental
Food Ingredients Transactions
5/3/07	Firmenich	Danisco—Flavors
4/29/05	PAI Partners	Chr. Hansen—Ingredients
4/13/05	Gilde Investment Management	DSM—Bakery Ingredients
1/27/05	Danisco	Genencor
7/26/04	JM Huber	CP Kelco
7/22/04	Associated British Foods	Burns, Philp—Herbs/Spices/Yeast
4/2/04	Electra	Diana Ingredients
3/2/04	Kerry Group	Quest—Food Ingredients
2/13/04	Danisco	Rhodia—Food Ingredients
9/3/02	DSM	Roche—Vitamins
9/12/01	Permira/GS Capital Partners	Cognis
8/15/01	Danisco	Germantown
9/25/00	IFF	BBA
2/23/98	DSM	Gist-Procades
2/1/96	Danisco	Pfizer Food Service
12/20/94	Monsanto	CP Kelco

        For each selected comparable transaction, Lazard calculated the multiple of total transaction value to EBITDA of the acquired business for the latest 12-month period preceding the acquisition announcement. The following table summarizes the results of this review:

	TV as a Multiple of LTM EBITDA
Starch Transactions (1988 – June 2008)
Mean	7.6	x
Median	8.3	x
High	9.8	x
Low	4.2	x
Starch & Food Ingredients Transactions (1994 – June 2008)
Mean	9.7	x
Median	8.5	x
High	17.3	x
Low	5.1	x

        Lazard then calculated implied per share equity values for Corn Products common stock by applying EBITDA multiples ranging from 8.0x to 9.5x to Corn Products' latest 12-month EBITDA. Based on this analysis, Lazard calculated an implied equity value range per share of Corn Products common stock of $45.61 to $54.88. Lazard noted that the per share merger consideration of $56.00 (based on the closing price of Bunge common shares on June 20, 2008) was above this range.

Corn Products Discounted Cash Flow Analysis

        Using the Corn Products financial projections, Lazard performed a discounted cash flow analysis, which was designed to provide insight into the value of Corn Products as a function of their future unlevered free cash flows. "Present value" refers to the current value of future cash flows and is obtained by discounting those future cash flows or amounts by a discount rate, as described below. Other financial terms used below are "projected unlevered free cash flows" and "terminal value". "Projected unlevered free cash flows" refer to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs. "Terminal value" refers to the estimated capitalized value of all future cash flows from an asset at a particular point in time.

        Lazard calculated the net present value of Corn Product's projected unlevered free cash flows for 2008 to 2012 and added to this amount the present value of the terminal value in 2012.

        This analysis assumed a range of perpetual growth rates of 2.25% to 2.75%. It also assumed a range of discount rates of 8.25% to 8.75% based on estimates relating to Corn Products' weighted average cost of capital. Corn Products' "weighted average cost of capital" is a measure of the average expected return on all of Corn Products' securities or loans based on the proportions of those securities or loans in Corn Products' capital structure.

        Based on these calculations, Lazard calculated an implied equity value range per share of Corn Products common stock of $47.52 to $55.97 assuming Corn Products' base case projections, and $50.09 to $60.48 assuming Corn Products' capital investment case projections. Lazard noted that the per share merger consideration of $56.00 (based on the closing price of Bunge common shares on June 20, 2008) was above or within the ranges described above.

Other Corn Products Analysis

  Present Value of Analyst Target Prices Range

        Lazard summarized for the Corn Products board of directors the present value of Wall Street analysts' price targets for Corn Products common stock, assuming a 10% cost of equity. Based on the foregoing, Lazard calculated an implied price per share range for Corn Products common stock of $43.64 to $49.09. Lazard noted that the per share merger consideration of $56.00 (based on the closing price of Bunge common shares on June 20, 2008) was above this range.

  52-Week Trading Range

        Lazard also summarized for the Corn Products board of directors the 52-week trading range of Corn Products common stock. The 52-week low price of Corn Products common stock was $31.42, occurring on January 22, 2008, and the 52-week high price of Corn Product common stock was $49.30, occurring on October 9, 2007. Lazard noted that the per share merger consideration of $56.00 (based on the closing price of Bunge common shares on June 20, 2008) was above this range.

Bunge Comparable Public Companies Analysis

        Lazard reviewed and analyzed selected public companies that it viewed as operating businesses reasonably comparable to Bunge's businesses, namely mid- and large-cap companies participating in the global and emerging markets agriculture processing industry. Lazard selected these companies on the basis of similarity of the companies' products, size, scale, market capitalization, growth prospects, geographic presence and end markets to those of Bunge. In performing this analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for Bunge's business. This analysis was designed to assess how the market values shares of reasonably comparable publicly traded companies and provides a range of implied equity values per share of Bunge common shares.

        Lazard compared Bunge's business to the following four companies:

  •
  Archer Daniels Midland Company

  •
  China Agri-Industries Holdings, Ltd.

  •
  Cosan S. A. Indústria e Comércio

  •
  Wilmar International Limited

        For each of these companies, Lazard calculated enterprise value as a multiple of projected 2008 EBITDA using equity analyst research reports as of June 20, 2008. The following table summarizes the results of this review:

Multiple of Enterprise Value to Projected 2008 EBITDA
Archer Daniels Midland Company	7.8x
China Agri-Industries Holdings, Ltd.	9.4x
Cosan S. A. Indústria e Comércio	13.7x
Wilmar International Limited	15.0x

        Lazard then calculated implied per share equity values for Bunge common shares by applying EBITDA multiples ranging from 9.0x to 10.0x to the 2008 EBITDA forecast for Bunge (such forecast was based on equity analyst research reports as of June 20, 2008 and discussions with Bunge management and was reviewed and deemed reasonable by Corn Products management). Based on this analysis, Lazard calculated an implied equity value range per share of Bunge common shares of $115.97 to $132.34. Lazard noted that the closing price of Bunge common shares on June 20, 2008 was within this range.

Bunge Sum-of-the-Parts Analysis

        A sum-of-the-parts analysis reviews a business' operating performance and outlook on a segment-by-segment basis and compares each segment's performance to a group of publicly traded peer companies to determine an implied market value for the enterprise as a whole. Lazard performed a sum-of-the-parts analysis for the following operating segments of Bunge:

  •
  Agribusiness

  •
  Fertilizer

  •
  Food Products

        Lazard reviewed and analyzed selected public companies that it viewed as operating businesses reasonably comparable to Bunge's operating segments, namely mid- and large-cap companies participating in the global and emerging markets agriculture processing industry, phosphate fertilizer industry and edible oils industry. Lazard selected these companies on the basis of similarity of the companies' products, size, scale, market capitalization, growth prospects, geographic presence and end markets to those of Bunge's operating segments. In performing this analysis, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for Bunge's operating segments.

        The following table indicates the companies reviewed by Lazard in each of these segments:

Agribusiness	Fertilizer	Food Products
Archer Daniels Midland Company	Agrium Inc.	Associated British Foods plc
China Agri-Industries Holdings, Ltd.	Mosaic Company	ConAgra Foods, Inc.
Cosan S. A. Indústria e Comércio	Potash Corp. of Saskatchewan, Inc.	General Mills Inc.
Wilmar International Limited		The J.M. Smucker Company

        For each of these companies, Lazard calculated enterprise value as a multiple of projected 2008 EBITDA using equity analyst research reports as of June 20, 2008. The following table summarizes the results of this review:

	Multiple of Enterprise Value to Projected 2008 EBITDA (Median)
Agribusiness	11.6	x
Fertilizer	11.4	x
Food Products	8.3	x

        Based on the foregoing, Lazard applied EBITDA multiple ranges of 7.5x to 9.5x, 9.5x to 12.0x and 8.0x to 9.0x to the 2008 EBITDA forecast for Bunge's Agribusiness, Fertilizer and Food Products segments, respectively (such forecasts were based on equity analyst research reports as of June 20, 2008 and discussions with Bunge management and were reviewed and deemed reasonable by Corn Products management). Based on this analysis, Lazard calculated an implied range for Bunge common shares of $104.52 to $139.12. Lazard noted that the closing price of Bunge common shares on June 20, 2008 was within this range.

Bunge Discounted Cash Flow Analysis

        Using financial forecasts for Bunge, Lazard performed a discounted cash flow analysis, which was designed to provide insight into the value of Bunge as a function of its future unlevered free cash flows. Lazard calculated the net present value of the unlevered free cash flow forecast for 2008 to 2012 and added to this amount the present value of the terminal value in 2012.

        This analysis assumed a range of perpetual growth rates of 2.75% to 3.25%. It also assumed a range of discount rates of 7.75% to 8.25% based on estimates relating to Bunge's weighted average cost of capital. Bunge's "weighted average cost of capital" is a measure of the average expected return on all of Bunge's securities or loans based on the proportions of those securities or loans in Bunge's capital structure.

        Based on these calculations, Lazard calculated an implied equity value range per share of Bunge common shares of $109.74 to $141.81 assuming a base case forecast for Bunge and $95.16 to $124.60 assuming a downside case forecast for Bunge. Both the base case forecast and the downside case forecast were based on publicly available financial information, equity analyst research reports as of June 20, 2008 and discussions with Bunge management and were reviewed and deemed reasonable by Corn Products management. Lazard noted that the closing price of Bunge common shares on June 20, 2008, was within the ranges described above.

Other Bunge Analysis

  Present Value of Analyst Target Prices Range

        Lazard summarized for the Corn Products board of directors the present value of Wall Street analysts' price targets of Bunge common shares, assuming a 9.5% cost of equity. Based on the foregoing, Lazard calculated an implied price per share range for Bunge common shares of $114.15 to $138.81. Lazard noted that the closing price of Bunge common shares on June 20, 2008, was within this range.

  52-Week Trading Range

        Lazard also summarized for the Corn Products board of directors the 52-week trading range of Bunge common shares. The 52-week low price of Bunge common shares was $73.00, occurring on June 7, 2007, and the 52-week high price of Bunge common shares was $135.00, occurring on January 14, 2008.

  Lazard's Fee; General Matters

        Lazard is acting as financial advisor to Corn Products in connection with the merger. Pursuant to an engagement letter dated April 24, 2008, Corn Products agreed to pay Lazard $500,000 upon execution of the letter, $2 million upon rendering its opinion of June 21, 2008 and, if the merger is consummated, a fee of 0.35% of the aggregate consideration, as customarily defined, to be paid in the merger. The payment paid to Lazard in connection with the execution of the engagement letter was credited against the fee paid to Lazard in connection with the delivery of its opinion and the fee paid to Lazard in connection with the delivery of its opinion will be credited against the fee, if any, payable to Lazard upon consummation of the merger. Taking such credits into account, the aggregate fee payable to Lazard upon consummation of the merger was estimated, for illustrative purposes only, to be approximately $9.9 million based on an implied $3.4 billion transaction value as of September 10, 2008. The actual amount of the aggregate fee will be calculated based on the market value of the merger consideration on the date the fee is paid. Corn Products also has agreed to reimburse Lazard for its reasonable expenses, including the expenses of legal counsel, and to indemnify Lazard and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard in the past has provided investment banking services to Corn Products and certain of its affiliates, for which Lazard has received customary compensation, and Lazard in the future may provide investment banking services to Corn Products and

Bunge and certain of their affiliates, for which Lazard would expect to receive customary compensation. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade securities of Corn Products and/or the securities of Bunge and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. The issuance of Lazard's opinion was approved by the opinion committee of Lazard.

        Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as financial advisor to Corn Products because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of Corn Products.

        Corn Products and Bunge determined the merger consideration to be paid to the holders of Corn Products common stock in the merger through arm's-length negotiations, and the Corn Products board of directors approved the merger agreement. Lazard conducted the analyses and reviews summarized above for the purpose of providing an opinion to the Corn Products board of directors as to the fairness, from a financial point of view, to the holders of Corn Products common stock of the merger consideration to be paid to such holders in the merger. Lazard did not recommend any specific consideration to the Corn Products board of directors or any other person or indicate that any given consideration constituted the only appropriate consideration for the merger.

        Lazard's opinion was one of many factors considered by the Corn Products board of directors. Consequently, the summary of the analyses and reviews provided above should not be viewed as determinative of the opinion of the Corn Products board of directors with respect to the merger consideration or of whether the Corn Products board of directors would have been willing to recommend a different transaction or determine that a different merger consideration was fair. Additionally, Lazard's opinion is not intended to confer any rights or remedies upon any employee or creditor of Corn Products.

Opinion of JPMorgan

        Pursuant to an engagement letter dated June 18, 2008, Corn Products retained JPMorgan as its financial advisor for the purpose of rendering a fairness opinion to the Corn Products board of directors in connection with the merger.

        At the meeting of the Corn Products board of directors on June 21, 2008, JPMorgan rendered its oral opinion, subsequently confirmed in writing on June 21, 2008, to the Corn Products board of directors that, as of such date and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion, the exchange ratio in the merger was fair, from a financial point of view, to holders of Corn Products common stock.

        The full text of the written opinion of JPMorgan dated June 21, 2008, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the opinion undertaken by JPMorgan in connection with rendering its opinion, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of JPMorgan's opinion below is qualified by reference to the full text of the opinion, and the Corn Products stockholders are urged to read the opinion in its entirety. JPMorgan provided its opinion to the Corn Products board of directors in connection with and for the purposes of the Corn Products board of directors' evaluation of the merger. JPMorgan's opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to any matter and should not be relied upon by any stockholder as such.

        In arriving at is final opinion, JPMorgan, among other things:

  •
  reviewed the Agreement and Plan of Merger and Reorganization dated as of June 21, 2008;

  •
  reviewed certain publicly available business and financial information concerning Corn Products and Bunge and the industries in which they operate;

  •
  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions it deemed relevant;

  •
  compared the financial and operating performance of Corn Products and Bunge with publicly available information concerning certain other companies it deemed relevant and reviewed the current and historical market prices of Corn Products common stock and Bunge common shares and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by the management of Corn Products relating to its business and certain publicly available financial forecasts relating to the business of Bunge; and

  •
  performed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

        In addition, JPMorgan held discussions with certain members of the management of Corn Products and Bunge with respect to certain aspects of the merger, and the past and current business operations of Corn Products and Bunge, the financial condition and future prospects and operations of Corn Products and Bunge, the effects of the merger on the financial condition and future prospects of Corn Products and Bunge, and certain other matters it believed necessary or appropriate to its inquiry.

        In giving its opinion, JPMorgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with it by Corn Products and Bunge or otherwise reviewed by or for it, and JPMorgan did not independently verify (nor has it assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did it evaluate the solvency of Corn Products or Bunge under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it by Corn Products or derived therefrom, JPMorgan assumed, with the consent of Corn Products, that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Corn Products to which such analyses or forecasts relate. With respect to the publicly available financial forecasts relating to Bunge, JPMorgan assumed, with the consent of Corn Products, and was advised by Bunge that such forecasts were a reasonable basis upon which to evaluate the future financial performance of Bunge and were appropriate to use in JPMorgan's analysis. JPMorgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. JPMorgan also assumed that the merger and the other transactions contemplated by the merger agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the merger agreement. JPMorgan also assumed that the representations and warranties made by Corn Products and Bunge in the merger agreement were and will be true and correct in all respects material to its analysis, and that Corn Products will have no exposure under any indemnification obligations contained within the merger agreement in any amount material to its analysis. JPMorgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Corn Products with respect to such issues. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Corn Products or Bunge or on the contemplated benefits of the merger.

        JPMorgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. It should be understood that subsequent developments may affect the opinion and that JPMorgan does not have any obligation to update, revise, or reaffirm its opinion. JPMorgan's opinion is limited to the fairness, from a financial point of view, to the holders of Corn Products common stock of the exchange ratio in the merger and it expresses no opinion as to the fairness of the merger to, or any consideration to be received by, the holders of any other class of securities, creditors or other constituencies of Corn Products or as to the underlying decision by Corn Products to engage in the merger. Furthermore, JPMorgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the exchange ratio applicable to the holders of Corn Products common stock in the merger or with respect to the fairness of any such compensation. JPMorgan expressed no opinion as to the price at which Corn Products common stock or Bunge common shares will trade at any future time.

        In addition, JPMorgan was not requested to and did not provide advice concerning the structure, the specific exchange ratio, or any other aspects of the merger, or to provide services other than the delivery of its opinion. JPMorgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Corn Products or any other alternative transaction. JPMorgan did not participate in negotiations with respect to the terms of the merger or any related transactions.

Financial Analyses of JPMorgan

        In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses used by JPMorgan in connection with providing its opinion.

        Projections.    The projections furnished to JPMorgan for Corn Products were prepared by the management of Corn Products. Corn Products does not publicly disclose internal management projections of the type provided to JPMorgan in connection with JPMorgan's analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

        Historical Exchange Ratio Analysis.    JPMorgan reviewed the per share daily closing market price of Bunge common shares and Corn Products common stock over the previous three years, and calculated the implied historical exchange ratios during this period by dividing the daily closing prices per share of Corn Products common stock by those of Bunge common shares and the average of those implied historical exchange ratios for the one-day, one-week, one-month, three-month, six-month and one-year periods ending June 17, 2008. The analysis resulted in the following average implied exchange ratios for the periods indicated (rounded to the nearest hundredth):

	Average exchange ratio	Implied offer price
Current	0.3349	$41.10
One-week	0.3560	$43.70
One-month	0.4720	$57.94
Three-month	0.3864	$47.42
Six-month	0.3636	$44.63
One-year	0.4022	$49.37

JPMorgan noted that a historical stock trading analysis is not a valuation methodology and that such analysis was presented merely for informational purposes.

        Company Public Trading Multiples Analysis.    Using publicly available information, JPMorgan compared selected financial and operating data of Corn Products and Bunge with similar data for selected publicly traded companies engaged in businesses which JPMorgan judged to be relevant to the businesses of Corn Products and Bunge. These companies were selected, among other reasons, for their size, target market, business focus and performance. None of the companies utilized in the analysis, however, is identical to Corn Products or Bunge. Accordingly, JPMorgan made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect their public trading value.

        For each of the selected companies, JPMorgan calculated Firm Value divided by the estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for the calendar year ending December 31, 2008, which is referred to as Firm Value/EBITDA Multiple. For this analysis, Firm Value of a particular company was calculated as market value of that company's common stock or common shares, as applicable (as of June 17, 2008), plus the value of that company's indebtedness, capital leases, minority interest and preferred stock, minus that company's cash and cash equivalents, and marketable securities.

        The companies selected by JPMorgan for comparison with Corn Products included: Archer Daniels Midland Inc., Bunge, Associated British Foods, Kerry Group, Tate & Lyle and Viterra. However, none of the companies selected is identical or directly comparable to Corn Products. Accordingly, JPMorgan made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

        The following table reflects the ratios, Firm Value and public market multiples for each of the selected companies reviewed by JPMorgan for comparison with Corn Products:

Company	Market Price 6/17/08	% of 52-week high	Firm Value ($ millions)	Firm Value/ 2008E EBITDA Multiple
Archer Daniels Midland	$33.12	67.7%	$28,622	7.8	x
Bunge	$122.74	90.9%	$23,572	10.8	x
Associated British Foods	$16.05	86.7%	$14,847	8.4	x
Kerry Group	$29.94	83.6%	$7,094	8.6	x
Tate & Lyle	$8.29	70.0%	$5,880	6.9	x
Viterra	$14.46	96.9%	$3,804	10.0	x

        The companies selected by JPMorgan for comparison with Bunge included companies in three sectors in which Bunge operates: Agricultural Processing, Ingredients and Fertilizer. In Agricultural Processing, JPMorgan selected for comparison: Archer Daniels Midland Inc., Corn Products and Viterra. In Ingredients, JPMorgan selected for comparison: Associated British Foods, Kerry Group and Tate & Lyle. In Fertilizer, JPMorgan selected for comparison: Potash Corp, Mosaic, Israel Chemicals, Yara International and Agrium. However, none of the companies selected is identical or directly comparable to Bunge. Accordingly, JPMorgan made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

        The following table reflects the ratios, Firm Value and public market multiples for each of the selected companies reviewed by JPMorgan for comparison with Bunge:

Company	Market Price 6/17/08	% of 52-week high	Firm Value ($ millions)	Firm Value/ 2008E EBITDA Multiple
Agricultural Processing:
Archer Daniels Midland	$33.12	67.7%	$28,622	7.8	x
Corn Products	$41.10	83.4%	$3,560	6.6	x
Viterra	$14.46	96.9%	$3,804	10.0	x
Ingredients:
Associated British Foods	$16.05	86.7%	$14,847	8.4	x
Kerry Group	$29.94	83.6%	$7,094	8.6	x
Tate & Lyle	$8.29	70.0%	$5,880	6.9	x
Fertilizer:
Potash Corp	$239.50	99.8%	$72,115	13.3	x
Mosaic	$161.08	99.9%	$72,983	13.6	x
Israel Chemicals	$23.46	99.6%	$31,412	10.5	x
Yara International	$87.95	99.6%	$27,204	9.5	x
Agrium	$110.99	99.7%	$17,354	9.7	x

        Based on the results of this analysis, JPMorgan implied a range for Corn Products of 7.0x to 8.5x Firm Value/EBITDA Multiples, which using Corn Products estimates for calendar 2008 EBITDA, implied a range for Corn Products common stock of $40.00 to $50.00 per share. Additionally, based on the same analysis, JPMorgan implied a range for Bunge of 8.5x to 10.5x Firm Value/EBITDA Multiples, which using Bunge estimates for calendar 2008 EBITDA, implied a range for Bunge common shares of $108.00 to $140.00 per share. Based on the results of this analysis, JPMorgan implied an exchange ratio of 0.29 to 0.47 Bunge common shares per share of Corn Products common stock.

        Selected Transaction Multiples Analysis.    Using publicly available information, JPMorgan examined the following selected transactions which together were considered the most relevant transactions for purposes of JPMorgan's analysis:

Date Announced	Acquiror	Target
February 14, 2007	American Sugar Refining	Tate & Lyle Canada Ltd.
November 7, 2006	Viterra	Agricore
September 9, 2005	Cargill	Degussa
April 29, 2005	PAI Partners	Christian Hansen Food Ingredients
May 10, 2004	Kerry Group	Four flavor businesses; Manheimer Inc., Flavourence, Laboratorios Krauss and Fructamine
March 2, 2004	Kerry Group	Quest International's food ingredients business

        These transactions were deemed to be most relevant in evaluating the merger in JPMorgan's judgment based on a variety of factors including, among other things, the transaction date, transaction size, transaction terms, target geographic location and target operational characteristics and asset mix. For each of the selected transactions, JPMorgan calculated and, to the extent information was publicly available, compared the transaction's firm value as a multiple of the target's last 12 months' EBITDA. JPMorgan then calculated the target's equity value per share. The Agricore acquisition by Viterra was deemed to be the most relevant of the selected transactions.

        JPMorgan applied a range of multiples derived from such analysis to Corn Products' last 12 months' EBITDA, and arrived at an implied range of equity values for the shares of Corn Products common stock between $51.00 and $57.00 per share.

        Relative Discounted Cash Flow Analysis.    JPMorgan conducted a discounted cash flow analysis for each of Bunge and Corn Products for the purpose of determining their respective fully diluted equity value per share on a stand-alone basis.

        JPMorgan calculated the unlevered free cash flows that Bunge and Corn Products are expected to generate during fiscal years 2008 through 2017 based on financial projections prepared by the management of Corn Products, and, for Bunge, based on publicly available financial forecasts, which JPMorgan has assumed, with the consent of Corn Products, and have been advised by Bunge that such forecasts are a reasonable basis upon which to evaluate the future financial performance of Bunge and are appropriate to use in JPMorgan's analysis. JPMorgan also calculated a range of terminal asset values of Corn Products at the end of the 10-year period ending the fiscal year ended December 2017 by applying a perpetual growth rate ranging from two percent to three percent of the unlevered free cash flow of Corn Products during the final year of the 10-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 8.5% to 9.5% for Bunge and a range of discount rates from 8.0% to 9.0% for Corn Products.

        This analysis indicated a range of equity values for Corn Products common stock between $50.00 and $69.00 per share and a range of equity values for Bunge common shares between $106.00 and $154.00 per share. Based on the results of this analysis, JPMorgan implied an exchange ratio of 0.33 to 0.65 Bunge common shares per share of Corn Products common stock.

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to Corn Products, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of JPMorgan's analysis, may be considered similar to those of Corn Products. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of JPMorgan's analysis, may be considered similar to those of the merger.

The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Corn Products and the transactions compared to the merger.

JPMorgan's Fees; General Matters

        As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to deliver an opinion to the Corn Products board of directors with respect to the merger on the basis of such experience and its familiarity with Corn Products.

        Pursuant to its engagement letter, JPMorgan received a fee for its services of $1.5 million from Corn Products payable upon the delivery of its opinion. Corn Products has also agreed to reimburse JPMorgan for its reasonable expenses, including the fees of legal counsel and other professional advisors. In addition, Corn Products has agreed to indemnify JPMorgan for certain liabilities arising out of its engagement. During the two years preceding the date of its opinion, JPMorgan and its affiliates have had commercial and investment banking relationships with Bunge, for which JPMorgan and its affiliates have received customary compensation. Such services during such period have included acting (i) as administrative agent in connection with Bunge's credit facilities in October 2007; (ii) as administrative agent in connection with Bunge's credit facility in September 2007; and (iii) as joint bookrunner on Bunge's offering of its debt securities in March 2007. JPMorgan and its affiliates in the future may have commercial or investment banking relationships with Bunge and Corn Products, for which JPMorgan and its affiliates would expect to receive customary compensation. In addition, JPMorgan's commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Bunge, for which it receives customary compensation or other financial benefits. In the ordinary course of its business, JPMorgan and its affiliates may actively trade the debt and equity securities of Corn Products or Bunge for its own account or for the accounts of customers and, accordingly, it may at any time hold long or short positions in such securities.

Interests of Corn Products Directors and Executive Officers in the Merger

        In considering the recommendation of the Corn Products board of directors with respect to the merger, Corn Products stockholders should be aware that the executive officers and non-employee directors of Corn Products have certain interests in the merger that may be different from, or in addition to, the interests of Corn Products stockholders generally. The Corn Products board of directors was aware of the interests described below and considered them, among other matters, when approving the merger agreement and recommending that the Corn Products stockholders vote to adopt the merger agreement. These interests are summarized below.

Stock Options and Other Stock-Based Awards

        All outstanding options to purchase Corn Products common stock issued under the Corn Products stock incentive plan, including those held by executive officers, will become fully exercisable upon completion of the merger. All options currently held by Corn Products' non-employee directors are fully exercisable. Based upon options outstanding as of September 10, 2008, options held by the Corn Products executive officers relating to 382,670 shares of Corn Products common stock will vest and become immediately exercisable upon completion of the merger.

        Also, all restrictions imposed on shares of restricted stock granted under the Corn Products stock incentive plan, including those held by the Corn Products executive officers and non-employee directors, will immediately lapse upon completion of the merger. Based upon grants outstanding as of

September 10, 2008, the restrictions on shares of restricted stock held by the Corn Products executive officers and non-employee directors relating to 25,883 shares of Corn Products common stock will lapse upon completion of the merger. Of the 25,883 shares of restricted stock held by Corn Products' executive officers and non-employee directors, 6,216 shares of restricted stock are currently held by non-employee directors. Each of Richard Almeida, Luis Aranguren, Karen Hendricks, Bernard Kastory, Barbara Klein, William Norman, and James Ringler hold 888 shares of restricted stock that are subject to lapsing of restrictions upon completion of the merger.

        In addition, all performance shares that are unvested and subject to the satisfaction of performance measures under the Corn Products stock incentive plan, including those held by executive officers of Corn Products, will immediately vest at their respective target levels upon completion of the merger. Based upon target awards outstanding as of September 10, 2008, 281,077 performance shares held by the Corn Products executive officers will vest upon completion of the merger. Additionally, Bunge has agreed to negotiate in good faith with Corn Products with a view to agreeing on a mechanism with respect to executive officers of Corn Products who hold performance shares relating to the 2006-2008 performance period and remain employees of Bunge or any of its subsidiaries following the completion of the merger and through the applicable payment date, so that such executive officers are not adversely affected from a financial viewpoint as a result of the completion of the merger, taking into consideration the actual performance of Corn Products and its subsidiaries during 2008.

        Under the terms of the merger agreement, each outstanding option to purchase Corn Products common stock existing at the time of the completion of the merger, including each stock option held by the Corn Products executive officers and non-employee directors, that is exercisable, or that becomes exercisable as described in this section, will be converted into an option to purchase the number of Bunge common shares equal to the number of shares subject to such Corn Products stock option multiplied by the exchange ratio, and the exercise price per share will be an amount equal to the exercise price per share of such Corn Products stock option divided by the exchange ratio.

        Under the terms of the merger agreement, each share of Corn Products restricted stock and each performance share that vests as described in this section, except performance shares subject to deferral elections, will be converted into a fraction of an unrestricted Bunge common share equal to the exchange ratio.

        Under the terms of the merger agreement, each stock unit subject to a deferral election, including each stock unit held by an executive officer or non-employee director under a Corn Products supplemental executive retirement plan, deferred compensation plan or deferred stock unit plan, each restricted stock unit held by a non-employee director and each performance share subject to a deferral election will be converted into a fraction of a Bunge stock unit equal to the exchange ratio upon completion of the merger. Corn Products executive officers do not hold restricted stock units and restricted stock units held by Corn Products' non-employee directors are fully vested and subject to deferral elections. All Corn Products stock units that are converted as described in this section will be paid in accordance with their related deferral elections, and all such stock units will be payable in Bunge common shares, except for stock units held under the Corn Products deferred stock unit plan, which will be paid in cash in accordance with the terms of such plan. As of September 10, 2008, 201,761 stock units held by the Corn Products executive officers and non-employee directors will be converted as described in this section upon completion of the merger.

Executive Severance Agreements

        Each of the Corn Products executive officers is a party to an executive severance agreement that requires Corn Products to make certain payments and provide certain benefits if the executive officer's employment is terminated by Corn Products other than because of death, "Disability" or "Cause" or is terminated by the executive officer for "Good Reason" within two years after a change in control of Corn Products.

        Under the severance agreements a change in control results from any of the following:

  •
  the acquisition by an individual, entity or group of persons of beneficial ownership of 20% or more of Corn Products common stock, other than pursuant to most transactions in which Corn Products is a party;

  •
  a majority of the Corn Products directors at the start of a two-year period, and persons whose nominations are approved by those directors or directors approved by those directors, not constituting a majority of the Corn Products board of directors at the end of the two-year period;

  •
  a merger or sale of substantially all of Corn Products' assets, except where owners of Corn Products shares own a majority of the voting shares of the surviving corporation or purchaser of the assets and no person other than Corn Products or the benefits plans of Corn Products who owned 15% of Corn Products stock before the transaction owns 25% or more of the stock of the survivor or purchaser, and the directors who must be a majority under the preceding provision are a majority of the directors of the surviving corporation or purchaser; or

  •
  the consummation of a plan of complete liquidation or dissolution of Corn Products.

        For the purposes of the severance agreements:

  •
  Corn Products has "Cause" to terminate an executive officer if the executive officer (a) has willfully engaged in conduct which involves dishonesty or moral turpitude which either (1) results in substantial personal enrichment of the executive officer at the expense of Corn Products or (2) is demonstrably and materially injurious to the financial condition or reputation of Corn Products, (b) has willfully violated the provisions of the confidentiality or non-competition agreement entered into between Corn Products or any of its subsidiaries and the executive officer, or (c) has committed a felony.

  •
  The executive officer has "Good Reason" to terminate his or her employment (and thereby become entitled to the benefits described below) if Corn Products reduces the executive officer's base salary, requires the executive officer's to relocate more than 35 miles from his or her office location immediately prior to the change in control, reduces in any manner which the executive officer reasonably considers important, the executive officer's title, job authorities or responsibilities immediately prior to the change in control or takes certain other actions as specified in the definition.

        Each severance agreement requires, as a precondition to the receipt of payments, that the executive officer sign a standard form of release in which he or she waives all claims that he or she might have against Corn Products and certain associated individuals and entities. They also include a prohibition on soliciting or recruiting any of the employees or consultants of Corn Products that would apply for one year following the executive officer's termination of employment (two years in the case of Mr. Scott) and confidentiality provisions that would apply for an unlimited period of time following the executive officer's termination of employment.

        The severance agreements provide for the payment of salary and vacation pay accrued through the termination date, plus amounts under the annual incentive plan based on the assumption that the target awards were achieved, prorated for a partial year. The merger agreement provides for an adjustment in the payment of the prorated target awards under the annual incentive plan to reflect the actual performance of Corn Products. See "—Corn Products Employee Benefits Matters". In addition, the executive officer would receive, as a severance payment, a lump sum amount equal to three times the sum of his or her (a) highest base salary in effect during any consecutive 12-month period within the 36 months immediately preceding the date of termination and (b) his or her target annual incentive plan payment for the fiscal year in which the termination occurs. Mr. Scott would not receive such lump sum amount because of his previously announced retirement and would receive in lieu thereof an amount equal to his base salary and his prorated target annual incentive plan payment from the date of his termination to the date on which he attains age 65. In addition, Mr. Fiamenghi's lump sum payment would be reduced by 40% of the sum of the balance of his Brazilian government-mandated FGTS account and previous distributions from that account.

        The severance agreements provide for certain continued insurance and other benefits for a period of 36 months (if the executive officer is at least 62 years old, the Corn Products compensation committee has the discretion to provide such continued insurance and other benefits only until the executive officer attains age 65) and certain allowances for a period of three months, which include, based on current allowances, continued use of a leased car for three months.

        The severance agreements also provide for the executive officer to receive three additional years of service credits under the Corn Products cash balance plan and under his or her nonqualified cash balance make-up account based on the executive officer's target total cash compensation (except that if the executive officer is at least 62 years old he or she will receive a pro rata amount of additional service credits based on the number of full months until the executive officer reaches age 65). All such additional years of service credits will be credited to the executive officer's nonqualified cash balance make-up account. In addition, the severance agreements provide for vesting of the executive officer's accounts under the cash balance plan and nonqualified cash balance make-up account, if they are not already vested.

        The executive officer would also receive credits to his or her nonqualified savings plan make-up account equal to three years of employer matching contributions and profit sharing contributions to the executive officer's retirement savings plan and nonqualified savings plan make-up accounts (if the executive officer is at least 62 years old he or she will receive a pro rata amount of additional employer matching contributions and profit sharing contributions based on the number of full months until the executive officer reaches age 65). The severance agreements also provide for the vesting of the executive officer's accounts under the retirement savings plan and nonqualified savings plan make-up account, if they are not already vested.

        The executive officer also would receive the cash value of his or her current retiree healthcare spending account and related dependent account under the Corn Products Master Retiree Welfare Plan (the Retiree Plan), plus the value of three additional years of company contributions to that account (if the executive officer is at least 62 years old he or she will receive a pro rata amount of additional company contributions based on the number of full months until the executive officer reaches age 65). The executive officer will be immediately vested in his or her retiree healthcare spending account and related dependent account under the Retiree Plan upon termination, and these accounts will be paid out in accordance with the terms of the Retiree Plan. In addition, the executive officer will upon termination be immediately eligible, and the executive officer and the executive officer's spouse shall remain eligible for their lifetimes, to participate in the benefits available to retirees under the Retiree Plan as of the date of the executive officer's termination of employment.

        If the executive officer is a participant in the Corn Products executive life insurance plan on the date of his or her termination of employment, the executive officer's eligibility to participate in such plan with respect to an insurance policy shall continue, provided that during the 36-month period following termination of employment the executive officer will attain at least age 55 and would have completed, if the executive officer's termination of employment had not occurred, at least five policy years with respect to such insurance policy.

        The executive officer also would receive executive-level outplacement services for a period of one year from the date of his or her termination of employment.

        The severance agreements also provide that Corn Products will reimburse any "golden parachute" excise tax paid by the executive officer as a result of payments under his or her severance agreement unless a less than 10% reduction in the payments would make the excise tax inapplicable, in which case the payments would be reduced by the least amount that would make the excise tax inapplicable. If Corn Products is barred from providing any of the benefits contemplated by the severance agreements, Corn Products is obligated to arrange to provide substantially similar benefits or the after-tax cash equivalent thereof.

        To the extent payments may not be paid out of the qualified plans, such amounts will be paid out of the general assets of Corn Products. The merger agreement provides that, no earlier than August 5, 2008, Corn Products will deliver to the Corn Products executive benefit trust cash not to exceed $45 million and a number of shares of Corn Products common stock not to exceed 800,000 in order to fund all of the obligations of Corn Products pursuant to the plans under such trust relating to certain of the payments of cash and shares described in this section.

Estimated Payments upon the Merger and Subsequent Termination of Employment

        The estimated amounts payable to each executive officer upon the merger and upon termination of the executive officer's employment, other than for death, Disability or Cause by Corn Products or its successor or by the executive officer for Good Reason, within two years following the completion of the merger in accordance with the terms of the severance agreements and the terms of the merger agreement are shown in the table below. The amounts assume that any such termination is effective as of October 31, 2008.

	S.C. Scott		C.K. Beebe	J.L. Fiamenghi		J.C. Fortnum	J.J. Hirchak	K.A. Hunter	M.A. Hynes	R.A. Kornmeyer	J.F. Saucier
Cash Severance	$1,312,500	(11)	$2,493,750	$2,823,467	(10)	$2,415,000	$1,560,000	$1,118,400	$1,848,000	$1,296,000	$2,100,000
Pro Rata Bonus Payment(1)	$1,041,667		$296,875	$389,809		$287,500	$162,500	$116,500	$192,500	$135,000	$250,000
Early Vesting of Stock Options(2)(3)	$502,240		$173,096	$135,181		$181,337	$59,599	$40,560	$94,985	$48,187	$117,385
Early Vesting of Restricted Stock(2)(4)	—		—	—		—	—	$137,733	$300,480	—	$300,480
Early Vesting of Performance Shares(2)(5)	$3,868,680		$1,389,720	$1,096,752		$1,427,280	$492,036	$345,552	$734,073	$383,112	$820,047
Retirement Benefit Payment(6)	$447,227		$361,887	—		$322,845	$279,577	$60,699	$122,834	$70,860	$131,528
Defined Contribution Plan Payments(7)	$103,011		$201,795	$283,555		$202,290	$125,505	$41,400	$196,720	$41,400	$81,725
Health and Welfare Benefit Values	$5,865	(12)	$30,163	$38,773		$50,609	$47,315	$51,689	$6,043	$31,243	$48,395
Post Retirement Medical Coverage(8)	$3,140		$68,131	—		$52,142	$82,981	$17,269	$8,679	$15,474	$8,676
Outplacement Services	—		$25,000	$25,000		$25,000	$25,000	$25,000	$25,000	$25,000	$25,000
Personal Allowances	$4,683		$3,207	$4,591		$3,604	$4,159	$3,671	$3,499	$3,517	$3,623
Excise Tax and Gross Up	—		$2,046,753	—		$2,002,835	—	$698,612	$1,458,638	$772,144	$1,602,700
Executive Life Insurance(9)	—		$64,717	—		$158,098	$88,325	—	—	—	—
FGTS Payment(10)	—		—	$450,932	(10)	—	—	—	—	—	—
Total	$7,289,013		$7,155,094	$5,248,060		$7,128,540	$2,926,996	$2,657,085	$4,991,450	$2,821,937	$5,489,559

(1)
Pro rata target award based on guaranteed pro rata target payment under severance agreements. Does not include any adjustment in the payment of the target awards that may be made pursuant to the terms of the merger agreement. See "—Corn Products Employee Benefits Matters" for a description of this adjustment.

(2)
Upon completion of the merger, all outstanding options will become fully exercisable, all restrictions imposed on outstanding shares of restricted stock will immediately lapse and all outstanding performance shares will immediately vest as described in footnote 5.

(3)
Based upon an assumed Corn Products stock price of $37.56 (reflecting a closing price of $73.05 per Bunge common share on September 10, 2008 multiplied by an exchange ratio of 0.5142) minus the applicable exercise price.

(4)
The number of shares of restricted stock multiplied by $37.56.

(5)
Reflects the target number of performance shares for the 2006 through 2008, 2007 through 2009 and 2008 through 2010 performance periods multiplied by $37.56. Does not reflect the negotiations described under "—Corn Products Employee Benefits Matters" with respect to the possibility of agreeing to a mechanism to prevent employees who hold performance shares relating to the 2006-2008 performance period from being adversely affected from a financial viewpoint as a result of the completion of the merger, taking into consideration the actual performance of Corn Products and its subsidiaries during 2008.

(6)
Reflects only the additional amounts earned under the cash balance plan and nonqualified cash balance make-up accounts due to a change in control (three extra years of service credits) and continuation of vesting over the severance period. For Mr. Scott, who is over age 62, the amount has been prorated to age 65.

(7)
Reflects only cash payments or nonqualified plan credits equal to three years of employer matching contributions and profit sharing contributions under the retirement savings plan and the non-qualified savings plan make-up accounts as well as the continuation of vesting over the severance period. For Mr. Scott, who is over age 62, the amount has been prorated to age 65.

(8)
Executive officers are vested in their accounts under the Retiree Plan at age 55 with 10 years of service. Upon a change in control, each executive officer would receive three additional years of service credits and company contributions and become vested in his or her Retiree Plan account, if not already vested. Mr. Fiamenghi does not participate in a Retiree Plan account. For Mr. Scott, who is over age 62, the amount has been prorated to age 65.

(9)
As a result of the change in control, Ms. Beebe, Mr. Fortnum and Mr. Hirchak will continue to participate in the Executive Life Insurance Plan (absent a change in control, participation would cease as these executives are not 55 years of age at the assumed time of termination). The amounts shown reflect the estimated sum of the continued payments these executives would receive to assist in the payment of premiums on life insurance policies for their benefit and to assist in the payment of taxes due as a result of such payments.

(10)
Upon termination of employment from the Brazilian subsidiary following a change in control, Mr. Fiamenghi would receive the balance in his government-mandated FGTS account, an additional 40% of the sum of that balance and previous distributions from that account which are required when termination is without cause, plus three years of salary continuation under his severance agreement. The amount shown is the additional 40% payment. His cash severance amount has been reduced (from $3,274,399 to $2,823,467) by the additional 40% payment on his FGTS account. An exchange rate of 1.61 Reais/USD (the average rate for August 2008) has been used to convert payments in Brazilian Reais to U.S. Dollars.

(11)
The cash severance amount payable to Mr. Scott is limited to an amount equal to his base salary and his prorated target annual incentive plan payment from the date of his termination to the date on which he attains age 65.

(12)
For Mr. Scott, who is over age 62, the amount has been prorated to age 65.

Appointment of Samuel C. Scott III as a Director of Bunge

        The merger agreement provides that, prior to the closing of the merger and effective as of the effective time of the merger, Bunge will appoint Samuel C. Scott III, Chairman, President and Chief Executive of Corn Products, to the class of directors of the Bunge board of directors with its term expiring at the 2011 annual general meeting of Bunge shareholders.

Indemnification and Insurance

        The merger agreement provides that the certificate of incorporation of Corn Products, as the surviving corporation in the merger, and each of its subsidiaries will contain provisions no less favorable with respect to indemnification, exculpation and advancement of expenses than are set forth in the current certificate of incorporation and by-laws of Corn Products or the applicable subsidiary, and that such provisions will not be amended, repealed or otherwise modified for a period of six years from the completion of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or at any time prior to the completion of the merger, were directors, officers, employees, fiduciaries or agents of Corn Products or the subsidiaries, unless such modification is required by law.

        The merger agreement also provides that Corn Products will, and if Corn Products is unable to, Bunge will, cause Corn Products, as the surviving corporation in the merger, to obtain and fully pay the premium for the extension of the directors' and officers' insurance policies and the fiduciary liability insurance policies, in each case for at least six years from the completion of the merger on terms that are not, in the aggregate, less favorable than Corn Product's existing policies.

Merger Consideration

        At the effective time of the merger, each share of Corn Products common stock (other than shares owned by Corn Products, Bunge or any direct or indirect wholly owned subsidiary of Bunge, including Bleecker Acquisition Corp.) will be converted into the right to receive a fraction of a Bunge common share determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting. The market value of the Bunge common stock received in exchange for each share of Corn Products common stock may be greater or less than $56.00 because the trading price of Bunge common stock at the closing date of the merger or when the Bunge common stock is received by Corn Products stockholders may be different than the average closing price used to calculate the exchange ratio. In addition:

  •
  if the average closing price is equal to or greater than $133.10, the exchange ratio will be 0.4207. This means that the market value of the Bunge common shares received in exchange for each share of Corn Products common stock will be greater than $56.00 to the extent that the trading price of Bunge common shares is more than $133.10; and

  •
  if the average closing price is equal to or less than $108.90, the exchange ratio will be 0.5142. This means that the market value of the Bunge common shares received in exchange for each share of Corn Products common stock will be less than $56.00 to the extent that the trading price of Bunge common shares is less than $108.90.

        Each holder of Corn Products common stock who would otherwise have been entitled to receive a fraction of a Bunge common share will receive cash in an amount equal to the product obtained by multiplying (1) the fractional share interest to which that holder would otherwise be entitled by (2) the average closing price.

        The merger agreement provides that if, between the date of the merger agreement and the completion of the merger, there is a reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Bunge common shares or Corn Products common stock), extraordinary cash dividends, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, Bunge common shares then, in any such case, the per share merger consideration will be appropriately adjusted to reflect that action.

Ownership of Bunge Following the Merger

        Based on the number of outstanding shares of Corn Products common stock on June 19, 2008, the number of outstanding Bunge common shares on June 19, 2008 and assuming an exchange ratio of 0.5142, we anticipate that Corn Products stockholders will own approximately 25.20% of the outstanding Bunge common shares following the merger. Based on potential fluctuations in the exchange ratio, Corn Products stockholders may own as much as 25.20% or as little as 21.61% of the outstanding Bunge common shares following the merger.

Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares

        The conversion of Corn Products common stock into the right to receive the per share merger consideration will occur automatically at the effective time of the merger. As promptly as practicable after the effective time of the merger, BNY Mellon Shareowner Services, Bunge's exchange agent and paying agent, will send a letter of transmittal to each former holder of record of shares of Corn Products common stock. The transmittal letter will contain instructions for obtaining the per share merger consideration, including the Bunge common shares and cash for any fractional Bunge common shares, in exchange for shares of Corn Products common stock. Corn Products stockholders should not return stock certificates with the enclosed proxy card.

        After the effective time of the merger, each certificate that previously represented shares of Corn Products common stock will no longer be outstanding, will be automatically canceled and retired and will represent only the right to receive the per share merger consideration as described above.

        Until holders of certificates previously representing Corn Products common stock have surrendered those certificates to the exchange agent for exchange, those holders will not receive dividends or distributions on the Bunge common shares into which those shares of Corn Products common stock have been converted with a record date after the effective time of the merger and will not receive cash for any fractional Bunge common shares. When holders surrender those certificates, they will receive any dividends with a record date after the effective time of the merger and a payment date on or prior to the date of surrender and any cash for fractional Bunge common shares, in each case without interest.

        In the event of a transfer of ownership of Corn Products common stock that is not registered in the transfer agent's records of Corn Products, payment of the per share merger consideration as described above will be made to a person other than the person in whose name the certificate so surrendered is registered if:

  •
  the certificate is properly endorsed or otherwise is in proper form for transfer; and

  •
  the person requesting the exchange pays any transfer or other taxes resulting from the payment of the per share merger consideration as described above to a person other than the registered holder of such certificate.

        No fractional Bunge common shares will be issued to any Corn Products stockholder upon surrender of certificates previously representing Corn Products common stock. Each Corn Products stockholder who would otherwise have been entitled to receive a fraction of a Bunge common share will receive cash in an amount equal to the product obtained by multiplying (1) the fractional share interest to which the holder would otherwise be entitled by (2) the average closing price.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger or certificate of ownership and merger (the certificate of merger) with the Secretary of State of the State of Delaware or any later time as is agreed upon by Bunge and Corn Products and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

Stock Exchange Listing of Bunge Common Shares

        It is a condition to the completion of the merger that the Bunge common shares issuable to:

  •
  Corn Products stockholders in the merger; and

  •
  holders of options to acquire shares of Corn Products common stock, which will be converted into options to acquire Bunge common shares,

have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

Delisting and Deregistration of Corn Products Common Stock

        If the merger is completed, Corn Products common stock will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended (the Exchange Act).

Material United States Federal Income Tax Consequences of the Merger and the Ownership of Bunge Common Shares Received by Corn Products Stockholders

        The following is a discussion of the material U.S. federal income tax consequences of the merger to Corn Products stockholders who exchange Corn Products common stock for Bunge common shares pursuant to the merger and the subsequent ownership of the Bunge common shares received by Corn Products stockholders in the merger. This discussion is based upon the provisions of the Code, Treasury regulations, administrative pronouncements of the Internal Revenue Service (IRS) and judicial decisions, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect, or differing interpretations. In addition, this discussion does not address any U.S. alternative minimum, estate or gift, U.S. state or local or non-U.S. tax consequences of the merger or subsequent ownership of the Bunge common shares.

        This discussion only addresses a beneficial owner of Corn Products common stock that holds Corn Products common stock as capital assets within the meaning of Section 1221 of the Code and exchanges Corn Products common stock for Bunge common shares in the merger. In addition, this discussion only applies to an exchanging Corn Products stockholder that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (x) that is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (y) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership, or other entity treated as a partnership for U.S. federal income tax purposes, holds Corn Products common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of that partnership. If a person is a partner of a partnership holding Corn Products common stock, such person should consult its tax advisor regarding the tax consequences of the merger.

        This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular Corn Products stockholder in light of such stockholder's particular circumstances or to a Corn Products stockholder who is subject to special U.S. federal income tax rules, including:

  •
  a financial institution;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a real estate investment trust;

  •
  a regulated investment company;

  •
  a mutual fund;

  •
  a stockholder who is a non-U.S. person for U.S. federal income tax purposes;

  •
  a stockholder whose functional currency is not the U.S. dollar;

  •
  a pass-through entity or an investor in such an entity;

  •
  a person liable for alternative minimum tax;

  •
  a dealer or broker in securities or foreign currencies;

  •
  a trader in securities who elects to apply a mark-to-market method of accounting;

  •
  a stockholder who holds Corn Products common stock as part of a hedge, straddle, constructive sale or conversion transaction;

  •
  a stockholder who acquired his or her shares of Corn Products common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

  •
  a stockholder that actually or constructively owns 10% or more of the voting shares of Bunge.

        Corn Products stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger and the subsequent ownership of Bunge common shares in light of their particular circumstances, including the applicability and effect of U.S. federal, state and local and non-U.S. income and other tax laws.

Tax Status of the Merger

        It is a condition to the completion of the merger that Bunge receive a written opinion from its tax counsel, Shearman & Sterling LLP, and that Corn Products receive a written opinion from its tax counsel, Sidley Austin LLP, in each case dated as of the effective time of the merger, to the effect that (i) the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Bunge, Bleecker Acquisition Corp. and Corn Products will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) the exchange of Corn Products common stock for Bunge common shares pursuant to the merger will be an exchange governed by Section 354 of the Code to which Section 367(a) of the Code does not apply. These opinions will be based on representation letters of Bunge and Corn Products to be provided prior to the delivery of the opinions and customary assumptions. Changes in the facts and circumstances arising after the date hereof could affect the ability of Shearman & Sterling LLP and Sidley Austin LLP to render these requisite opinions.

        No ruling has been or will be sought from the IRS as to the U.S. federal income tax consequences of the merger and an opinion of tax counsel is not binding on the IRS or any court. Accordingly, there can be no assurances that the IRS will not take a position contrary to the conclusions of Shearman & Sterling LLP or Sidley Austin LLP or that a court will not agree with a contrary position of the IRS in the event of litigation.

Tax Consequences of the Merger to Corn Products Stockholders

        Assuming, based on the opinions of Shearman & Sterling LLP and Sidley Austin LLP, that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and the exchange of Corn Products common stock for Bunge common shares pursuant to the merger will not be subject to Section 367(a) of the Code, for U.S. federal income tax purposes:

  •
  a Corn Products stockholder who exchanges Corn Products common stock in the merger for Bunge common shares will not recognize gain or loss, except with respect to cash received in lieu of fractional Bunge common shares (as discussed below);

  •
  a Corn Product stockholder's aggregate adjusted tax basis in the Bunge common shares received in the merger (including any fractional Bunge common shares deemed received and exchanged for cash) will equal the aggregate adjusted tax basis of the Corn Products common stock surrendered in the merger; and

  •
  a Corn Products stockholder's holding period for the Bunge common shares received in the merger will include the holding period for the Corn Products common stock surrendered in the merger.

If Corn Products stockholders acquired different blocks of Corn Products common stock at different times and at different prices, such Corn Products stockholders' adjusted tax basis and holding periods in their Bunge common shares may be determined with reference to each block of Corn Products common stock.

        Corn Products stockholders who receive Bunge common shares pursuant to the merger will be required to retain records pertaining to the merger and certain Corn Products stockholders will be required to file with their U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger. Corn Products stockholders are urged to consult their own tax advisors regarding such record retention and reporting requirements

        Cash in Lieu of Fractional Shares.    A Corn Products stockholder who receives cash in lieu of a fractional Bunge common share generally will be treated as having received such fractional share in the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional Bunge common share and the portion of such stockholder's adjusted tax basis in the Corn Products common stock that is allocable to such fractional Bunge common share. Such gain or loss generally will be long-term capital gain or loss if, as of the effective time of the merger, the Corn Products stockholder's holding period for such fractional Bunge common share (which will include such stockholder's holding period for the Corn Products common stock exchanged in the merger) is greater than one year.

        Treatment of Five Percent Transferee Shareholders.    In accordance with Treasury regulations under Section 367(a) of the Code, a Corn Products stockholder who is a "five percent transferee shareholder" of Bunge after the merger will qualify for the non-recognition treatment described above only if the five percent transferee shareholder files a "gain recognition agreement" with the IRS. A five percent transferee shareholder who fails to file a gain recognition agreement with the IRS will not qualify for non-recognition treatment and will recognize gain (but not loss) in the merger in an amount equal to the difference between the fair market value of the Bunge common shares received in the merger (plus the amount of cash received in lieu of fractional Bunge common shares) and the five percent transferee shareholder's basis in its Corn Products common stock surrendered.

        Any Corn Products stockholder who will be a five percent transferee shareholder is urged to consult with his or her own tax advisor concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with such filing.

        Backup Withholding and Information Reporting.    A Corn Products stockholder may be subject to information reporting and backup withholding of U.S. federal income tax (currently at a rate of 28%) on any cash payments received in lieu of a fractional Bunge common share. A Corn Products stockholder will not be subject to backup withholding, however, if such stockholder (i) furnishes a correct taxpayer identification number and certifies that such stockholder is not subject to backup withholding on the Substitute Form W-9 (or successor form) included in the letter of transmittal to be delivered to such stockholder following the completion of the merger, or (ii) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such Corn Products stockholder's U.S. federal income tax liability, provided such stockholder timely furnishes the required information to the IRS.

Tax Consequences of the Ownership of Bunge Common Shares Received in the Merger

        The following discussion applies to the ownership of Bunge common shares that Corn Products stockholders receive in the merger. Except where expressly stated below, the following discussion assumes that Bunge is not a passive foreign investment company (PFIC) for U.S. federal income tax purposes.

        Taxation of Distributions.    The amount of any distribution made by Bunge in respect of Bunge common shares generally will be treated as a dividend, taxable as ordinary income (subject to certain exceptions discussed below), to the extent of the current or accumulated earnings and profits of Bunge, as determined under U.S. federal income tax principles. Such a dividend generally will be income from sources outside the United States. Dividends paid by Bunge will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

        Subject to certain exceptions for short-term and hedged positions, and provided that Bunge is not a PFIC (as discussed below), dividends received by certain stockholders (including individuals) prior to January 1, 2011 with respect to Bunge common shares may qualify for preferential rates of U.S. federal income tax provided that the Bunge common shares are readily tradable on an established securities market in the United States. Although the Bunge common shares are currently readily tradable on an established securities market in the United States, no assurances can be made that the Bunge common shares will remain readily tradable. Corn Products stockholders who receive Bunge common shares are urged to consult their own tax advisors regarding the availability of the reduced rate of U.S. federal income tax on dividends in light of their particular circumstances.

        To the extent that the amount of any distribution received by a stockholder in respect of Bunge common shares exceeds the current and accumulated earnings and profits of Bunge, the excess will first be treated as a tax-free return of a stockholder's adjusted tax basis in the Bunge common shares (with a corresponding reduction of such adjusted tax basis), and thereafter generally as U.S. source capital gain.

        Sale, Exchange or Other Taxable Disposition of Shares.    Subject to the PFIC discussion below, upon a sale, exchange or other taxable disposition of Bunge common shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received in respect of the sale, exchange or other taxable disposition and such stockholder's adjusted tax basis in the Bunge common shares. Such capital gain or loss will be long-term capital gain or loss if the stockholder's holding period for the Bunge common shares exceeds one year. Certain non-corporate stockholders (including individuals) are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains under current law. The deductibility of capital losses is subject to limitations under the Code. Any gain or loss recognized by a stockholder in respect of the sale, exchange or other taxable disposition of Bunge common shares generally will be treated as derived from U.S. sources.

        Passive Foreign Investment Company Status.    Special U.S. federal income tax rules apply to U.S. stockholders owning shares of a PFIC directly or indirectly. A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either:

  •
  at least 75% of its gross income is "passive income"; or

  •
  on average at least 50% of the gross value of its assets (including goodwill) is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, passive income generally includes, among other things, dividends, interest, rents, royalties, gains from the disposition of passive assets and gains from commodities transactions, other than gains derived from "qualified active sales" of commodities and "qualified hedging transactions" involving commodities, within the meaning of applicable Treasury regulations (the Commodity Exception). For this purpose, Bunge will base the calculation of goodwill, in part, on the then market value of the outstanding Bunge common shares and any other outstanding Bunge shares, which is subject to change.

        Based on certain estimates of Bunge's gross income and gross assets available as of December 31, 2007 and relying on the Commodity Exception, Bunge does not believe that it is currently classified as a PFIC. However, since PFIC status will be determined on an annual basis and depends upon the composition of Bunge's income and assets (including, among others, less than 25% owned equity investments), and the nature of Bunge's activities (including the ability of Bunge to qualify for the Commodity Exception and similar exceptions), from time to time, and since the manner in which the Commodity Exception should be applied is uncertain, there can be no assurance that Bunge will not be considered a PFIC for the current taxable year or any future taxable year. Moreover, Bunge will not obtain an opinion of tax counsel, and no ruling will be sought from the IRS regarding the U.S. federal income tax characterization of Bunge as a PFIC.

        If Bunge is or becomes a PFIC, unless a former Corn Products stockholder makes an election to treat Bunge as a "qualified electing fund" (a QEF) or elects to be taxed annually on a mark-to-market basis with respect to its Bunge common shares, any gain realized on a sale, exchange or other taxable disposition of Bunge common shares and certain "excess distributions" (generally distributions in excess of 125% of the average distribution over a three-year period or shorter holding period for the Bunge common shares) would be treated as realized ratably over such stockholder's holding period for its Bunge common shares, and amounts allocated to prior years while Bunge is a PFIC would be taxed at the highest U.S. federal income tax rate in effect for each such year. In addition, an interest charge may apply to the portion of the U.S. federal income tax liability on such gains or distributions treated under the PFIC rules as having been deferred by the former Corn Products stockholder.

        Further, if Bunge is characterized as a PFIC and, at any time, holds equity interests of a non-U.S. corporation that is classified as a PFIC, a former Corn Products stockholder generally would be deemed to own, and also would be subject to the PFIC rules with respect to, such stockholder's indirect ownership interests in that lower-tier PFIC. In such a case, a former Corn Products stockholder could incur liability for the deferred tax and interest charge described above if either (i) Bunge receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or (ii) such stockholder disposes of all or part of its Bunge common shares.

        If Bunge is treated as a PFIC for any taxable year and a former Corn Products stockholder makes a timely QEF election, such stockholder generally will be required to annually include in its gross income (i) as ordinary income, a pro rata share of the ordinary earnings of Bunge, and (ii) as long-term capital gain, a pro rata share of the net capital gain of Bunge, in either case, whether or not distributed by Bunge. In addition, if Bunge holds equity interests of a lower-tier PFIC, unless such equity interests are held through a U. S. partnership that itself makes a QEF election with respect to the lower-tier PFIC, a former Corn Products stockholder must also make a QEF election in respect of such lower-tier PFIC. If Bunge determines that it is a PFIC for any taxable year during which a former Corn Products stockholder holds Bunge common shares, Bunge will use commercially reasonable efforts to provide such stockholder, upon written request, with (i) information and documentation that such stockholder is reasonably required to obtain in connection with its making a QEF election in respect of Bunge, and (ii) information related to the PFIC status of any non-U.S. corporation in which Bunge holds equity interests, including information and documentation necessary to make a QEF election.

        If Bunge is treated as a PFIC for any taxable year and a former Corn Products stockholder makes a timely mark-to-market election, such stockholder would take into account each year the appreciation or depreciation in value of such stockholder's Bunge common shares, which would be treated as ordinary income or (subject to limitations) ordinary loss, as would gains or losses on actual dispositions of Bunge common shares. In order to make a mark-to-market election, under Treasury regulations, the Bunge common shares must be "regularly traded" on a "qualified exchange". The Bunge common shares are currently traded on the New York Stock Exchange, which is a qualified exchange. The Bunge common shares will be treated as regularly traded for any calendar year during which such shares are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Bunge cannot assure former Corn Products shareholders that the Bunge common shares will be treated as regularly traded. In addition, a mark-to-market election with respect to the Bunge common shares would not apply to a lower-tier PFIC, and a former Corn Products stockholder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, the PFIC rules could apply with respect to income of the lower-tier PFIC, the value of which already had been taken into account indirectly via mark-to-market adjustments.

        Any former Corn Products stockholder who owns Bunge common shares during any year that Bunge is a PFIC would be required to file IRS Form 8621. Corn Products stockholders should consult their own tax advisors regarding the application of the PFIC rules to the Bunge common shares and the availability and advisability of making an election to avoid the adverse tax consequences of the PFIC rules should Bunge be considered a PFIC for any taxable year. Moreover, dividends that a former Corn Products stockholder receives from Bunge will not be eligible for the reduced U.S. federal income tax rates described above if Bunge is a PFIC either in the taxable year of the distribution or the preceding taxable year (and instead will be taxable at rates applicable to ordinary income).

        Backup Withholding and Information Reporting.    A former Corn Products stockholder may be subject to information reporting and backup withholding of U.S. federal income tax (currently at a rate of 28%) on any dividends paid on the Bunge common shares. A Corn Products stockholder will not be subject to backup withholding, however, if such stockholder (i) furnishes a correct taxpayer identification number and certifies that such stockholder is not subject to backup withholding on an IRS Form W-9 (or successor form), or (ii) is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such Corn Products stockholder's U.S. federal income tax liability, provided such stockholder timely furnishes the required information to the IRS.

        THE TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP OF BUNGE COMMON SHARES COULD BE AFFECTED BY THE PARTICULAR CIRCUMSTANCES OF A CORN PRODUCTS STOCKHOLDER. ACCORDINGLY, EACH CORN PRODUCTS STOCKHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER AND OF THE OWNERSHIP OF BUNGE COMMON SHARES BASED ON THE STOCKHOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Regulatory Matters

United States Antitrust

        Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until each party has filed its notification and report form with the Antitrust Division of the DOJ and the FTC and the HSR Act waiting period has expired or been terminated. Bunge and Corn Products each filed their notification and report forms with the Antitrust Division of the DOJ and the FTC regarding the merger on August 1, 2008 and the HSR Act waiting period expired at 11:59 p.m., Eastern Time, on September 2, 2008. At any time before or after the effective time of the merger, the Antitrust Division of the DOJ, the FTC, or others (including states and private parties) could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets of Bunge or Corn Products. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, that it would not be successful.

Other Laws

        In addition to the regulatory clearances described above, filings with or the consent of other governmental agencies are required to be obtained prior to the effective time of the merger. Filings must be made with, and clearances obtained from, the relevant competition authorities in Canada, Mexico and Colombia. There can be no assurance that a challenge to the merger on antitrust or competition grounds will not be made or, if a challenge is made, that it would not be successful. Bunge and Corn Products have made filings in other jurisdictions, where required, and have either received clearances in such jurisdictions or clearances are not required as a condition to the closing of the merger in such jurisdictions.

General

        It is possible that any of the governmental entities with which filings have been made or may be made may seek additional regulatory concessions or impose additional conditions or states or private parties may commence litigation to prevent the completion of the merger. There can be no assurance that:

  •
  Bunge or Corn Products will be able to satisfy or comply with any conditions imposed;

  •
  compliance or non-compliance will not have adverse consequences on Bunge after completion of the merger; or

  •
  litigation, if any, will be resolved favorably by Bunge and Corn Products.

Dissenters' Rights

        Under Bermuda law, holders of Bunge common shares will not be entitled to dissenters' rights in connection with the merger because they will not be receiving any merger consideration in the merger.

        Under Delaware law, holders of Corn Products common stock will not be entitled to dissenters' rights in connection with the merger because they are not receiving any merger consideration other than Bunge common shares and, if applicable, cash in lieu of fractional Bunge common shares, and Bunge common shares are traded on the New York Stock Exchange.

Corn Products Employee Benefits Matters

        The merger agreement provides that:

  •
  Bunge will cause the surviving corporation to honor all contracts, agreements, arrangements, policies, plans and commitments of Corn Products as in effect immediately prior to the closing of the merger that are applicable to any current or former Corn Products employees or directors, in accordance with their terms. Bunge or the surviving corporation may amend, modify or terminate any such contracts, agreements, arrangements, policies, plans and commitments to the extent allowed by their terms.

  •
  Corn Products employees will receive credit for purposes of eligibility to participate, vesting and benefit entitlement (but not, except to the extent required by applicable law, for benefit accruals under a defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by the surviving corporation for service with Corn Products accrued or deemed accrued prior to the closing of the merger as long as such crediting of service does not duplicate any benefit or the funding of any such benefit.

  •
  Bunge will waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions or actively-at work requirements, except to the same extent such limitations are applicable under any comparable Corn Products plan.

  •
  For at least one year following the effective time of the merger, Bunge will provide persons who are employed by Corn Products as of the effective time of the merger and who continue to be employees of Bunge or its subsidiaries, including the surviving corporation, with employee benefit plans, programs, contracts and arrangements that are no less favorable in the aggregate than those currently provided to them in connection with their employment by Corn Products. However, equity-related awards and executive life insurance benefits will not be taken into account in this determination. Persons who are employed by Corn Products as of the effective time of the merger and who continue to be employees of Bunge or its subsidiaries, including the surviving corporation, will be eligible to receive equity-related awards under the equity plans of Bunge to the same extent as similarly-situated employees of Bunge or its subsidiaries.

  •
  Bunge will credit Corn Products employees with any co-payments, deductibles and out-of-pocket expenses paid by such employees under Corn Products plans during the plan year in which the closing of the merger occurs.

  •
  Bunge will continue to maintain the Retiree Plan, including all accounts under such plan as of the closing of the merger, in accordance with its terms. Bunge may freeze the Retiree Plan with respect to new participants and future benefit accruals effective as of December 31, 2009. Bunge will allow participants in the Retiree Plan to participate in the medical and dental programs generally available to active salaried employees of the surviving corporation at group premium rates, subject to its terms, with the cost of such premiums to be paid from the Retiree Plan accounts in accordance with the terms of the plan or by such participant.

  •
  Bunge will continue the Corn Products Annual Incentive Plan (AIP) and pay to eligible AIP participants the bonuses they have accrued under the AIP at the end of the bonus determination period that includes the date on which the closing of the merger occurs (based on Corn Products' performance for the period beginning on January 1, 2008 and ending on the date on which the closing of the merger occurs and based on the surviving corporation's performance for the period beginning on the date on which the closing of the merger occurs and ending on December 31, 2008) as determined by Bunge in its discretion. In order to be eligible to receive such AIP payments, a participant must be employed by Corn Products on December 31, 2008 or have terminated such employment due to death, retirement or disability and not be eligible to receive any other annual bonus other than bonuses paid outside the U.S.

        In addition, Bunge has agreed that it will negotiate in good faith with Corn Products with a view to agreeing on a mechanism with respect to Corn Products employees who hold Corn Products 2006-2008 Performance Share Awards and who remain employed by Bunge or any of its subsidiaries following the closing of the merger and through the applicable payment date, so that such employees are not adversely affected from a financial viewpoint as a result of the occurrence of the closing of the merger, taking into consideration the actual performance of Corn Products during 2008.

        No earlier than August 5, 2008, Corn Products will fund the Corn Products International, Inc. Executive Benefit Trust in an amount up to $45 million and up to 800,000 shares of Corn Products common stock in order to fund all of Corn Products' obligations pursuant to the plans under such trust.

        Bunge and Corn Products have agreed to provide each other with reasonable access to personnel and information as either of them may reasonably request in connection with Bunge negotiating and entering into retention arrangements with certain key Corn Products employees selected by Bunge.

        Bunge and Corn Products have agreed that nothing in the merger agreement will be treated as an amendment or other modification of any employee benefit plan, program or arrangement or the establishment of any employee benefit plan, program or arrangement or will limit the right of Bunge or any of its subsidiaries to amend, terminate or otherwise modify (or cause to be amended, terminated or otherwise modified) any employee benefit plan, program or arrangement following the closing of the merger in accordance with its terms. Nothing in the merger agreement creates any third party beneficiary or other rights in any other person, including any employees, former employees, any participant in any employee benefit plan, program or arrangement (or any dependent or beneficiary thereof), of Corn Products or any of its affiliates or to continued employment with Bunge or any of its affiliates or continued participation in any employee benefit plan, program or arrangement.

Effect on Awards Outstanding Under Corn Products Stock Incentive Plan

        Under the merger agreement, each stock option outstanding under the Corn Products stock incentive plan immediately prior to the completion of the merger will become fully exercisable upon completion of the merger and will be converted into an option to purchase, on the same terms and conditions as were applicable under the related Corn Products stock option, the number of Bunge common shares (rounded down to the nearest whole share) equal to the number of shares subject to such Corn Products stock option multiplied by the exchange ratio, and the exercise price per share will be an amount equal to the exercise price per share of such Corn Products stock option in effect immediately prior to the completion of the merger divided by the exchange ratio (rounded upward to the nearest full cent).

        As soon as practicable after the completion of the merger, Bunge will deliver to each holder of a Bunge stock option that was converted from a Corn Products stock option an appropriate notice setting forth such holder's rights, and such Bunge stock option will be fully exercisable and will otherwise continue in effect on the same terms and conditions as the related Corn Products stock option (subject to the adjustment described in this section). Bunge will ensure, to the extent required by, and subject to the provisions of, the Corn Products stock incentive plan, that such converted stock options that qualified as incentive stock options under Section 422 of the Code prior to the completion of the merger will continue to qualify as incentive stock options after the completion of the merger. Bunge will reserve for issuance a sufficient number of Bunge common shares for delivery upon exercise of such converted stock options. As soon as practicable after the completion of the merger, the Bunge common shares subject to such converted stock options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Bunge will use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such converted stock options remain outstanding. In addition, Bunge will use its reasonable best efforts to cause the Bunge common shares subject to such converted stock options to be listed on the New York Stock Exchange and such other exchanges as Bunge may determine.

        Under the merger agreement, upon completion of the merger, all restrictions imposed on shares of Corn Products restricted stock and restricted stock units, except restricted stock units subject to deferral elections, will immediately lapse upon completion of the merger and such shares and restricted stock units will be converted into a number of Bunge common shares equal to the exchange ratio that will be fully vested and no longer subject to restriction. Each restricted stock unit subject to a deferral election will be converted into a fraction of a Bunge stock unit equal to the exchange ratio upon completion of the merger and will be paid in Bunge common shares in accordance with the deferral election to which it is subject.

        Under the merger agreement, upon completion of the merger, all performance shares that are unvested and subject to the satisfaction of performance measures under the Corn Products stock incentive plan, except performance shares subject to deferral elections, will immediately vest at their respective target levels and will be converted into a number of Bunge common shares equal to the exchange ratio that will be fully vested and no longer subject to restriction or other condition. Each performance share subject to a deferral election will be converted into a fraction of a Bunge stock unit equal to the exchange ratio upon completion of the merger and will be paid in Bunge common shares in accordance with the deferral election to which it is subject. Additionally, Bunge has agreed to negotiate in good faith with Corn Products with a view to agreeing on a mechanism with respect to employees of Corn Products who hold performance shares relating to the 2006-2008 performance period and remain employees of Bunge or any of its subsidiaries following the completion of the merger and through the applicable payment date, so that such employees are not adversely affected from a financial viewpoint as a result of the completion of the merger, taking into consideration the actual performance of Corn Products and its subsidiaries during 2008.

Resale of Bunge Common Shares

        Bunge common shares to be issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended (the Securities Act). This joint proxy statement/prospectus does not cover resales of Bunge common shares received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

CERTAIN LITIGATION

        On June 23, 2008, a putative class action lawsuit, entitled Simon v. Almeida, et al., Case No. 08CH22717, was filed against Corn Products and its directors in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. The complaint purports to be on behalf of all Corn Products stockholders (except the defendants and their affiliates). The complaint alleges that Corn Products' directors violated their fiduciary obligations to Corn Products stockholders in approving the merger agreement. Specifically, the complaint alleges, among other things, that the directors failed to:

  •
  undertake an adequate evaluation of Corn Products' worth as a potential merger candidate;

  •
  take adequate steps to enhance Corn Products' value as a merger candidate;

  •
  effectively expose Corn Products to the marketplace to create an open auction for Corn Products; and

  •
  act independently to protect the interests of Corn Products stockholders.

        The complaint seeks various forms of relief, including injunctive relief that could, if granted, prevent the completion of the merger.

        On July 8, 2008, a second putative class action lawsuit entitled Fuller v. Corn Products International, et al., Case No. 08CH24465, was filed against Corn Products and its directors in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. The complaint purports to be on behalf of all Corn Products stockholders (except the defendants and their affiliates). The complaint alleges that Corn Products' directors violated their fiduciary obligations to Corn Products stockholders in approving the merger agreement. Specifically, the complaint alleges, among other things, that the directors:

  •
  failed to take steps to maximize the value of Corn Products to its stockholders and took steps to avoid competitive bidding, to cap the price of Corn Products' stock and to give the defendants an unfair advantage by failing to solicit other potential acquirors or alternative transactions;

  •
  failed to properly value Corn Products;

  •
  ignored or did not protect against conflicts of interest resulting from the directors' own interrelationship or connection with the merger; and

  •
  failed to disclose all material information to Corn Products' stockholders.

        In addition, the Fuller complaint alleges that the terms of the merger agreement were designed to ensure that the sale of Corn Products to Bunge is preferential to Bunge, and to subvert the interests of plaintiff and other Corn Products stockholders. In particular, plaintiff alleges that the merger agreement contains "unlawful provisions" including the termination fee provisions, the no solicitation provisions, and the grant of "matching rights" to Bunge to match any superior proposal received by Corn Products. The complaint seeks various forms of relief, including injunctive relief that could, if granted, prevent the completion of the merger.

        On July 9, 2008, a third putative class action lawsuit entitled Smith v. Corn Products International, et al., Case No. 08CH24565, was filed against Corn Products and its directors in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. The complaint purports to be on behalf of all Corn Products stockholders (except the defendants and their affiliates). The allegations and relief sought in this case are substantially the same as that of the Fuller case, discussed above. At this time, the likely outcome of this case cannot be predicted, nor can a reasonable estimate of loss, if any, be made.

        On July 14, 2008, the plaintiffs in the Fuller and Smith cases filed a motion to consolidate their cases with the Simon case. On July 15, 2008, the plaintiffs in the Simon case also filed a motion to consolidate the three cases and for appointment of Wolf Haldenstein Adler Freeman & Herz LLP (Wolf Haldenstein) as interim class counsel. On July 17, 2008, the plaintiffs in the Simon case withdrew the portion of their motion seeking appointment of Wolf Haldenstein as interim class counsel. On July 22, 2008, the Circuit Court of Cook County, Illinois, County Department, Chancery Division consolidated the Fuller and Smith cases with the Simon case and, on that same day, the plaintiffs in the Simon case re-filed their motion for appointment of Wolf Haldenstein as interim class counsel. On July 25, 2008, the plaintiffs in the Fuller and Smith cases filed a motion for appointment of the law firm of Coughlin Stoia Geller Rudman & Robbins LLP (Coughlin Stoia) as class counsel. On August 25, 2008, the Court entered an order pursuant to which Wolf Haldenstein and Coughlin Stoia would be appointed co-class counsel for the proposed class, and on September 4, 2008 the plaintiffs in the Simon, Fuller and Smith cases filed a consolidated complaint. A motion to dismiss the complaint was filed on September 12, 2008.

        On August 20, 2008, a fourth putative class action lawsuit entitled Adams Family Limited Partnership No. 1 v. Corn Products International, et al., Case No. 3987, was filed against Corn Products and its directors in the Court of Chancery of the State of Delaware. The complaint purports to be on behalf of all Corn Products stockholders (except the defendants and their affiliates). The allegations and relief sought in this case are substantially the same as that of the Simon, Fuller and Smith cases, discussed above. No answer or responsive pleading has yet been filed.

        Corn Products believes the above referenced lawsuits to be without merit and is defending them vigorously. However, at this time, the likely outcome of these lawsuits cannot be predicted, nor can a reasonable estimate of loss, if any, be made.

THE MERGER AGREEMENT

        This is a summary of the material provisions of the merger agreement. The merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference, contains the complete terms of that agreement. You should read the entire merger agreement carefully.

        The merger agreement and the discussion under the heading "The Merger Agreement" have been included to provide you with information regarding the terms of the merger agreement. They are not intended to provide any other factual information about Bunge and Corn Products. That information can be found elsewhere in this joint proxy statement/prospectus and in the other public filings made by Bunge or Corn Products with the SEC, which are available without charge at www.sec.gov.

        The merger agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Bunge and Corn Products and may be subject to important qualifications and limitations agreed by Bunge and Corn Products in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between Bunge and Corn Products rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Conditions to the Completion of the Merger

Conditions to Bunge's and Corn Products' Obligations to Complete the Merger

        Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions that include the following:

  •
  the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, has been declared effective by the SEC and no stop order suspending its effectiveness has been issued by the SEC and no proceeding for that purpose has been initiated by the SEC and not concluded or withdrawn;

  •
  the merger agreement has been adopted by holders of a majority of the outstanding shares of Corn Products common stock at the Corn Products special meeting;

  •
  the issuance of Bunge common shares to Corn Products stockholders upon completion of the merger has been approved by a majority of votes cast by Bunge shareholders at the Bunge special general meeting, and the number of such votes cast represents over 50% of all outstanding Bunge common shares;

  •
  no statute, law, ordinance, regulation, rule, code, writ, executive order, injunction, judgment, decree, other order, or award is in effect that makes the merger illegal or otherwise prohibits the consummation of the merger;

  •
  the waiting period under the HSR Act has expired or been terminated;

  •
  the Canadian Commissioner of Competition appointed under the Competition Act has issued an advance ruling certificate pursuant to section 102 of the Competition Act, or the waiting period under section 123 of the Competition Act has expired, and Bunge has been advised in writing by the Commissioner that the Commissioner has determined not to make an application for an order under Part VIII of the Competition Act in respect of the transactions contemplated by the merger agreement and any terms and conditions attached to any such advice are acceptable to Bunge;

  •
  the Federal Competition Commission (Comisión Federal de Competencia) has approved the merger in accordance with the Mexican Federal Competition Law (Ley Federal de Competencia Económica);

  •
  the Superintendency of Industry and Trade has granted an authorization or approval letter with respect to the implementation of the merger in Colombia; and

  •
  the Bunge common shares to be issued to Corn Products stockholders upon completion of the merger have been authorized for listing on the NYSE, subject to official notice of issuance.

Conditions to Bunge's Obligation to Complete the Merger

        Bunge's obligation to effect the merger is further subject to satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of Corn Products relating to capitalization are true and correct except for de minimis errors, as of the effective time of the merger as though made on and as of the effective time of the merger (except for each representation or warranty that is expressly made as of an earlier date, in which case as of such earlier date);

  •
  the representations and warranties of Corn Products relating to authority relative to the merger agreement are true and correct, as of the effective time of the merger as though made on and as of the effective time of the merger (except for each representation or warranty that is expressly made as of an earlier date, in which case as of such earlier date);

  •
  all other representations and warranties of Corn Products are true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth in such representations and warranties) except as would not have a material adverse effect, as of the effective time of the merger as though made on and as of the effective time of the merger (except for each representation or warranty that is expressly made as of an earlier date, in which case as of such earlier date);

  •
  Corn Products has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger;

  •
  Corn Products has delivered to Bunge an officer's certificate certifying the satisfaction of conditions relating to Corn Products' representations and warranties and performance of its obligations under the merger agreement;

  •
  No material adverse effect with respect to Corn Products has occurred since the date of the merger agreement; and

  •
  Bunge has received a tax opinion from Shearman & Sterling LLP to the effect that the merger will qualify as a tax-free reorganization under the Code.

Conditions to Corn Products' Obligation to Complete the Merger

        Corn Products' obligation to effect the merger is further subject to satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of Bunge relating to capitalization are true and correct except for de minimis errors, as of the effective time of the merger as though made on and as of the effective time of the merger (except for each representation or warranty that is expressly made as of an earlier date, in which case as of such earlier date);

  •
  the representations and warranties of Bunge relating to authority relative to the merger agreement are true and correct, as of the effective time of the merger as though made on and as of the effective time of the merger (except for each representation or warranty that is expressly made as of an earlier date, in which case as of such earlier date);

  •
  all other representations and warranties of Bunge are true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth in such representations and warranties) except as would not have a material adverse effect, as of the effective time of the merger as though made on and as of the effective time of the merger (except for each representation or warranty that is expressly made as of an earlier date, in which case as of such earlier date);

  •
  Bunge has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger;

  •
  Bunge has delivered to Corn Products an officer's certificate certifying the satisfaction of conditions relating to Bunge's representations and warranties and performance of its obligations under the merger agreement; and

  •
  Corn Products has received a tax opinion from Sidley Austin LLP to the effect that the merger will qualify as a tax-free reorganization under the Code; and

  •
  No material adverse effect with respect to Bunge has occurred since the date of the merger agreement.

Important Definitions

        The merger agreement provides that a "material adverse effect" means, when used in connection with Corn Products or Bunge, any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects:

  •
  is or is reasonably likely to be materially adverse to the business, financial condition, assets, liabilities or results of operations of Corn Products and its subsidiaries, taken as a whole, or Bunge and its subsidiaries, taken as a whole, as the case may be, except that to the extent any event, circumstance, change or effect is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a material adverse effect:

  •
  changes in general economic conditions or changes in financial markets in general to the extent such changes would not reasonably be expected to have a materially disproportionate impact (relative to other participants in the industries in which Corn Products operates or the industries in which Bunge operates, as the case may be) on Corn Products or Bunge, as applicable;

  •
  general changes in the industries in which Corn Products operates or the industries in which Bunge operates, as the case may be, to the extent such changes would not reasonably be expected to have a materially disproportionate impact (relative to other participants in the industries in which Corn Products operates or the industries in which Bunge operates, as the case may be) on Corn Products or Bunge, as applicable;

  •
  failure of Corn Products or Bunge, as applicable, to meet any internal or public projections, forecasts or estimates of revenues or earnings for any period ending on or after June 21, 2008 (but the facts or occurrences giving rise to or contributing to the occurrence of any such failure may be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect);

  •
  any change in any applicable law, rule or regulation or GAAP or interpretation thereof after June 21, 2008;

  •
  the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism involving or affecting any part of the United States of America; and

  •
  solely with respect to a material adverse effect with respect to Corn Products, changes resulting from the entry into or the public announcement of the merger agreement, the transactions contemplated by the merger agreement or the performance of obligations under the merger agreement; or

  •
  would prevent or materially delay consummation of any of the transactions contemplated by the merger agreement or otherwise prevent or materially delay Corn Products or Bunge, as applicable, from performing its obligations under the merger agreement.

        Bunge and Corn Products can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so. Neither Bunge nor Corn Products can at this point determine whether it would resolicit proxies in the event that it decides to waive any of the items listed above. Each of Bunge's and Corn Products' decisions would depend upon the facts and circumstances leading to their respective decisions to complete the merger and whether Bunge or Corn Products believes there has been a material change in the terms of the merger and its effect on Bunge or Corn Products and their respective shareholders or stockholders. In making this determination, Bunge and Corn Products would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger, whether the requirement being waived was necessary in order to make the transaction fair to Bunge shareholders or Corn Products stockholders from a financial point of view, the availability of alternative transactions and the prospects of Bunge or Corn Products as an independent entity. If either Bunge or Corn Products determines that a waiver of a condition would materially change the terms of the merger, it will resolicit proxies.

No Solicitation

        The merger agreement provides that neither Corn Products nor any of its subsidiaries will, and Corn Products will use its reasonable best efforts to cause their respective directors, officers, employees, agents, investment bankers, attorneys, accountants, other advisors and representatives not to:

  •
  solicit, initiate or knowingly encourage (including by furnishing non-public information), or knowingly facilitate the making of any acquisition proposal, as described below;

  •
  enter into, continue or otherwise engage or participate in any discussions or negotiations regarding any acquisition proposal;

  •
  furnish to any person any information with respect to an acquisition proposal;

  •
  knowingly cooperate, encourage or facilitate any effort or attempt to make or implement any proposal or inquiry that constitutes, or could reasonably be expected to result in, an acquisition proposal;

  •
  approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal;

  •
  submit to a vote of its stockholders, approve, endorse or recommend, or publicly announce an intention to approve, endorse or recommend, any acquisition proposal; or

  •
  enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement, amalgamation agreement, scheme of arrangement or other similar agreement relating to any acquisition proposal (other than a qualifying confidentiality agreement, as described below)

        The merger agreement provides that the term "acquisition proposal" means any proposal or offer from any person or group of persons (other than Bunge, Bleecker Acquisition Corp. or their affiliates):

  •
  for any merger, consolidation, amalgamation, share exchange, business combination, scheme of arrangement, recapitalization, liquidation, dissolution or other similar transaction involving Corn Products or any of its subsidiaries pursuant to which such person or group of persons would own 25% or more of the voting power of any class of equity securities of Corn Products or of any resulting parent of Corn Products;

  •
  for any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 25% or more of the consolidated revenue, consolidated operating income or consolidated total assets of Corn Products and its subsidiaries, taken as a whole; or

  •
  for any sale, exchange, transfer or other disposition pursuant to which such person or group of persons would own 25% or more of the voting power of any class of equity securities of Corn Products, in a single transaction or a series of related transactions in each case other than the merger.

        The merger agreement provides that the term "qualifying confidentiality agreement" means a confidentiality agreement with provisions requiring any person receiving non-public information with respect to Corn Products to keep such information confidential, which confidentiality provisions are no less restrictive in the aggregate to such person than the confidentiality agreement executed by Corn Products and Bunge is to Bunge and provided that such confidentiality agreement will not conflict with any rights of Bunge or Bleecker Acquisition Corp. or obligations of Corn Products and its subsidiaries under the merger agreement.

        The merger agreement provides further that, notwithstanding the restrictions described above, if Corn Products receives an unsolicited written acquisition proposal from any person or group of persons at any time prior to the Corn Products special meeting, Corn Products:

  •
  may contact such person or group of persons to clarify the terms and conditions of the proposal; and

  •
  if the Corn Products board of directors (or any of its committees) has determined, in its good faith judgment (after consultation with Corn Products' financial advisors and outside legal counsel), that the acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, as described below, and has obtained from such person a qualifying confidentiality agreement, may furnish information to, and enter into discussions and negotiations with, such person or group of persons, so long as Corn Products has provided written notice to Bunge of its intent to furnish information or enter into discussions or negotiations with such person or group of persons at least one business day prior to taking any such action.

        The merger agreement provides that the term "superior proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions:

  •
  a merger, consolidation, amalgamation, share exchange, business combination, asset purchase, scheme of arrangement, or other similar transaction involving Corn Products pursuant to which the stockholders of Corn Products immediately preceding such transaction would hold less than 50% of the voting power of any class of equity securities of Corn Products or of any resulting entity of such transaction or Corn Products would sell more than 50% of the consolidated assets of Corn Products and its subsidiaries; or

  •
  the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash out merger involving Corn Products), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of Corn Products in each case on terms that the Corn Products board of directors determines, in its good faith judgment (after consultation with Corn Products' financial advisors), to be more favorable to Corn Products' stockholders than the merger (after taking into account, among other factors the Corn Products board of directors may deem relevant, the likelihood of obtaining any financing required to consummate the transaction contemplated by such offer).

        The merger agreement provides that Corn Products must promptly (but in no event more than 24 hours) advise Bunge in writing of the receipt of any acquisition proposal, or any inquiry, discussions or negotiations relating to any acquisition proposal and the terms and conditions of such acquisition proposal, and Corn Products must promptly provide to Bunge a copy of any acquisition proposal made in writing provided to Corn Products and copies of any written materials received by Corn Products in connection with such acquisition proposal. Corn Products must keep Bunge reasonably informed of the status of any discussions or negotiations relating to any acquisition proposal. Corn Products also must simultaneously provide to Bunge any non-public information concerning Corn Products that is provided to any other person or group of persons in connection with any acquisition proposal if such information was not previously provided to Bunge.

        The merger agreement provides that neither the Corn Products board of directors nor any committee of the Corn Products board of directors may withdraw, qualify, modify or amend, or propose to withdraw, qualify, modify or amend, in any manner adverse to Bunge, the approval or recommendation by the Corn Products board of directors or any committee of the Corn Products board of directors of the merger agreement or the merger or take any action, or make any public statement, filing or release inconsistent with its recommendation of the merger agreement and the merger.

        Notwithstanding the above, at any time prior to the Corn Products special meeting, if Corn Products has received a superior proposal (after giving effect to any revised offer by Bunge as described below), the Corn Products board of directors may:

  •
  in connection with such superior proposal, withdraw its recommendation of the merger agreement or the merger, if the Corn Products board of directors has determined in good faith, after consultation with Corn Products' financial advisors and outside counsel, that the failure to do so would be inconsistent with the Corn Products directors' exercise of their fiduciary obligations to Corn Products and its stockholders under applicable law and Corn Products' certificate of incorporation; or

  •
  terminate the merger agreement for the purpose of causing Corn Products to enter into an acquisition agreement relating to such superior proposal (so long as Corn Products has paid the termination fee, described below), which Corn Products must enter into concurrently with or immediately following such termination, if the Corn Products board of directors has determined in good faith, after consultation with Corn Products' financial advisors and outside counsel, that the failure to do so would be inconsistent with the Corn Products directors' exercise of their fiduciary obligations to Corn Products and its stockholders under applicable law and Corn Products' certificate of incorporation.

        No withdrawal of its recommendation of the merger agreement or the merger, or termination of the merger agreement, by the Corn Products board of directors in response to a superior proposal may be made unless:

  •
  Corn Products has provided Bunge at least 5 calendar days' prior written notice of its intention to take that action, which notice shall advise Bunge that the Corn Products board of directors has received a superior proposal, specify the material terms and conditions of the superior proposal and indicate that the Corn Products board of directors intends to withdraw its recommendation of the merger agreement or the merger, or terminate the merger agreement, and the manner in which the Corn Products board of directors intends to take that action;

  •
  during that 5 day period, Corn Products and its advisors have negotiated with Bunge in good faith (if Bunge desires to negotiate) to change the terms and conditions of the merger agreement so that the acquisition proposal received by Corn Products ceases to constitute (in the judgment of the Corn Products board of directors) a superior proposal; and

  •
  if, during that 5 day period, any revisions are made to the superior proposal, Corn Products must have delivered a new written notice to Bunge specifying the details of any revisions to the superior proposal, and the provisions relating to notice and negotiation described above will continue to apply with respect to the revised superior proposal, except the Corn Products board of directors must in such event provide prior written notice to Bunge only 2 calendar days in advance of its intention to withdraw its recommendation of the merger agreement or the merger, or to terminate the merger agreement, in response to a superior proposal and Corn Products' corresponding obligation to negotiate in good faith shall run for only 2 days.

        The merger agreement provides that any disclosure that the Corn Products board of directors may be compelled to make with respect to the receipt of a proposal or offer for an acquisition proposal or otherwise in order to comply with its fiduciary obligations to Corn Products and its stockholders under applicable law and Corn Products' certificate of incorporation or Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act, will not constitute a violation of the merger agreement so long as such disclosure does not constitute a withdrawal of the Corn Products board of directors' recommendation of the merger agreement and the merger other than in accordance with the above provisions and other provisions of the merger agreement (and a mere "stop, look and listen" disclosure will not be deemed to be such a withdrawal).

        Notwithstanding the above, at any time prior to the adoption of the merger agreement at the Corn Products special meeting, the Corn Products board of directors may, other than in response to a superior proposal, withdraw its recommendation of the merger agreement and the merger if the Corn Products board of directors determines, in its good faith judgment prior to the time of the Corn Products special meeting and after consultation with outside legal counsel, that failure to withdraw its recommendation of the merger agreement and the merger would be inconsistent with the Corn Products directors' exercise of their fiduciary obligations to Corn Products and its stockholders under applicable law and Corn Products' certificate of incorporation. However, no such withdrawal may be made by the Corn Products board of directors unless:

  •
  Corn Products has provided Bunge at least 5 calendar days' prior written notice of its intention to take that action, which notice shall advise Bunge of the circumstances that have resulted in the Corn Products board of directors determining to take such action and indicate that the Corn Products board of directors intends to withdraw its recommendation of the merger agreement or the merger and the manner in which the Corn Products board of directors intends to take that action; and

  •
  during that 5 day period, Corn Products and its advisors have negotiated with Bunge in good faith (if Bunge desires to negotiate) to change the terms and conditions of the merger agreement so that the circumstances that have resulted in the Corn Products board of directors determining to take such action cease to constitute circumstances with respect to which the Corn Products board of directors determines in its good faith judgment after consultation with outside legal counsel that failure to withdraw its recommendation of the merger agreement or the merger would be inconsistent with the exercise of the Corn Products directors' fiduciary obligations to Corn Products and its stockholders under applicable law and Corn Products' certificate of incorporation.

        The merger agreement provides that neither the Bunge board of directors nor any committee of the Bunge board of directors may withdraw, qualify, modify or amend, or propose to withdraw, qualify, modify or amend, in any manner adverse to Corn Products, the approval or recommendation by the Bunge board of directors or any committee of the Bunge board of directors of the issuance of Bunge common shares to Corn Products stockholders on the terms and conditions set out in the merger agreement, or take any action, or make any public statement, filing or release inconsistent with its recommendation of such issuance of Bunge common shares.

        Notwithstanding the above, at any time prior to the approval of the issuance of Bunge common shares to Corn Products stockholders, the Bunge board of directors may withdraw its recommendation of such issuance of Bunge common shares, if the Bunge board of directors determines, in its good faith judgment prior to the Bunge special general meeting and after consultation with outside legal counsel, that the failure to withdraw its recommendation of such issuance of Bunge common shares would be inconsistent with the Bunge directors' exercise of their fiduciary obligations to Bunge and its shareholders under applicable law. However, no such withdrawal may be made by the Bunge board of directors unless:

  •
  Bunge has provided Corn Products at least 5 calendar days' written notice of its intention to take that action; and

  •
  during that 5 day period, Bunge and its advisors have negotiated with Corn Products in good faith (if Corn Products desires to negotiate) to change the terms and conditions of the merger agreement so that the circumstances that have resulted in the Bunge board of directors determining to take such action cease to constitute circumstances with respect to which the Bunge board of directors determines in its good faith judgment after consultation with outside legal counsel that failure to withdraw it recommendation of such issuance of Bunge common shares would be inconsistent with the exercise of the Bunge directors' fiduciary obligations to Bunge and its shareholders under applicable law.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the merger, even if the merger agreement has been adopted by the Corn Products stockholders and the issuance of Bunge common shares to the Corn Products stockholders has been approved by Bunge shareholders:

  •
  by mutual written consent of Bunge and Corn Products;

  •
  by either Bunge or Corn Products, if the merger has not occurred by March 23, 2009, except that this right to terminate the merger agreement will not be available to a party whose intentional failure to fulfill any obligation of the merger agreement or other intentional breach of the merger agreement has resulted in the failure of any condition of the merger to be satisfied prior to that date;

  •
  by either Bunge or Corn Products, if any court of competent jurisdiction or any governmental authority has issued an order to taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting consummation of the merger and that order or other action has become final and non-appealable, except that this right to terminate the merger agreement will not be available to a party who has not used its reasonable best efforts to cause the order to be lifted or otherwise complied with provisions of the merger agreement relating to its use of reasonable best efforts;

  •
  by either Bunge or Corn Products, if the merger agreement has not been adopted by the Corn Products stockholders at the Corn Products special meeting;

  •
  by either Bunge or Corn Products, if the issuance of Bunge common shares to the Corn Products stockholders has not been approved by the Bunge shareholders at the Bunge special general meeting;

  •
  by Bunge, if Corn Products breaches any representation, warranty, covenant or agreement contained in the merger agreement, which breach would give rise to the failure of a condition to the merger, the breach cannot be cured or has not been cured within 30 days of the receipt by Corn Products of notice of the breach, and the breach has not been waived by Bunge;

  •
  by Bunge, prior to the Corn Products special meeting, if the Corn Products board of directors withdraws, qualifies, modifies or amends, or proposes to withdraw, qualify, modify or amend, in any manner adverse to Bunge, the approval or recommendation by the Corn Products board of directors or any committee of the Corn Products board of directors of the merger agreement or the merger;

  •
  by Bunge, if Corn Products has failed to include the recommendation of the Corn Products board of directors to the Corn Products stockholders in favor of the adoption of the merger agreement in this joint proxy statement/prospectus or any amendment or supplement to this joint proxy statement/prospectus;

  •
  by Corn Products, if Bunge breaches any representation, warranty, covenant or agreement contained in the merger agreement, which breach would give rise to the failure of a condition to the merger, the breach cannot be cured or has not been cured within 30 days of the receipt by Bunge of notice of the breach, and the breach has not been waived by Corn Products;

  •
  by Corn Products, in accordance with the terms and subject to the conditions described in "—No Solicitation";

  •
  by Corn Products, prior to the Bunge special general meeting, if the Bunge board of directors withdraws, qualifies, modifies or amends, in any manner adverse to Corn Products, the approval or recommendation by the Bunge board of directors or any committee of the Bunge board of directors of the issuance of Bunge common shares to the Corn Products stockholders, or takes any action, or makes any public statement, filing or release inconsistent with the approval or recommendation by the Bunge board or any committee of the Bunge board of the issuance of Bunge common shares to the Corn Products stockholders; or

  •
  by Corn Products, if Bunge has failed to include the recommendation of the Bunge board of directors to the Bunge shareholders in favor of the issuance of Bunge common shares to the Corn Products stockholders in this joint proxy statement/prospectus or any amendment or supplement to this joint proxy statement/prospectus.

Payment of Certain Fees and Expenses

General

        The merger agreement provides that each party will pay its own fees and expenses in connection with the merger and the transactions contemplated by the merger agreement whether or not the merger or any other transaction is consummated.

Payment of Termination Fee

        Corn Products must pay to Bunge a termination fee of $110 million in each of the following circumstances:

  •
  the merger agreement is terminated by Bunge, because:

  •
  prior to the Corn Products special meeting, the Corn Products board of directors withdraws, qualifies, modifies or amends, or proposes to withdraw, qualify, modify or amend, in any manner adverse to Bunge, the approval or recommendation by the Corn Products board of directors or any committee of the Corn Products board of directors of the merger agreement or the merger; or

  •
  Corn Products has failed to include the recommendation of the Corn Products board of directors to the Corn Products stockholders in favor of the adoption of the merger agreement in this joint proxy statement/prospectus or any amendment or supplement to this joint proxy statement/prospectus; and

    in either case, within 12 months after the date of such termination Corn Products enters into a definitive agreement with respect to, or consummates, a transaction contemplated by an acquisition proposal (for purposes of this circumstance, all references to 25% in the description of an acquisition proposal above will be replaced with 50%); or

  •
  the merger agreement is terminated by Corn Products, in accordance with the terms and subject to the conditions described in "—No Solicitation"; or

  •
  the merger agreement is terminated:

  •
  by Bunge or Corn Products, if the merger has not occurred by March 23, 2009; or by Bunge, if Corn Products breaches any representation, warranty, covenant or agreement contained in the merger agreement, which breach would give rise to the failure of a condition to the merger, the breach cannot be cured or has not been cured within 30 days of the receipt by Corn Products of notice of the breach, and the breach has not been waived by Bunge; and

  •
  prior to the termination of the merger agreement an acquisition proposal has been made or communicated to the senior management of Corn Products or the Corn Products board of directors, or an acquisition proposal has been publicly made known or publicly announced with respect to Corn Products; and

  •
  within 12 months after the merger agreement is terminated, Corn Products enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any acquisition proposal, whether or not it is the same as the acquisition proposal made, communicated, publicly made known or publicly announced (for purposes of this circumstance, all references to 25% in the description of an acquisition proposal above will be replaced with 50%); or

  •
  the merger agreement is terminated by Bunge or Corn Products:

  •
  if the merger agreement has not been adopted by the Corn Products stockholders at the Corn Products special meeting; and

  •
  prior to the time of such failure of the Corn Products stockholders to adopt the merger agreement an acquisition proposal has been publicly made known or publicly announced with respect to Corn Products; and

  •
  within 12 months after the merger agreement is terminated, Corn Products enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any acquisition proposal, whether or not it is the same as the acquisition proposal made, communicated, publicly made known or publicly announced (for purposes of this circumstance, all references to 25% in the description of an acquisition proposal above will be replaced with 50%).

Payment of Certain Expenses

        Corn Products must reimburse Bunge for all of Bunge's expenses (up to a $10 million limit) in connection with the merger and the transactions contemplated by the merger agreement in each of the following circumstances:

  •
  the merger agreement is terminated by Bunge, because Corn Products breaches any representation, warranty, covenant or agreement contained in the merger agreement, which breach would give rise to the failure of a condition to the merger, the breach cannot be cured or has not been cured within 30 days of the receipt by Corn Products of notice of the breach, and the breach has not been waived by Bunge;

  •
  the merger agreement is terminated by Bunge, because prior to the Corn Products special meeting the Corn Products board of directors withdraws, qualifies, modifies or amends, or proposes to withdraw, qualify, modify or amend, in any manner adverse to Bunge, the approval or recommendation by the Corn Products board of directors or any committee of the Corn Products board of directors of the merger agreement or the merger; or

  •
  the merger agreement is terminated by Bunge, because Corn Products has failed to include the recommendation of the Corn Products board of directors to the Corn Products stockholders in favor of the adoption of the merger agreement in this joint proxy statement/prospectus or any amendment or supplement to this joint proxy statement/prospectus.

        The amount of any expenses paid by Corn Products to Bunge will be credited against any termination fee to be paid by Corn Products if the termination fee subsequently becomes payable.

        Bunge must reimburse Corn Products for all of Corn Products' expenses (up to a $10 million limit) in connection with the merger and the transactions contemplated by the merger agreement in each of the following circumstances:

  •
  the merger agreement is terminated by Corn Products, because Bunge breaches any representation, warranty, covenant or agreement contained in the merger agreement, which breach would give rise to the failure of a condition to the merger, the breach cannot be cured or has not been cured within 30 days of the receipt by Bunge of notice of the breach, and the breach has not been waived by Corn Products;

  •
  the merger agreement is terminated by Corn Products, because prior to the Bunge special general meeting, the Bunge board of directors withdraws, qualifies, modifies or amends, in any manner adverse to Corn Products, the approval or recommendation by the Bunge board of directors or any committee of the Bunge board of directors of the issuance of Bunge common shares to the Corn Products stockholders, or takes any action, or makes any public statement, filing or release inconsistent with the approval or recommendation by the Bunge board or any committee of the Bunge board of the issuance of Bunge common shares to the Corn Products stockholders; or

  •
  the merger agreement is terminated by Corn Products, because Bunge has failed to include the recommendation of the Bunge board to directors to the Bunge shareholders in favor of the issuance of Bunge common shares to Corn Products stockholders pursuant to the merger in this joint proxy statement/prospectus or any amendment or supplement to this joint proxy statement/prospectus.

Conduct of Business Pending the Merger

        Under the merger agreement, Corn Products has agreed that, during the period from the date of the merger agreement to the completion of the merger, except as consented to by Bunge, it and its subsidiaries will conduct their businesses in all material respects in the ordinary course of business as currently conducted and it will use its reasonable best efforts to preserve substantially intact the business organization of Corn Products and its subsidiaries, to keep available the services of the current officers, employees and consultants of Corn Products and its subsidiaries and to preserve the current relationships of Corn Products and its subsidiaries with customers, suppliers and other persons with which Corn Products or any of its subsidiaries has significant business relations.

        Without limiting the generality of the foregoing, during the period from the date of the merger agreement to the completion of the merger, Corn Products has also agreed to specific restraints on itself and its subsidiaries relating to the following, unless it shall receive the prior written consent of Bunge (which consent shall not be unreasonably withheld, except with respect to the first, second, third, fourth, fifth, sixth and twelfth items listed below):

  •
  the amendment of its certificate of incorporation or bylaws;

  •
  the issuance or sale of capital stock or options to acquire capital stock (except the issuance of shares of capital stock pursuant to outstanding stock options and the grant of stock options and other stock-based awards in the ordinary course of business and consistent with past practice);

  •
  the sale of assets in excess of $10 million except in the ordinary course of business and consistent with past practice;

  •
  the declaration or payment of dividends (other than regular quarterly cash dividends consistent with past practice) or other distributions;

  •
  the alteration of share capital, including stock combinations, splits or subdivisions;

  •
  the redemption or purchase of Corn Products capital stock;

  •
  the acquisition (including by merger, consolidation or acquisition of stock) of assets in excess of $10 million;

  •
  the incurrence of additional third-party indebtedness in excess of $25 million;

  •
  the entry into any agreement other than in the ordinary course of business and consistent with past practice;

  •
  the making of any unbudgeted single capital expenditure in excess of $2.5 million or capital expenditures in the aggregate in excess of $10 million, except as reasonably required to respond to emergency occurrences;

  •
  compensation and benefits matters with respect to directors, officers and employees;

  •
  the acceleration of stock options, restricted stock awards or performance share awards;

  •
  changes in accounting policies;

  •
  the making or changing of material tax elections;

  •
  the payment of any material liability other than in the ordinary course of business and consistent with past practice;

  •
  the amendment or termination of any material contract;

  •
  the commencement or settlement of any material litigation or proceeding;

  •
  the maintenance of intellectual property rights; and

  •
  failure to make timely filings with the SEC.

        Under the merger agreement, during the period from the date of the merger agreement to the completion of the merger, except as consented to by Corn Products, Bunge has agreed to specific restraints relating to the following:

  •
  the amendment of its memorandum of association or bye-laws in a manner adverse to Corn Products stockholders;

  •
  the issuance or sale of capital stock (except (i) for fair market value, (ii) as dividend payments on preferred shares, (iii) upon the vesting of restricted stock units or the exercise of options to acquire capital stock, (iv) as part of normal employee compensation in the ordinary course of business or (v) in connection with the acquisition of another entity or business);

  •
  the declaration or payment of dividends (other than regular quarterly cash dividends consistent with past practice);

  •
  the alteration of share capital, including stock combinations, splits or subdivisions, without appropriate adjustment being made to the per share merger consideration payable to Corn Products stockholders in the merger;

  •
  the acquisition (including by merger, consolidation or acquisition of stock) of assets if such acquisition would be reasonably likely to materially delay or prevent the merger or is in excess of a certain value;

  •
  changes in accounting policies; and

  •
  failure to make timely filings with the SEC.

Representations and Warranties

        The merger agreement contains customary representations and warranties relating to, among other things:

  •
  corporate organization and similar corporate matters of Bunge, Bleecker Acquisition Corp. and Corn Products;

  •
  significant subsidiaries of Bunge and subsidiaries of Corn Products;

  •
  memorandum of association and bye-laws of Bunge and certificates of incorporation and bylaws of Corn Products and Bleecker Acquisition Corp.;

  •
  capital structure of Bunge, Bleecker Acquisition Corp. and Corn Products;

  •
  authorization, execution, delivery, performance and enforceability of, and required consents, approvals and authorizations of governmental authorities relating to, the merger agreement and related matters of Bunge, Bleecker Acquisition Corp. and Corn Products;

  •
  permits of Corn Products;

  •
  compliance with law by Bunge and Corn Products;

  •
  documents filed by each of Bunge and Corn Products with the SEC and the accuracy of information contained in those documents;

  •
  absence of undisclosed liabilities of Bunge and Corn Products;

  •
  compliance with the Sarbanes-Oxley Act of 2002 by Bunge and Corn Products and other matters relating to the internal controls of Bunge and Corn Products;

  •
  absence of complaints and investigations relating to accounting practices of Bunge and Corn Products;

  •
  absence of law enforcement investigations involving employees of Bunge and Corn Products;

  •
  absence of investigations by the SEC or NYSE with respect to SEC reports of Bunge and Corn Products or of any governmental authority with respect to material matters concerning Bunge and Corn Products, respectively;

  •
  absence of material changes or events concerning Bunge and Corn Products;

  •
  absence of pending or threatened material litigation of Corn Products;

  •
  matters relating to U.S. and non-U.S. employee benefit plans and the Employee Retirement Income Security Act for Corn Products;

  •
  labor and employment matters with respect to Corn Products;

  •
  real property owned by or leased by Corn Products;

  •
  title to assets owned, and leasehold interests in assets leased by, Corn Products;

  •
  intellectual property owned or licensed by Corn Products;

  •
  filing of tax returns, payment of taxes and absence of actions preventing the merger from qualifying as a reorganization within the meaning of the Code by Bunge and Corn Products;

  •
  compliance with environmental laws by Bunge and Corn Products;

  •
  absence of a stockholder rights plan by Corn Products;

  •
  material contracts of Corn Products;

  •
  insurance policies of Corn Products;

  •
  approval of the merger agreement by Bunge and Corn Products and the required shareholder vote of Bunge and required stockholder vote of Corn Products, respectively;

  •
  operations of Bleecker Acquisition Corp. by Bunge;

  •
  availability of funds by Bunge;

  •
  receipt of fairness opinions by Bunge and Corn Products from their financial advisors; and

  •
  engagement and payment of fees of brokers, finders and investment bankers of Bunge and Corn Products.

        The representations and warranties of each of Bunge and Corn Products have been made solely for the benefit of the other party and those representations and warranties should not be relied on by any other person. In addition, those representations and warranties:

  •
  will terminate at the effective time of the merger and, other than certain provisions relating to confidentiality, indemnification and payment of fees and expenses, cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement except if intentionally and materially breached;

  •
  may be intended not as statements of actual fact, but rather as a way of allocating risk between the parties;

  •
  may have been modified by confidential disclosures made between the parties;

  •
  are subject to the materiality standard described in the merger agreement, which may differ from what may be viewed as material by you; and

  •
  were made only as of the date of the merger agreement or another date as is specified in the merger agreement.

Additional Terms

        Upon the terms and subject to the conditions of the merger agreement, Bunge and Corn Products have agreed to use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including obtaining all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Corn Products and its subsidiaries as are necessary for the consummation of the merger.

        The merger agreement further provides that Bunge and Corn Products must promptly:

  •
  make their respective filings, and thereafter make any other required submissions, under the HSR Act or other applicable foreign, federal or state antitrust competition or fair trade laws; and

  •
  file with the Registrar of Companies in Bermuda a copy of this joint proxy statement/prospectus, signed by or on behalf of all the directors of Bunge, to be published in connection with the issuance of Bunge common shares to Corn Products stockholders in the merger, as soon as reasonably practicable after its publication.

Certificate of Incorporation and Bylaws of the Surviving Corporation; Appointment of Additional Bunge Director

        The merger agreement provides that the certificate of incorporation of Bleecker Acquisition Corp., as in effect immediately prior to the completion of the merger, will be the certificate of incorporation of the surviving corporation (except that the name of the surviving corporation will be Corn Products International, Inc.) until amended. The merger agreement further provides that the bylaws of Bleecker Acquisition Corp., as in effect immediately prior to the completion of the merger, will be the bylaws of the surviving corporation (except that any references to Bleecker Acquisition Corp.'s name will be replaced with references to Corn Products International, Inc.) until amended. For a summary of certain provisions of the current Corn Products Amended and Restated Certificate of Incorporation, By-laws and the associated rights of Corn Products stockholders, see "Comparison of Rights of Common Shareholders of Bunge and Common Stockholders of Corn Products".

        The merger agreement provides that, prior to the closing of the merger and effective as of the effective time of the merger, Bunge will appoint Samuel C. Scott III, Chairman, President and Chief Executive of Corn Products, to the class of directors of the Bunge board of directors with its term expiring at the 2011 annual general meeting of Bunge shareholders.

Amendment; Extension and Waiver

        Subject to applicable law:

  •
  any provision of the merger agreement may be amended by mutual consent of the parties by action taken by or on behalf of their respective boards of directors at any time prior to the completion of the merger, except that after the merger agreement has been adopted by holders of a majority of the outstanding shares of Corn Products common stock at the Corn Products special meeting or the issuance of Bunge common shares to Corn Products stockholders upon completion of the merger has been approved by a majority of votes cast by Bunge shareholders at the Bunge special general meeting, and the number of such votes cast represents over 50% of all outstanding Bunge common shares, no amendment may be entered into which requires further approval by Corn Products stockholders or Bunge shareholders unless that approval is obtained; and

  •
  at any time prior to the completion of the merger, a party may, by written instrument signed on behalf of that party:

  •
  extend the time for performance of any of the obligations or other acts of any other party to the merger agreement;

  •
  waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document; or

  •
  waive compliance by any other party with any agreements or conditions to its own obligations in the merger agreement, except that no waiver may be made after the merger agreement has been adopted by holders of a majority of the outstanding shares of Corn Products common stock at the Corn Products special meeting or the issuance of Bunge common shares to Corn Products stockholders upon completion of the merger has been approved by a majority of votes cast by Bunge shareholders at the Bunge special general meeting, and the number of such votes cast represents over 50% of all outstanding Bunge common shares, which waiver requires further approval by Corn Products stockholders or Bunge shareholders unless that approval is obtained.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma condensed consolidated financial statements give effect to the merger of Bunge and Corn Products. In the merger, the outstanding shares of Corn Products common stock will be exchanged for Bunge common shares pursuant to the exchange ratio described in the notes to the unaudited pro forma condensed consolidated financial statements. For pro forma purposes the merger has been accounted for as a purchase pursuant to Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price is allocated to all tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the date the merger is consummated.

        The unaudited pro forma condensed consolidated statements of income are presented as if the merger had occurred on January 1, 2007. The unaudited pro forma condensed consolidated balance sheet combines the historical balance sheets of Bunge and Corn Products giving effect to the merger as if it occurred on June 30, 2008.

        The unaudited pro forma condensed consolidated financial statements include adjustments that are based on preliminary estimates pending the completion of an appraisal and other evaluations to reflect the allocation of the purchase price of Corn Products' net assets as of June 30, 2008. The excess of purchase price over the estimated net fair value of assets acquired and liabilities assumed is recognized as goodwill. The final purchase accounting adjustments recorded in connection with the merger may differ from those presented herein.

        The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the audited historical consolidated financial statements of Bunge included in its Annual Report on Form 10-K for the year ended December 31, 2007 and the unaudited historical consolidated financial statements of Bunge included in its Quarterly Report on Form 10-Q for the three-month period ended June 30, 2008, which are incorporated by reference into this joint proxy statement/prospectus (ii) the audited historical financial statements of Corn Products included in its Annual Report on Form 10-K for the year ended December 31, 2007 and the unaudited historical consolidated financial statements of Corn Products included in its Quarterly Report on Form 10-Q for the three-month period ended June 30, 2008, which are incorporated by reference into this joint proxy statement/prospectus and (iii) the other information contained in the statements and reports filed by Bunge and by Corn Products with the SEC. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations of the combined company in the future. The pro forma adjustments, as described below, are based upon available information and certain assumptions that Bunge's management believes are reasonable.

        The unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or any other financial benefits expected to result from the merger.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

	Historical
	Bunge	Corn Products	Pro Forma Adjustments		Pro Forma Consolidated
	(United States Dollars in millions, except per share data)
Net sales	$37,842	$3,391	$(137	)(a)	$41,096
Cost of goods sold	(35,327)	(2,805)	44	(a)	(38,088)

Gross profit	2,515	586	(93)		3,008
Selling, general and administrative expenses	(1,359)	(249)	(19	)(b)	(1,627)
Interest income	166	12			178
Interest expense	(353)	(50)			(403)
Foreign exchange gains (losses)	217	(4)			213
Other income (expense)—net	15	10			25

Income from operations before income tax	1,201	305	(112)		1,394
Income tax (expense) benefit	(310)	(102)	37	(c)	(375)

Income from operations after income tax	891	203	(75)		1,019
Minority interest	(146)	(5)			(151)
Equity in earnings of affiliates	33	—			33

Net income	778	198	(75)		901
Convertible preference share dividends	(40)	—			(40)

Net income available to common shareholders	$738	$198	$(75)		$861

Earnings per common share—basic	$6.11	$2.65			$5.40

Earnings per common share—diluted	$5.95	$2.59			$5.29

Weighted Average shares used to calculate net income per common share
Basic	120.7	74.7			159.4 (d)

Diluted	130.8	76.5			170.3 (d)

See notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2008

	Historical
	Bunge	Corn Products	Pro Forma Adjustments		Pro Forma Consolidated
	(United States Dollars in millions, except per share data)
Net sales	$26,834	$1,959	$(89	)(a)	$28,704
Cost of goods sold	(24,516)	(1,599)	65	(a)	(26,050)

Gross profit	2,318	360	(24)		2,654
Selling, general and administrative expenses	(862)	(141)	(10	)(b)	(1,013)
Interest income	102	4			106
Interest expense	(188)	(20)			(208)
Foreign exchange gains	265	2			267
Other income (expense)—net	(12)	3			(9)

Income from operations before income tax	1,623	208	(34)		1,797
Income tax (expense) benefit	(454)	(71)	11	(c)	(514)

Income from operations after income tax	1,169	137	(23)		1,283
Minority interest	(142)	(4)			(146)
Equity in earnings of affiliates	13	—			13

Net income	1,040	133	(23)		1,150
Convertible preference share dividends	(39)	—			(39)

Net income available to common shareholders	$1,001	$133	$(23)		$1,111

Earnings per common share—basic	$8.24	$1.79			$6.94

Earnings per common share—diluted	$7.56	$1.75			$6.49

Weighted average shares used to calculate net income per common share
Basic	121.4	74.2			160.1 (d)

Diluted	137.6	75.9			177.1 (d)

See notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2008

	Historical
	Bunge	Corn Products	Pro Forma Adjustments		Pro Forma Consolidated
	(United States Dollars in millions, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,100	$292	$(35	)(e)	$1,357
Trade accounts receivable, net	3,501	654			4,155
Inventories	8,792	526	45	(f)	9,363
Deferred income taxes	234	14			248
Other current assets	5,881	17			5,898

Total current assets	19,508	1,503	10		21,021
Property, plant and equipment, net	4,712	1,566	773	(g)	7,051
Intangible assets, net	571	405	629	(i)	1,605
Deferred income taxes	939	1	—		940
Other non-current assets	1,932	117			2,049

Total assets	$27,662	$3,592	$1,412		$32,666

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$2,019	$122			$2,141
Trade accounts payable	5,503	457			5,960
Deferred income taxes	143	112			255
Other current liabilities	4,624	174			4,798

Total current liabilities	12,289	865			13,154
Long-term debt	3,727	514			4,241
Deferred income taxes	149	137	$334	(h),(j)	620
Other non-current liabilities	1,146	126			1,272
Commitments and contingencies
Minority interest in subsidiaries	876	21			897
Redeemable common stock	—	23	(23	)(k)	—
Share-based payments subject to redemption	—	8	(8	)(k)	—
Shareholders' equity:
Mandatory convertible preference shares, par value $.01; authorized, issued and outstanding: 862,500 (liquidation preference $1,000 per share)	863	—			863
Convertible perpetual preference shares, par value $.01; authorized, issued and outstanding: 6,900,000 (liquidation preference $100 per share)	690	—			690
Common shares	1	1	(1	)(l)	1
Additional paid-in capital	2,816	1,039	1,968	(m)	5,823
Retained earnings	3,905	808	(808	)(m)	3,905
Accumulated other comprehensive income	1,200	50	(50	)(m)	1,200

Total shareholders' equity	9,475	1,898	1,109		12,482

Total liabilities and shareholders' equity	$27,662	$3,592	$1,412		$32,666

See notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

        On June 21, 2008, Bunge entered into an Agreement and Plan of Merger and Reorganization with Corn Products and Bleecker Acquisition Corp., a direct, wholly owned subsidiary of Bunge. The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, Bleecker Acquisition Corp. will merge with and into Corn Products, with Corn Products as the surviving corporation of the merger. As result of the merger, Corn Products will become a wholly owned subsidiary of Bunge.

        Pursuant to the merger agreement, each outstanding share of Corn Products common stock will be converted into the right to receive a fraction of a Bunge common share determined by dividing $56.00 by the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting (which we refer to in these notes to the unaudited pro forma condensed consolidated financial statements as the Bunge Share Price), provided that if the Bunge Share Price is equal to or greater than $133.10, each share of Corn Products common stock will be exchanged for 0.4207 of a Bunge common share, and if the Bunge Share Price is equal to or less than $108.90, each share of Corn Products common stock will be exchanged for 0.5142 of a Bunge common share.

        Upon consummation of the merger, the outstanding stock options and other stock-based awards of Corn Products will convert without any action on the part of the holder into stock options and equity awards with respect to Bunge common shares, appropriately adjusted to reflect the exchange ratio, described above.

        Bunge will account for the merger as a purchase under U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of Corn Products will be recorded as of the acquisition date, at their respective fair values, and consolidated with those of Bunge. The results of operations of Corn Products will be consolidated with those of Bunge beginning on the date of the merger.

        The merger is subject to customary closing conditions, including the approval of stockholders of Corn Products and the shareholders of Bunge and receipt of certain regulatory approvals. Subject to these conditions, Bunge currently expects that the merger will close during the fourth quarter of 2008.

2. Purchase Price

        The following is a preliminary estimate of the purchase price for Corn Products:

		(US$ in millions)
Estimated number of shares of Corn Products common stock to be acquired as of June 30, 2008 (in thousands)	74,369
Assumed exchange ratio(1)	0.5142

Estimated number of Bunge common shares to be issued to Corn Products stockholders (in thousands)	38,241
Multiplied by assumed price per share of Bunge common shares	$75.86	$2,901
Estimated fair value of other outstanding Corn Products stock-based awards to be settled in Bunge common shares (calculated using Bunge common share price of $75.86)(2)		34
Estimated fair value of outstanding Corn Products stock options to be exchanged for Bunge stock options (calculated using the Black-Scholes option pricing model)(2)		72
Estimated transaction costs(3)		35

Estimated purchase price		$3,042

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Purchase Price (Continued)

        The following table summarizes the allocations of fair value to the assets acquired and liabilities assumed. Such allocations are based on preliminary estimates pending the completion of an appraisal and other evaluations to reflect the fair value allocations of the purchase price of Corn Products' net assets as of June 30, 2008. The final values may differ from those set forth below.

Estimated Purchase Price Allocation	(US$ in millions)
Book value of net assets acquired as of June 30, 2008	$1,898
Redeemable common stock	23
Share-based payments subject to redemption	8
Less: Write-off of existing goodwill and other intangible assets, and related deferred taxes	(385)

Adjusted book value of net assets acquired	$1,544
Remaining allocation:
Increase inventories to fair value	45
Increase property, plant and equipment to fair value(4)	773
Identifiable intangible assets at fair value(5)	256
Goodwill(5)	778
Restructuring costs(6)	—
Deferred income taxes(7)	(354)

Estimated purchase price	$3,042

(1)
Assumes exchange ratio of 0.5142, resulting from an exchange of Bunge common shares pursuant to the exchange ratio described above at an assumed Bunge Share Price of $75.86 (the closing price of Bunge common shares on the NYSE on September 12, 2008) for each share of Corn Products common stock. The Bunge Share Price of $75.86 is an assumed share price used for purposes of calculating the exchange ratio pursuant to the merger agreement (as described above) for purposes of these pro forma financial statements. The actual exchange ratio will be determined in accordance with the merger agreement, and the actual purchase price for purposes of this allocation will be determined based on the market value of Bunge common shares as of the closing date of the merger. See "Summary—General—What Corn Products Stockholders Will Receive in the Merger" for information on the aggregate number of Bunge common shares to be issued to Corn Products stockholders if the Bunge Share Price is not $75.86.

(2)
The assumed Bunge Share Price of $75.86, as described above, was used to estimate the number of Bunge stock options issued upon conversion of Corn Products stock options and the related fair value. In addition, Corn Products' other stock-based awards will fully vest and be payable in Bunge common shares following consummation of the merger. As of June 30, 2008, there were 872,430 other Corn Products stock-based awards that will be settled in Bunge common shares using the assumed exchange ratio of 0.5142 at the assumed Bunge Share Price of $75.86.

(3)
Estimated transaction costs to be recorded as of the closing date of the merger.

(4)
The unaudited pro forma condensed consolidated financial statements include an estimated fair value increase of property, plant and equipment, which is expected to be amortized on a straight-line basis over an average of 17 years based on the application of the "indirect cost approach". The indirect cost approach estimates "cost of reproduction new" by indexing the asset's original cost based on inflationary cost index factors. These estimates will be adjusted upon final valuation, which is expected to be within 12 months following the completion of the merger.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Purchase Price (Continued)

(5)
For purposes of the unaudited pro forma condensed consolidated financial statements, the estimated allocation to acquired identifiable intangible assets is expected to be within, but not limited to, the following general categories:

  •
  customer relationships

  •
  trademarks and trade names

  •
  patents/technological knowledge

  •
  technical license agreements

  The unaudited pro forma condensed consolidated financial statements include an estimated identifiable intangible asset value in the aggregate of $256 million, which is expected to be amortized on a straight-line basis over an average of 13 years, based on information and assumptions provided by Corn Products management and our independent consultants. The amount of goodwill assumes that the Bunge common shares received by the Corn Products stockholders in the merger have a market value of $75.86 (the closing price of Bunge common shares on the NYSE on September 12, 2008). The actual amount of goodwill will depend in part on the market value of Bunge common shares as of the closing date of the merger. These estimates will be adjusted upon final valuation. The final valuation is expected to be completed within 12 months following the completion of the merger. In accordance with the requirements of SFAS No. 142, Goodwill and Other Intangible Assets, any goodwill and, if any, other indefinite-lived intangible assets associated with the merger will not be amortized but are required to undergo impairment tests at least annually or more frequently if facts and circumstances indicate an impairment may have occurred. If an impairment exists, goodwill is immediately written down to its fair value through a charge to earnings. Accordingly, goodwill and, if any, other indefinite-lived intangible assets arising from the merger will be subject to an impairment test at least annually.

(6)
Certain restructuring and integration charges will be recorded subsequent to the merger that, under purchase accounting, may or may not be treated as part of the purchase price for Corn Products. Any such potential charges are not factually supportable at this time and, therefore, such charges have not been reflected in unaudited pro forma condensed consolidated financial statements.

(7)
The deferred tax liability relates to acquired identifiable intangible assets and fair value increases in inventory and property, plant and equipment.

3. Financial Statement Classification

        For purposes of the unaudited pro forma condensed consolidated financial statements, certain reclassifications were made to Corn Products' financial statements to conform to the classifications used by Bunge. Reclassifications primarily related to financing costs, net, which were reallocated to interest income, interest expense and foreign exchange gains (losses) and accounts payable and accrued liabilities, which was reallocated to trade accounts payable and other current liabilities.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Pro Forma Adjustments

(a)
To record the following cost of goods sold:

	Year Ended December 31, 2007	Six Months Ended June 30, 2008
	(US$ in millions)
Elimination of intercompany sales	$137	$89
Depreciation on the fair value increase of property, plant and equipment	(48)	(24)
Fair value increase of inventory	(45)	—

Total pro forma adjustment	$44	$65

(b)
To record the amortization expense adjustment:

	Year Ended December 31, 2007	Six Months Ended June 30, 2008
	(US$ in millions)
Acquired intangible asset amortization	$(20)	$(10)
Pre-existing Corn Products intangible asset amortization	1	—

Total pro forma adjustment	$(19)	$(10)

(c)
To adjust income taxes for the pro forma adjustments using a 33% statutory tax rate.

(d)
The unaudited pro forma consolidated basic earnings per share for the periods presented are based on the following consolidated basic weighted average share calculations:

		Year Ended December 31, 2007	Six Months Ended June 30, 2008
		(share data in thousands)
Bunge weighted average shares outstanding		120.7	121.4
Corn Products weighted average shares outstanding	75.2
Assumed exchange ratio	0.5142	38.7	38.7

Total pro forma adjustment—basic		159.4	160.1

  The unaudited pro forma consolidated diluted earnings per share for the periods presented are based on the following consolidated diluted weighted average share calculations:

		Year Ended December 31, 2007	Six Months Ended June 30, 2008
		(share data in thousands)
Bunge weighted average shares outstanding		130.8	137.6
Corn Products weighted average shares outstanding	75.2
Assumed exchange ratio	0.5142	38.7	38.7
Assumed converted stock option dilution		0.8	0.8

Total pro forma adjustment—diluted		170.3	177.1

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Pro Forma Adjustments (Continued)

(e)
To record the cash and cash equivalent adjustments related to payments for estimated transaction costs.

(f)
To record the difference between the book value and fair value of inventory acquired in the merger.

(g)
To record the difference between the book value and fair value of property, plant and equipment acquired in the merger.

(h)
To eliminate deferred taxes of $20 million on pre-existing goodwill.

(i)
To record the following intangible asset adjustments:

As of June 30, 2008
(US$ in millions)
Elimination of pre-existing Corn Products goodwill	$(396)
Elimination of pre-existing Corn Products intangible assets	(9)
Acquired identifiable intangible assets	256
Acquired goodwill	778

Total pro forma adjustment	$629

  A hypothetical 10% change in the acquired identifiable intangible assets would result in a change of $2 million on an annual basis in acquired identifiable intangible assets amortization expense.

(j)
To record the deferred tax liability based on a statutory rate of 33% related to acquired identifiable intangible assets and fair value increases in inventory and property, plant and equipment.

(k)
To eliminate the redeemable common shares and share-based payments subject to redemption.

(l)
To record the following common stock adjustments:

As of June 30, 2008
(US$ in millions)
Elimination of Corn Products common stock ($0.01 par value)	$(1)
Issuance of Bunge common shares ($0.01 par value) to holders of Corn Products common stock	—

Total pro forma adjustment	$(1)

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Pro Forma Adjustments (Continued)

(m)
To record the following other shareholders' equity adjustments:

As of June 30, 2008
(US$ in millions)
Elimination of Corn Products additional paid-in capital	$(1,074)
Elimination of Corn Products treasury stock	35
Elimination of Corn Products retained earnings	(808)
Elimination of Corn Products accumulated other comprehensive income	(50)
Estimated fair value of outstanding Corn Products stock options to be exchanged for Bunge stock options (using Black-Scholes model)	72
Estimated fair value of other outstanding Corn Products stock-based compensation awards to be settled in Bunge common shares	34
Issuance of Bunge common shares to Corn Products stockholders	2,901

Total pro forma adjustment	$1,110

ACCOUNTING TREATMENT

        Bunge will account for the merger as a purchase under U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of Corn Products will be recorded as of the acquisition date, at their respective fair values, and consolidated with those of Bunge. The results of operations of Corn Products will be consolidated with those of Bunge beginning on the date of the merger.

COMPARATIVE STOCK PRICES AND DIVIDENDS

        Bunge common shares are listed for trading on the New York Stock Exchange under the trading symbol "BG" and Corn Products common stock is listed for trading on the New York Stock Exchange under the trading symbol "CPO". The following table sets forth, for the periods indicated, dividends declared and the high and low sales prices per share of Bunge common shares and of Corn Products common stock. For current price information, Bunge shareholders and Corn Products stockholders are urged to consult publicly available sources.

	Bunge Common Shares			Corn Products Common Stock
Calendar Period	High	Low	Dividends Declared	High	Low	Dividends Declared
2005
First Quarter	$57.75	$50.84	$0.13	$30.20	$25.60	$0.07
Second Quarter	65.10	48.99	0.15	26.30	20.11	0.07
Third Quarter	67.31	51.95	0.15	24.85	16.00	0.07
Fourth Quarter	57.01	48.30	0.15	24.44	19.40	0.07
2006
First Quarter	60.29	50.02	0.15	30.00	22.92	0.08
Second Quarter	61.16	48.23	0.16	31.49	24.72	0.08
Third Quarter	58.65	49.99	0.16	35.35	28.60	0.08
Fourth Quarter	73.17	57.85	0.16	37.49	30.87	0.09
2007
First Quarter	85.26	70.13	0.16	37.20	25.48	0.09
Second Quarter	84.50	71.81	0.17	46.63	33.52	0.09
Third Quarter	107.45	81.00	0.17	48.85	37.79	0.11
Fourth Quarter	124.23	91.74	0.17	49.30	35.36	0.11
2008
First Quarter	133.00	86.88	0.17	40.15	31.42	0.12
Second Quarter	124.48	87.92	0.19	54.96	35.46	0.14
Third Quarter (through , 2008)

        The following table presents the last reported sale prices of Bunge common shares and Corn Products common stock, as reported on the New York Stock Exchange on:

  •
  June 20, 2008, the last full trading day prior to the public announcement of the merger agreement; and

  •
                  , 2008, the last full trading day prior to mailing this joint proxy statement/prospectus.

        The table also presents the equivalent value of the per share merger consideration per share of Corn Products common stock on those dates.

	Bunge Common Shares		Corn Products Common Stock		Equivalent Price Per Share of Corn Products Common Stock(1)
June 20, 2008		$122.17		$42.90		$56.00
, 2008	$		$		$

(1)
Calculated as the market value of the per share merger consideration, which will equal $56.00, assuming that the volume weighted average of the closing prices of a Bunge common share on the New York Stock Exchange for the 15 trading days ending on and including the second trading day prior to the date of the Corn Products special meeting is equal to or greater than $108.90 but not greater than $133.10. See also "Summary—General—What Corn Products Stockholders Will Receive in the Merger" on page 6 for an illustrative table showing a range of hypothetical average closing prices along with the corresponding exchange ratio, the equivalent value of the merger consideration per share of Corn Products common stock, the aggregate number of Bunge common shares to be issued to Corn Products stockholders that would result from the exchange ratio and the percentage of the outstanding Bunge common shares that will be held by former Corn Products stockholders upon the completion of the merger.

        These prices will fluctuate prior to the second trading day prior to the date of the Corn Products special meeting (the date on which the exchange ratio will be fixed), and Bunge shareholders and Corn Products stockholders are urged to obtain current market quotations prior to making any decision with respect to the merger.

        Each of Bunge and Corn Products declares and pays regular quarterly cash dividends. After the completion of the merger, Bunge currently intends to continue to pay cash dividends to holders of its common shares on a quarterly basis; however, there can be no assurance that it will do so or as to the amount of any such dividends.

DESCRIPTION OF BUNGE CAPITAL STOCK

        The following summary of the capital stock of Bunge does not purport to be a complete summary of all the rights and preferences of Bunge's capital stock, or a complete description of the specific provisions referred to in this summary. The following summary is subject in all respects to applicable Bermuda law, the Bunge Memorandum of Association and the Bunge Bye-laws. See "Comparison of Rights of Common Shareholders of Bunge and Common Stockholders of Corn Products" and "Where You Can Find More Information".

Authorized Share Capital

        Pursuant to Bunge's Memorandum of Association, Bunge's authorized share capital consists of 400,000,000 common shares, par value $0.01 per share, and 21,000,000 preference shares, par value $0.01 per share.

        As of June 19, 2008, there were issued and outstanding:

  •
  121,594,093 common shares;

  •
  6,900,000 4.875% cumulative convertible perpetual preference shares; and

  •
  862,500 5.125% cumulative mandatory convertible preference shares.

        As of December 31, 2007, 4,685,082 common shares were reserved for future issuance pursuant to outstanding stock options and restricted stock unit awards, and from January 1, 2008 through June 19, 2008, Bunge granted stock options and restricted stock unit awards pursuant to Bunge's equity incentive plans representing the right to acquire 941,050 Bunge common shares in the aggregate.

        Bunge's Bye-Laws were amended on May 23, 2008 to authorize shares repurchased by Bunge to be held as treasury shares. There were no shares held as treasury shares as of June 19, 2008.

        There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote Bunge's shares.

Common Shares

        Bunge common shares are traded on the New York Stock Exchange under the symbol "BG".

Outstanding Bunge Common Shares

        As of June 19, 2008, 121,594,093 Bunge common shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable.

Voting and Other Rights

        Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by Bunge's Bye-Laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of Bunge common shares have no pre-emptive, redemption, conversion or sinking fund rights.

Dividend Rights

        Under Bermuda law, a company's board of directors may not declare or pay dividends if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Issued share capital is the aggregate par value of Bunge's issued shares, and the share premium account is the aggregate amount paid for issued shares over and above their par value. Share premium accounts may be reduced in certain limited circumstances. Under Bunge's Bye-Laws, each common share is entitled to dividends if, as and when dividends are declared by its board of directors, subject to any preference dividend right of the holders of any preference shares. There are no restrictions on Bunge's ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of its common shares or preference shares.

Rights Upon Liquidation

        In the event of Bunge's liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in Bunge's assets, if any, remaining after the payment of all of its debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Convertible Perpetual Preference Shares

Outstanding Convertible Perpetual Preference Shares

        As of June 19, 2008, 6,900,000 4.875% cumulative convertible perpetual preference shares, which are referred to as the Bunge convertible perpetual preference shares, were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable.

Voting Rights

        Except as required by Bermuda law and the certificate of designation for the Bunge convertible perpetual preference shares and as set out in Bunge's Bye-Laws, the holders of the Bunge convertible perpetual preference shares will generally have no voting rights unless dividends payable on the Bunge convertible perpetual preference shares are in arrears for six or more dividend periods. In that event, the holders of the Bunge convertible perpetual preference shares, voting as a single class or with any other class or series of preference shares having similar voting rights, in proportion to the aggregate liquidation preference of each such class or series of preference shares, will be entitled at the next annual general meeting or special general meeting of Bunge's shareholders to elect two directors. These voting rights and the terms of the directors so elected, subject to Bunge's Bye-Laws and Bermuda law, will continue until such time as the dividend arrearage on the Bunge convertible perpetual preference shares has been paid in full. The affirmative vote or consent of holders of at least 66% of the issued and outstanding Bunge convertible perpetual preference shares will be required for amendments to Bunge's Memorandum of Association, Bye-laws or certificate of designation that would vary adversely the rights of holders of the Bunge convertible perpetual preference shares.

Dividend Rights

        Holders of Bunge convertible perpetual preference shares are entitled to receive, when, as and if declared by Bunge's board of directors out of funds legally available for payment, cumulative dividends at the rate per annum of 4.875% per share on the liquidation preference thereof of $100 per Bunge convertible perpetual preference share (equivalent to $4.875 per annum per share). Accumulations of dividends on the Bunge convertible perpetual preference shares do not bear interest.

Ranking

        The Bunge convertible perpetual preference shares rank, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, senior to all Bunge common shares and to all other shares issued in the future unless the terms of those shares expressly provide that they rank senior to or on a parity with, the Bunge convertible perpetual preference shares; on a parity with any series of shares issued in the future, the terms of which expressly provide that they will rank on a parity with the Bunge convertible perpetual preference shares; and junior to all shares issued in the future, the terms of which expressly provide that such shares will rank senior to the Bunge convertible perpetual preference shares.

Liquidation Preference

        In the event of Bunge's voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Bunge convertible perpetual preference shares will be entitled to receive and to be paid out of Bunge's assets available for distribution to its shareholders, before any payment or distribution is made to holders of junior shares (including Bunge common shares), a liquidation preference in the amount of $100 per Bunge convertible perpetual preference share, plus an amount equal to accumulated and unpaid dividends on the Bunge convertible perpetual preference shares (up to a maximum of an additional $25 per share). If, upon Bunge's voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference of the Bunge convertible perpetual preference shares, the mandatory convertible preference shares and all parity shares are not paid in full, the holders of the Bunge convertible perpetual preference shares, the mandatory convertible preference shares and the parity shares will share equally and ratably in any distribution of Bunge's assets in proportion to the full liquidation preference, including the amount equal to accumulated and unpaid dividends on the Bunge convertible perpetual preference shares, the mandatory convertible preference shares and the parity shares required to be paid. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of the Bunge convertible perpetual preference shares will have no right or claim to any of Bunge's remaining assets. Neither the sale of all or substantially all of Bunge's assets or business (other than in connection with Bunge's liquidation, winding-up or dissolution), nor Bunge's merger, consolidation or amalgamation into or with any other person, will be deemed to be its voluntary or involuntary liquidation, winding-up or dissolution.

        Neither Bunge's Bye-Laws nor the certificate of designation for the Bunge convertible perpetual preference shares contains any provision requiring funds to be set aside to protect the liquidation preferences of the Bunge convertible perpetual preference shares even though they are substantially in excess of the par value thereof.

Redemption and Conversion

        Bunge does not have the right to redeem the Bunge convertible perpetual preference shares. Each Bunge convertible perpetual preference share may be converted at any time, at the option of the holder, into approximately 1.0846 common shares (which is calculated using the initial conversion price of $92.20 per common share) plus cash in lieu of fractional shares. The initial conversion price is subject to adjustment upon the occurrence of certain anti-dilution events. Additionally, if holders convert within a certain period of time after a fundamental change has occurred, the conversion rate will be adjusted. On or after December 1, 2011, if, for 20 trading days within any period of 30 consecutive trading days (including the last trading day of such period), the closing price of Bunge common shares exceeds 130% of the then prevailing conversion price of the Bunge convertible perpetual preference shares, Bunge may, at its option, cause all issued and outstanding Bunge convertible perpetual preference shares to be automatically converted into that number of Bunge common shares that are issuable at the then prevailing conversion price. In addition, if, on or after December 1, 2011, there are fewer than 250,000 Bunge convertible perpetual preference shares issued and outstanding, Bunge may also, at its option, cause all issued and outstanding Bunge convertible perpetual preference shares to be converted into common shares.

        The certificate of designation for the Bunge convertible perpetual preference shares has been filed as Exhibit 4.2 to Bunge's Annual Report on Form 10-K for the year ended December 31, 2007.

Mandatory Convertible Preference Shares

Outstanding Mandatory Convertible Preference Shares

        As of June 19, 2008, 862,500 5.125% cumulative mandatory convertible preference shares, which are referred to as the Bunge mandatory convertible preference shares, were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable.

Voting Rights

        Except as required by Bermuda law and the certificate of designation for the Bunge mandatory convertible preference shares and as set out in Bunge's Bye-Laws, the holders of the Bunge mandatory convertible preference shares will generally have no voting rights unless dividends payable on the Bunge mandatory convertible preference shares are in arrears for six or more dividend periods. In that event, the holders of the Bunge mandatory convertible preference shares, voting as a single class or with any other class or series of preference shares having similar voting rights, in proportion to the aggregate liquidation preference of each such class or series of preference shares, will be entitled at the next annual general meeting or special general meeting of Bunge's shareholders to elect two directors. These voting rights and the terms of the directors so elected, subject to Bunge's Bye-Laws and Bermuda law, will continue until such time as the dividend arrearage on the Bunge mandatory convertible preference shares has been paid in full. The affirmative vote or consent of holders of at least 66% of the issued and outstanding Bunge mandatory convertible preference shares will be required for amendments to Bunge's Memorandum of Association, Bye-laws or certificate of designation that would vary adversely the rights of holders of the Bunge mandatory convertible preference shares.

Dividend Rights

        Holders of Bunge mandatory convertible preference shares are entitled to receive, when, as and if declared by Bunge's board of directors out of funds legally available for payment, cumulative dividends at the rate per annum of 5.125% per share on the liquidation preference thereof of $1,000 per Bunge mandatory convertible preference share (equivalent to $51.25 per annum per share). Accumulations of dividends on the Bunge mandatory convertible preference shares do not bear interest.

Ranking

        The Bunge mandatory convertible preference shares rank, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, senior to all Bunge common shares and to all other shares issued in the future unless the terms of those shares expressly provide that they rank senior to or on a parity with, the Bunge mandatory convertible preference shares; on a parity with any series of shares issued in the future, the terms of which expressly provide that they will rank on a parity with the Bunge mandatory convertible preference shares; and junior to all shares issued in the future, the terms of which expressly provide that such shares will rank senior to the Bunge mandatory convertible preference shares.

Liquidation Preference

        In the event of Bunge's voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Bunge mandatory convertible preference shares will be entitled to receive and to be paid out of Bunge's assets available for distribution to its shareholders, before any payment or distribution is made to holders of junior shares (including Bunge common shares), a liquidation preference in the amount of $1,000 per Bunge mandatory convertible preference share, plus an amount equal to accumulated and unpaid dividends on the Bunge mandatory convertible preference shares to the date fixed for liquidation, winding-up or dissolution. If, upon Bunge's voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference of the Bunge convertible perpetual preference shares, the Bunge mandatory convertible preference shares and all parity shares are not paid in full, the holders of the Bunge convertible perpetual preference shares, the Bunge mandatory convertible preference shares and the parity shares will share equally and ratably in any distribution of Bunge's assets in proportion to the full liquidation preference, including the amount equal to accumulated and unpaid dividends on the Bunge convertible perpetual preference shares, the Bunge mandatory convertible preference shares and the parity shares required to be paid. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of the Bunge mandatory convertible preference shares will have no right or claim to any of Bunge's remaining assets. Neither the sale of all or substantially all of Bunge's assets or business (other than in connection with Bunge's liquidation, winding-up or dissolution), nor Bunge's merger, consolidation or amalgamation into or with any other person, will be deemed to be its voluntary or involuntary liquidation, winding-up or dissolution.

        Neither Bunge's Bye-Laws nor the certificate of designation for the Bunge mandatory convertible preference shares contains any provision requiring funds to be set aside to protect the liquidation preferences of the Bunge mandatory convertible preference shares even though they are substantially in excess of the par value thereof.

Redemption and Conversion

        Bunge does not have the right to redeem the Bunge mandatory convertible preference shares. Each Bunge mandatory convertible preference share, unless previously converted, will automatically convert on December 1, 2010, into between 8.2190 and 9.6984 Bunge common shares, subject to certain anti-dilution adjustments, depending on the average of the volume weighted average closing price per Bunge common share over the 20 consecutive trading day period ending on the third trading day immediately preceding December 1, 2010. At any time prior to December 1, 2010, holders may elect to convert the Bunge mandatory convertible preference shares at the minimum conversion rate of 8.2190 Bunge common shares, subject to certain anti-dilution adjustments. If holders convert within a certain period of time after a fundamental change has occurred, the holders receive, per Bunge mandatory convertible preference share, a number of Bunge common shares equal to the fundamental change conversion rate in effect at that time. Holders who convert Bunge mandatory convertible preference shares will also receive all accumulated and unpaid dividends and a fundamental change dividend make-whole amount, subject to a dividend cap, equal to the present value of all remaining dividend payments, to the extent Bunge is legally permitted to pay such amounts.

        The certificate of designation for the Bunge mandatory convertible preference shares has been filed as Exhibit 4.4 to Bunge's Annual Report on Form 10-K for the year ended December 31, 2007.

Blank Check Preferred Shares

        Pursuant to Bermuda law and Bunge's Bye-Laws, Bunge's board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of Bunge. Bunge currently has the Bunge convertible perpetual preference shares and the Bunge mandatory convertible preference shares issued and outstanding.

COMPARISON OF RIGHTS OF COMMON SHAREHOLDERS OF BUNGE AND
COMMON STOCKHOLDERS OF CORN PRODUCTS

        Bunge is a Bermuda exempted limited liability company subject to the provisions of the Bermuda Companies Act 1981, as amended (Companies Act). Corn Products is a Delaware corporation subject to the provisions of the Delaware General Corporation Law (DGCL). Corn Products stockholders, whose rights are currently governed by the Corn Products Amended and Restated Certificate of Incorporation, the Corn Products By-laws and Delaware law, will, if the merger is completed, become shareholders of Bunge and their rights will be governed by the Bunge Memorandum of Association, the Bunge Bye-laws and Bermuda law.

        The following description summarizes the material differences that may affect the rights of Bunge shareholders and Corn Products stockholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Bunge shareholders and Corn Products stockholders should read carefully the relevant provisions of Bermuda law, Delaware law, the Bunge Memorandum of Association, the Bunge Bye-laws, the Corn Products Amended and Restated Certificate and the Corn Products By-laws.

Summary of Material Differences Between the Rights of
Bunge Shareholders and Corn Products Stockholders

	Bunge Shareholder	Corn Products Stockholder
Corporate Governance	Upon completion of the merger, the rights of Bunge shareholders and Corn Products stockholders, who will become Bunge shareholders, will be governed by Bunge's Memorandum of Association and Bye-laws and Bermuda Law.	The rights of Corn Products stockholders are currently governed by Corn Products' certificate of incorporation and by-laws and the DGCL.
Authorized Share Capital	The authorized share capital of Bunge is set forth under "Description of Bunge Capital Stock" beginning on page 131.	The authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share and 25,000,000 shares of preferred stock, par value $0.01 per share.
Outstanding Share Capital	The outstanding share capital of Bunge is set forth under "Description of Bunge Capital Stock" beginning on page 131.	As of June 19, 2008, there were issued and outstanding:
• 74,352,843 shares of common stock;
• 966,931 shares of common stock held in treasury;
• no shares of common stock held by Corn Products' subsidiaries; and
• 5,330,335 shares of common stock were reserved for future issuance pursuant to outstanding stock options, restricted stock awards, performance share awards and other purchase rights.
Corn Products common stock trades on the New York Stock Exchange.

Dividends
Under the Companies Act, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or after such payment would be, unable to pay its liabilities as they fall due, or (ii) the realizable value of the company's assets after the payment or distribution would be less than the aggregate amount of its liabilities and its issued share capital and share premium accounts.

Bunge's Bye-Laws provide that the Bunge board of directors may from time to time declare dividends.

Dividends declared under Bunge's Bye-Laws may be paid in cash or in kind, and payments in kind may be made from the assets of the company.

The Bunge board of directors may deduct from a dividend or distribution payable to any shareholder all monies due from such shareholder to the company on account of calls or otherwise.
Under the DGCL, the directors of every corporation, subject to any restrictions contained in its certificate of incorporation, may declare and pay dividends upon shares of its capital stock, or to its members if the corporation is a nonstock corporation, either: (i) out of its surplus, as defined in the DGCL, or (ii) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

A distribution out of net profits is not permitted if a corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until the deficiency has been repaired.
Voting Rights	The voting rights of Bunge common shares are set forth under "Description of Bunge Capital Stock" beginning on page 131.
The holders of shares of common stock are entitled to (i) one vote per share; (ii) such dividends as the board of directors may declare from time to time; (iii) the surplus assets of the company in the event of a winding-up or dissolution of the company; and (iv) all of the rights attaching to such shares.
Special Shareholder Meetings
Under the Companies Act, a special general meeting of shareholders must be convened by the board of directors upon the request of shareholders holding at least one-tenth of the paid-in capital of the company carrying the right to vote at general meeting.

Bunge's Bye-Laws provide that either the chairman or the Bunge board of directors may call a special general meeting of the Bunge shareholders whenever they judge it necessary.
Under the DGCL, a special meeting of the stockholders may be called for any purpose by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.

Under Corn Products' By-laws, a special meeting of stockholders may be called only on the order of the chairman of the board, the lead director, or the board of directors.

Shareholder Action by Written Consent
Bunge's Bye-Laws permit action by written consent of shareholders and, with the exception of a resolution to remove a director before the expiration of his or her term of office, the resolutions contained therein are passed when the written consent is signed by all shareholders entitled to vote on the resolution as if it had been voted on at a meeting of the shareholders.
Corn Products' certificate of incorporation provides that no action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, unless all stockholders entitled to vote thereon shall sign a written consent.
Shareholder Meeting Quorum; Voting Requirement
Bunge's Bye-Laws provide that 2 or more persons present in person at the start of a meeting and representing (in person or by proxy) more than one-half of such amount of paid up capital of the company which, as at the date of the general meeting, carries the right to vote at general meetings, shall form a quorum for such meeting. There is no cumulative voting.
Corn Products' By-laws provide that holders of a majority of the voting power of the outstanding shares of capital stock of the corporation shall constitute a quorum for any special or general stockholders meeting, unless otherwise provided by law, the certificate of incorporation or the by-laws.

Except as otherwise provided by law, the certificate of incorporation or the by-laws, all matters shall be decided by the vote of the holders of a majority of the voting power of the outstanding shares of the capital stock of the corporation entitled to vote on such matters, so long as a quorum is present. There is no cumulative voting.
Notice of Shareholder Meetings
The Companies Act requires that shareholders be given at least five days' advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting.
The DGCL requires not less than 10 days nor more than 60 days' written notice of any meeting of stockholders to be given to each stockholder entitled to vote at such meeting.

Corn Products' By-laws require not less than 20 days' nor more than 60 days' written notice of all meetings of stockholders to be given to each stockholder of the corporation.

Bunge's Bye-Laws provide that at least 21 days' notice to shareholders is required for an annual general meeting and a special general meeting. If a general meeting is called on shorter notice, it will be deemed to have been properly called if it is so agreed by (i) all the shareholders entitled to attend and vote thereat, in the case of an annual general meeting, and (ii) by a majority in number of shareholders having the right to attend and vote at the meeting (provided that, in the case of a special general meeting, a majority shall be not less than 95% in nominal value of the shares giving the right to attend and vote at the meeting), in the case of a special general meeting.
Notice of Shareholder Proposals; Nomination of Director Candidates by Shareholders
Under the Companies Act, shareholders holding not less than one-twentieth of the total voting rights of all shareholders having a right to vote at the meeting to which the request relates, or not less than 100 shareholders, may, as set forth below, at their own expense (unless the company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement (of not more than 1000 words) in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting.
Stockholders may propose to transact other business or to nominate any person for election as a director at any annual meeting of stockholders in connection with the previous year's annual meeting (but not at special meetings) by delivering to the secretary of the corporation a written notice thereof, (a) not less than 90 days nor more than 120 days in advance of the anniversary of the date that the previous year's proxy statement was released to stockholders (or if the date of the annual meeting has been changed by more than 30 days from the date contemplated in the previous year's proxy statement, not less than 90 days before the meeting), and (b) not more than 10 days after receipt of a written request from the secretary, such additional information as the secretary may reasonably require.

Bunge's Bye-Laws provide that, directors may be nominated by the board or by any shareholder of Bunge entitled to vote for the election of directors at the meeting which complies with the notice procedure provided in Bunge's Bye-Laws. Bunge's Bye-Laws also provide that business may be properly moved by a shareholder before a general meeting by any person who gives proper notice and is entitled to vote at such meeting. To be timely in each case, such notice must be given in writing not less than 120 days before the first anniversary of the date on which Bunge's proxy statement was distributed to shareholders in connection with the prior year's annual general meeting. If no annual general meeting was held the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, then notice must be given prior to the later of 150 days before the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of a special general meeting, such notice must be given prior to the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. Only persons who are proposed or nominated in accordance with Bunge's Bye-Laws are eligible for election as directors.
Board Meeting Quorum; Voting Requirement
Bunge's Bye-Laws provide that a majority of the directors then in office shall form a quorum. A resolution put to a vote at a meeting of the board of directors shall be carried by the affirmative vote of a majority of the votes cast and, in the case of an equality of votes, the resolution shall fail.
Corn Products' By-laws provide that a majority of the directors shall form a quorum. The act of a majority of the directors present at a meeting where a quorum is present shall be the act of the board of directors.

Classification of Board of Directors
Bermuda law permits a classified board of directors if provided for by a company's bye-laws.

Under Bunge's Bye-Laws, the board of directors shall be divided into three classes, Class I, Class II and Class III. The number of directors in each class shall consist, as nearly as possible, of one-third of the total number of directors. All directors are elected for a term of three years, with staggered terms so that the term of only one class of directors expires at each annual general meeting.
The DGCL permits a Delaware corporation to provide in its certificate of incorporation or bylaws that the board of directors shall be divided into as many as three classes of directors with staggered terms of office, with only one class of directors being elected each year for a maximum term of three years.

Under Corn Products' certificate of incorporation, the board of directors is divided into three classes that are, as nearly as possible, of equal size. The number of directors may be changed from time to time by resolution adopted by affirmative vote of a majority of such directors then in office. Each director is elected for a three year term.
Number of Directors
Under the Companies Act, the minimum number of directors on the board of directors of a company is two, although the minimum number of directors may be set higher and the maximum number of directors may also be set in accordance with the bye-laws of the company. The maximum number of directors is usually fixed by the shareholders in a general meeting. Only the shareholders may increase or decrease the number of directors' seats last approved by the shareholders.

Bunge's Bye-Laws currently provide that the number of directors which shall constitute the whole board of directors of Bunge shall not be less than seven nor more than fifteen, the actual number to be determined by the board of directors. Any increase or decrease in the number of directors which constitutes the whole board of directors of Bunge to a number between seven and fifteen directors must be determined by the affirmative vote of not less than 66% of the directors then in office.

The Bunge board of directors currently consists of 11 directors.
The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by, or in the manner provided in, the corporation's bylaws, unless the certificate of incorporation fixes the number of directors.

Under Corn Products' certificate of incorporation, the board of directors shall consist of not fewer than 7 nor more than 17 members. The exact number of members was determined by resolution of the majority of the board of directors, with only one class of directors being elected each year.

The Corn Products board of directors currently consists of 10 directors.

Removal of Directors
Subject to Bunge's Bye-Laws, the Companies Act states that the shareholders of a company may, at a special general meeting called for that purpose, remove any director. Any director given notice of removal will be entitled to be heard at the meeting.

Bunge's Bye-Laws provide that directors may be removed from office without cause at a special general meeting by a resolution of the members, including the affirmative votes of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question, provided that notice, containing a statement of the intention to remove such director, is given to the director not less than 14 days before the meeting.

Bunge's Bye-Laws provide that directors may be removed from office for cause at a special general meeting by a vote of at least a majority of the holders of shares entitled to vote thereon, provided that notice, containing a statement of the intention to remove such director and a summary of the facts justifying the removal, is given to the director not less than 14 days before the meeting.
Under the DGCL, stockholders holding a majority of shares entitled to vote at an election of directors may remove any directors or the entire board of directors, except that, unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may only remove a director for cause or at an election of the class of directors of which such director is a part.

Under Corn Products' certificate of incorporation, subject to any rights of the preferred stockholders, any director or the entire board of directors may be removed at any time, with cause, by the holders of a majority of shares entitled to vote at an election of directors (voting as a single class). No removal without cause is permitted.

	Bunge Shareholder	Corn Products Stockholder
Vacancies on the Board of Directors	Under Bunge's Bye-Laws, any vacancy in the board of directors may be filled by the election or appointment by the shareholders at the meeting at which such director is removed, and the board of directors may also fill any vacancy in the number left unfilled. A director so appointed holds office until the next election of the class for which such director has been chosen.	Under the DGCL, unless a corporation's certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from a resignation, an increase in the authorized number of directors or otherwise may be filled by a vote of a majority of the directors remaining in office, even if such majority is less than a quorum, or by the sole remaining director.

Under Corn Products' certificate of incorporation, vacancies resulting from any increase in the number of directors may be filled by a majority of the directors then in office, if a quorum is present, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.
Director Liability
The Companies Act permits a company to exempt any officer or auditor from loss or liability in circumstances where it is permissible for the company to indemnify such officer or auditor, as indicated below.

Bunge's Bye-Laws provide that Bunge's shareholders waive all claims or rights of action that they might have, individually
The DGCL permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. However, the law and Corn Products' certificate of incorporation do not permit any limitation of the liability of a director for:
	or by or in the right of the company, against any director or officer for any act or intentional misconduct or a that director's or officer's duties with or for the company. However, Bunge's Bye-Laws do not extend indemnification of any director or officer of Bunge to matters in respect of any fraud or dishonesty.	• • • •
Breaching the duty of loyalty to the corporation or its stockholders;

Acts or omissions not in good faith or failure to act in the performance of knowing violation of law;

Obtaining an improper personal benefit from the corporation; or

Paying an improper dividend or approving an improper repurchase or redemption of the stock of the corporation.

	Bunge Shareholder	Corn Products Stockholder

Under Corn Products' certificate of incorporation, personal liability of directors is limited to the fullest extent permitted by the DGCL, and a director of Corn Products shall not be liable to Corn Products or its stockholders for monetary damages for breach of fiduciary duty of care as a director.

Variation of Shareholder Rights
Bunge's Bye-Laws provide that if, at any time Bunge has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum shall be two or more persons holding or representing by proxy one-third of the issued shares of the class.

Bunge's Bye-Laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking senior to common shares will not be deemed to vary the rights attached to common shares.
The DGCL provides that the holders of each class of outstanding stock will be entitled to vote as a class upon any proposed amendment to the certificate of incorporation that would alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Corn Products' certificate of incorporation and by-laws contain no provision providing for the variation of rights of outstanding shares of stock.
Waiver of Claims by Shareholders; Indemnification of Officers, Directors and Employees
Bunge's Bye-Laws contain a provision by virtue of which its shareholders waive any claim or right of action that they have, both individually and on its behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Bunge has been advised by the SEC that, in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

The Companies Act permits a company to indemnify its officers and auditor with respect to any loss arising or liability attaching to such person by virtue of any
Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys' fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL generally permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that

Bunge Shareholder	Corn Products Stockholder
rule of law concerning any negligence, default, breach of duty, or breach of trust of which the officer or auditor may be guilty in relation to the company or any of its subsidiaries; provided that the company may not indemnify an officer or auditor against any liability arising out of his or her fraud or dishonesty. The Companies Act also permits a company to indemnify an officer or auditor against liability incurred in defending any civil or criminal proceedings in which judgment is given in his or her favor or in which he or she is acquitted, or when the Bermuda Supreme Court grants relief to such officer. The Companies Act permits a company to advance moneys to an officer or auditor to defend civil or criminal proceedings against them on condition that these moneys are repaid if the allegation of fraud or dishonesty is proved against them. The Court may relieve an officer from liability for negligence, default, breach of duty or breach of trust if it appears to the Court that such officer has acted honestly and reasonably and, in all the circumstances, ought fairly to be excused.

Bunge's Bye-Laws provide that the directors, secretary and other officers of Bunge, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of Bunge from and against all actions, costs, charges, losses, damages and expenses which they incur or sustain as a result of execution of their duty, or supposed duty. None of such officers and directors shall be answerable for the acts, receipts, neglects or defaults of other directors or officers with which they were joined for the sake of conformity, or for any bankers or other persons with whom money or effects belonging to the company are lodged for safekeeping. Such indemnity shall not extend to any matter in respect of fraud or dishonesty.	such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually or reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Corn Products' By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another enterprise, including service with respect to employee benefit plans, shall be indemnified by the corporation to the fullest extent authorized by the DGCL, against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974 (ERISA), or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Corn Products' By-laws provide that it need only indemnify a person seeking indemnification in connection with a proceeding initiated by that person if such proceeding was authorized by the board of directors, either generally or in the specific instance.

Bunge Shareholder	Corn Products Stockholder
Corn Products' By-laws provide that the right to indemnification includes the advancement of expenses incurred in defending any proceeding in advance of its final disposition in accordance with procedures established from time to time by the board. If the DGCL requires, the indemnified party must deliver to Corn Products an undertaking to repay all amounts so advanced if it is ultimately determined that the person was not entitled to indemnification.
Corn Products' By-laws provide that, unless otherwise provided when authorized or ratified, the indemnification rights and advancement rights are applicable to any person who has ceased being a director, officer or employee and are applicable to proceedings commenced after the adoption of the by-laws, even if arising from acts or omissions occurring before the adoption of the by-laws.
The rights conferred by Corn Products' By-laws are not exclusive of any right which such persons may have or acquire under any law.
Under Corn Products' By-laws, Corn Products may purchase and maintain insurance to protect itself and any person against any such expense, liability or loss, whether or not Corn Products would have the power to indemnify such person against such expense, liability or loss under the DGCL. Corn Products may create a trust fund, grant a security interest or use other means to insure the payment of such a policy as may be necessary to effect indemnification.
Amendment of Memorandum of Association and Certificate of Incorporation	The Companies Act provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.

Under the Companies Act, the holders of an aggregate of not less than 20% in par value of a company's issued share capital or any class thereof, or the holders of not less than 20% of Bunge's debentures entitled to object to amendments to the memorandum of association, have the right to apply to the Supreme Court of Bermuda	Under the DGCL, a Delaware corporation's certificate of incorporation may be amended only if the proposed amendment is approved by the board of directors and the holders of a majority of the outstanding stock entitled to vote.

Corn Products' certificate of incorporation provides that the following provisions of the certificate of incorporation may not be amended or repealed unless approved by holders of not less than 2/3 of the voting power of all outstanding shares of capital stock of the corporation entitled to vote

	Bunge Shareholder		Corn Products Stockholder
	for an annulment of any amendment to the memorandum of association adopted by shareholders at any general meeting.		in the election of directors, considered as a single class:
This does not apply to an amendment that alters or reduces a company's share capital as provided in the Companies Act. Upon such application, the alteration will not have effect until it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment to the memorandum of association passed in accordance with the Companies Act may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.	• • • • •	Article Seventh (amendment of certificate of incorporation);

Article Eighth (board composition, classification, election and vacancies);

Article Ninth (stockholder action by written consent);

Article Eleventh (board of directors authority to issue shares, convertible securities, etc.); and

Article Twelfth (board of directors authority to take into account other interests).
Amendment of Bye-Laws and By-laws
Except as provided in Bunge's Bye-Laws, any rescission, alteration, amendment or adoption of the Bunge Bye-laws must be approved by a resolution of the board of directors and by a resolution of the shareholders.

Any rescission, alteration or amendment of the following bye-laws must be approved by an affirmative vote of not less than 66% of the directors then in office and 66% of all votes attaching to all shares then in issue entitling the holder to vote:
Corn Products' certificate of incorporation provides that the board of directors is authorized to adopt, amend and repeal the by-laws of the corporation.

Corn Products' certificate of incorporation provides that its by-laws may be adopted, amended, or repealed by the affirmative vote of not less than 80% of the voting power of all the outstanding shares of capital stock of the corporation entitled to vote in the election of directors, considered as a single class.
	• • •	Bye-law 11 (number and tenure of directors); Bye-law 86 (business combinations); and Bye-law 87 (alteration of bye-laws).	Corn Products' By-laws provide that the board of directors may add, alter, amend or repeal any provision of the by-laws by majority vote of the total number of directors.

Any rescission, alteration or amendment of the following bye-law must be approved by an affirmative vote of not less than a simple majority of the directors then in office and by an affirmative vote of not

Bunge Shareholder		Corn Products Stockholder
less than 66% of all votes attaching to all shares then in issue entitling the holder to vote:
•	Bye-law 14 (removal of directors).
Any rescission, alteration or amendment of the following bye-laws must be approved by an affirmative vote of not less than a simple majority of the directors then in office and by an affirmative vote of not less than 66% of votes cast on the resolution:
•	Bye-law 50(3) (board of directors' power to issue unissued shares);
•	Bye-law 50(4) (board of directors' authority to issue preference shares); and
•	Bye-law 51(2) (board of directors' power to issue securities, contracts, warrants, etc.).
Business Combinations	When engaging in a business combination a director must comply with common law fiduciary duties to the company. Examples of business combinations include mergers, asset sales, amalgamations and other transactions in which a large shareholder or affiliate receives or could receive a financial benefit that is greater than that received or to be received by other shareholders.
Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with a person owning 15% or more of the corporation's voting stock for three years following the time that person becomes a 15% stockholder, with certain exceptions. Corn Products has not opted out of Section 203 in its certificate of incorporation and is therefore governed by the terms of this provision of the DGCL.

Approval of Certain Transactions	The Companies Act is silent on whether a company's shareholders are required to approve a sale, lease or exchange of all or substantially all of a company's property and assets. The Companies Act does require, however, that shareholders approve certain forms of mergers and reconstructions.

Pursuant to the Companies Act, an amalgamation of two or more companies requires approval of the board of directors and the approval of the shareholders of each Bermuda company by a three-fourths majority, unless the company's bye-laws otherwise provide. For purposes of approval of an amalgamation, all shares whether or not otherwise entitled to vote, carry the right to vote. A separate vote of a class of shares is	Under the DGCL, there is no statutory restriction on a Delaware corporation's ability to acquire the business of another corporation. However, a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of the corporation's business, or a dissolution of the corporation, generally must be approved by the holders of a majority of the shares entitled to vote thereon unless the certificate of incorporation provides otherwise. Corn Products' certificate of incorporation does not provide otherwise.

Under the DGCL, no vote of the stockholders of a corporation surviving a merger is required to approve a merger if:
required if the rights of such class would be altered by virtue of the amalgamation.		• the agreement of merger does not amend the certificate of incorporation of the corporation;

Bunge Shareholder	Corn Products Stockholder
Bunge may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda of which the business is within the objects of the company as set forth in Bunge's Memorandum of Association.	•	each share of stock of the corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation thereafter; and
Pursuant to its Bye-laws Bunge may, with the affirmative vote of 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution in question amalgamate, merge, or consolidate with another company.	•	the number of shares of common stock of the corporation to be issued in the merger, if any, does not exceed 20% of the number of shares outstanding immediately prior to the merger.
Inspection of Books and Records; Shareholder Lists	The Companies Act provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda. These documents include the company's memorandum of association, including its objects and powers and all amendments to the memorandum of association. The Companies Act also provides shareholders of a Bermuda company with a right of inspection of the company's bye-laws, minutes of general (shareholder) meetings and the company's audited financial statements. The register of shareholders is also open to inspection by the members of the public free of charge. A Bermuda company is required to maintain its share register at its registered office in Bermuda or upon giving notice to the Registrar of Companies at such other place in Bermuda. A company may, in certain circumstances, establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers that is open for inspection by members of the public without charge. The Companies Act does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.	Under the DGCL, any stockholder may inspect Corn Products' books and records for a proper purpose.

Under the DGCL, a complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in each stockholder's name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either (i) on a reasonably accessible electronic network, or (ii) during ordinary business hours, at the principal place of business of the corporation.

Under the DGCL, the stock list shall also be kept at the place of the meeting (if the meeting is to be held at a place) during the whole time thereof and shall be open to the examination of any such stockholder who is present. If the meeting is held by means of remote communication, the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting.

	Bunge Shareholder	Corn Products Stockholder
Dissenter's Rights	Under the Companies Act, a dissenting shareholder of a company participating in extraordinary corporate transactions may, under varying circumstances, receive cash in the amount of the fair market value of its shares (as determined by a court), in lieu of the consideration it would otherwise receive in the transactions. The Companies Act generally does not condition dissenters' rights to circumstances in which a vote of the shareholders of the surviving company is required. The Companies Act, in general, provides for dissenters' rights in an	Under the DGCL, in certain situations, appraisal rights may be available in connection with a merger or a consolidation. Appraisal rights are not available under the DGCL to stockholders of the surviving corporation when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available under the DGCL to holders of shares of any class of or series of stock which is either:
	amalgamation between non-affiliated companies and affiliated companies where one company is not a Bermuda company, an amendment to a company's memorandum of association, a scheme of arrangement, or reconstruction and certain other transactions.	• •	listed on a national securities exchange; or held of record by more than 2,000 stockholders.
Notwithstanding the above, appraisal rights shall be available to those stockholders who are required by the terms of the merger or consolidation to accept for that stock anything other than:
		•	shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof;
		•	shares of stock of another corporation, or depository receipts in respect thereof, which, as of the effective date of the merger or consolidation, are listed on a national securities exchange or held of record by more than 2,000 stockholders;
		•	cash in lieu of fractional shares or fractional depository receipts in the foregoing paragraphs; or
		•	any combination of the items listed above.

Bunge Shareholder	Corn Products Stockholder
Derivative Suits	Class actions and derivative actions are generally not available to shareholders under the Companies Act. Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it. However, generally a derivative action will not be permitted where there is an alternative action available that would provide an adequate remedy. Any property or damages recovered by derivative action go to the company, not to the plaintiff shareholders. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company or that the company be wound up.

Except as mentioned above, claims against a Bermuda company by its shareholders must be based on the common law of Bermuda. A statutory right of action is conferred on subscribers to shares of a Bermuda company against persons (including directors and officers) responsible for the issue of a prospectus in respect of damage suffered by reason of an untrue statement contained in the prospectus, but this confers no right of action against the Bermuda company itself. In addition, a Bermuda company	The DGCL requires that the stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained or that he received the stock by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation. Furthermore, a stockholder may not sue derivatively unless he or she first makes a demand on the corporation that it bring suit and such demand has been refused, unless it is shown that the demand would have been futile.

	Bunge Shareholder	Corn Products Stockholder
itself (as opposed to its shareholders) may take action against its officers (including directors) for breach of their statutory and fiduciary duty to act honestly and in good faith with a view to the best interests of the company.
Preemptive Rights
Under the Companies Act, no shareholder has a preemptive right to subscribe for additional issues of a company's shares unless, and to the extent that, the right is expressly granted to the shareholder under the bye-laws of a company or under any contract between the shareholder and the company.

Bunge's Bye-Laws do not provide for preemptive rights.
Under the DGCL, security holders of a corporation only have preemptive rights as may be provided in the corporation's certificate of incorporation.

Corn Products' certificate of incorporation does not provide for preemptive rights.

LEGAL MATTERS

        The legality of Bunge common shares offered by this joint proxy statement/prospectus will be passed upon for Bunge by Conyers Dill & Pearman.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated herein by reference from Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of Bunge Limited's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the adoptions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, on January 1, 2007, Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), on December 31, 2006, and Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006 and (2) expresses an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated balance sheets of Corn Products International, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, comprehensive income, stockholders' equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2007 and management's report on internal control over financial reporting as of December 31, 2007, appearing in Corn Products' Annual Report on Form 10-K for the year ended December 31, 2007, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        KPMG LLP's report on the financial statements refers to the Company's adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, effective January 1, 2007, Statement of Financial Accounting Standards (SFAS) No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), effective December 31, 2006, and SFAS No. 123 (R), Share-Based Payment, effective January 1, 2006.

OTHER MATTERS

        As of the date of this joint proxy statement/prospectus, the Bunge board of directors knows of no matters that will be presented for consideration at the Bunge special general meeting other than as described in this joint proxy statement/prospectus and the Corn Products board of directors knows of no matters that will be presented for consideration at the Corn Products special meeting other than as described in this joint proxy statement/prospectus.

FUTURE BUNGE SHAREHOLDER PROPOSALS

        To be considered for inclusion in Bunge's proxy statement for the 2009 annual general meeting of shareholders, currently anticipated to be held on May 8, 2009, shareholder proposals must be received by Bunge no later than December 17, 2008. In order to be included in Bunge sponsored proxy materials, shareholder proposals will need to comply with the SEC's Rule 14a-8. If you do not comply with Rule 14a-8, Bunge will not be required to include the proposal in the proxy statement and the proxy card Bunge will mail to its shareholders. Shareholder proposals should be sent to Bunge's Secretary at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

        Shareholders may also make proposals that are not intended to be included in Bunge's proxy statement for the 2009 annual general meeting pursuant to Bunge's Bye-Laws. Nomination of candidates for election to Bunge's board of directors or other business may be proposed to be brought before the 2009 annual general meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2009 annual general meeting. Notice must be must be given in writing and in proper form to the Secretary of Bunge at Bunge's registered office listed above, with a copy to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations, not later than December 17, 2008.

        In addition, shareholders may submit proposals on matters appropriate for shareholder action at the 2009 annual general meeting of shareholders in accordance with Sections 79 and 80 of the Companies Act. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the voting rights of Bunge's voting shares must notify Bunge in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2009 annual general meeting and at future annual general meetings must be received by Bunge no later than six weeks prior to the annual general meeting date in order to be circulated to shareholders by Bunge. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Secretary, with a copy to 50 Main Street, White Plains, New York 10606, U.S.A., Attention: Investor Relations.

FUTURE CORN PRODUCTS STOCKHOLDER PROPOSALS

        If the merger is completed, there will be no public participation in any future meetings of Corn Products' stockholders. If the merger is not completed, however, stockholders will continue to be entitled to attend and participate in meetings of stockholders. In the event that an annual meeting of stockholders is held on its currently scheduled date of May 20, 2009, under SEC rules, in order to be considered for inclusion in the Corn Products proxy materials relating to the 2009 annual meeting, any proposals of stockholders must be received no later than December 5, 2008. Stockholder proposals must be submitted in accordance with the Exchange Act and the rules and regulations thereunder. In addition, under Corn Products' By-laws, any stockholder wishing to present any business, including proposing a nominee for director, at the 2009 annual meeting, even though such proposal or nominee would not be included in the Corn Products proxy materials, must give written notice no later than January 4, 2009 and no earlier than December 5, 2008. Corn Products' By-laws require that a stockholder must provide specified information concerning the nominee or proposal, as applicable, and information regarding the stockholder's ownership of Corn Products common stock. Nominations and proposals not meeting the requirements set forth in Corn Products' By-laws will not be entertained at the 2009 annual meeting, if one is held.

        Proposals should be addressed to Corn Products' Corporate Secretary, Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154.

WHERE YOU CAN FIND MORE INFORMATION

        Bunge and Corn Products file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that

Bunge and Corn Products file with the SEC at the SEC's public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning Bunge and Corn Products may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The SEC allows Bunge and Corn Products to "incorporate by reference" information into this joint proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus incorporates by reference the documents set forth below that Bunge and Corn Products have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Bunge and Corn Products that is not included in or delivered with this joint proxy statement/prospectus.

Bunge Filings	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2007
Quarterly Reports on Form 10-Q	Fiscal quarter ended March 31, 2008; and Fiscal quarter ended June 30, 2008
Current Reports on Form 8-K	Filed on March 3, 2008; Filed on March 31, 2008; Filed on June 23, 2008 (but only with respect to Items 1.01 and 8.01); and Filed on August 5, 2008
Description of Bunge common shares contained in Registration Statement on Form S-3	Filed on November 13, 2006
Corn Products Filings	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2007
Quarterly Reports on Form 10-Q	Fiscal quarter ended March 31, 2008; and Fiscal quarter ended June 30, 2008
Current Reports on Form 8-K	Filed on February 4, 2008 (pursuant to Item 5.02(e));
Filed on February 4, 2008 (pursuant to Item 5.02(b));
Filed on February 5, 2008 (but only with respect to Item 8.01); Filed on June 23, 2008; and Filed on August 5, 2008

        Bunge and Corn Products also incorporate by reference additional documents that may be filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and, in the case of Bunge, the date of the Bunge special general meeting, and, in the case of Corn Products, the date of the Corn Products special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Bunge has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Bunge and Corn Products has supplied all such information relating to Corn Products.

        If you are a shareholder of Bunge or stockholder of Corn Products, the companies may have previously sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the SEC or the SEC's website at www.sec.gov. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Bunge Limited	Corn Products International, Inc.
50 Main Street	5 Westbrook Corporate Center
White Plains, New York 10606	Westchester, Illinois 60154
Attention: Investor Relations	Attention: Corporate Secretary
Telephone Number: (914) 684-2800	Telephone Number: (708) 551-2600

        You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. You should assume that the information in this joint proxy statement/prospectus supplement is accurate only as of                         , 2008. You should also assume that the information contained in any document incorporated by reference herein is accurate only as of the date of such document. Neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of Bunge common stock in the merger creates any implication to the contrary.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This joint proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the merger between Bunge and Corn Products, the anticipated consequences and benefits of the merger, the future results, performance, prospects and opportunities of Bunge and Corn Products and other matters. All statements in this joint proxy statement/prospectus, other than statements of historical fact are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, wherever they occur in this joint proxy statement/prospectus, are not based on historical facts, but rather reflect the current expectations of Bunge (with regard to matters relating to Bunge) and Corn Products (with regard to matters relating to Corn Products) about their future results, performance, prospects and opportunities.

        These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of Bunge and Corn Products, and other factors that could cause actual results, performance, prospects or opportunities of Bunge and Corn Products, as well as those of the markets that Bunge or Corn Products serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement/prospectus.

        The following important factors, among others, could affect Bunge's or Corn Products' business and financial performance:

  •
  required regulatory approvals relating to the merger may not be obtained in a timely manner, if at all;

  •
  the merger may not be consummated;

  •
  the anticipated benefits of the merger, including synergies, may not be realized;

  •
  the integration of Corn Products' operations with those of Bunge may be materially delayed or may be more costly or difficult than expected;

  •
  the ability of Bunge or Corn Products to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;

  •
  estimated demand for the commodities and other products that Bunge and Corn Products sell and use in their businesses;

  •
  industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where Bunge and Corn Products operate; and

  •
  other economic, business, competitive and/or regulatory factors affecting Bunge and Corn Products' businesses generally.

        Words such as "anticipate", "expect", "project", "continue", "believe", "plan", "estimate", "intend", "will", "may" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the other documents incorporated by reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus. Neither Bunge nor Corn Products undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of future events or developments.

        The foregoing list sets forth some, but not all, of the factors that could impact upon Bunge's and Corn Products' ability to achieve results described in any forward-looking statements. A further list and description of these and other factors can be found in the section entitled "Risk Factors" beginning on page 26 of this joint proxy statement/prospectus, in Bunge's Annual Report on Form 10-K for the year ended December 31, 2007 and in Corn Products' Annual Report on Form 10-K for the year ended December 31, 2007. Investors are cautioned not to place undue reliance on forward-looking statements that speak only as of the date made. Investors also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Bunge's or Corn Products' projections.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
among
BUNGE LIMITED,
BLEECKER ACQUISITION CORP.
and
CORN PRODUCTS INTERNATIONAL, INC.
Dated as of June 21, 2008

A-i

A-ii

A-iii

EXHIBITS

Exhibit A	Form of Parent Tax Representation Letter
Exhibit B	Form of Company Tax Representation Letter

A-iv

        AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of June 21, 2008 (this "Agreement"), among BUNGE LIMITED, an exempted limited liability company organized and existing under the laws of Bermuda ("Parent"), BLEECKER ACQUISITION CORP., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the "Company").

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub will merge with and into the Company (the "Merger");

        WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) determined that the Merger is in the best interests of, the Company and its stockholders, (ii) approved, and declared it advisable to enter into, this Agreement, and (iii) resolved to recommend that this Agreement be adopted by the stockholders of the Company;

        WHEREAS, the Board of Directors of Merger Sub has approved, and declared it advisable to enter into, this Agreement;

        WHEREAS, (i) the Board of Directors of Parent (the "Parent Board") has approved this Agreement, (ii) immediately following the execution of this Agreement, Parent shall adopt, as the sole stockholder of Merger Sub, this Agreement, and (iii) the Parent Board has approved, and resolved to recommend to the shareholders of Parent the approval of, the issuance (the "Parent Share Issuance") of common shares, par value $0.01 per share, of Parent ("Parent Common Shares") to the stockholders of the Company pursuant to the Merger; and

        WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall constitute a plan of reorganization.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.01.    Definitions.    (a) For purposes of this Agreement:

        "affiliate" of a specified person means a person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

        "Company Disclosure Schedule" means the Company's disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the delivery of this Agreement.

        "Company Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects (a) is or is reasonably likely to be materially adverse to the business, financial condition, assets, liabilities or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that to the extent any event, circumstance, change or effect is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a "Company Material Adverse

Effect": (i) changes in general economic conditions or changes in financial markets in general to the extent such changes would not reasonably be expected to have a materially disproportionate impact (relative to other participants in the industries in which the Company and the Subsidiaries operate) on the Company and the Subsidiaries, taken as a whole, (ii) general changes in the industries in which the Company and the Subsidiaries operate to the extent such changes would not reasonably be expected to have a materially disproportionate impact (relative to other participants in the industries in which the Company and the Subsidiaries operate) on the Company and the Subsidiaries, taken as a whole, (iii) changes resulting from the entry into or the public announcement of this Agreement or the transactions contemplated hereby or the performance of obligations under this Agreement, (iv) failure of the Company to meet any internal or public projections, forecasts or estimates of revenues or earnings for any period ending on or after the date hereof (it being understood that the facts or occurrences giving rise to or contributing to the occurrence of any such failure may be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect), (v) any change in any applicable law, rule or regulation or GAAP or interpretation thereof after the date hereof, and (vi) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism involving or affecting the United States of America or any part thereof; or (b) would prevent or materially delay consummation of any of the transactions contemplated by this Agreement or otherwise prevent or materially delay the Company from performing its obligations under this Agreement.

        "Company Material Subsidiary" means a subsidiary of the Company that is material to the business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

        "Company Stockholder Approval" means the adoption of this Agreement at the Company Stockholder Meeting by holders of a majority of the outstanding Shares in accordance with the DGCL and the Company's certificate of incorporation and bylaws.

        "control" (including the terms "controlled by", "controlling" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

        "Environmental Law" means any United States federal, state or local or non-United States law relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

        "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each is in effect on the date hereof, and all regulations promulgated thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; and (v) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

        "Intellectual Property" means intellectual property or similar proprietary rights of any kind, including any and all: (i) United States, non-United States and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, and the goodwill associated with any of the foregoing, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, (iv) confidential and proprietary information, including trade secrets and know-how, and (v) Internet domain names.

        "NYSE" means the New York Stock Exchange.

        "Parent Disclosure Schedule" means Parent's disclosure schedule delivered by Parent to the Company concurrently with the delivery of this Agreement.

        "Parent Material Adverse Effect" means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects (a) is or is reasonably likely to be materially adverse to the business, financial condition, assets, liabilities or results of operations of Parent and its subsidiaries, taken as a whole; provided, however, that to the extent any event, circumstance, change or effect is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a "Parent Material Adverse Effect": (i) changes in general economic conditions or changes in financial markets in general to the extent such changes would not reasonably be expected to have a materially disproportionate impact (relative to other participants in the industries in which Parent and its subsidiaries operate) on Parent and its subsidiaries, taken as a whole, (ii) general changes in the industries in which Parent and its subsidiaries operate to the extent such changes would not reasonably be expected to have a materially disproportionate impact (relative to other participants in the industries in which Parent and its subsidiaries operate) on Parent and its subsidiaries, taken as a whole, (iii) failure of Parent to meet any internal or public projections, forecasts or estimates of revenues or earnings for any period ending on or after the date hereof (it being understood that the facts or occurrences giving rise to or contributing to the occurrence of any such failure may be deemed to constitute, or be taken into account in determining whether there has been, a Parent Material Adverse Effect), (iv) any change in any applicable law, rule or regulation or GAAP or interpretation thereof after the date hereof, and (v) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism involving or affecting the United States of America or any part thereof; or (b) would prevent or materially delay consummation of any of the transactions contemplated by this Agreement or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement.

        "Parent Share Value" means an amount equal to the volume weighted average of the per share daily closing prices of a Parent Common Share on the NYSE, as reported by The Wall Street Journal, for the fifteen consecutive trading days ending on and including the second trading day prior to the date on which the Company Stockholder Meeting is held.

        "Parent Shareholder Approval" means the approval of the Parent Share Issuance at the Parent Shareholder Meeting by a majority of votes cast in accordance with Parent's memorandum of association and bye-laws; provided, that the total vote cast on the proposal to approve the Parent Share Issuance represents over 50% in interest of all Parent Common Shares.

        "Parent Significant Subsidiary" means a subsidiary of Parent that would constitute a "significant subsidiary" of Parent within the meaning of Rule 1.02(w) of Regulation S-X as promulgated by the SEC.

        "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Qualifying Confidentiality Agreement" means an executed agreement with provisions requiring any person receiving nonpublic information with respect to the Company to keep such information confidential, which provisions to keep such information confidential are no less restrictive in the aggregate to such person than the Confidentiality Agreement is to Parent, its affiliates, and their respective personnel and representatives (it being understood that such agreement with such person need not have comparable standstill provisions); provided, that no such confidentiality agreement shall conflict with any rights of Parent or Merger Sub or obligations of the Company and the Subsidiaries under this Agreement.

        "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

        "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

        "Taxes" means any and all (a) taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges, and (b) liability for the payment of any Tax of another person (i) as a result of being a member of a consolidated, combined, unitary or affiliated group that includes any other person, or (ii) by reason of transferee or successor liability imposed by law.

  (b)
  The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acquisition Proposal	§7.05(f)
Action	§4.09
Adjustment	§3.01(f)
Agreement	Preamble
AIP	§7.06(h)
Blue Sky Application	§7.18(b)
Blue Sky Laws	§4.05(b)
Certificate of Merger	§2.02
Certificates	§3.01(b)
Change in Company Recommendation	§7.01(b)
Change in Parent Recommendation	§7.01(c)
Closing	§2.02
Code	Recitals
Company	Preamble
Company Balance Sheet	§4.07(c)
Company Board	Recitals
Company Common Stock	§2.04(a)
Company Environmental Permits	§4.15
Company Filed SEC Report	§4.07(a)
Company Licensed Intellectual Property	§4.13
Company Material Contracts	§4.17(a)
Company Owned Intellectual Property	§4.13
Company Performance Share Award	§2.06(b)
Company Plans	§4.10(a)
Company Permitted Liens	§4.12(a)
Company Permits	§4.06
Company Preferred Stock	§4.03(a)
Company Property	§4.12(a)
Company Recommendation	§7.01(b)
Company Representatives	§7.05(a)

Company Restricted Stock Award	§2.06(a)
Company SEC Reports	§4.07(a)
Company Stock Awards	§4.03(a)
Company Stock Option Plan	§2.05(a)
Company Stock Options	§2.05(a)
Company Stockholder Meeting	§7.01(a)
Confidentiality Agreement	§7.04(b)
D&O Insurance	§7.07(b)
DGCL	Recitals
Effective Time	§2.02
ERISA	§4.10(a)
Exchange Act	§4.07(a)
Exchange Agent	§3.01(a)
Exchange Fund	§3.01(a)
Exchange Ratio	§2.04(a)
Executive Benefit Trust	§7.06(f)
Expenses	§9.03(a)
Financing	§7.18(a)
GAAP	§4.07(b)
Governmental Authority	§4.05(b)
HSR Act	§4.05(b)
Indemnified Person	§7.07(d)
IRS	§4.10(b)
Joint Proxy Statement	§7.01(a)
knowledge of the Company	§10.06
knowledge of Parent	§10.06
Law	§4.05(a)
Liens	§4.12(a)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	§2.04(c)
Multiemployer Plan	§4.10(d)
Multiple Employer Plan	§4.10(d)
Non-U.S. Benefit Plan	§4.10(k)
Notice of Superior Proposal	§7.05(d)(i)
Notice Period	§7.05(d)(i)
Order	§8.01(d)
Parent	Preamble
Parent Board	Recitals
Parent Common Shares	Recitals
Parent Environmental Permits	§5.10
Parent Filed SEC Report	§5.07(a)
Parent Preference Shares	§5.03(a)
Parent Recommendation	§7.01(c)
Parent SEC Reports	§5.07(a)
Parent Share Issuance	Recitals
Parent Shareholder Meeting	§7.01(a)
Per Share Merger Consideration	§2.04(a)
Registration Statement	§7.01(a)
Retiree Plan	§7.06(i)

SEC	§4.07(a)
Securities Act	§4.07(a)
Shares	§2.04(a)
Subsidiary	§4.01(a)
Substitute Option	§2.05(a)
Superior Proposal	§7.05(g)
Surviving Corporation	§2.01
Termination Date	§9.01(b)(i)
Termination Fee	§9.03(b)
Transfer Taxes	§7.12

ARTICLE II

THE MERGER

        SECTION 2.01.    The Merger.    At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        SECTION 2.02.    Effective Time; Closing.    As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger or certificate of ownership and merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the "Effective Time"). Immediately prior to such filing of the Certificate of Merger, a closing of the Merger (the "Closing") shall be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII.

        SECTION 2.03.    Effect of the Merger.    The effect of the Merger at and following the Effective Time shall be as provided in the applicable provisions of the DGCL and this Agreement.

        SECTION 2.04.    Conversion of Securities.    (a) Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") (all shares of Company Common Stock being collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled or converted, as the case may be, in accordance with Section 2.04(b)) shall be converted into the right to receive a fraction of a validly issued, fully paid and non-assessable Parent Common Share (the "Per Share Merger Consideration") equal to the quotient (the "Exchange Ratio") determined by dividing $56.00 by the Parent Share Value and rounding to the nearest ten-thousandth of a share; provided, that (x) if the Parent Share Value is equal to or greater than $133.10, the Exchange Ratio shall equal 0.4207, and (y) if the Parent Share Value is equal to or less than $108.90, the Exchange Ratio shall equal 0.5142.

        (b)    Cancellation and Conversion of Certain Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, (i) all Shares owned by the Company as treasury stock and any Shares owned by Parent or any direct or indirect wholly owned subsidiary of Parent (including Merger Sub) immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be canceled without any conversion thereof and retired and shall cease to exist and no consideration shall be delivered in exchange therefor, and each holder of a certificate or certificates representing any such Shares shall cease to have any rights with respect thereto, and (ii) each Share held by any Subsidiary immediately prior to the Effective Time shall be converted into such number of shares of stock of the Surviving Corporation such that each such Subsidiary owns the same percentage of shares of common stock of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

        (c)    Capital Stock of Merger Sub.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each share of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall become one duly authorized, validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

        SECTION 2.05.    Company Stock Options.    (a) All options (the "Company Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the Company Stock Incentive Plan, as amended, supplemented or modified (the "Company Stock Option Plan"), shall accelerate and remain outstanding following the Effective Time. From and after the Effective Time, all references to the Company in the Company Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall assume the Company Stock Option Plan as of the Effective Time by virtue of this Agreement and without any further action. Each Company Stock Option assumed by Parent (each, a "Substitute Option") shall be fully vested and exercisable upon the same terms and conditions as under the Company Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of Parent Common Shares (rounded down to the nearest whole share) equal to the number of Shares subject to such Company Stock Option multiplied by the Exchange Ratio; and (B) the option price per Parent Common Share shall be an amount equal to the option price per Share subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as such Company Stock Option.

        (b)   As soon as practicable after the Effective Time, Parent shall deliver, or cause to be delivered, to each holder of a Substitute Option an appropriate notice setting forth such holder's rights pursuant thereto and such Substitute Option shall be fully vested and exercisable as described in Section 2.05(a) and shall otherwise continue in effect on the same terms and conditions as such Company Stock Option. Parent shall comply with the terms of all such Substitute Options and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plan, that Substitute Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Parent shall take all corporate action necessary, if any, to reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.05. As soon as practicable after the Effective Time, the Parent Common Shares subject to Substitute Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding. In addition, Parent shall use its reasonable best efforts to cause the Parent Common Shares subject to Substitute Options to be listed on the NYSE and such other exchanges as Parent shall determine.

        (c)   On or after the date of this Agreement and prior to the Effective Time, each of Parent and the Company shall take all necessary action such that, with respect to each member of the Company Board and each employee of the Company that is subject to Section 16 of the Exchange Act, the acquisition by such person of Parent Common Shares or Substitute Options in the Merger and the

disposition by any such person of Parent Common Shares or Company Stock Options pursuant to the transactions contemplated by this Agreement shall be exempt from the short swing profit liability rules of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

        SECTION 2.06.    Stock Awards.    (a) Restricted Stock. At the Effective Time, any Shares or stock unit awards outstanding immediately prior to the Effective Time that are unvested or are subject to a repurchase option, risk of forfeiture or other condition under the Company Stock Option Plan or any applicable restricted stock purchase agreement or other agreement with the Company (other than Company Performance Share Awards) (each, a "Company Restricted Stock Award") shall be exchanged for Parent Common Shares pursuant to Section 2.04 that shall be fully vested and no longer subject to restriction or other condition to which the applicable Company Restricted Stock Award was subject immediately prior to the Effective Time.

        (b)    Performance Shares.    At the Effective Time, any Shares or stock unit awards outstanding immediately prior to the Effective Time that are unvested and are subject to the satisfaction of certain performance measures under the Company Stock Option Plan or any applicable restricted stock purchase agreement or other agreement with the Company (each, a "Company Performance Share Award") shall be deemed to be vested at its respective target performance measures pursuant to the terms of the Company Stock Option Plan and shall be exchanged for Parent Common Shares pursuant to Section 2.04 that shall be fully vested and no longer subject to restriction or other condition to which the applicable Company Performance Share Award was subject immediately prior to the Effective Time.

        SECTION 2.07.    Certificate of Incorporation; Bylaws.    (a) At the Effective Time and subject to Section 7.07(a), the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be Corn Products International, Inc.) until thereafter amended as provided by Law and such certificate of incorporation.

        (b)   Unless otherwise determined by Parent prior to the Effective Time, and subject to Section 7.07(a), at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation (except that any references therein to Merger Sub's name shall be replaced with references to Corn Products International, Inc.) until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

        SECTION 2.08.    Directors and Officers.    At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each such director to hold office in accordance with the DGCL, the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, subject to the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation, be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE III

DELIVERY OF PARENT COMMON SHARES

        SECTION 3.01.    Exchange of Certificates.    (a) Exchange Agent. From and after the Effective Time, Parent shall deposit, or shall cause to be deposited, with BNY Mellon Shareowner Services or another bank or trust company selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, (i) for exchange in accordance with this Article III through the Exchange Agent, certificates representing the Parent Common Shares issuable to holders of Shares in the Merger pursuant to Section 2.04 as of the Effective Time, (ii) immediately available funds, from time to time as required to make payments in lieu of any fractional shares pursuant to Section 3.01(e) and (iii) any cash or other consideration from time to time as required for any dividends or other distributions pursuant to Section 3.01(c) (such cash and certificates for Parent Common Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Shares contemplated to be issued pursuant to Section 2.04, dividends or other distributions contemplated to be delivered pursuant to Section 3.01(c) and the cash in lieu of fractional shares contemplated to be paid pursuant to Section 3.01 (e) out of the Exchange Fund. Except as contemplated by Section 3.01(g) hereof, the Exchange Fund shall not be used for any other purpose.

        (b)    Exchange Procedures.    (i) As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of Shares whose Shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.04(a) : (A) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates (or an affidavit of loss in lieu thereof) to the Exchange Agent); and (B) instructions for use in effecting the surrender of the Certificates (or an affidavit of loss in lieu thereof) pursuant to such letter of transmittal.

        (ii)   Upon surrender to the Exchange Agent of a Certificate (or an affidavit of loss in lieu thereof) for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole Parent Common Shares which such holder has the right to receive in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such holder), (B) cash in lieu of any fractional Parent Common Shares to which such holder is entitled pursuant to Section 3.01(e), and (C) any dividends or other distributions to which such holder is entitled pursuant to Section 3.01(c), and the Certificate (or an affidavit of loss in lieu thereof) so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Common Shares, cash in lieu of any fractional Parent Common Shares to which such holder is entitled pursuant to Section 3.01(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.01(c) may be delivered to a transferee if the Certificate (or an affidavit of loss in lieu thereof) representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 3.01, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing Parent Common Shares, cash in lieu of any fractional Parent Common Shares to which such holder is entitled pursuant to Section 3.01(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.01(c).

        (c)    Distributions with Respect to Unexchanged Parent Common Shares.    No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Shares represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 3.01(e), until the holder of such Certificate shall surrender such Certificate (or an affidavit of loss in lieu thereof). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, (i) the amount of any cash payable with respect to any fractional Parent Common Shares to which such holder is entitled pursuant to Section 3.01(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole Parent Common Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Parent Common Shares.

        (d)    No Further Rights in Company Common Stock.    All Parent Common Shares issued upon surrender of a Certificate in accordance with the terms of this Article III and any cash paid pursuant to Section 3.01(c) or Section 3.01(e) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate.

        (e)    No Fractional Shares.    No certificates or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest, rounded to the nearest whole cent and subject to the amount of any withholding Taxes as contemplated in Section 3.01(h)) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Parent Share Value. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 3.01(b) and Section 3.01(c).

        (f)    Adjustments of Merger Consideration.    If, between the date of this Agreement and the Effective Time, there is a reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), extraordinary cash dividends, subdivision, combination or exchange of shares with respect to, or rights issued in respect of, the Parent Common Shares (each, an "Adjustment"), the Per Share Merger Consideration shall be adjusted accordingly, without duplication, to provide the holders of Shares with the same economic effect as contemplated by this Agreement prior to such Adjustment.

        (g)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of the Shares for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article III shall thereafter look only to Parent (subject to abandoned property, escheat or other similar laws) for the Per Share Merger Consideration, any cash in lieu of fractional Parent Common Shares to which they are entitled pursuant to Section 3.01(e) and any dividends or other distributions with respect to the Parent Common Shares to which they are entitled pursuant to Section 3.01(c). Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for any Per Share Merger Consideration (or dividends or distributions with respect to Parent Common Shares), or other cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

        (h)    Withholding Rights.    Each of the Company, Merger Sub, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration or other amounts payable pursuant to this Agreement to any holder of Shares, Company Stock Options, Company Restricted Stock Awards, Company Performance Share Awards or other interests in the Company such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Law relating to Taxes. To the extent that amounts are so withheld by the Company, Merger Sub, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Company Stock Options, Company Restricted Stock Awards, Company Performance Share Awards or other interests in the Company in respect of which such deduction and withholding was made by the Company, Merger Sub, the Surviving Corporation or Parent, as the case may be.

        (i)    Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the whole number of Parent Common Shares, any cash in lieu of fractional Parent Common Shares to which the holders thereof are entitled pursuant to Section 3.01(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.01(c).

        SECTION 3.02.    Stock Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be canceled and converted in accordance with the terms of this Article III.

        SECTION 3.03.    No Appraisal Rights.    In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As an inducement to Parent and Merger Sub to enter into this Agreement, except (i) as set forth in the Company Disclosure Schedule (with specific reference to the particular section or subsection of this Agreement to which the information set forth in the Company Disclosure Schedule relates; provided, that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably apparent); and (ii) as disclosed in the Company SEC Reports filed with or furnished to the SEC by the Company since December 31, 2006 and prior to the date hereof (other than disclosures in the "Risk Factors" sections thereof or any disclosures included in such filings that are cautionary, predictive or forward-looking in nature; provided, that in no event shall any disclosure contained in any such Company SEC Report be deemed to be an exception to any representation or warranty contained in Section 4.03(a) or Section 4.05(b), and it being understood that any matter set forth in the Company SEC Reports shall be deemed to qualify any representation or warranty in this Article IV only to the extent that the description of such matter in the Company SEC Reports would be reasonably inferred to be a qualification with respect to such representation and warranty), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        SECTION 4.01.    Organization and Qualification; Subsidiaries.    (a) Each of the Company and each subsidiary of the Company (each, a "Subsidiary") is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions where such concept is applicable) under the laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure of any Subsidiary to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not have a Company Material Adverse Effect. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing (with respect to jurisdictions where such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary or desirable, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect.

        (b)  Section 4.01(b) of the Company Disclosure Schedule sets forth all of the Subsidiaries of the Company in existence as of the date hereof (other than Subsidiaries with immaterial amounts of assets, operations or liabilities), together with the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of the outstanding capital stock or other equity interests of each such Subsidiary owned by the Company and its other Subsidiaries. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire, or register under any securities Law, any Shares or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

        (c)  Each Company Material Subsidiary is so identified in Section 4.01(c) of the Company Disclosure Schedule.

        SECTION 4.02.    Certificate of Incorporation and Bylaws.    The Company has heretofore furnished to Parent a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company and each of the Company Material Subsidiaries listed in Section 4.02 of the Company Disclosure Schedule. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

        SECTION 4.03.    Capitalization.    (a) The authorized capital stock of the Company consists of (i) 200,000,000 Shares, and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of June 19, 2008, (i) 74,325,043 Shares were issued and outstanding (not including Shares held in the treasury of the Company), all of which are duly authorized, validly issued, fully paid and non-assessable, (ii) 994,731 Shares were held in the treasury of the Company, (iii) no Shares are held by the Subsidiaries, (iv) 4,386,270 Shares were reserved for future issuance pursuant to outstanding Company Stock Options, Company Restricted Stock Awards, Company Performance Share Awards and other purchase rights (the "Company Stock Awards") granted pursuant to the Company Stock Option Plan, and (v) no shares of Company Preferred Stock were issued and outstanding. Except as set forth in this Section 4.03, there are no options, warrants, convertible debt or other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company.

        (b)   The following information has been made available to Parent prior to the date hereof with respect to each Company Stock Award outstanding as of the date of this Agreement: (i) the name and address of the Company Stock Award recipient; (ii) the particular plan pursuant to which such Company Stock Award was granted; (iii) the number of Shares subject to such Company Stock Award; (iv) the exercise or purchase price of such Company Stock Award; (v) the date on which such Company Stock Award was granted; and (vi) the date on which such Company Stock Award expires.

        (c)   Each outstanding share of capital stock of, or other equity interest in, each Subsidiary is duly authorized, validly issued, fully paid and non-assessable, and each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except for limitations on transfer imposed by federal or state securities Laws. There are no options, warrants, convertible debt or other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, any Subsidiary.

        (d)   The Company has made available to Parent an accurate and complete copy of the Company Stock Option Plan pursuant to which Company has granted the Company Stock Awards that are currently outstanding and the form of all stock award agreements evidencing such Company Stock Awards. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. All outstanding Shares, all outstanding Company Stock Awards, and all outstanding shares of capital stock of each Subsidiary have been issued and granted in compliance in material respects with (i) all applicable Laws, and (ii) all requirements set forth in applicable contracts.

        SECTION 4.04.    Authority Relative to This Agreement.    The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, obtaining the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Company Board has approved this Agreement and the transactions contemplated hereby and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203(a) of the DGCL shall not apply to the Merger or any of the transactions contemplated hereby. To the knowledge of the Company, no other state takeover statute is applicable to the Company with respect to the Merger or the other transactions contemplated by this Agreement.

        SECTION 4.05.    No Conflict; Required Filings and Consents.    (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents, each as amended to date, of the Company or any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained, that all filings and obligations described in Section 4.05(b) have been made and that the Company Stockholder Approval has been obtained, conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, writ, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach of, loss of any benefit under, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Company Material Adverse Effect.

        (b)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory, Taxing or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and as otherwise described in Section 4.05(b) of the Company Disclosure Schedule, and filing and recordation of appropriate merger documents as required by the DGCL, and except as may be required in connection with Taxes described in Section 7.12 and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Company Material Adverse Effect.

        SECTION 4.06.    Permits; Compliance.    Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any material Company Permit is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (b) any Company Material Contract, except in either case for any such conflicts, defaults, breaches or violations that would not have a Company Material Adverse Effect.

        SECTION 4.07.    SEC Filings; Financial Statements.    (a) The Company has filed all forms, reports, statements, schedules and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 2005 (such forms, reports, statements, schedules and other documents referred being, collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed, except to the extent updated, amended, restated or corrected by a subsequent Company SEC Report filed with or furnished to the SEC by the Company, and in either case, publicly available prior to the date hereof (each, a "Company Filed SEC Report") and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent updated, amended, restated or corrected by a subsequent Company Filed SEC Report. The Company is eligible to use Form S-3 in connection with the registration of securities under the Securities Act. No Subsidiary is required to file any form, report or other document with the SEC.

        (b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports (or if amended prior to the date of this Agreement, as amended) was prepared in accordance with the then existing United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

        (c)   Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at March 31, 2008, including the notes thereto (the "Company Balance Sheet"), neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, (i) incurred in the ordinary course of business consistent with past practice since March 31, 2008, (ii) relating to payment or performance obligations under contracts in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on a regularly prepared balance sheet, (iii) incurred in connection with the performance by the Company of its obligations under this Agreement, or (iv) that would not have a Company Material Adverse Effect.

        (d)   The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all Company Material Contracts.

        (e)   The Company has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report.

        (f)    The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are designed to ensure that all material information concerning the Company and the Subsidiaries that is required to be disclosed in the Company's SEC filings and other public disclosures is made known on a timely basis to the individuals responsible for the preparation of the Company's SEC filings and other public disclosure documents.

        (g)   The Company maintains a standard system of accounting established and administered in accordance with GAAP. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (h)   Since December 31, 2004, (i) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices, (ii) no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company, and (iii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof that could have a material effect on accounting or revenue recognition.

        (i)    Except in response to any inquiries or interrogatories described in Section 4.07(j), to the knowledge of the Company, no employee of the Company or any Subsidiary is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by the Company or any Subsidiary the outcome of which is, as of the date hereof, reasonably likely to be materially adverse to the Company and the Subsidiaries, taken as a whole.

        (j)    The Company is not in receipt of any non-routine inquiries or interrogatories, whether in writing or, to the knowledge of the Company, otherwise or, to the knowledge of the Company, is not the subject of any investigation, audit, review or hearing by or in front of (A) the SEC or the NYSE, with respect to any of the Company SEC Reports or any of the information contained therein, or (B) any other Governmental Authority, with respect to the conduct by the Company or any Subsidiary of its business or any aspect thereof the outcome of which is, as of the date hereof, reasonably likely to be materially adverse to the Company and the Subsidiaries, taken as a whole.

        SECTION 4.08.    Absence of Certain Changes or Events.    Since December 31, 2007, (a) except as expressly contemplated by this Agreement, the Company and the Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice in all material respects, (b) there has not been any Company Material Adverse Effect and (c) none of the Company or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in clauses (iv), (v), (vii), (viii), (ix), (x), (xii), (xiii) or (xiv) of Section 6.01(b).

        SECTION 4.09.    Absence of Litigation.    Other than with respect to employee benefit plans, labor and employment, intellectual property, tax and environmental matters, which are the subjects of Section 4.10, Section 4.11, Section 4.13, Section 4.14, and Section 4.15, respectively, (a) there is no investigation of which the Company has received notice and no litigation, suit, claim, action or proceeding (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority that has had or would have a Company Material Adverse Effect; and (b) neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would have a Company Material Adverse Effect.

        SECTION 4.10.    Employee Benefit Plans.    (a) Section 4.10(a) of the Company Disclosure Schedule lists as of the date hereof each of the following that are subject to United States law, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all material employment, termination, severance or other material contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer, director or independent contractor of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any material contracts, arrangements or understandings between the Company or any Subsidiary and any current or former employee, officer, director or independent contractor of the Company or any Subsidiary including any material contracts, arrangements or understandings with any such current or former employee, officer, director or independent contractor relating to a sale of the Company or any Subsidiary (each of the items set forth in clauses (i) through (iv) being referred to collectively as, the "Company Plans").

        (b)   The Company has furnished to Parent a correct and complete copy of each Company Plan that is subject to United States law and has made available to Parent a correct and complete copy of the following documents, to the extent applicable, prepared in connection with each such Company Plan: (i) a copy of each trust or other funding arrangement, (ii) the most recent summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Company Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Company Plan.

        (c)   Neither the Company nor any Subsidiary has any express or implied commitment (i) to create or incur any material liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any material contract or agreement to provide compensation or benefits to any individual, or (iii) to modify or change in any material respect or terminate any Company Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable Law or reasonably advisable in order to maintain the Company Plan's tax-qualified status or to comply with such applicable Law.

        (d)   None of the Company Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). No Company Plan is a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA. Except as required by Law, none of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director or independent contractor of the Company or any Subsidiary.

        (e)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee, officer, director or independent contractor of the Company and the Subsidiaries; (ii) increase any benefits otherwise payable under any Company Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in the payment of any amounts that are reasonably expected to, individually or in combination with any other such payment, constitute an "excess parachute payment", as defined in Section 280G(b)(1) of the Code; or (v) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Company Plan.

        (f)    Each Company Plan is operated in all material respects in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code. The Company and the Subsidiaries have performed, in all material respects, all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such Action.

        (g)   Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Company Plan for which determination letters are currently available that the Company Plan is so qualified and each trust established in connection with any Company Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Company Plan or the exempt status of any such trust.

        (h)   There has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan that could reasonably be expected to result in a material excise tax or liability. To the knowledge of the Company, no fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Law. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

        (i)    All contributions, premiums or payments required to be made with respect to any Company Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could give rise to any such challenge or disallowance.

        (j)    All officers and management employees of the Company and the Subsidiaries employed in the United States are under written obligation to the Company and the Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and the Subsidiaries all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

        (k)   In addition to the foregoing, with respect to each Company Plan that is not subject to United States law (a "Non-U.S. Benefit Plan"):

  (i)
  all employer and employee contributions to each Non-U.S. Benefit Plan required by law or by the terms of such Non-U.S. Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices, except for any failure which would not, individually or in the aggregate, reasonably be expected to result in a material liability;

  (ii)
  the fair market value of the assets of each funded Non-U.S. Benefit Plan, the liability of each insurer for any Non-U.S. Benefit Plan funded through insurance or the book reserve established for any Non-U.S. Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on any ongoing basis (actual or contingent) accrued to the date of this Agreement with respect to all current and former participants under such Non-U.S. Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-U.S. Benefit Plan, and no transaction contemplated hereby shall cause such assets or insurance obligations to be less than such benefit obligations, except, in either case, for any shortfall which would not, individually or in the aggregate, reasonably be expected to result in a material liability; and

  (iii)
  each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except for any failure which would not, individually or in the aggregate, reasonably be expected to result in a material liability. Each Non-U.S. Benefit Plan is now and always has been operated in material compliance with all applicable non-United States laws.

        (l)    The Company has no liabilities with respect to any misclassification of any individual as an independent contractor, temporary employee or leased employee and no independent contractor, temporary employee or leased employee has been improperly excluded from any Company Plan, except for any failure which would not, individually or in the aggregate, reasonably be expected to result in a material liability.

        (m)  Each Company Plan that is subject to the requirements of Section 409A of the Code is in good faith compliance with the currently applicable requirements of Section 409A of the Code and the regulations, rulings and notices thereunder.

        SECTION 4.11.    Labor and Employment Matters.    (a) Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, (i) neither the Company nor any Subsidiary is a party to any collective bargaining agreement, works council or other labor union contract applicable to persons employed in the United States by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (ii) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract, except as would not reasonably be expected to result in a material liability; (iii) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary, except as would not reasonably be expected to result in a material liability; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary, except as would not reasonably be expected to result in a material liability. The consent of the labor unions which are a party to the collective bargaining agreements listed in Section 4.11 of the Company Disclosure Schedule is not required to consummate the transactions contemplated hereby.

        (b)   The Company and the Subsidiaries are in material compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as would not reasonably be expected to result in a material liability, (i) the Company and the Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted and not resolved or that is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Subsidiary, (ii) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, (iii) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted and not resolved or that is now pending or, to the knowledge of the Company, threatened with respect to the Company, and (iv) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted and not resolved or that is now pending or, to the knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed or employs any person.

        (c)   Section 4.11(c) of the Company Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2007 and a description of position and job function of each current U.S. salaried employee, officer or director of the Company and each Subsidiary, and a list of the names of each current non-U.S. employee, officer or director of the Company and each Subsidiary, in each case whose annual cash compensation exceeded (or in 2008 is expected to exceed) $250,000.

        SECTION 4.12.    Real Property; Title to Assets.    (a) Item 2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 lists all material real property owned by the Company and the Subsidiaries as of the date hereof (each, a "Company Property"). Except as would not have a Company Material Adverse Effect, each Company Property (i) is owned free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet due and payable or not past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice, (D) all matters of record, and (E) all Liens and other imperfections of title and encumbrances that do not impair in any material respect the continued use or utility of the real property encumbered thereby (collectively, "Company Permitted

Liens"); and (ii) is not subject to any governmental decree or order to be sold, and neither the Company nor any Subsidiary has received any written notice to the effect that all or any portion of the real property is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, or that any such actions are being proposed or contemplated.

        (b)   Section 4.12(b) of the Company Disclosure Schedule lists each material parcel of real property leased or subleased by the Company or any Subsidiary as of the date hereof, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Subsidiary in connection therewith and each amendment to any of the foregoing. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute an event of default) by the Company or any Subsidiary or, to the knowledge of the Company, by the other party to such lease or sublease, except as would not have a Company Material Adverse Effect.

        (c)   There are no written contractual or applicable legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any Subsidiary for the purposes for which it is currently being used and, to the knowledge of the Company, there are no latent defects or adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Subsidiary, in each case other than those that would not have a Company Material Adverse Effect.

        (d)   Except as would not have a Company Material Adverse Effect, each of the Company and the Subsidiaries has good, valid and marketable (subject to Company Permitted Liens) title to, or, in the case of leased properties and assets, valid leasehold or subleasehold interests in, all of its respective properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for Company Permitted Liens.

        SECTION 4.13.    Intellectual Property.    Except as disclosed in Section 4.13 of the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, (a) to the knowledge of the Company, the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company in writing that the conduct of the business of the Company and the Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party; (b) with respect to each item of Intellectual Property owned by the Company or any Subsidiary and used in the business of the Company and the Subsidiaries as currently conducted ("Company Owned Intellectual Property"), the Company or any Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business; (c) with respect to each item of Intellectual Property licensed to the Company or any Subsidiary that is used in the business of the Company and the Subsidiaries as currently conducted ("Company Licensed Intellectual Property"), the Company or any Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property; (d) the Company Owned Intellectual Property has not been adjudged invalid or unenforceable in whole or in part and, to the knowledge of the Company, the registered Company Owned Intellectual Property is valid and enforceable; (e) to the knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property; (f) each license of the Company Licensed Intellectual Property is binding on the Company and any of the Subsidiaries party thereto and, to the knowledge of the Company, each of the other parties thereto, and is in full force and effect; (g) to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder; and (h) neither the execution of this Agreement nor the consummation of any transaction contemplated hereby will adversely affect any of the Company's rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

        SECTION 4.14.    Taxes.    (a) Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax Returns required to be filed by it and has timely paid and discharged all Taxes required to be paid or discharged by it, except where failures to file such Tax Returns or failures to pay such Taxes would not have a Company Material Adverse Effect.

        (b)   All such Tax Returns are true, accurate and complete, except where failures to be true, accurate and complete would not have a Company Material Adverse Effect.

        (c)   Neither the IRS nor any other United States or non-United States Governmental Authority has asserted in writing or, to the knowledge of the Company, threatened in writing to assert against the Company or any Subsidiary any material deficiency or claim for any Taxes, in each case which is currently pending.

        (d)   Neither the Company nor any Subsidiary has granted in writing any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax (other than any waiver or extension pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice).

        (e)   There are no Liens for Taxes upon any property or assets of the Company or any Subsidiary except Company Permitted Liens.

        (f)    Neither the Company nor any Subsidiary has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary, and the IRS has not, in writing, initiated or proposed any such adjustment or change in accounting method, that would have a material effect on the Tax liability of the Company and its subsidiaries after the Closing.

        (g)   Neither the Company nor any Subsidiary has any liability for Taxes of any person other than the Company and the Subsidiaries as a result of being or having been a member of a group of entities filing Tax Returns on a consolidated, combined, unitary or affiliated basis. Neither the Company nor any Subsidiary is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could reasonably be expected to give rise to a material payment or indemnification obligation (other than agreements among the Company and the Subsidiaries and other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes).

        (h)   Neither the Company nor any Subsidiary has been a party to any "listed transaction" within the meaning of United States Treasury Regulations Section 1.6011-4.

        (i)    Neither the Company nor any Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years.

        (j)    Neither the Company nor any of its affiliates has taken or agreed to take any action, and the Company has no knowledge of any agreement, plan or other circumstance, that would (x) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (y) cause the shareholders of the Company, other than any such shareholder that would be a

"five-percent transferee shareholder" (within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)), to recognize gain pursuant to Section 367(a) of the Code.

        SECTION 4.15.    Environmental Matters.    Except as would not have a Company Material Adverse Effect, (a) none of the Company or any Subsidiary has received any written notice, claim or demand to the effect that it has violated or is in violation of any Environmental Law; (b) none of the properties currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any Subsidiary (including soils and surface and ground waters) are contaminated with any Hazardous Substance arising out of the operations of the Company or any Subsidiary which would reasonably be expected to result in the imposition of any liability on the Company or any Subsidiary; (c) none of the Company or any Subsidiary is subject to a written notice, request for information or order from or agreement with any Governmental Authority finding that the Company or any Subsidiary is actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (d) there are no judicial or administrative proceedings pending or, to the knowledge of the Company, threatened asserting that the Company or any Subsidiary is actually, potentially or allegedly liable under any Environmental Law (including pending or threatened liens); (e) each of the Company and each Subsidiary has all permits, licenses and other authorizations required under any Environmental Law for their operations as currently conducted ("Company Environmental Permits"); (f) each of the Company and each Subsidiary is in compliance with its Company Environmental Permits; and (g) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law or Company Environmental Permit. The representations and warranties of the Company and the Subsidiaries made in this Section 4.15 are the only representations and warranties made in this Agreement regarding any matters arising under or relating to Environmental Laws, Environmental Permits and Hazardous Substances.

        SECTION 4.16.    No Stockholder Rights Plan.    The Company is not a party to any stockholder rights plan or "poison pill" agreement.

        SECTION 4.17.    Material Contracts.    (a) Section 4.17(a) of the Company Disclosure Schedule contains a complete list as of the date hereof of the following types of contracts and agreements, whether written or oral, that are intended by the Company or any Subsidiary, as applicable, to be legally binding, and to which the Company or any Subsidiary is a party (such contracts and agreements, being the "Company Material Contracts"):

  (i)
  each "material contract" (as such term is defined in Item 610(b)(10) of Regulation S-K of the SEC) with respect to the Company and the Subsidiaries (other than compensatory contracts with, or which include as participants, any current or former director or officer of the Company or any Subsidiary);

  (ii)
  each contract and agreement that is reasonably expected to require the payment by the Company or any other person of more than (x) $2,000,000 per annum, or (y) $10,000,000 over the remaining term of such contract or agreement (other than, in the case of this clause (y), any contract or agreement that provides that the Company has the right to terminate such contract or agreement on no more than 60 days' notice and without material penalty);

  (iii)
  all material joint venture contracts, partnership arrangements or other material agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by the Company or any Subsidiary with any third party;

  (iv)
  all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary or income or revenues related to any product of the Company or any Subsidiary, which are reasonably expected to involve payments by the Company or any Subsidiary of more than $2,000,000 per annum;

  (v)
  all contracts and agreements evidencing indebtedness for borrowed money in excess of $10,000,000 in principal amount; and

  (vi)
  all contracts and agreements that limit, or purport to limit, in any material respect the ability of the Company or any Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time.

        (b)   Except as would not have a Company Material Adverse Effect, (i) each Company Material Contract is a legal, valid and binding agreement and there is no default by the Company or any Subsidiary under any Company Material Contracts; (ii) no Company Material Contract has been canceled by the other party; (iii) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract; and (iv) the Company and the Subsidiaries have not received any claim of default under any such agreement.

        (c)   The Company has furnished or made available to Parent correct and complete copies of all Company Material Contracts, including any material amendments, waivers or other changes thereto, and has given to Parent a written description of all oral contracts included in the Company Material Contracts.

        SECTION 4.18.    Insurance.    Correct and complete summaries of (a) all material fire and casualty, general liability, business interruption and workers' compensation insurance policies and (b) all D&O Insurance policies, in each case, maintained by the Company or any Subsidiary have been made available to Parent. Except as would not have a Company Material Adverse Effect, (i) such policies are in full force and effect as of the date of this Agreement; (ii) the Company or the relevant Subsidiary has paid all premiums under such policies and none of the Company or any Subsidiary is in default with respect to its obligations thereunder; and (iii) such policies cover such risks, are of such types and are in coverage amounts (including retentions and deductibles) as are usual and customary in the context of the businesses and operations in which the Company and the Subsidiaries are engaged.

        SECTION 4.19.    Board Approval; Vote Required.    (a) The Company Board, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that the Merger is in the best interests of the Company and its stockholders, (ii) approved this Agreement and declared its advisability, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholder Meeting.

        (b)   The only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement is the Company Stockholder Approval.

        SECTION 4.20.    Opinions of Financial Advisors.    The Company has received the written opinions of Lazard Freres & Co. LLC and J.P. Morgan Securities, Inc., dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Per Share Merger Consideration is fair, from a financial point of view, to the Company's stockholders, a copy of which opinions will be delivered to Parent promptly after the date of this Agreement for informational purposes only.

        SECTION 4.21.    Brokers.    No broker, finder or investment banker (other than Lazard Freres & Co. LLC and J.P. Morgan Securities, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a correct and complete copy of all agreements (including any amendments, waivers or other changes thereto) between the Company and each of Lazard Freres & Co. LLC and J.P. Morgan Securities Inc. pursuant to which either such firm would be entitled to any payment relating to the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        As an inducement to the Company to enter into this Agreement, except (i) as set forth in the Parent Disclosure Schedule (with specific reference to the particular section or subsection of this Agreement to which the information set forth in the Parent Disclosure Schedule relates; provided, that any information set forth in one section or subsection of the Parent Disclosure Schedule shall be deemed to apply to each other section or subsection thereof to which its relevance is reasonably apparent); and (ii) as disclosed in the Parent SEC Reports filed with or furnished to the SEC by Parent since December 31, 2006 and prior to the date hereof (other than disclosures in the "Risk Factors" sections thereof or any disclosures included in such filings that are cautionary, predictive or forward-looking in nature; provided, that in no event shall any disclosure contained in any such Parent SEC Report be deemed to be an exception to any representation or warranty contained in Section 5.05(b), and it being understood that any matter set forth in the Parent SEC Reports shall be deemed to qualify any representation or warranty in this Article V only to the extent that the description of such matter in the Parent SEC Reports would be reasonably inferred to be a qualification with respect to such representation and warranty), Parent and Merger Sub hereby represent and warrant to the Company as follows:

        SECTION 5.01.    Corporate Organization.    (a) Each of Parent, Merger Sub and each Parent Significant Subsidiary is a legal entity duly organized, validly existing and in good standing (with respect to jurisdictions where such concept is applicable) under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not have a Parent Material Adverse Effect. Each of Parent, Merger Sub and each Parent Significant Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing (with respect to jurisdictions where such concept is applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary or desirable, except for such failures to be so qualified or licensed and in good standing that would not have a Parent Material Adverse Effect.

        (b)   Section 5.01(b) of the Parent Disclosure Schedule sets forth all Parent Significant Subsidiaries, together with the jurisdiction of incorporation or organization of each Parent Significant Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Parent Significant Subsidiary owned by Parent and each of its other subsidiaries set forth in Section 5.01(b) of the Parent Disclosure Schedule.

        SECTION 5.02.    Organizational Documents.    Parent has heretofore furnished to the Company a complete and correct copy of the memorandum of association and the bye-laws of Parent and the certificate of incorporation and bylaws of Merger Sub, each as amended to date. Such memorandum of association, certificate of incorporation, bye-laws and bylaws are in full force and effect. None of Parent, Merger Sub or any Parent Significant Subsidiary is in violation of any of the provisions of its memorandum of association, certificate of incorporation, bye-laws, bylaws or equivalent organizational documents, as applicable.

        SECTION 5.03.    Capitalization.    (a) The authorized share capital of Parent consists of (i) 400,000,000 Parent Common Shares and (ii) 21,000,000 preference shares, par value $0.01 per share. As of June 18, 2008 (i) 121,594,093 Parent Common Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, (ii) 6,900,000 4.875% cumulative convertible perpetual preference shares, par value $0.01 per share, were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable and (iii) 862,500 5.125% cumulative mandatory convertible preference shares, par value $0.01 per share (collectively with the preference shares described in clause (ii), the "Parent Preference Shares"), were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable. As of December 31, 2007, 4,685,082 Parent Common Shares were reserved for future issuance pursuant to outstanding stock options and restricted stock unit awards and from January 1, 2008 through June 18, 2008, Parent granted stock options and restricted stock unit awards pursuant to the equity incentive plans of Parent representing the right to acquire 941,050 Parent Common Shares in the aggregate. Except as set forth in this Section 5.03, and except for stock options and restricted stock units granted pursuant to the equity incentive plans of Parent, there are no options, warrants, convertible debt or other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital or capital stock of Parent or Merger Sub, as applicable, or obligating Parent or Merger Sub to issue or sell any share capital or shares of capital stock, as applicable, of, or other equity interests in, Parent or Merger Sub. All Parent Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. All outstanding share capital or capital stock of Parent and Merger Sub, as applicable, has been issued and granted in compliance with all applicable securities laws and other applicable Laws.

        (b)   The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock. 100 shares of Merger Sub Common Stock are issued and outstanding, all of which are owned by Parent.

        (c)   The Parent Common Shares to be issued pursuant to the Merger in accordance with Section 2.04 (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Parent's memorandum of association or bye-laws or any agreement to which Parent is a party or is bound, and (ii) will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

        SECTION 5.04.    Authority Relative to This Agreement.    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Parent Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL and, with respect to the Parent Share Issuance, the Parent Shareholder Approval). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

        SECTION 5.05.    No Conflict; Required Filings and Consents.    (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the memorandum of association, certificate of incorporation, bye-laws or bylaws, each as amended to date, of either Parent or Merger Sub, as applicable, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained, that all filings and obligations described in Section 5.05(b) have been made and that the Parent Shareholder Approval has been obtained, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, loss of benefit under, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, Merger Sub or any Parent Significant Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Merger Sub or any Parent Significant Subsidiary is a party or by which Parent, Merger Sub or any Parent Significant Subsidiary or any property of any of them is bound or affected, except, with respect to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Parent Material Adverse Effect.

        (b)   The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act and as otherwise described in Section 5.05(b) of the Parent Disclosure Schedule and filing and recordation of appropriate merger documents as required by the DGCL, except as may be required in connection with Taxes described in Section 7.12, and except for the filing with the Registrar of Companies in Bermuda of a copy of the Joint Proxy Statement, signed by or on behalf of all the directors of Parent, to be published in connection with the Parent Share Issuance, as soon as reasonably practicable after its publication, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Parent Material Adverse Effect.

        SECTION 5.06.    Compliance.    Neither Parent nor any Parent Significant Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to Parent or any Parent Significant Subsidiary or by which any property or asset of Parent or any Parent Significant Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which Parent or any Parent Significant Subsidiary is a party or by which Parent or any Parent Significant Subsidiary or any property or asset of Parent or any Parent Significant Subsidiary is bound, except in either case for any such conflicts, defaults, breaches or violations that would not have a Parent Material Adverse Effect.

        SECTION 5.07.    SEC Filings; Financial Statements.    (a) Parent has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since December 31, 2005 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, each as in effect on the date so filed, except to the extent updated, amended, restated or corrected by a subsequent Parent SEC Report filed with or furnished to the SEC by Parent, and in either case, publicly available prior to the date hereof (each, a "Parent Filed SEC Report") and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent updated, amended, restated or corrected by a subsequent Parent Filed SEC Report. No Parent Significant Subsidiary is required to file any form, report or other document with the SEC.

        (b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports (or if amended prior to the date of this Agreement, as amended) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

        (c)   Except as and to the extent set forth on the consolidated balance sheet of Parent and its consolidated subsidiaries as at March 31, 2008, including the notes thereto, neither Parent nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, (i) incurred in the ordinary course of business consistent with past practice since March 31, 2008, (ii) relating to payment or performance obligations under contracts in accordance with the terms and conditions thereof which are not required by GAAP to be reflected on a regularly prepared balance sheet, (iii) incurred in connection with this Agreement or the transactions contemplated hereby, or (iv) that would not have a Parent Material Adverse Effect.

        (d)   Parent has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes Oxley Act of 2002) with respect to any Parent SEC Report.

        (e)   Parent maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are designed to ensure that all material information concerning Parent and its subsidiaries that is required to be disclosed in Parent's SEC filings and other public disclosures is made known on a timely basis to the individuals responsible for the preparation of Parent's SEC filings and other public disclosure documents. As used in this Section 5.07, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

        (f)    Parent maintains a standard system of accounting established and administered in accordance with GAAP. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (g)   Since December 31, 2004, (i) neither Parent nor any of its subsidiaries nor, to the knowledge of Parent, any director, officer, employee, auditor, accountant or representative of Parent or any of its subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its subsidiaries has engaged in questionable accounting or auditing practices, (ii) no attorney representing Parent or any of its subsidiaries, whether or not employed by Parent or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its subsidiaries, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent, and (iii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Parent Board or any committee thereof that could have a material effect on accounting or revenue recognition.

        (h)   Except in response to any inquiries or interrogatories described in Section 5.07(i), to the knowledge of Parent, no employee of Parent or any of its subsidiaries is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by Parent or any of its subsidiaries the outcome of which is, as of the date hereof, reasonably likely to be materially adverse to Parent and its subsidiaries, taken as a whole.

        (i)    Parent is not in receipt of any non-routine inquiries or interrogatories, whether in writing or, to the knowledge of Parent, otherwise or, to the knowledge of Parent, is not the subject of any investigation, audit, review or hearing by or in front of (A) the SEC or the NYSE, with respect to any of the Parent SEC Reports or any of the information contained therein, or (B) any other Governmental Authority, with respect to the conduct by Parent or any of its subsidiaries of its business or any aspect thereof the outcome of which is, as of the date hereof, reasonably likely to be materially adverse to Parent and its subsidiaries, taken as a whole.

        SECTION 5.08.    Absence of Certain Changes or Events.    Since December 31, 2007, (a) except as expressly contemplated by this Agreement, Parent and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice in all material respects, (b) there has not been any Parent Material Adverse Effect and (c) none of Parent or any Parent Significant Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in clauses (e), (f) and (g) of Section 6.02.

        SECTION 5.09.    Taxes.    (a) Each of Parent and its subsidiaries has timely filed or caused to be filed all Tax Returns required to be filed by it and has timely paid and discharged all Taxes required to be paid or discharged by it, except where failures to file such Tax Returns or failures to pay such Taxes would not have a Parent Material Adverse Effect.

        (b)   All such Tax Returns are true, accurate and complete, except where failures to be true, accurate and complete would not have a Parent Material Adverse Effect.

        (c)   Neither the IRS nor any other United States or non-United States Governmental Authority has asserted in writing or, to the knowledge of Parent, threatened in writing to assert against Parent or any of its subsidiaries any material deficiency or claim for any Taxes, in each case which is currently pending.

        (d)   Neither Parent nor any of its subsidiaries has granted in writing any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax (other than any waiver or extension pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice).

        (e)   There are no Liens for Taxes upon any property or assets of Parent or any of its subsidiaries except Parent Permitted Liens.

        (f)    Neither Parent nor any of its subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Parent or any of its subsidiaries, and the IRS has not, in writing, initiated or proposed any such adjustment or change in accounting method, that would have a material effect on the Tax liability of Parent and any of its subsidiaries after the Closing.

        (g)   Neither Parent nor any of its subsidiaries has any material liability for Taxes of any person other than Parent and any of its subsidiaries as a result of being or having been a member of a group of entities filing Tax Returns on a consolidated, combined, unitary or affiliated basis. Neither the Parent nor any of its subsidiaries is a party to any indemnification, allocation or sharing agreement with respect to Taxes that could reasonably be expected to give rise to a material payment or indemnification obligation (other than agreements among Parent and its subsidiaries and other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes).

        (h)   Neither Parent nor any of its subsidiaries has been a party to any "listed transaction" within the meaning of United States Treasury Regulations Section 1.6011-4.

        (i)    Neither Parent nor any of its subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years.

        (j)    Neither Parent nor any of its affiliates has taken or agreed to take any action, and Parent has no knowledge of any agreement, plan or other circumstance, that would (x) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (y) cause the stockholders of the Company, other than any such stockholder that would be a "five-percent transferee shareholder" (within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)), to recognize gain pursuant to Section 367(a) of the Code.

        SECTION 5.10.    Environmental Matters.    Except as would not have a Parent Material Adverse Effect, (a) neither Parent nor any of its subsidiaries has received any written notice, claim or demand to the effect that it has violated or is in violation of any Environmental Law; (b) none of the properties currently or, to the knowledge of Parent, formerly owned, leased or operated by Parent or any of its subsidiaries (including soils and surface and ground waters) are contaminated with any Hazardous Substance arising out of the operations of Parent or any of its subsidiaries which would reasonably be expected to result in the imposition of any liability on Parent or any of its subsidiaries; (c) neither Parent nor any of its subsidiaries is subject to a written notice, request for information or order from or agreement with any Governmental Authority finding that Parent or any of its subsidiaries is actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (d) there are no judicial or administrative proceedings pending or, to the knowledge of Parent, threatened asserting that Parent or any of its subsidiaries is actually, potentially or allegedly liable under any Environmental Law (including pending or threatened liens); (e) Parent and each of its subsidiaries has all permits, licenses and other authorizations required under any Environmental Law for their operations as currently conducted ("Parent Environmental Permits"); (f) Parent and each of its subsidiaries is in compliance with its Parent Environmental Permits; and (g) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law or Parent Environmental Permit. The representations and warranties of Parent made in this Section 5.10 are the only representations and warranties made in this Agreement regarding any matters arising under or relating to Environmental Laws, Environmental Permits and Hazardous Substances.

        SECTION 5.11.    Board Approval; Vote Required.    (a) The Parent Board, by resolutions duly adopted by unanimous vote of those present at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) approved this Agreement and declared its advisability, and (ii) resolved to recommend that the shareholders of Parent approve the Parent Share Issuance and directed that the Parent Share Issuance be submitted for consideration by Parent's shareholders at the Parent Shareholder Meeting; and

        (b)   The only vote of the holders of any class or series of share capital of Parent necessary to approve the Parent Share Issuance is the Parent Shareholder Approval.

        SECTION 5.12.    Operations of Merger Sub.    Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        SECTION 5.13.    Availability of Funds.    Parent has, or will have at the Effective Time, sufficient cash available to enable it to pay all fees and expenses in connection with the consummation of the transactions contemplated hereby.

        SECTION 5.14.    Opinions of Financial Advisors.    The Parent Board has received the separate opinions, each dated as of or about the date of this Agreement, of (i) Credit Suisse Securities (USA) LLC to the effect that, as of the date of such opinion, the Exchange Ratio is fair to Parent from a financial point of view and (ii) Morgan Stanley & Co. Incorporated to the effect that, as of the date of such opinion, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to Parent. Copies of the written opinions of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated will be delivered to the Company promptly after the date of this Agreement for informational purposes only.

        SECTION 5.15.    Brokers.    No broker, finder or investment banker (other than Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 6.01.    Conduct of Business by the Company Pending the Merger.    (a) The Company agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule, unless Parent shall otherwise consent in writing:

  (i)
  the businesses of the Company and the Subsidiaries shall be conducted in all material respects in the ordinary course of business as currently conducted; and

  (ii)
  the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations.

        (b)   By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent (which consent, except as to (i), (ii), (iii), (iv) or (vii), shall not be unreasonably withheld):

  (i)
  amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

  (ii)
  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (A) any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Subsidiary (except for the issuance of Shares issuable pursuant to Company Stock Options outstanding on the date hereof and the grant of Company Stock Options, Company Restricted Stock Awards and Company Performance Share Awards in the ordinary course of business and in the manner and in amounts consistent with past practice, or shares of stock of any Subsidiary issued to the Company or a wholly-owned Subsidiary), or (B) any amount of assets of the Company or any Subsidiary having an aggregate value in excess of $10,000,000, except in the ordinary course of business and in a manner consistent with past practice;

  (iii)
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for regular quarterly dividends on Shares declared and paid in cash at times and in amounts consistent with past practice and except for any dividend or other distribution made by any Subsidiary to the Company or a wholly-owned Subsidiary;

  (iv)
  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

  (v)
  (A) acquire (including by merger, consolidation, acquisition of stock or other equity interests of any corporation, partnership, other business organization or any division thereof or any other business combination) any amount of assets having an aggregate value in excess of $10,000,000; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except (x) for any such transactions between the Company and the Subsidiaries or between the Subsidiaries, (y) under any agreements existing as of the date hereof, provided that at no time shall the aggregate amount of indebtedness outstanding under such agreements exceed the aggregate amount of indebtedness outstanding under such agreements as of the date hereof by more than $25,000,000, or (z) in connection with any transactions permitted under clause (D); (C) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (D) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $2,500,000 or capital expenditures which are, in the aggregate, in excess of $10,000,000 for the Company and the Subsidiaries taken as a whole that is not set forth in the capital expenditure budget provided to Parent prior to the date hereof, except for capital expenditures reasonably required to respond to emergency-type occurrences involving life, health, personal safety or the protection of property; or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.01(b)(v);

  (vi)
  increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for (A) increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Subsidiary who are not directors or officers of the Company, or (B) for stay bonuses which may be granted at the discretion of the Company not to exceed $750,000 in the aggregate, provided that (i) no stay bonuses will be granted to executive officers of the Company, (ii) the term of each stay bonus ends no earlier than December 31, 2008, (iii) the amount of each stay bonus shall not exceed two months of an individual's base salary, and (iv) each stay bonus must be approved by the Company Vice President of Human Resources, who shall provide a reconciled report on a monthly basis to the Parent setting forth in reasonable detail the terms of the stay bonuses granted, or grant any severance or termination pay to (except in the ordinary course of business consistent with past practice or to the extent required by any Company Plan in effect on the date of this Agreement), or enter into any employment or severance agreement with, any director, officer or other employee of the Company (except with respect to employees who are not directors or officers of the Company in the ordinary course of business consistent with past practice), or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, other than amendments required or reasonably advisable to comply with ERISA, the Code or other applicable Law;

  (vii)
  exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Company Stock Option, Company Restricted Stock Award or Company Performance Share Award;

  (viii)
  make any material change, other than reasonable and usual changes in the ordinary course of business and consistent with past practice, or as may be required by GAAP or as a result of a change of law, with respect to accounting policies or procedures;

  (ix)
  make or change any material Tax election or method of Tax accounting, amend any material Tax Return filed prior to the date hereof, settle or compromise any material Tax liability, consent to any material claim or assessment relating to Taxes, or waive any statute of limitations in respect of a material amount of Taxes or agree to any extension of time with respect to an assessment or deficiency for a material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice);

  (x)
  pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities (A) reflected or reserved against in the Company Balance Sheet, (B) incurred under agreements or other obligations existing as of the date hereof or (C) subsequently incurred in the ordinary course of business and consistent with past practice;

  (xi)
  amend, modify or consent to the termination of any Company Material Contract, or amend, waive, modify or consent to the termination of the Company's or any Subsidiary's material rights thereunder, other than in the ordinary course of business and consistent with past practice;

  (xii)
  commence or settle any material Action, including any Action relating to this Agreement or the transactions contemplated hereby;

  (xiii)
  permit any material item of Company Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable material filings, recordings or other similar actions or filings, or fail to pay fees and taxes required or advisable to maintain and protect its interest in material Company Owned Intellectual Property;

  (xiv)
  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

  (xv)
  announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

        SECTION 6.02.    Conduct of Business by Parent Pending the Merger.    Parent agrees that, between the date of this Agreement and the Effective Time, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 6.02 of the Parent Disclosure Schedule, unless the Company shall otherwise consent in writing, Parent shall not:

        (a)   amend or otherwise change its memorandum of association or bye-laws in a manner adverse to the stockholders of the Company as opposed to any other holders of Parent Common Shares;

        (b)   issue, sell, or grant, or authorize the issuance, sale or grant of, any share capital of Parent except (i) for fair market value, (ii) as dividend payments on Parent Preference Shares or (iii) upon the vesting of restricted stock units or the exercise of options, warrants, convertible securities or other rights of any kind to acquire any share capital of Parent which were issued with an exercise or conversion price of not less than the market price at the time of issuance; provided, that the foregoing shall not prohibit issuances of Parent Common Shares, restricted stock units, options or rights as part of normal employee compensation in the ordinary course of business; provided further, that this Section 6.02(b) shall not prohibit the issuance of share capital, restricted stock units, options, warrants, convertible securities or other rights in connection with the acquisition of another entity or business;

        (c)   declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, except for (i) regular quarterly dividends on Parent Common Shares declared and paid in cash at times and in amounts consistent with past practice or (ii) dividends on Parent Preference Shares declared and paid in accordance with the terms of the certificates of designation of such shares;

        (d)   reclassify, combine, split or subdivide its share capital without appropriate adjustment being made to the Per Share Merger Consideration payable to the holders of Shares in the Merger;

        (e)   acquire (including by merger, consolidation, acquisition of stock or other equity interests of any corporation, partnership, other business organization or any division thereof or any other business combination) assets if such acquisition would be reasonably likely to materially delay or prevent the Merger or is for consideration (including the assumption of debt) with a value in excess of the amount set forth in Section 6.02 of the Parent Disclosure Schedule;

        (f)    make any material change, other than reasonable and usual changes in the ordinary course of business and consistent with past practice, or as may be required by GAAP or as a result of a change of law, with respect to accounting policies or procedures;

        (g)   fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

        (h)   announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

ARTICLE VII

ADDITIONAL AGREEMENTS

        SECTION 7.01.    Registration Statement; Joint Proxy Statement.    (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC the proxy statement (such proxy statement, as amended or supplemented from time to time, being the "Joint Proxy Statement") to be sent to the stockholders of the Company relating to the meeting of the Company's stockholders (including any adjournments or postponements thereof, the "Company Stockholder Meeting") to be held to consider adoption of this Agreement and to be sent to the shareholders of Parent relating to the meeting of Parent's shareholders (including any adjournments or postponements thereof, the "Parent Shareholder Meeting") to be held to vote on the Parent Share Issuance, and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Joint Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Shares to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities Laws or requirement of the NYSE in connection with the Parent Share Issuance. The Company and Parent shall furnish all information reasonably requested by the other party for inclusion in each of the Registration Statement and Joint Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Joint Proxy Statement to its stockholders and Parent shall mail the Joint Proxy Statement to its shareholders.

        (b)   Except as provided in Section 7.05(d) or Section 7.05(e), the Company covenants that neither the Company Board nor any committee thereof shall withdraw, qualify, modify or amend, or propose to withdraw, qualify, modify or amend, in any manner adverse to Parent or Merger Sub, the approval or recommendation by the Company Board or any committee thereof of this Agreement or the Merger (the "Company Recommendation"), or take any action, or make any public statement, filing or release inconsistent with the Company Recommendation (any such actions being a "Change in Company Recommendation"), and the Joint Proxy Statement shall include the recommendation of the Company Board to the stockholders of the Company in favor of adoption of this Agreement.

        (c)   Parent covenants that neither the Parent Board nor any committee thereof shall withdraw, qualify, modify or amend, or propose to withdraw, qualify, modify or amend, in any manner adverse to the Company, the approval or recommendation by the Parent Board or any committee thereof of the Parent Share Issuance (the "Parent Recommendation"), or take any action, or make any public statement, filing or release inconsistent with the Parent Recommendation (any such actions being a "Change in Parent Recommendation"), and the Joint Proxy Statement shall include the recommendation of the Parent Board to the shareholders of Parent in favor of approval of the Parent Share Issuance; provided, that Parent shall not have any obligation under the foregoing provision of this Section 7.01(c) if the Parent Board determines, in its good faith judgment prior to the time of the Parent Shareholder Meeting and after consultation with outside legal counsel, that the failure to make a Change in Parent Recommendation would be inconsistent with the directors' exercise of their fiduciary obligations to Parent and its shareholders under applicable Law, in which event the Parent Board may make a Change in Parent Recommendation, but only after (i) providing written notice to the Company advising the Company of its intention to make a Change in Parent Recommendation at least five (5) calendar days prior to effecting such Change in Parent Recommendation and (ii) negotiating, and causing its financial advisors and outside counsel to negotiate, with the Company in good faith during such five-day period (to the extent the Company desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to make a Change in Parent Recommendation would no longer be inconsistent with the directors' exercise of their fiduciary obligations to Parent and its shareholders under applicable Law.

        (d)   No amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed) and without providing a reasonable opportunity to review and comment thereof. Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and Parent and the Company shall cooperate to prepare appropriate responses to the SEC to such comments and make such modifications for the Registration Statement as shall be reasonably appropriate and to the extent required by applicable Law.

        (e)   Parent represents that the information supplied by Parent for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and shareholders of Parent, (iii) the time of the Company Stockholder Meeting, (iv) the time of the Parent Shareholder Meeting, and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent which is required by applicable Law to be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        (f)    The Company represents that the information supplied by the Company for inclusion in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and shareholders of Parent, (iii) the time of the Company Stockholder Meeting, (iv) the time of the Parent Shareholder Meeting, and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Subsidiary, or their respective officers or directors, should be discovered by the Company which is required by applicable Law to be set forth in an amendment or a supplement to the Registration Statement or Joint Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        SECTION 7.02.    Company Stockholder Meeting.    (a) The Company shall call and hold the Company Stockholder Meeting as promptly as practicable for the purpose of voting upon the adoption of this Agreement and the Company shall use its reasonable best efforts to hold the Company Stockholder Meeting as soon as practicable after the date on which the Registration Statement becomes effective and, subject to Section 7.05(d)(y), the Company agrees that this Agreement shall be submitted for adoption at the Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company may, but shall not be required to, adjourn or postpone the Company Stockholder Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to its stockholders in advance of a vote on the adoption of this Agreement, or, if, as of the time for which the Company Stockholder Meeting is originally scheduled, there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting.

        (b)   Subject to Section 7.05(d) and Section 7.05(e), the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure the Company Stockholder Approval. Subject to Section 7.05(d)(y), the obligation of the Company to call, give notice of, convene and hold the Company Stockholder Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or by any Change in Company Recommendation.

        SECTION 7.03.    Parent Shareholder Meeting.    (a) Parent shall call and hold the Parent Shareholder Meeting as promptly as practicable for the purpose of voting upon the Parent Share Issuance and Parent shall use its reasonable best efforts to hold the Parent Shareholder Meeting as soon as practicable after the date on which the Registration Statement becomes effective and Parent agrees that the Parent Share Issuance shall be submitted for approval at the Parent Shareholder Meeting. Notwithstanding anything to the contrary in this Agreement, Parent may, but shall not be required to, adjourn or postpone the Parent Shareholder Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to its shareholders in advance of a vote on the approval of the Parent Share Issuance, or, if, as of the time for which the Parent Shareholder Meeting is originally scheduled, there are insufficient Parent Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting.

        (b)   Subject to Section 7.01(c), Parent shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the Parent Share Issuance and shall take all other action necessary or advisable to secure the Parent Shareholder Approval. The obligation of Parent to call, give notice of, convene and hold the Parent Shareholder Meeting shall not be limited or otherwise affected by any Change in Parent Recommendation.

        SECTION 7.04.    Access to Information; Confidentiality.    (a) Except as otherwise prohibited by applicable Law or the terms of any contract or agreement (provided that each party shall use all reasonable efforts to promptly obtain any consent required under any such contract or agreement in order that it may comply with the terms of this Section 7.04), from the date of this Agreement until the Effective Time, each of Parent and the Company shall, and shall cause its respective subsidiaries to, (i) provide to the other party and the other party's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof, and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its representatives may reasonably request; provided, however, that neither Parent nor the Company shall be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the person in possession or control of such information or contravene any Law, order, judgment, decree or agreement to which such party or any of its subsidiaries is a party or is subject.

        (b)   All information obtained by the parties pursuant to this Section 7.04 shall be kept confidential in accordance with the confidentiality agreement, dated March 31, 2008 (the "Confidentiality Agreement"), between Parent and the Company.

        (c)   No investigation pursuant to this Section 7.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        (d)   Neither party shall conduct any invasive testing of soil, groundwater or building components at any property of the other party without the prior written consent of such other party.

        SECTION 7.05.    No Solicitation of Transactions.    (a) The Company agrees that neither it nor any Subsidiary will, and the Company shall use its reasonable best efforts to cause their respective directors, officers, employees, agents, investment bankers, attorneys, accountants, other advisors or representatives (such persons, together with Subsidiaries, collectively, the "Company Representatives") not to (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), or take any other action to knowingly facilitate the making of any Acquisition Proposal, (ii) enter into, continue or otherwise engage or participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise knowingly cooperate, encourage or facilitate any effort or attempt to make or implement any proposal or inquiry that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, or (iv) submit to a vote of its stockholders, approve, endorse or recommend, or publicly announce an intention to approve, endorse or recommend, or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement amalgamation agreement, scheme of arrangement or other similar agreement relating to any Acquisition Proposal (other than a Qualifying Confidentiality Agreement in accordance with Section 7.05(b)). The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

        (b)   Notwithstanding anything to the contrary in this Section 7.05, if the Company or any of the Company Representatives receives an unsolicited written Acquisition Proposal from any person or group of persons at any time prior to the Company Stockholder Meeting, the Company and Company Representatives may (i) contact such person or group of persons to clarify the terms and conditions thereof, and (ii) if the Company Board (or any committee thereof) has (A) determined, in its good faith judgment (after consultation with the Company's financial advisors and outside legal counsel), that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, and (B) obtained from such person a Qualifying Confidentiality Agreement, furnish information to, and enter into discussions and negotiations with, such person or group of persons; provided, that the Company shall have provided written notice to Parent of its intent to furnish information or enter into discussions or negotiations with such person or group of persons at least one business day prior to taking any such action.

        (c)   Promptly (but in no event more than 24 hours) following receipt thereof, the Company shall advise Parent in writing of the receipt of any Acquisition Proposal, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal and the terms and conditions of such Acquisition Proposal and the Company shall promptly provide to Parent a copy of any Acquisition Proposal made in writing provided to the Company and copies of any written materials received by the Company in connection therewith. The Company agrees that it shall keep Parent reasonably informed of the status of any discussions or negotiations with respect to any Acquisition Proposal. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company that may be provided (pursuant to Section 7.05(b)) to any other person or group of persons in connection with any Acquisition Proposal which was not previously provided to Parent.

        (d)   Notwithstanding anything to the contrary contained in Section 7.05, at any time prior to the Company Stockholder Meeting, if the Company has received a Superior Proposal (after giving effect to the terms of any revised offer by Parent pursuant to this Section 7.05(d)), the Company Board may (x) in connection with such Superior Proposal, make a Change in Company Recommendation or (y) terminate this Agreement for the purpose of causing the Company to enter into an acquisition agreement with respect to such Superior Proposal (provided that the Company shall have paid the Termination Fee prior to or concurrently with such termination of this Agreement in accordance with Section 9.03(b)), which the Company shall enter into concurrently with or immediately following such termination, if the Company Board has determined in good faith, after consultation with the Company's financial advisors and outside counsel, that the failure to take such action would be inconsistent with the directors' exercise of their fiduciary obligations to the Company and its stockholders under applicable Law and the Company's certificate of incorporation; provided, however, that if the Change in Company Recommendation pursuant to clause (x) or the termination of this Agreement pursuant to clause (y) is to be effected as a result of a Superior Proposal, then the Company Board may not take the actions set forth in clause (x) or (y), as the case may be, unless:

          (i)    the Company shall have provided prior written notice to Parent at least five (5) calendar days in advance (the "Notice Period") of its intention to take such actions, which notice shall advise Parent that the Company Board has received a Superior Proposal, specify the material terms and conditions of such Superior Proposal and indicate that the Company Board intends to effect a Change in Company Recommendation or terminate this Agreement and the manner in which it intends (or may intend) to take such action (a "Notice of Superior Proposal"), and

          (ii)   during the Notice Period, the Company shall, and shall cause its financial advisors and outside counsel to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute (in the judgment of the Company Board) a Superior Proposal.

If during the Notice Period any revisions are made to the Superior Proposal, the Company shall deliver a new written notice to Parent specifying the details of any such revisions and shall comply with the requirements of this Section 7.05(d) with respect to such new written notice, except that the new Notice Period shall be two (2) calendar days. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal or offer for an Acquisition Proposal or otherwise in order to comply with its fiduciary obligations to the Company and its stockholders under applicable Law and the Company's certificate of incorporation or Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act will not constitute a violation of this Agreement; provided, that such disclosure does not violate any provision of this Section 7.5(d) (it being understood that a mere "stop, look and listen" disclosure shall not violate this Section 7.5(d) or constitute a Change in Company Recommendation). Any Change in Company Recommendation shall not change the approval of the Company Board for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby.

        (e)   Notwithstanding Section 7.05(d), at any time prior to the Company Stockholder Approval, the Company Board may, other than in response to a Superior Proposal, make a Change in Company Recommendation if the Company Board determines, in its good faith judgment prior to the time of the Company Stockholder Meeting and after consultation with outside legal counsel, that failure to make a Change in Company Recommendation would be inconsistent with the directors' exercise of their fiduciary obligations to the Company and its stockholders under applicable Law and the Company's certificate of incorporation; provided, that the Company Board may not take the actions set forth in this Section 7.05(e) unless prior thereto the Company shall take the actions set forth in clauses (i) and (ii) of Section 7.05(d) as if a Superior Proposal had been received by the Company.

        (f)    An "Acquisition Proposal" means any proposal or offer from any person or group of persons (other than Parent, Merger Sub or their respective affiliates): (i) for any merger, consolidation, amalgamation, share exchange, business combination, scheme of arrangement, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Subsidiary pursuant to which such person or group of persons would own 25% or more of the voting power of any class of equity securities of the Company or of any resulting parent of the Company; (ii) for any sale, lease, exchange, transfer or other disposition of assets or businesses that constitute or represent 25% or more of the consolidated revenue, consolidated operating income or consolidated total assets of the Company and the Subsidiaries, taken as a whole; or (iii) for any sale, exchange, transfer or other disposition pursuant to which such person or group of persons would own 25% or more of the voting power of any class of equity securities of the Company, in a single transaction or a series of related transactions, in each case other than the Merger.

        (g)   A "Superior Proposal" means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, amalgamation, share exchange, business combination, asset purchase, scheme of arrangement, or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the voting power of any class of equity securities of the Company or of any resulting entity of such transaction or the Company would sell more than 50% of the consolidated assets of the Company and the Subsidiaries; or (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of the Company, in each case on terms that the Company Board determines, in its good faith judgment (after consultation with the Company's financial advisors), to be more favorable to the Company stockholders than the Merger (after taking into account, among other factors the Company Board may deem relevant, the likelihood of obtaining any financing required to consummate the transaction contemplated by such offer).

        SECTION 7.06.    Employee Benefits Matters.    (a) From and after the Effective Time, Parent shall cause the Surviving Corporation and the Subsidiaries to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary; provided, that nothing contained herein shall prohibit Parent or the Surviving Corporation or any of Parent's subsidiaries from amending, modifying or terminating any such contracts, agreements, arrangements, policies, plans and commitments in accordance with their terms. Employees of the Company or any Subsidiary shall receive credit for purposes of eligibility to participate, vesting and benefit entitlement (but not, except to the extent required by applicable Law, for benefit accruals under a defined benefit pension plan) under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of the Subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions or actively-at work requirements, except to the same extent such limitations are applicable under any Company Plan and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and the Subsidiaries in the calendar year in which the Effective Time occurs.

        (b)   For a period commencing at the Effective Time and ending no earlier than the first anniversary of the Effective Time, Parent shall, or shall cause its affiliates to, provide employees of the Company and the Subsidiaries who are employed by the Company and the Subsidiaries as of the Effective Time and who continue to be employees of Parent or its subsidiaries, including the Company or any Subsidiary, with employee benefit plans, programs, contracts and arrangements that are no less favorable in the aggregate than those currently provided to them in connection with their employment by the Company or a Subsidiary (excluding equity-related awards and executive life insurance benefits). Employees of the Company and the Subsidiaries who are employed by the Company and the Subsidiaries as of the Effective Time and who continue to be employees of Parent or its subsidiaries, including the Company or any Subsidiary, shall be eligible to receive equity-related awards under the equity plans of Parent to the same extent as similarly-situated employees of Parent or its subsidiaries.

        (c)   Parent shall credit employees of the Company and the Subsidiaries with any co-payments, deductibles and out of pocket expenses paid by such employees under Company Plans during the plan year in which the Effective Time occurs.

        (d)   Nothing contained herein shall be deemed to be a guarantee of employment for any employee of the Company or their respective subsidiaries, or to restrict the right of Parent or any of its subsidiaries to terminate or cause to be terminated any employee at any time for any or no reason with or without notice. Notwithstanding the foregoing provisions of this Section 7.06, nothing contained herein, whether express or implied, (i) shall be treated as an amendment or other modification of any employee benefit plan, program or arrangement or the establishment of any employee benefit plan, program or arrangement or (ii) shall limit the right of Parent or any of its subsidiaries to amend, terminate or otherwise modify (or cause to be amended, terminated or otherwise modified) any employee benefit plan, program or arrangement following the Closing in accordance with its terms. Parent and the Company acknowledge and agree that all provisions contained in this Section 7.06 are included for the sole benefit of Parent and the Company, and that nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other person, including any employees, former employees, any participant in any employee benefit plan, program or arrangement (or any dependent or beneficiary thereof), of the Company or any of its affiliates or (ii) to continued employment with Parent or any of its affiliates or continued participation in any employee benefit plan, program or arrangement.

        (e)   Within fifteen (15) days of the date hereof, the Company shall provide, on Section 4.10(k) of the Company Disclosure Schedule, a current list of each material Non-U.S. Benefit Plan that is not required by the Law of any non-U.S. jurisdiction, and the Company shall make available to Parent all material documents related to each such material Non-U.S. Benefit Plan.

        (f)    No earlier than forty-five (45) days following the date hereof, the Company shall deliver, or shall cause to be delivered, cash to the Company Executive Benefit Trust, dated as of May 23, 2000 (as amended from time to time) (the "Executive Benefit Trust") in an amount not to exceed $45,000,000 and a number of shares of Company Common Stock not to exceed 800,000 in order to fund all of the Company's obligations under such trust, pursuant to the terms of the Executive Benefit Trust.

        (g)   Parent and the Company mutually agree to provide each other with reasonable access to their respective affiliates, officers, employees, agents and representatives to cooperate and to provide information as any of them may reasonably request, in connection with the Parent negotiating and entering into retention arrangements within forty-five (45) days of the date hereof with certain key employees of the Company (as may be determined by Parent in its sole discretion).

        (h)   Promptly following the date hereof, Parent will negotiate in good faith with the Company with a view to agreeing on a mechanism with respect to employees of the Company who (i) hold Company Performance Share Awards with respect to the 2006-2008 performance period and (ii) remain employees of Parent or any of its subsidiaries (including the Company) following the Closing and through the applicable payment date, so that such employees are not adversely affected from a financial viewpoint as a result of the occurrence of the Closing, taking into consideration the actual performance of the Company and its Subsidiaries during 2008. Parent shall assume, maintain and honor the Company's Annual Incentive Plan ("AIP") existing as of the Closing and shall pay to eligible AIP participants the bonuses they have accrued under the AIP at the end of the bonus determination period that includes the date on which the Closing occurs based on the Company's performance for the period beginning on January 1, 2008 and ending on the date on which the Closing occurs and based on the Surviving Corporation's performance for the period beginning on the date on which the Closing occurs and ending on December 31, 2008 (as determined by Parent in its discretion); provided, that each such AIP participant is employed by the Surviving Corporation on December 31, 2008 and no other annual bonuses will be payable to such AIP participants in the United States for 2008, unless such AIP participant terminates employment with the Surviving Corporation by reason of death, disability or retirement.

        (i)    Parent shall continue to maintain the Company Master Retiree Welfare Plan (the "Retiree Plan"), including all accounts under such plan as of the Closing, in accordance with the terms of the Retiree Plan. Parent shall have the discretion to freeze the Retiree Plan with respect to new participants and future benefit accruals effective as of December 31, 2009. Parent shall continue to allow participants in the Retiree Plan to participate in the medical and dental programs generally available to active salaried employees of the Surviving Corporation at group premium rates, subject to its terms, with the cost of such premiums to be paid from the Retiree Plan accounts in accordance with the terms of the plan or by such participant.

        SECTION 7.07.    Directors' and Officers' Indemnification and Insurance.    (a) The certificate of incorporation of the Surviving Corporation and each of the Subsidiaries shall (i) contain provisions no less favorable with respect to indemnification, exculpation and advancement of expenses than are set forth in the certificate of incorporation and bylaws of the Company or the applicable Subsidiary, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or at any time prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company or the Subsidiaries, unless such modification shall be required by law; provided, however, that if any claim or claims are asserted against any individual entitled to the protections of such provisions within such six-year period, such provisions shall not be modified until the final disposition of any such claims, and (ii) with respect to the Surviving Corporation, contain provisions no less favorable with respect to indemnification for matters occurring from and after the Effective Time than are set forth in Parent's memorandum of association or bye-laws, as of the date hereof.

        (b)   Prior to the Effective Time, the Company shall, and if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of (i) the Side A coverage part (directors' and officers' liability) of the Company's existing directors' and officers' insurance policies, and (ii) the Company's existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are not, in the aggregate, less favorable as the Company's existing policies with respect to any matter claimed against a director or officer of the Company or any of the Subsidiaries by reason of his or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect for six years from the Effective Time, the D&O Insurance maintained by the Company as of the date hereof (except the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not, in the aggregate, materially less favorable) with respect to matters occurring prior to the Effective Time; provided, that in no event shall the Surviving Corporation be required to expend in the aggregate pursuant to this Section 7.07(b) an annual amount in excess of 200% of the annual premiums currently paid by the Company (which current amount is set forth in Section 7.07(b) of the Company Disclosure Schedule) for such insurance; provided further, that, if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds such maximum amount, the Surviving Corporation shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to that maximum amount from an insurance carrier with the same or better credit rating than the Company's current insurance carrier with respect to directors' and officers' liability insurance and fiduciary liability insurance.

        (c)   In the event the Company, the Surviving Corporation, any Subsidiary or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company, the Surviving Corporation or such Subsidiary, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 7.07.

        (d)   The provisions of this Section 7.07 are intended to be for the benefit of, and shall be enforceable by, each present and former director, officer or employee (an "Indemnified Person") of the Company or any of the Subsidiaries, his or her heirs, executors or similar representatives, shall be binding on all successors and assigns of Parent, the Company, the Surviving Corporation and the Subsidiaries and shall not be amended in a manner that is adverse to the Indemnified Persons (including their successors, assigns and heirs) without the consent of the Indemnified Person (including the successors, assigns and heirs) affected thereby.

        SECTION 7.08.    Parent Board Representative.    Prior to the Closing, effective as of the Effective Time, Parent shall take such actions as are required to appoint the Chairman, President and Chief Executive Officer of the Company to the class of directors of the Parent Board with its term expiring at the 2011 annual general meeting of Parent shareholders.

        SECTION 7.09.    Notification of Certain Matters.    Subject to applicable Law and the requirements of any Governmental Authority, each of the Company and Parent shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, from any third person and/or any Governmental Authority with respect to the Merger and the other transactions contemplated by this Agreement. Neither the Company nor

Parent shall permit any of its officers or any other representatives to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry relating to this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat.

        SECTION 7.10.    Further Action; Reasonable Best Efforts.    Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall promptly after the date of this Agreement (a) make its respective filings, and thereafter make any other required submissions, under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade Laws with respect to the transactions contemplated hereby, (b) file with the Registrar of Companies in Bermuda a copy of the Joint Proxy Statement, signed by or on behalf of all the directors of Parent, to be published in connection with the Parent Share Issuance, as soon as reasonably practicable after its publication, and (c) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated hereby, including using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

        SECTION 7.11.    Tax Free Merger.    (a) This Agreement constitutes a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act it knows could (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the shareholders of the Company, other than any such shareholder that would be a "five-percent transferee shareholder" (within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)), to recognize gain pursuant to Section 367(a) of the Code. Following the Effective Time, none of the Surviving Corporation, Parent or any of their affiliates shall take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act it knows could (i) cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or (ii) cause the shareholders of the Company, other than any such shareholder that would be a "five-percent transferee shareholder" (within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)), to recognize gain pursuant to Section 367(a) of the Code.

        (b)   As of the date hereof, the Company does not know of any reason (i) why it would not be able to deliver the representation letters contemplated by Section 8.03(d), or (ii) why counsel to Parent and the Company would not be able to deliver the tax opinions contemplated by Section 8.02(e) and Section 8.03(d).

        As of the date hereof, Parent does not know of any reason (i) why it would not be able to deliver the representation letters contemplated by Section 8.02(e), or (ii) why counsel to Parent and the Company would not be able to deliver the tax opinions contemplated by Section 8.02(e) and Section 8.03(d).

        SECTION 7.12.    Transfer Taxes.    The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable by the Company, Parent or Merger Sub in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not be a liability of any holder of Company Common Stock.

        SECTION 7.13.    Merger Sub.    Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

        SECTION 7.14.    Letters of Accountants.    (a) Parent and the Company will each use all reasonable efforts to cause to be delivered to each other consents from their respective independent auditors, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

        (b)   Parent shall use its reasonable best efforts to cause to be delivered to the Company and the Company Board two "comfort" letters of Deloitte & Touche LLP, Parent's independent public accountants, one dated and delivered the date on which the Registration Statement shall become effective and one dated as of the Effective Time, and addressed to the Company and the Company Board, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

        (c)   The Company shall use its reasonable best efforts to cause to be delivered to Parent and the Parent Board two "comfort" letters of KPMG LLP, the Company's independent public accountants, one dated and delivered the date on which the Registration Statement shall become effective and one as of the Effective Time, and addressed to Parent and the Parent Board, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

        SECTION 7.15.    NYSE Listing.    Parent shall promptly prepare and submit to the NYSE a listing application covering the Parent Common Shares to be issued in the Merger and pursuant to Substitute Options, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Shares, subject to official notice of issuance to NYSE, and the Company shall cooperate with Parent with respect to such listing.

        SECTION 7.16.    Subsequent Financial Statements.    (a) The Company shall, if practicable, consult with Parent prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any report or document with the SEC after the date of this Agreement, it being understood that Parent shall have no liability by reason of such consultation.

        (b)   Parent shall, if practicable, consult with the Company prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any report or document with the SEC after the date of this Agreement, it being understood that the Company shall have no liability by reason of such consultation.

        SECTION 7.17.    Public Announcements.    The initial press release relating to this Agreement and the transactions contemplated hereby shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE, each of Parent and the Company shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated hereby; provided, that this Section 7.17 shall terminate in the event the Company Board withdraws the Company Recommendation or the Parent Board withdraws the Parent Recommendation.

        SECTION 7.18.    Assistance with Parent Financing.    (a) The Company shall provide to Parent such cooperation as may be reasonably requested by Parent to facilitate any financing transaction by Parent (the "Financing") after the date hereof, including (i) using its reasonable best efforts to cause appropriate officers, employees and other representatives of the Company to participate in (x) meetings, drafting sessions and due diligence sessions relating to the Company with Parent and its representatives and with Parent's financing sources, (y) sessions with rating agencies with respect to the Financing, but only with respect to the portions of such sessions that relate to the Company and (z) roadshows and other marketing efforts in connection with the Financing, but only with respect to the portions of such roadshows or other marketing efforts that relate to the Company, (ii) assisting Parent and its financing sources in the preparation of any offering documents to be used in connection with the Financing, including any documents to be filed by Parent with the SEC, bank information memoranda or other disclosure documents reasonably requested by Parent in connection with the Financing, including materials for rating agency presentations, in each case, to the extent such materials relate to the Company, (iii) furnishing Parent and its financing sources with financial and other relevant information regarding the Company as may reasonably be requested by Parent to obtain the Financing, and (iv) using reasonable best efforts to cause KPMG LLP, the Company's independent public accountants, to take such actions regarding the Company as Parent may reasonably request in connection with the Financing, including to (w) obtain the consent of KPMG LLP for the inclusion of its reports on the Company's audited financial statements included in the Company SEC Reports in any offering documents, offering memoranda, offering circulars, prospectuses or registration statement to be used in connection with the Financing, (x) deliver a "comfort letter" to Parent's financing sources in a form meeting the requirements of Statement of Auditing Standards No. 72—Letters for Underwriters and Certain Other Requesting Parties, as such statement has been amended or modified, or such other form as may reasonably be requested by Parent or its financing sources and is customary for offerings of securities contemplated by the Financing, (y) participate in customary "auditor due diligence" sessions relating to the Company with Parent's financing sources and counsel to such financing sources and Parent and its representatives and (z) enter into customary agreements or engagements with respect to the Company with accountants.

        (b)   Parent shall indemnify and hold harmless the Company and each of the officers, employees and other representatives of the Company against all losses, liabilities, damages, claims, costs and expenses (including the costs of reasonable investigation and reasonable accountants' and attorneys' fees) arising out of, resulting from or relating to any third party claims against one or more of such persons based on (i) any untrue statement or alleged untrue statement of material fact contained in any offering documents, bankers' book or other materials or information prepared or distributed, whether orally or in writing, in connection with the Financing or any "Blue Sky" application or other document prepared or executed by or on behalf of Parent for the purpose of qualifying any securities issued or contemplated to be issued in connection with the Financing under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) with respect to materials identified in clause (i), any omission or alleged omission to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (iii) any of such persons being alleged or found to be a seller, participant or underwriter in the offering of any securities in connection with the Financing or an issuer or guarantor of such securities as a result of the assistance provided or actions taken by the Company or any of its officers, employees or representatives pursuant to Section 7.18(a), or (iv) any of such persons otherwise being alleged or found to have aided and abetted Parent or its representatives in any wrongdoing relating to the offer or sale of any securities in connection with the Financing as a result of the assistance provided or actions taken by the Company or any of its officers, employees or representatives pursuant to Section 7.18(a). Notwithstanding anything to the contrary contained in this Section 7.18(b), Parent shall not be required to so indemnify the Company or any officer, employee or other representative of the Company to the extent any losses, liabilities, damages, claims, costs or expenses (including the costs of reasonable investigation and reasonable accountants' and attorneys' fees) arise out of, result from or relate to any information contained in any Company SEC Report or any information relating to the Company expressly provided to Parent by the Company or any of its officers, employees or representatives for use in connection with the Financing.

ARTICLE VIII

CONDITIONS TO THE MERGER

        SECTION 8.01.    Conditions to the Obligations of Each Party.    The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

        (a)    Registration Statement.    The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

        (b)    Company Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

        (c)    Parent Shareholder Approval.    The Parent Shareholder Approval shall have been obtained.

        (d)    No Order.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

        (e)    Regulatory Approvals.    The clearances and waiting periods described on Schedule 8.01(e) shall have been obtained or expired, as applicable; provided, that if the clearances and waiting periods described in clauses (i), (ii), (iii) and (iv) of Schedule 8.01(e) have been obtained or expired, as applicable, Parent and Merger Sub have complied with their obligations under Section 7.10 in all material respects, and the other conditions to the obligations of the parties contained in this Article VIII have been satisfied or waived (where permissible), the condition to the Company's obligations contained in this Section 8.01(e) shall be deemed to have been satisfied so long as the consummation of the Merger would not have a Parent Material Adverse Effect or be reasonably likely to result in any personal liability (other than de minimis monetary penalties) to any director, officer or employee of the Company or any of the Subsidiaries.

        (f)    NYSE Listing.    The Parent Common Shares to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

        SECTION 8.02.    Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a)    Representations and Warranties.    (i) The representations and warranties of the Company contained in Section 4.03(a) shall be true and correct except for de minimis errors, (ii) the representations and warranties of the Company contained in Section 4.04 shall be true and correct, and (iii) all other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein) except as would not have a Company Material Adverse Effect, in the case of each of (i), (ii) and (iii) as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

        (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c)    Officer Certificate.    The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a) and Section 8.02(b).

        (d)    Company Material Adverse Effect.    No Company Material Adverse Effect shall have occurred since the date of this Agreement.

        (e)    Tax Opinion.    Parent shall have received the opinion of Shearman & Sterling LLP, counsel to Parent, based upon representations of Parent, Merger Sub and the Company, and customary assumptions, to the effect that, for United States federal income tax purposes, (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) a conversion of Shares into the Per Share Merger Consideration provided for hereunder will be an exchange governed by Section 354 of the Code to which Section 367(a) does not apply, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Shearman & Sterling LLP of representation letters from each of Parent and Company substantially to the effect set forth in Exhibit A and Exhibit B, respectively. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

        SECTION 8.03.    Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

        (a)    Representations and Warranties.    (i) The representations and warranties of Parent contained in Section 5.03(a) shall be true and correct except for de minimis errors, (ii) the representations and warranties of Parent contained in Section 5.04 shall be true and correct, and (iii) all other representations and warranties of Parent contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or Parent Material Adverse Effect set forth therein) except as would not have a Parent Material Adverse Effect, in the case of each of (i), (ii) and (iii), as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

        (b)    Agreements and Covenants.    Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c)    Officer Certificate.    Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

        (d)    Tax Opinion.    The Company shall have received the opinion of Sidley Austin LLP, counsel to the Company, based upon representations of Parent, Merger Sub and the Company, and customary assumptions, to the effect that, for United States federal income tax purposes, (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) a conversion of Shares into the Per Share Merger Consideration provided for hereunder will be an exchange governed by Section 354 of the Code to which Section 367(a) of the Code does not apply, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Sidley Austin LLP of representation letters from each of Parent and Company substantially to the effect set forth in Exhibit A and Exhibit B, respectively. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

        (e)    Parent Material Adverse Effect.    No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

        SECTION 9.01.    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Shareholder Approval, as follows:

    (a)
    by mutual written consent of Parent and the Company; or

    (b)
    by either Parent or the Company if:

  (i)
  the Effective Time shall not have occurred on or before March 23, 2009 (the "Termination Date"); provided, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose intentional failure to fulfill any obligation of this Agreement or other intentional breach of this Agreement has resulted in the failure of any condition to the Merger not to be satisfied prior to such date; or

  (ii)
  any court of competent jurisdiction or any Governmental Authority shall have issued an Order or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting consummation of the Merger and such Order or other action shall have become final and non-appealable provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall not be available to any party who has not used its reasonable best efforts to cause such order to be lifted or otherwise taken such action as is required to comply with Section 7.10; or

  (iii)
  (A) the Company Stockholder Approval shall not be obtained at the Company Stockholder Meeting, or (B) the Parent Shareholder Approval shall not be obtained at the Parent Shareholder Meeting; or

  (c)
  by Parent:

  (i)
  upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 8.02(a) and Section 8.02(b) would not be satisfied, such breach cannot be cured or has not been cured within 30 days of the receipt by the Company of notice thereof, and such breach has not been waived by Parent pursuant to the provisions hereof; or

  (ii)
  prior to the Company Stockholder Meeting, if the Company Board makes a Change in Company Recommendation; or

  (iii)
  if the Company shall have failed to include in the Joint Proxy Statement the recommendation of the Company Board to the stockholders of the Company in favor of the adoption of this Agreement; or

  (d)
  by the Company:

  (i)
  upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement such that the conditions set forth in Section 8.03(a) and Section 8.03(b) would not be satisfied, such breach cannot be cured or has not been cured within 30 days of the receipt by Parent of notice thereof, and such breach has not been waived by the Company pursuant to the provisions hereof; or

  (ii)
  pursuant to Section 7.05(d); or

  (iii)
  prior to the Parent Shareholder Meeting, if the Parent Board makes a Change in Parent Recommendation; or

  (iv)
  if Parent shall have failed to include in the Joint Proxy Statement the recommendation of the Parent Board to the shareholders of Parent of the Parent Share Issuance.

        SECTION 9.02.    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of the Company, Parent or Merger Sub or their respective officers or directors, except (a) as set forth in Section 7.04(b), Section 7.04(c), Section 7.18(b), this Section 9.02, Section 9.03 and Article X, which provisions shall survive termination, and (b) nothing contained in this Section 9.02 or in Section 9.03 shall relieve any party from liability for any intentional and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination that would reasonably be expected to cause any of the conditions set forth in Article VIII not to be satisfied.

        SECTION 9.03.    Payment of Certain Fees and Expenses.    (a) Except as set forth in this Section 9.03, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder or shareholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

    (b)
    The Company agrees that:

  (i)
  if Parent shall terminate this Agreement pursuant to Section 9.01(c)(ii) or Section 9.01(c)(iii) and within twelve months after the date of such termination the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by an Acquisition Proposal; provided, that for purposes of this Section 9.03(b)(i), all references to 25% in the definition of "Acquisition Proposal" shall be replaced with references to 50%; or

  (ii)
  if the Company shall terminate this Agreement pursuant to Section 9.01(d)(ii); or

  (iii)
  if (A) Parent or the Company shall terminate this Agreement pursuant to Section 9.01(b)(i) or Parent shall terminate this Agreement pursuant to Section 9.01(c)(i), (B) prior to the time of such termination an Acquisition Proposal shall have been made or communicated to the senior management of the Company or the Company Board or an Acquisition Proposal shall have been publicly made known or publicly announced with respect to the Company, and (C) within twelve months after the date of such termination the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by an Acquisition Proposal (in each case, whether or not such Acquisition Proposal is the same as the original Acquisition Proposal made, communicated, publicly made known or publicly announced); provided, that for purposes of this Section 9.03(b)(iii), all references to 25% in the definition of "Acquisition Proposal" shall be replaced with references to 50%; or

  (iv)
  if (A) Parent or the Company shall terminate this Agreement pursuant to Section 9.01(b)(iii)(A), (B) prior to the time of such failure to so adopt this Agreement an Acquisition Proposal shall have been publicly made known or publicly announced with respect to the Company, and (C) within twelve months after the date of such termination the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by an Acquisition Proposal (in each case, whether or not such Acquisition Proposal is the same as the original Acquisition Proposal publicly made known or publicly announced); provided, that for purposes of this Section 9.03(b)(iv), all references to 25% in the definition of "Acquisition Proposal" shall be replaced with references to 50%;

then the Company shall pay to Parent (A) prior to or concurrently with the termination of this Agreement if payable pursuant to Section 9.03(b)(ii), or (B) promptly (but in any event no later than one (1) business day after the first of such events shall have occurred) with respect to the termination of this Agreement if payable pursuant to Section 9.03(b)(i), Section 9.03(b)(iii) or Section 9.03(b)(iv), a fee of $110,000,000 (the "Termination Fee"), which amount shall be payable in immediately available funds.

        (c)   The Company agrees that if Parent shall terminate this Agreement pursuant to Section 9.01(c)(i), Section 9.01(c)(ii) or Section 9.01(c)(iii) then the Company shall, whether or not any payment is made pursuant to Section 9.03(b), reimburse Parent for all of its Expenses, up to a maximum of $10,000,000 (not later than three business days after submission of statements therefore). Parent agrees that if the Company shall terminate this Agreement pursuant to Section 9.01(d)(i), Section 9.01(d) (iii) or Section 9.01(d)(iv) then Parent shall reimburse the Company for all of its Expenses, up to a maximum of $10,000,000 (not later than three business days after submission of statements therefore). Any reimbursement of expenses by the Company pursuant to this Section 9.03(c) shall be credited against any amount that may become payable pursuant to Section 9.03(b).

        (d)   The Company and Parent acknowledge that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Termination Fee, or the Company or Parent shall fail to pay any Expenses, when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Parent or the Company, as the case may be, (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03.

        SECTION 9.04.    Amendment.    Except as may otherwise be provided herein, any provision of this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, that, after either of the Company Stockholder Approval and the Parent Shareholder Approval have been obtained, no such amendment shall be made that under applicable Law requires further approval by the stockholders of the Company or the shareholders of Parent, as applicable, without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed by each of the Company and Parent.

        SECTION 9.05.    Waiver.    At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso in the first sentence of Section 9.04 and to the extent permitted by applicable Law, waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X

GENERAL PROVISIONS

        SECTION 10.01.    Non-Survival of Representations, Warranties and Agreements.    The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Article II and Article III and Section 7.04(b), Section 7.06, Section 7.07, Section 7.08 and Section 7.11 and this Article X shall survive the Effective Time.

        SECTION 10.02.    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

  if to Parent or Merger Sub:

    Bunge Limited
    50 Main Street
    White Plains, New York 10606
    Facsimile No: (914) 684-3497
    Attention: Carla Heiss, Esq.

  with a copy to:

    Shearman & Sterling LLP
    599 Lexington Avenue
    New York, New York 10022
    Facsimile No: (212) 848-7179
    Attention: John J. Madden, Esq.
                      Clare O'Brien, Esq.

  if to the Company:

    Corn Products International, Inc.
    5 Westbrook Corporate Center
    Westchester, Illinois 60154
    Facsimile No: (708) 551-2801
    Attention: Mary Ann Hynes, Esq.

  with a copy to:

    Sidley Austin LLP
    One South Dearborn Street
    Chicago, Illinois 60603
    Facsimile No: (312) 853-7036
    Attention: John M. O'Hare, Esq.
                      Robert L. Verigan, Esq.

        SECTION 10.03.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        SECTION 10.04.    Entire Agreement; Assignment.    This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY

OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent; provided, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations; provided further, that such assignment shall not impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the shareholders of the Company under this Agreement.

        SECTION 10.05.    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

        SECTION 10.06.    Interpretation.    References herein to the "knowledge of the Company" or the "knowledge of Parent" shall mean the actual knowledge of those persons identified in Section 10.06 of the Company Disclosure Schedule and Section 10.06 of the Parent Disclosure Schedule, respectively. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". References to "hereof" shall mean this Agreement and references to the "date hereof" shall mean the date of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. When reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The use of "or" is not intended to be exclusive unless expressly indicated otherwise. The table of contents to and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.07.    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy at law or equity.

        SECTION 10.08.    Governing Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court sitting in the City of Wilmington for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

        SECTION 10.09.    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.10.    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 10.11.    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER, (B) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) MAKES THIS WAIVER VOLUNTARILY AND (D) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUNGE LIMITED
By	/s/ ALBERTO WEISSER Name: Alberto Weisser Title: Chairman and Chief Executive Officer
By	/s/ JACQUALYN A. FOUSE Name: Jacqualyn A. Fouse Title: Chief Financial Officer
BLEECKER ACQUISITION CORP.
By	/s/ JACQUALYN A. FOUSE Name: Jacqualyn A. Fouse Title: President
CORN PRODUCTS INTERNATIONAL, INC.
By	/s/ SAMUEL C. SCOTT III Name: Samuel C. Scott III Title: Chief Executive Officer

AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of August 5, 2008 (this "Amendment"), among BUNGE LIMITED, an exempted limited liability company organized and existing under the laws of Bermuda ("Parent"), BLEECKER ACQUISITION CORP., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the "Company").

        WHEREAS, the parties hereto are parties to the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008 (the "Merger Agreement"); and

        WHEREAS, the parties to the Merger Agreement desire to amend certain provisions thereof.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows (all capitalized terms not defined herein shall have the meanings specified in the Merger Agreement):

        Section 1.    Amendments to the Merger Agreement.    (a) Section 4.03(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

  "The authorized capital stock of the Company consists of (i) 200,000,000 Shares, and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of June 19, 2008, (i) 74,352,843 Shares were issued and outstanding (not including Shares held in the treasury of the Company), all of which are duly authorized, validly issued, fully paid and non-assessable, (ii) 966,931 Shares were held in the treasury of the Company, (iii) no Shares are held by the Subsidiaries, (iv) 5,041,352 Shares were reserved for future issuance pursuant to outstanding Company Stock Options, Company Restricted Stock Awards, Company Performance Share Awards and other purchase rights (the "Company Stock Awards") granted pursuant to the Company Stock Option Plan, (v) 288,983 shares were reserved for future issuance under the Company's Supplemental Executive Retirement Plan and the Company's Deferred Compensation Plan for Outside Directors, and (vi) no shares of Company Preferred Stock were issued and outstanding. Except as set forth in this Section 4.03, there are no options, warrants, convertible debt or other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company."

        (b)   Section 8.01(e) of the Merger Agreement is hereby amended to delete the reference to clause (iv) of Schedule 8.01(e) contained therein.

        (c)   Clause (iv) of Schedule 8.01(e) is hereby amended and restated in its entirety to read as follows: "Intentionally omitted."

        Section 2.    General Provisions.

        (a)    Effectiveness.    The amendments set forth herein shall be effective immediately on the date hereof. Except as expressly amended by this Amendment, all other provisions of the Merger Agreement shall be unchanged and remain in full force and effect.

        (b)    Counterparts.    This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        (c)    Governing Law; Jurisdiction.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this Amendment shall be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington. The parties hereto hereby (a) submit to the exclusive jurisdiction of any Delaware state or federal court sitting in the City of Wilmington for the purpose of any Action arising out of or relating to this Amendment brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Amendment or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

        (d)    Interpretation.    For the avoidance of doubt, from and after the date of this Amendment, references in the Merger Agreement to the "Agreement" or any provision thereof shall be deemed to refer to the Merger Agreement or such provision as amended hereby unless the context otherwise requires and references in the Merger Agreement to the "date hereof" or the "date of this Agreement" shall be deemed to refer to June 21, 2008. References in this Amendment to "the date hereof" refer to August 5, 2008.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUNGE LIMITED
By:	/s/ ALBERTO WEISSER Name: Alberto Weisser Title: Chairman and Chief Executive Officer
By:	/s/ JACQUALYN A. FOUSE Name: Jacqualyn A. Fouse Title: Chief Financial Officer
BLEECKER ACQUISITION CORP.
By:	/s/ JACQUALYN A. FOUSE Name: Jacqualyn A. Fouse Title: President
CORN PRODUCTS INTERNATIONAL, INC.
By:	/s/ SAMUEL C. SCOTT III Name: Samuel C. Scott III Title: Chairman, President and CEO

Annex B

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

June 21, 2008

Board of Directors
Bunge Limited
50 Main Street
White Plains, New York 10606

Members of the Board:

You have asked us to advise you with respect to the fairness to Bunge Limited ("Parent") from a financial point of view of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008 (the "Merger Agreement"), among Parent, Bleecker Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), and Corn Products International, Inc. (the "Company"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with the Company pursuant to which the Company will become a wholly owned subsidiary of Parent and each outstanding share of common stock, par value $0.01 per share ("Company Common Stock"), of the Company will be converted into the right to receive a fraction of a common share, par value $0.01 per share ("Parent Common Share"), of Parent equal to the quotient (the "Exchange Ratio") determined by dividing $56.00 by the Parent Share Value (as defined below) and rounding to the nearest ten-thousandth of a share; provided, that (x) if the Parent Share Value is equal to or greater than $133.10, the Exchange Ratio shall equal 0.4207, and (y) if the Parent Share Value is equal to or less than $108.90, the Exchange Ratio shall equal 0.5142. "Parent Share Value" means the volume weighted average of the per share daily closing prices of a Parent Common Share on the New York Stock Exchange, as reported by The Wall Street Journal, for the fifteen consecutive trading days ending on and including. the second trading day prior to the date on which the meeting of the Company's stockholders is held to consider adoption of the Merger Agreement.

In arriving at our opinion, we have reviewed the Merger Agreement, certain related agreements and certain publicly available business and financial information relating to the Company and Parent. We have also reviewed certain other information relating to the Company and Parent, including financial forecasts relating to the Company and certain publicly available financial forecasts relating to Parent, as well as certain limited forecasts relating to Parent for calendar year 2008, provided to or discussed with us by the Company and Parent, and have met with the managements of the Company and Parent to discuss the business and prospects of the Company and Parent, respectively. We have also considered certain financial and stock market data of the Company and Parent, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company and Parent and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and have assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company that we have reviewed, the management of Parent has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Parent as to the future financial performance of the Company. As you are aware, we have not been provided with, and we did not have access to, financial forecasts for Parent prepared by the management of Parent, other than the limited financial forecasts for Parent referred to above for calendar year 2008. Accordingly, with respect to the limited financial forecasts for Parent that we have reviewed, the management of Parent has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of

Parent as to the future financial performance of Parent. In addition, with respect to the publicly available financial forecasts for Parent referred to above, we have reviewed and discussed such forecasts with the management of Parent and have assumed, with your consent, that such forecasts (other than for calendar year 2008) represent reasonable estimates and judgments with respect to the future financial performance of Parent. With respect to the estimates provided to us by the management of Parent with respect to the cost savings and synergies anticipated to result from the Merger, we have been advised by the management of Parent, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Parent as to such cost savings and synergies and will be realized in the amounts and the times indicated thereby. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Parent or the Company, nor have we been furnished with any such evaluations or appraisals.

Our opinion addresses only the fairness, from a financial point of view, to Parent of the Exchange Ratio and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the amounts to be received by any party in the Merger or otherwise. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of the Parent Common Shares actually will be when issued to the holders of Company Common Stock pursuant to the Merger or the prices at which the Parent Common Shares will trade at any time. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to Parent, nor does it address the underlying business decision of Parent to proceed with the Merger.

We have acted as financial advisor to Parent in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will become entitled to receive a fee upon the execution of the Merger Agreement. In addition, Parent has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided, and in the future we may provide, investment banking and other financial services to the Company and its affiliates for which we and our affiliates have received, and would expect to receive, compensation. We and our affiliates also have in the past provided, and are currently providing and in the future we may provide, investment banking and other financial services to Parent and its affiliates, including having acted as financial advisor to Parent in connection with the sale of a controlling stake in Seara Alimentos S.A. and as placement agent in connection with the placement of 4.875% cumulative convertible perpetual preference shares by Parent. We and our affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to the Company, Parent and their respective affiliates for which we and our affiliates have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In

B-2

the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of Parent in connection with its consideration of the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

Very truly yours,
CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ GEORGE WEIKSNER Vice Chairman

B-3

Annex C

[LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]

June 21, 2008

Board of Directors
Bunge Limited
50 Main Street
White Plains, New York 10606

Members of the Board:

                We understand that Bunge Limited (the "Buyer"), Bleecker Acquisition Corp. (the "Merger Sub"), a wholly owned subsidiary of the Buyer, and Corn Products International, Inc. (the "Company") have entered into an Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share (the "Company Common Stock") of the Company, other than shares held in treasury or held by the Buyer or any of its subsidiaries (including Merger Sub), or any subsidiary of the Company, will be converted into the right to receive a fraction of a common share, par value $0.01 per share, of the Buyer (the "Buyer Common Stock") determined pursuant to the formula set forth in the Merger Agreement (the "Exchange Ratio"), subject to adjustment in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

                You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

                For purposes of the opinion set forth herein, we have:

  (a)
  reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

  (b)
  reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

  (c)
  reviewed certain financial projections concerning the Company prepared by the managements of the Buyer and the Company, respectively;

  (d)
  reviewed certain publicly available financial projections concerning the Buyer, as well as certain limited financial projections for calendar year 2008 concerning the Buyer prepared by the management of the Buyer;

  (e)
  reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Buyer and the Company, respectively;

  (f)
  discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Buyer;

  (g)
  discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company and the Buyer;

  (h)
  reviewed the pro forma impact of the Merger on the earnings per share of the Buyer;

  (i)
  reviewed the reported prices and trading activity for the Buyer Common Stock and the Company Common Stock;

  (j)
  compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Stock and the Buyer Common Stock with that of certain other publicly-traded companies comparable with the Company and the Buyer, respectively, and their securities;

  (k)
  reviewed the financial terms, to the extent publicly available, of certain acquisition transactions with comparable characteristics;

  (l)
  participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

  (m)
  reviewed the Merger Agreement and certain related documents; and

  (n)
  performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

                We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Buyer and the Company, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Buyer and the Company of the future financial performance of the Buyer and the Company. We have relied, at your direction, on the financial projections concerning the Company prepared by the management of the Buyer for purposes of our opinion. In addition, as you are aware, we have not been provided with, and we did not have access to, financial projections concerning the Buyer prepared by the management of the Buyer other than the limited financial projections provided to us for calendar year 2008. Accordingly, we have been advised by the management of the Buyer and have assumed that the publicly available financial projections concerning the Buyer (other than for calendar year 2008), and the limited financial projections for calendar year 2008 concerning the Buyer prepared by the management of the Buyer, are a reasonable basis upon which to evaluate the future financial performance of the Buyer, and we have relied, at your direction, on these financial projections for purposes of our opinion. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We have relied upon, without independent verification, the assessment by the management of the Buyer of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of the Buyer and the Company; (iii) their ability to retain key employees of the Buyer and the Company, respectively and (iv) the validity of, and risks associated with, the Buyer and the Company's existing and future intellectual property, products, services and business models. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Company and their legal, tax or regulatory advisors with respect to such matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Buyer's or the Company's officers, directors or employees, or any class of such persons, relative to the consideration to be paid to the holders of shares of the Company Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions

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as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

                We have acted as financial advisor to the Board of Directors of the Buyer in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Buyer and the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer in the future and expects to receive fees for the rendering of these services.

                Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

                This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Buyer and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Buyer is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Buyer Common Stock will trade following consummation of the Merger and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Buyer and the Company should vote at the shareholders' meetings to be held in connection with the Merger.

                Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By	/s/ SUSAN HUANG Susan Huang Managing Director

C-3

Annex D

[LETTERHEAD OF LAZARD FRÈRES & CO. LLC]

June 21, 2008

BY HAND

The Board of Directors
Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, Illinois 60154

Dear Members of the Board:

                We understand that Corn Products International, Inc., a Delaware corporation ("Company"), Bunge Limited, an exempt limited liability company organized and existing under the laws of Bermuda ("Parent"), and Bleeker Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement"), providing for a business combination (the "Transaction"). Pursuant to the Transaction, Merger Sub will be merged with and into Company and each outstanding share of the common stock, par value $0.01 per share, of Company ("Company Common Stock"), other than shares of Company Common Stock held in treasury or owned by subsidiaries of the Company, will be converted into the right to receive a fraction of a share of the common stock, par value $0.01 per share, of Parent ("Parent Common Stock") equal to the quotient ("Exchange Ratio") determined by dividing $56.00 by the Parent Share Value and rounding to the nearest ten-thousandth of a share; provided that, (x) if the Parent Share Value is equal to or greater than $133.10, the Exchange Ratio shall equal 0.4207, and (y) if the Parent Share Value is equal to or less than $108.90, the Exchange Ratio shall equal 0.5142, such number of shares so issuable, the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement. Capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Agreement.

                You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock of the Consideration to be paid to such holders in the Transaction.

                In connection with this opinion, we have:

    (i)
    Reviewed the financial terms and conditions of a draft, dated June 20, 2008, of the Agreement;

    (ii)
    Analyzed certain publicly available historical business and financial information relating to Company and Parent;

    (iii)
    Reviewed various financial forecasts and other data relating to the business of Company and anticipated synergies from the Transaction, in each case provided to us by Company, and certain publicly available financial forecasts and other data relating to the business of Parent;

    (iv)
    Held discussions with members of the senior managements of Company and Parent with respect to the businesses and prospects of Company and Parent, respectively;

    (v)
    Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the businesses of Company and Parent, respectively;

    (vi)
    Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the businesses of Company and Parent, respectively;

    (vii)
    Reviewed historical stock prices and trading volumes of Company Common Stock and Parent Common Stock; and

    (viii)
    Conducted such other financial studies, analyses and investigations as we deemed appropriate.

                We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Company or Parent or concerning the solvency or fair value of Company or Parent, and we have not been furnished with such valuation or appraisal. With respect to the financial forecasts and anticipated synergies referred to above provided by Company, we have assumed, with the consent of Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Company as to the future financial performance of Company and the combined company. With respect to the publicly available financial forecasts referred to above relating to Parent, we have been advised by Parent and have assumed, with the consent of Company, that they are a reasonable basis upon which to evaluate the future financial performance of Parent, and are appropriate for us to utilize in our analyses. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. In addition, we express no view as to the timing with respect to, or value of the ultimate award, if any, with respect to, outcome or settlement of, the dispute pending between the Company and the government of Mexico and at the Company's direction have not included it in our valuation of the Company.

                Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which shares of Company Common Stock or Parent Common Stock may trade at any time subsequent to the announcement of the Transaction.

                In rendering our opinion, we have assumed, with your consent, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with your consent, that obtaining the necessary regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Company, Parent or the combined company. We further have assumed that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects of the Transaction (other than the Consideration to the extent expressly specified herein). In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

                Lazard Frères & Co. LLC is acting as financial advisor to Company in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We may have in the past provided, and may currently and in the future provide, investment banking services to Company and Parent other than in connection with the Transaction, for which we have received and may receive customary fees. In addition, in the ordinary course of their respective

D-2

businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade securities of Company and/or the securities of Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by the Opinion Committee of Lazard Frères & Co. LLC.

                In rendering our opinion, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with Company, nor were we requested to consider, and our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by Company to engage in the Transaction.

                Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Company and our opinion is rendered to the Board of Directors of Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

                Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,
LAZARD FRÈRES & CO. LLC
By:	/s/ RICK STEARNS Managing Director

D-3

Annex E

[LETTERHEAD OF J.P. MORGAN SECURITIES, INC.]

June 21, 2008

The Board of Directors
Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, Illinois 60154

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the "Company Common Stock"), of Corn Products International, Inc., a Delaware corporation (the "Company") of the Exchange Ratio (as defined below) in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of Bunge Limited, an exempted limited liability company organized and existing under the laws of Bermuda (the "Parent"). Pursuant to the Agreement and Plan of Merger and Reorganization dated as of June 21, 2008 (the "Agreement"), among the Company, the Parent and a subsidiary of the Parent, the Company will become a wholly-owned subsidiary of the Parent, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Parent or any direct or indirect wholly-owned subsidiary of the Parent, will be converted into the right to receive a number of shares of the Parent's common stock, par value $0.01 per share (the "Parent Common Stock"), equal to the Exchange Ratio, which is defined in the Agreement as quotient determined by dividing $56.00 by the Parent Share Value (as defined in the Agreement) and rounding to the nearest ten-thousandth of a share; provided, that (x) if the Parent Share Value is equal to or greater than $133.10, the Exchange Ratio shall equal 0.4207, and (y) if the Parent Share Value is equal to or less than $108.90, the Exchange Ratio shall equal 0.5142.

In arriving at our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Parent and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions we deemed relevant; (iv) compared the financial and operating performance of the Company and the Parent with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Parent Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business and certain publicly available financial forecasts relating to the business of the Parent; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Parent with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Parent, the financial condition and future prospects and operations of the Company and the Parent, the effects of the Transaction on the financial condition and future prospects of the Company and the Parent, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Parent or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us by the Company or derived therefrom, we have assumed, with the consent of the

Company, that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. With respect to the publicly available financial forecasts referred to above relating to Parent, we have assumed, with the consent of the Company, and have been advised by the Parent that such forecasts are a reasonable basis upon which to evaluate the future financial performance of the Parent and are appropriate to use in our analysis. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Parent in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis, and that the Company will have no exposure under any indemnification obligations contained within the Agreement or the related agreements in any amount material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Parent or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of the Transaction to, or any consideration to be received by, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio applicable to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Parent Common Stock will trade at any future time.

In addition, we were not requested to and did not provide advice concerning the structure, the specific Exchange Ratio, or any other aspects of the Transaction, or to provide services other than the delivery of this opinion. We were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction. We also note that we did not participate in negotiations with respect to the terms of the Transaction or any related transactions.

We will receive a fee from the Company for the delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Parent, for which we and such affiliates have received customary compensation. Such services during such period have included acting (i) as administrative agent in connection with the Parent's credit facilities in October 2007; (ii) as administrative agent in connection with the Parent's credit facility in September 2007; and (iii) as joint bookrunner on the Parent's offering of its debt securities in March 2007. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Parent, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Parent for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

E-2

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,
/s/ J.P. MORGAN SECURITIES INC.
J.P. MORGAN SECURITIES INC.

E-3

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        The Bunge Bye-laws provide that the directors, secretary and other officers of Bunge, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of Bunge from and against all actions, costs, charges, losses, damages and expenses which they incur or sustain as a result of execution of their duty, or supposed duty. None of such officers and directors shall be answerable for the acts, receipts, neglects or defaults of other directors or officers with which they were joined for the sake of conformity, or for any bankers or other persons with whom money or effects belonging to the company are lodged for safekeeping. Such indemnity shall not extend to any matter in respect of fraud or dishonesty.

        The directors and officers of Bunge are insured under a policy of directors' and officers' liability insurance.

Item 21.    Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit Number		Description
2.1		Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc., as amended (included in Annex A to the joint proxy statement/prospectus which is part of this registration statement).
5.1		Opinion of Conyers Dill & Pearman regarding the legality of the securities being issued.
8.1		Opinion of Shearman & Sterling LLP regarding material U.S. federal income tax consequences relating to the merger.
8.2		Opinion of Sidley Austin LLP regarding material U.S. federal income tax consequences relating to the merger.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of KPMG LLP.
23.3		Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.4		Consent of Shearman & Sterling LLP (included in Exhibit 8.1).
23.5		Consent of Sidley Austin LLP (included in Exhibit 8.2).
24.1	†	Power of Attorney.
99.1		Form of Proxy Card of Bunge Limited.
99.2		Form of Proxy Card of Corn Products International, Inc.
99.3		Consent of Credit Suisse Securities (USA) LLC.
99.4		Consent of Morgan Stanley & Co. Incorporated.
99.5		Consent of Lazard Frères & Co. LLC.
99.6		Consent of J.P. Morgan Securities, Inc.
99.7	†	Consent of Samuel C. Scott III.

†
Previously filed.

(b)    Financial statement schedules

        Not applicable.

(c)    Reports, opinions or appraisals

        Opinions of Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Lazard Frères & Co. LLC and J.P. Morgan Securities, Inc. (attached as Annexes B, C, D and E, respectively, to the joint proxy statement/prospectus filed as part of this registration statement).

Item 22.    Undertakings

        (1)   The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (5)   The Registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (4) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (7)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (8)   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (9)   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 22nd day of September, 2008.

BUNGE LIMITED
By:	/s/ JACQUALYN A. FOUSE
	Name:	Jacqualyn A. Fouse
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
* Alberto Weisser	Chief Executive Officer and Chairman of the Board of Directors	September 22, 2008
/s/ JACQUALYN A. FOUSE Jacqualyn A. Fouse	Chief Financial Officer	September 22, 2008
* Karen Roebuck	Controller and Principal Accounting Officer	September 22, 2008
* Jorge Born, Jr.	Deputy Chairman and Director	September 22, 2008
* Ernest G. Bachrach	Director	September 22, 2008
* Enrique H. Boilini	Director	September 22, 2008
* Michael H. Bulkin	Director	September 22, 2008
* Octavio Caraballo	Director	September 22, 2008

* Francis Coppinger	Director	September 22, 2008
* Bernard de La Tour d'Auvergne Lauraguais	Director	September 22, 2008
* William Engels	Director	September 22, 2008
* L. Patrick Lupo	Director	September 22, 2008
* Larry G. Pillard	Director	September 22, 2008
* Bunge Limited, U.S. Office By: Alberto Weisser Chief Executive Officer	Authorized Representative in the United States	September 22, 2008
*By:	/s/ JACQUALYN A. FOUSE Jacqualyn A. Fouse	Attorney-in-Fact	September 22, 2008

EXHIBIT INDEX

Exhibit Number		Description
2.1		Agreement and Plan of Merger and Reorganization, dated as of June 21, 2008, among Bunge Limited, Bleecker Acquisition Corp. and Corn Products International, Inc., as amended (included in Annex A to the joint proxy statement/prospectus which is part of this registration statement).
5.1		Opinion of Conyers Dill & Pearman regarding the legality of the securities being issued.
8.1		Opinion of Shearman & Sterling LLP regarding material U.S. federal income tax consequences relating to the merger.
8.2		Opinion of Sidley Austin LLP regarding material U.S. federal income tax consequences relating to the merger.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of KPMG LLP.
23.3		Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.4		Consent of Shearman & Sterling LLP (included in Exhibit 8.1).
23.5		Consent of Sidley Austin LLP (included in Exhibit 8.2).
24.1	†	Power of Attorney.
99.1		Form of Proxy Card of Bunge Limited.
99.2		Form of Proxy Card of Corn Products International, Inc.
99.3		Consent of Credit Suisse Securities (USA) LLC.
99.4		Consent of Morgan Stanley & Co. Incorporated.
99.5		Consent of Lazard Frères & Co. LLC.
99.6		Consent of J.P. Morgan Securities, Inc.
99.7	†	Consent of Samuel C. Scott III.

†
Previously filed.

QuickLinks

BUNGE LIMITED NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER , 2008
CORN PRODUCTS INTERNATIONAL, INC. NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER , 2008
REFERENCES TO ADDITIONAL INFORMATION
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
General
The Bunge Special General Meeting
The Corn Products Special Meeting
The Merger Agreement
Market Prices and Dividend Information
Comparative Per Share Information
Selected Historical Consolidated Financial Data of Bunge Limited
Selected Historical Consolidated Financial Data of Corn Products International, Inc.
Selected Unaudited Pro Forma Condensed Consolidated Financial Information
RISK FACTORS
Risks Related to the Merger
Risks Related to the Combined Company
THE BUNGE SPECIAL GENERAL MEETING
Date, Time and Place
Purpose of the Special Meeting
Record Date; Shares Entitled to Vote; Quorum
Vote Required
Shares Owned by Bunge Directors and Executive Officers
Voting of Proxies
Revocability of Proxies
Solicitation of Proxies
THE CORN PRODUCTS SPECIAL MEETING
Date, Time and Place
Purpose of the Special Meeting
Record Date; Shares Entitled to Vote; Quorum
Vote Required
Shares Owned by Corn Products Directors and Executive Officers
Voting of Proxies
Revocability of Proxies
Solicitation of Proxies
THE COMPANIES
Bunge
Corn Products
THE MERGER
General
Background to the Merger
Bunge's Reasons for the Merger and Recommendation of the Bunge Board of Directors
Corn Products' Reasons for the Merger and Recommendation of the Corn Products Board of Directors
Opinions of Bunge's Financial Advisors
Opinions of Corn Products' Financial Advisors
Interests of Corn Products Directors and Executive Officers in the Merger
Merger Consideration
Ownership of Bunge Following the Merger
Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares
Effective Time of the Merger
Stock Exchange Listing of Bunge Common Shares
Delisting and Deregistration of Corn Products Common Stock
Material United States Federal Income Tax Consequences of the Merger and the Ownership of Bunge Common Shares Received by Corn Products Stockholders
Regulatory Matters
Dissenters' Rights
Corn Products Employee Benefits Matters
Effect on Awards Outstanding Under Corn Products Stock Incentive Plan
Resale of Bunge Common Shares
CERTAIN LITIGATION
THE MERGER AGREEMENT
Conditions to the Completion of the Merger
No Solicitation
Termination of the Merger Agreement
Payment of Certain Fees and Expenses
Conduct of Business Pending the Merger
Representations and Warranties
Additional Terms
Certificate of Incorporation and Bylaws of the Surviving Corporation; Appointment of Additional Bunge Director
Amendment; Extension and Waiver
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2007
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2008
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2008
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
ACCOUNTING TREATMENT
COMPARATIVE STOCK PRICES AND DIVIDENDS
DESCRIPTION OF BUNGE CAPITAL STOCK
COMPARISON OF RIGHTS OF COMMON SHAREHOLDERS OF BUNGE AND COMMON STOCKHOLDERS OF CORN PRODUCTS
Summary of Material Differences Between the Rights of Bunge Shareholders and Corn Products Stockholders
LEGAL MATTERS
EXPERTS
OTHER MATTERS
FUTURE BUNGE SHAREHOLDER PROPOSALS
FUTURE CORN PRODUCTS STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
  Annex A
  EXECUTION COPY
EXHIBITS
ARTICLE I DEFINITIONS
ARTICLE II THE MERGER
ARTICLE III DELIVERY OF PARENT COMMON SHARES
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER
ARTICLE VII
ADDITIONAL AGREEMENTS
ARTICLE VIII CONDITIONS TO THE MERGER
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER
ARTICLE X GENERAL PROVISIONS
AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
  Annex B
[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]
  Annex C
[LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]
  Annex D
[LETTERHEAD OF LAZARD FRÈRES & CO. LLC]
  Annex E
[LETTERHEAD OF J.P. MORGAN SECURITIES, INC.]
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
EXHIBIT INDEX